Exhibit 10.8

$360,000,000

CREDIT AGREEMENT

Dated as of November 30, 2010

among

CCA CLUB OPERATIONS HOLDINGS, LLC
as Holdings

CLUBCORP CLUB OPERATIONS, INC.
as Borrower

CITICORP NORTH AMERICA, INC.
as Administrative Agent, Swing Line Lender and L/C Issuer

THE OTHER LENDERS PARTY HERETO

CITIGROUP GLOBAL MARKETS INC.
as Sole Arranger and Sole Bookrunner

i

(continued)

(continued)

(continued)

SCHEDULES

Schedule I	Accounting Periods
Schedule II	Administrative Agent’s Office
Schedule III	Excluded Subsidiaries
Schedule IV	Ground Leases
Schedule V	Guarantors
Schedule VI	Surviving Indebtedness
Schedule VII	Local Counsel
Schedule 2.01(a)	Term B Commitment
Schedule 2.01(b)	Revolving Credit Commitment
Schedule 2.03(l)	Letters of Credit Issued Prior to the Closing Date
Schedule 4.01(a)(v)	Mortgaged Property
Schedule 5.03(b)	Liquor Licenses
Schedule 5.07(b)	Real Property
Schedule 5.07(c)	Unrecorded Ground Leases
Schedule 5.10(a)	ERISA Plans
Schedule 5.10(c)	ERISA Events
Schedule 5.11	Subsidiaries
Schedule 6.17	Dormant Subsidiaries
Schedule 6.18	Post Closing Matters
Schedule 7.01(b)	Existing Liens
Schedule 7.02(e)	Existing Investments
Schedule 7.02(p)	Existing Joint Venture Investments
Schedule 7.03(c)	Existing Indebtedness
Schedule 7.09	Burdensome Agreements
Schedule 10.02	Notices

EXHIBITS

A	Form of Committed Loan Notice
B	Form of Swing Line Loan Notice
C-1	Form of Term Note
C-2	Form of Revolving Credit Note
D	Form of Compliance Certificate
E	Form of Assignment and Assumption
F	Form of Guaranty and Security Agreement
G	Form of Joinder Agreement
H	Form of Administrative Questionnaire
I-1	Tax Status Certificate (For Non-U.S. Lenders that are not Partnerships For U.S. Federal Income Tax Purposes)
I-2	Tax Status Certificate (For Non-U.S. Lenders that are Partnerships For U.S. Federal Income Tax Purposes)
I-3	Tax Status Certificate (For Non-U.S. Participants that are not Partnerships For U.S. Federal Income Tax Purposes)
I-4	Tax Status Certificate (For Non-U.S. Participants that are Partnerships For U.S. Federal Income Tax Purposes)
J	Form of Affiliated Lender Assignment and Assumption

CREDIT AGREEMENT

This CREDIT AGREEMENT (this “Agreement”) is entered into as of November 30, 2010, among CCA CLUB OPERATIONS HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), CLUBCORP CLUB OPERATIONS, INC., a Delaware corporation (together with any successors or assigns expressly permitted under Section 7.04 and Section 10.07, the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”) and CITICORP NORTH AMERICA, INC., as Administrative Agent, Swing Line Lender and L/C Issuer.

PRELIMINARY STATEMENTS

The Borrower has requested that (a) on the Closing Date, the Term B Lenders make Term B Loans to the Borrower in an aggregate principal amount not to exceed $310,000,000 to satisfy certain Existing Indebtedness (as defined below) of Affiliates of the Borrower and terminate the commitments thereunder and (b) from time to time, the Revolving Credit Lenders lend to the Borrower and the L/C Issuer issue Letters of Credit for the account of the Restricted Subsidiaries under a $50,000,000 Revolving Credit Facility.

The applicable Lenders have indicated their willingness to lend and the L/C Issuer has indicated its willingness to so issue Letters of Credit, in each case, on the terms and subject to the conditions set forth in this Agreement.

In consideration of the mutual covenants and agreements contained in this Agreement, the parties hereto covenant and agree as follows:

ARTICLE 1

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01.          Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Accepting Lender” has the meaning specified in Section 2.05(b)(vii).

“Accounting Period” means each of the periods during the Borrower’s Fiscal Year that constitutes a separate accounting period, as more particularly identified in Schedule I.

“Administrative Agent” means Citicorp North America, Inc., in its capacity as administrative agent under any of the Loan Documents, or any permitted successor administrative agent pursuant to Section 9.06.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule II or such other address or account as the Administrative Agent may from time to time notify in writing to the Borrower, the Lenders and the L/C Issuers.

“Administrative Questionnaire” means an Administrative Questionnaire substantially in the form of Exhibit H.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have corresponding meanings.

“Affiliated Lender” shall mean a Lender that is (a) the Sponsor or Affiliate of the Sponsor or (b) an Affiliate of any Loan Party (excluding, in each case, Holdings and any of its Subsidiaries).

“Affiliated Lender Assignment and Assumption Agreement” has the meaning specified in Section 10.07(i)(B).

“Agent-Related Person” means the Administrative Agent and any Supplemental Administrative Agent, together with their respective Affiliates, and the officers, directors, employees, advisors, agents and attorneys-in-fact of such Persons and Affiliates.

“Agents” means, collectively, the Administrative Agent and the Supplemental Administrative Agents (if any).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement.

“Applicable Rate” means a percentage per annum equal to:

(a)           with respect to Term B Loans, (i) for Eurodollar Rate Loans, 4.50% and (ii) for Base Rate Loans, 3.50%; and

(b)           with respect to the Revolving Credit Loans, unused Revolving Credit Commitments and Letter of Credit fees, (i) for Eurodollar Rate Loans, 4.50%, (ii) for Base Rate Loans, 3.50%, (iii) for Letter of Credit fees, 4.50% and (iv) for Revolving Credit Commitment Fees, the following percentages per annum, based upon the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02:

Revolving Credit Commitment Fee Rate

Pricing Level	Total Leverage Ratio	Revolving Credit Commitment Fee Rate
1	> 3.00:1.00	0.75%
2	< 3.00:1.00	0.50%

Any increase or decrease in the Applicable Rate resulting from a change in the Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02; provided that at the option of the Administrative Agent or the Required Revolving Lenders, Pricing Level 1 shall apply (x) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply) and (y) as of the first Business Day after a Default or Event of Default shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Default or Event of Default is cured or waived (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply); provided, further, that prior to delivery of the Compliance Certificate with respect to the first Fiscal Quarter beginning after the Closing Date, Pricing Level 1 shall apply.

In the event that the Administrative Agent or the Borrower determine that any financial statements previously delivered were incorrect or inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Rate for any period (an “Applicable Period”) than the Applicable Rate applied for such Applicable Period, then (i) the Borrower shall as soon as practicable deliver to the Administrative Agent the corrected financial statements for such Applicable Period, (ii) the Applicable Rate shall be determined as if the Pricing Level for such higher Applicable Rate were applicable for such Applicable Period, and (iii) the Borrower shall within three (3) Business Days of demand thereof by the Administrative Agent pay to the Administrative Agent the accrued additional amount owing as a result of such increased Applicable Rate for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with this Agreement.  This paragraph shall not limit the rights of the Administrative Agent and Lenders with respect to Section 2.08 and Article 8.

“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders and (c) with respect to the Swing Line Facility, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.

“Approved Deposit Account” means a Deposit Account that is the subject of an effective Deposit Account Control Agreement and that is maintained by any Loan Party with a Deposit Account Bank.  “Approved Deposit Account” includes all monies on deposit in a Deposit Account and all certificates and instruments, if any, representing or evidencing such Deposit Account.

“Approved Domestic Bank” has the meaning specified in clause (c) of the definition of “Cash Equivalents.”

“Approved Fund” means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Approved Securities Intermediary” means a “securities intermediary” or “commodity intermediary” (as such terms are defined in the UCC) selected or approved by the Administrative Agent.

“Arranger” means Citigroup Global Markets Inc. in its capacity as sole arranger and sole bookrunner for the Facilities.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E or in another form reasonably acceptable to the Administrative Agent.

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease or in respect of a Sale and Leaseback Transaction of any Person, the present value at the time of determination of the obligation of the lessee for net rental payments during the remaining term of such Capitalized Lease or the Lease included in such Sale and Leaseback Transaction, as applicable, including any period for which such Lease has been extended or may, at the option of the lessor, be extended.  Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Auto-Renewal Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Available Amount” means, on any date of determination (the “Reference Date”), the sum of (without duplication):

(a)           $40,000,000; plus

(b)           Eligible Equity Proceeds (excluding an amount equal to the aggregate Equity Contribution) to the extent that such Eligible Equity Proceeds (i) are used within 90 days after the date on which such Eligible Equity Proceeds were received by the Borrower and (ii) are Not Otherwise Applied; plus

(c)           solely to the extent that the Total Leverage Ratio of Holdings and its Restricted Subsidiaries is less than 4.75:1.00 (after giving effect to the proposed (A) Restricted Payment made using the Available Amount pursuant to Section 7.06(d), (B) Investment made using the Available Amount pursuant to Section 7.02(h)(i) or Section 7.02(l) or (C) prepayment made using the Available Amount pursuant to Section 7.13(a), as applicable), the sum of (i) 50% of Excess Cash Flow for each Fiscal Year of the Borrower accrued during the period (treated as one accounting period) commencing with the Fiscal Year of the Borrower ended December 27, 2011 and ending with the most recent Fiscal Year of the Borrower for which financial statements of the Borrower have been delivered in accordance with Section 6.01 plus (ii) to the extent not included in the foregoing sub clauses of this clause (c), the aggregate amount of cash Returns to any Restricted Subsidiary in respect of Investments made pursuant to Section 7.02(l);

(d)           minus the aggregate amount of (A) Restricted Payments made using the Available Amount pursuant to Section 7.06(d), (B) Investments made using the Available Amount pursuant to Section 7.02(h)(i) and Section 7.02(l) and (C) prepayments made using the Available Amount pursuant to Section 7.13(a) during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date (without taking account of the intended usage of the Available Amount on such Reference Date).

“Bankruptcy Proceedings” has the meaning specified in Section 10.07(i)(iv).

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) 2.50% and (b) the rate of interest per annum determined from time to time by the Administrative Agent as its “prime rate” in effect at its principal office in New York City and (c) the Eurodollar Rate applicable for an Interest Period of one month beginning on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%.  The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such determined rate.  Any change in the Base Rate due to a change in the Federal Funds Rate or such “prime rate” shall be effective as of the opening of business on the effective day of such change in the Federal Funds Rate or “prime rate”, as the case may be.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing, a Term Borrowing, or a New Term Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in when used in relation to the Borrower, the state where the Administrative Agent’s Office is located, and if such day relates to any interest rate settings as to a Eurodollar Rate Loan, any fundings, disbursements, settlements and payments in respect of any such Eurodollar Rate Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market.

“Capital Expenditures” means, for any Person for any period, the aggregate of amounts that would be reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person, excluding interest capitalized during construction.

“Capitalized Lease Obligation” means, for any Person at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at that time be required to be capitalized on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases on a balance sheet of the lessee.

“Cash Collateral Account” means any Deposit Account or Securities Account that is (a) established by the Administrative Agent from time to time in its sole discretion to receive cash and Cash Equivalents (or purchase cash or Cash Equivalents with funds received) from Holdings and its Restricted Subsidiaries or Persons acting on their behalf pursuant to the Loan Documents, (b) with such depositaries and securities intermediaries as the Administrative Agent may determine in its sole discretion, (c) in the name of the Administrative Agent (although such account may also have words referring to the Borrower and the account’s purpose), (d) under the control of the Administrative Agent and (e) in the case of a Securities Account, with respect to which the Administrative Agent shall be the Entitlement Holder and the only Person authorized to give Entitlement Orders with respect thereto.

“Cash Collateralize” means, in respect of an obligation, to provide and pledge (as a first priority perfected security interest) to the Administrative Agent (for the benefit of the Lenders and/or, if applicable, the L/C Issuer) cash or deposit account balances as cash collateral in Dollars, in deposit accounts at a location designated by the Administrative Agent and under the sole dominion and control of the Administrative Agent pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and, if applicable, the L/C Issuer (which documents are hereby consented to by the Lenders).  “Cash Collateralization” has a corresponding meaning.

“Cash Equivalents” means any of the following types of Investments, to the extent owned free and clear of all Liens (other than Liens permitted pursuant to any Loan Document):

(a)           readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof, having maturities of not more than one year from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;

(b)           direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States (including any agency or instrumentality thereof) the long-term debt of which is rated A-3 or higher by Moody’s and A- or higher by S&P (or rated the equivalent by at least one nationally recognized statistical rating organization) and having maturities of not more than six months after the date of acquisition;

(c)           time deposits with, or insured certificates or deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof, the District of Columbia or the Commonwealth of Puerto Rico and is a member of the Federal Reserve System and (ii) has combined capital and surplus of at least $5,000,000,000 or whose commercial paper rating is at least A-1 by S&P and P-1 by Moody’s (any such bank being an “Approved Domestic Bank”), in each case with maturities of not more than one year from the date of acquisition thereof;

(d)           commercial paper and variable or fixed rate notes issued by or guaranteed by a domestic corporation (other than a commercial bank or financial institution) rated “A-1” (or the equivalent thereof) or better by S&P or “P-1” (or the equivalent thereof) or better by Moody’s, in each case with maturities of not more than one year from the date of acquisition thereof; and

(e)           Investments, classified in accordance with GAAP as current assets of Holdings or any Restricted Subsidiary, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions having capital of at least $5,000,000,000, and the portfolios of which are limited such that 95% of such investments are of the character, quality and maturity described in clauses (a), (b), (c) and (d) of this definition of “Cash Equivalents”.

“Cash Management Obligations” means obligations owed by Holdings or any Restricted Subsidiary to any Lender or any Affiliate of a Lender in respect of any overdraft and liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds or in respect of any credit card or similar services.

“Casualty Event” means any event that gives rise to the receipt by any Person of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980.

“CERCLIS” means the Comprehensive Environmental Response, Compensation, and Liability Information System maintained by the US Environmental Protection Agency.

“Change of Control” means the earliest to occur of

(a)           at any time prior to a Qualifying IPO, the Permitted Holders cease to, directly or indirectly, beneficially own (within the meaning of Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934, or any successor provision) Equity Interests representing more than 50% of the total voting power for the election of directors of Holdings;

(b)           at any time on or after a Qualifying IPO, (i) any Person or Persons (in each case, other than any Permitted Holder and any employee benefit plan of Holdings or any Restricted Subsidiary, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) that together constitute a “group” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) shall become the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of more than the greater of (x) thirty-five percent (35%) of the total voting power of all of the outstanding Equity Interests of Holdings for the election of the directors of Holdings and (y) the percentage of the total voting power of all of the outstanding Equity Interests of Holdings for the election of directors of Holdings owned, directly or indirectly, beneficially by the Permitted Holders, and (ii) during any period of twelve (12) consecutive months, the board of directors of Holdings shall cease to consist of a majority of the Continuing Directors;

(c)           the Borrower ceasing to be a directly or indirectly wholly owned Restricted Subsidiary of Holdings; or

(d)           any “Change of Control” (or any comparable term) in any documentation pertaining to any Material Indebtedness, the effect of which is to cause, or to permit the holders or holders of such Material Indebtedness to cause, with the giving of notice if required, such Material Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Material Indebtedness to be made, prior to the stated maturity of such Material Indebtedness.

“Claim” has the meaning specified in Section 10.07(i)(iv).

“Class” (a) when used with respect to Lenders, refers to whether such Lenders are Revolving Credit Lenders, Term B Lenders or New Term Lenders, (b) when used with respect to Commitments, refers to whether such Commitments are Revolving Credit Commitments, Term B Commitments or New Term Commitments and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Credit Loans or Term Loans, in each case, under this Agreement as originally in effect or pursuant to Section 2.14 or 2.15, of which such Loan, Borrowing or Commitment shall be a part.

“Closing Date” means [                ], 2010 or, if later, the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 4.01.

“Code” means the US Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all of the “Collateral” referred to in the Collateral Documents and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be or become subject to Liens in favor of the Administrative Agent, for the benefit of the Secured Parties pursuant to the Collateral Documents in order to secure the Secured Obligations.

“Collateral Documents” means, collectively, the Guaranty and Security Agreement, each Intellectual Property Security Agreement, the Mortgages, the Deposit Account Control Agreements, the Securities Account Control Agreements and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties as security for the Secured Obligations, including collateral assignments, security agreements, pledge agreements or other similar agreements and supplements thereto delivered to the Administrative Agent and the Secured Parties pursuant to Sections 4.01, 6.12 and 6.18.

“Commitment” means a Term Commitment or a Revolving Credit Commitment, as the context may require.

“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other or (d) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Commodity Account” has the meaning given to such term in the UCC.

“Company Materials” has the meaning specified in Section 6.02.

“Compensation Period” has the meaning specified in Section 2.12(c)(ii).

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Consolidated” or “consolidated” means, unless otherwise expressly indicated, the consolidation of accounts of Holdings and its Subsidiaries (excluding all Unrestricted Subsidiaries) in accordance with GAAP.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(a)           increased, without duplication, by:

(i)            provision for taxes based on income or profits or capital, including, without limitation, state, franchise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

(ii)           total interest expense of such Person for such period (including (A) net losses or Hedging Obligations or other derivative instruments that are permitted pursuant to Section 7.03(h) and entered into for the purpose of hedging interest rate risk and (B) costs of surety bonds in connection with financing activities, in each case, to the extent included in total interest expense), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clause (a) thereof, in each case, to the extent the same was deducted (and not added back) in calculating such Consolidated Net Income; plus

(iii)          Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(iv)          any expenses or charges (other than depreciation or amortization expense) related to any issuance of Equity Interests, Investment permitted pursuant to Section 7.02, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred pursuant to Section 7.03 (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Facilities and the Senior Notes and (ii) any amendment or other modification of the Facilities or the Senior Notes, and, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(v)           the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Closing Date and costs related to the closure and/or consolidation of facilities in an amount not to exceed (A) $500,000 in connection with any single acquisition, closure or consolidation and (B) $1,000,000 in the aggregate since the Closing Date; plus

(vi)          any other non-cash charges, including any write offs or write downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(vii)         the amount of any non-controlling interest income or expense consisting of Subsidiary income or loss attributable to non-controlling equity interests of third parties in any non-wholly owned Restricted Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(viii)        the amount of management, monitoring, consulting and advisory fees and related expenses paid in such period to the Sponsor pursuant to Section 7.08(d); plus

(ix)           the amount of net cost-savings projected by the management of the Borrower in good faith to be realized as a result of specified actions initiated or to be taken on or prior to the date that is 12 months after any acquisition, merger or operational change permitted under this Agreement (calculated on a Pro Forma Basis as though such cost-savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost-savings are reasonably identifiable and quantifiable, (B) no cost-savings shall be added pursuant to this clause (ix) to the extent duplicative of any expenses or charges relating to such cost-savings that are included in clause (v) above, and (z) the aggregate amount of cost-savings added pursuant to this clause (ix) shall not exceed (A) $3,000,000 in connection with any acquisition of a club and (B) $10,000,000 for any four consecutive quarter period on a Pro Forma Basis; plus

(x)            the amount of deferred revenue relating to Membership Deposit Liabilities that was written off in connection with the purchase of ClubCorp, Inc. by Fillmore CCA Holdings, Inc. on December 26, 2006 which, but for such write-off, would have been recognized as revenue in such period; plus

(xi)           any costs or expense incurred by Holdings or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with Eligible Equity Proceeds and solely to the extent that such Net Cash Proceeds are excluded from the calculation of the Available Amount; plus

(xii)          the amount of expenses relating to payments made to option holders of any direct or indirect parent company of the Borrower or any of its direct or indirect parent companies in connection with, or as a result of, any distribution being made to shareholders of such Person or its direct or indirect parent companies, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted under this Agreement; plus

(xiii)         fees and expenses of third parties retained by management of the Borrower in connection with preparing the Borrower to comply with the public filing requirements of the SEC and the Sarbanes-Oxley Act of 2002, as amended, and related rules and regulations, to the extent deducted in computing Consolidated Net Income; plus

(xiv)        any state or local property taxes, regulatory expenses or other charges directly resulting from (i) the reorganization Transactions described in the offering memorandum relating to the initial offering of the Senior Notes or (ii) the purchase of ClubCorp, Inc. by Fillmore CCA Holdings, Inc. on December 26, 2006; and

(b)           decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period;

provided that Consolidated EBITDA for the Fiscal Quarter ended on (i) September 7, 2010 shall be deemed to be $37,433,000, (ii) June 15, 2010 shall be deemed to be $41,876,000, (iii) March 23, 2010 shall be deemed to be $26,867,000 and (iv) December 29, 2009 shall be deemed to be $49,684,000.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(a)           consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (i) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, other than with respect to Indebtedness borrowed under the Facilities or the Senior Notes, (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit (including Letters of Credit) or bankers acceptances, (iii) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP, (iv) the interest component of Attributable Indebtedness, and (v) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (i) interest expense relating to Membership Deposit Liabilities, (ii) accretion or accrual of discounted liabilities not constituting Indebtedness, (iii) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting, (iv) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, and original issue discount with respect to Indebtedness under the Facilities,(v) any expensing of bridge, commitment and other financing fees and (vi) commissions, discounts, yield and other fees and charges (including any interest expense) related to any receivables facility); plus

(b)           consolidated capitalized interest (including interest with respect to Attributable Indebtedness as provided in the definition thereof) of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(c)           interest income for such period.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that without duplication:

(a)           any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses, severance, relocation costs and curtailments shall be excluded;

(b)           the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(c)           any after-tax effect of income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded;

(d)           any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to Dispositions other than in the ordinary course of business, as determined in good faith by the management of the Borrower, shall be excluded;

(e)           the Net Income for such period of any Person that is not a Subsidiary, or that is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Borrower shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

(f)            solely for the purpose of calculating the Excess Cash Flow for purposes of clause (c) of the definition of Available Amount, the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not, at the date of determination, wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, is otherwise restricted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that “Consolidated Net Income” of the Borrower will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to the Borrower or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(g)           effects of adjustments (including the effects of such adjustments pushed down to the Borrower and its Restricted Subsidiaries) in the property and equipment, software and other intangible assets, deferred revenue and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to any consummated acquisition after the Closing Date or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

(h)           any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded;

(i)            any impairment charge, asset write-off or write-down, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(j)            any (A) non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights and (B) income (loss) attributable to deferred compensation plans or trusts shall be excluded;

(k)           any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Disposition, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded;

(l)            accruals and reserves that are established, adjusted or changed as a result of the adoption or modification of accounting policies shall be excluded;

(m)          to the extent covered by insurance and actually reimbursed, expenses with respect to liability or casualty events or business interruption shall be excluded;

(n)           any net gain or loss resulting in such period from Hedging Obligations and the application of Financial Accounting Standards Codification No. 815—Derivatives and Hedging shall be excluded; and

(o)           any net gain or loss resulting in such period from currency transaction or translation gain or losses related to currency re-measurements (including any net loss or gain resulting from hedge agreements for currency exchange risk) shall be excluded.

“Consolidated Scheduled Funded Debt Payments” means, as of any date for the applicable period ending on such date with respect to Holdings and its Restricted Subsidiaries, the sum of all scheduled payments of principal on Consolidated Total Debt made during such period (including the implied principal component of payments made on Capitalized Leases during such period) as determined in accordance with GAAP.

“Consolidated Senior Secured Debt” means, as of any date of determination, the aggregate principal amount of Consolidated Total Debt (including the aggregate face amount of all drawn and undrawn letters of credit (including Letters of Credit) that collateralize, backstop or otherwise provide credit support therefor) outstanding on such date that is secured by a Lien on any asset or property of any Loan Party or that is collateralized, backstopped or otherwise provided credit support by letters of credit (including Letters of Credit), whether drawn or undrawn.

“Consolidated Total Debt” means, as of any date of determination, (a) the aggregate stated balance sheet amount of Indebtedness of Holdings and its Restricted Subsidiaries outstanding on such date of the types described in clauses (a), (b) (to the extent of any reimbursement obligation that is unpaid), (c), (d), and (f) of the definition of “Indebtedness” at such date of determination and (b) all Indebtedness of the type described in clause (h) of the definition of “Indebtedness” at such date of determination to the extent it relates to the foregoing types of Indebtedness, in each case, as determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with any Permitted Acquisition) minus the lesser of (x) the aggregate amount of unrestricted cash and Cash Equivalents (in each case, free and clear of all Liens other than nonconsensual Liens permitted under Section 7.01 and (y) $35,000,000.

“Consolidated Working Capital” means, as at any date of determination, the excess of Current Assets over Current Liabilities.

“Consolidated Working Capital Adjustment” means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period; provided that there shall be excluded the effect of reclassification during such period of current assets to long term assets and current liabilities to long term liabilities, the effect of any Disposition or acquisition during such period, and the application of purchase accounting.

“Continuing Directors” shall mean the directors (or managers) of Holdings on the Closing Date and each other director (or manager), if, in each case, such other directors’ or managers’ nomination for election to the board of directors (or board of managers) of Holdings is endorsed by a majority of the then-Continuing Directors.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning specified in the definition of “Affiliate.”

“Control Account” means a Securities Account or Commodity Account that is the subject of an effective Securities Account Control Agreement and that is maintained by any Loan Party with an Approved Securities Intermediary.  “Control Account” includes all Financial Assets held in a Securities Account or a Commodity Account and all certificates and instruments, if any, representing or evidencing the Financial Assets contained therein.

“Copyright Security Agreement” means the Copyright Security Agreement among the Borrower, the other grantors named therein and the Administrative Agent, dated as of the Closing Date.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Current Assets” means, at any time, the consolidated current assets (other than cash, deferred income taxes and Cash Equivalents) of Holdings and its Restricted Subsidiaries.

“Current Liabilities” means, at any time, the consolidated current liabilities of Holdings and its Restricted Subsidiaries at such time, but excluding, without duplication, (a) the current portion of any long-term Indebtedness, (b) the current portion of any Capitalized Leases and (c) the current portion of deferred income taxes.

“Debt Issuance” means the issuance or incurrence by Holdings or any Restricted Subsidiary of any Indebtedness of the type specified in clause (a) of the definition of “Indebtedness”.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, examinership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declining Lender” has the meaning specified in Section 2.05(b)(vii).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate applicable to Base Rate Loans that are Term Loans plus (c) 2.0% per annum; provided that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means, at any time, as determined by the Administrative Agent in its sole discretion acting in good faith, a Lender as to which the Administrative Agent has notified the Borrower that (i) such Lender has failed for three or more Business Days to comply with its obligations under this Agreement to make a Term Loan, Revolving Credit Loan, make a payment to the L/C Issuer in respect of an L/C Obligation and/or make a payment to the Swing Line Lender in respect of a Swing Line Loan (each a “Lender Funding Obligation”), (ii) such Lender has notified the Administrative Agent, or has stated publicly, that it will not comply with any such Lender Funding Obligation hereunder, or has defaulted on its Lender Funding Obligations under any other loan agreement or credit agreement or other similar agreement (absent a good faith dispute), (iii) such Lender has, for three or more Business Days, failed to confirm in writing to the Administrative Agent, in response to a written request of the Administrative Agent, that it will comply with its Lender Funding Obligations hereunder, or (iv) a Lender Insolvency Event has occurred and is continuing with respect to such Lender; provided that in the case of each of clauses (i) through (iv) (inclusive) above, neither the reallocation of Lender Funding Obligations provided for in Section 2.16 as a result of a Lender’s being a Defaulting Lender nor the performance by Non-Defaulting Lenders of such reallocated Lender Funding Obligations will by themselves cause the relevant Defaulting Lender to become a Non-Defaulting Lender).  The Administrative Agent will promptly send to all parties hereto a copy of any notice to the Borrower provided for in this definition.

“Deposit Account” has the meaning given to such term in the UCC.

“Deposit Account Bank” means a financial institution selected or approved by the Administrative Agent.

“Deposit Account Control Agreement” has the meaning specified in the Guaranty and Security Agreement.

“Disposition” or “Dispose” means the sale, transfer, license, Lease or other disposition of any property by any Person (including any Sale and Leaseback Transaction and any sale of Equity Interests, but excluding any issuance by such Person of its own Equity Interests), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Maturity Date of the Term B Loan Facility.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary of Holdings that is organized under the laws of the United States, any state thereof or the District of Columbia.

“Dormant Subsidiary” means each Non-Recourse Subsidiary listed on Schedule 6.17 on the Closing Date; provided that to the extent the Borrower elects to convert any such “Dormant Subsidiary” to a Restricted Subsidiary pursuant to Section 6.17, it shall cease to be a “Dormant Subsidiary”.

“DPO Agreement” means that certain letter agreement, dated as of November 9, 2010, among Citigroup Global Markets Realty Corp., Citicorp North America, Inc. and the “Borrower Parties” named therein.

“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; (d) an Affiliated Lender to the extent permitted under Section 10.07(i); and (e) any other Person (other than a natural person) approved by (i) the Administrative Agent, (ii) in the case of any assignment of a Revolving Credit Commitment, the L/C Issuer and the Swing Line Lender, and (iii) in the case of any assignment of a Revolving Credit Commitment, unless a Default or Event of Default has occurred and is continuing under Section 8.01(a), Section 8.01(f) or Section 8.01(g) or would result therefrom, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that under no circumstances shall Holdings or any of its Subsidiaries (including Unrestricted Subsidiaries) or any of their respective Affiliates be an Eligible Assignee.

“Eligible Equity Proceeds” means the Net Cash Proceeds received by Holdings or any direct or indirect parent thereof from any sale or issuance of any Equity Interests (other than Disqualified Equity Interests) or from any capital contributions in respect of Equity Interests (other than Disqualified Equity Interests) to the extent such Net Cash Proceeds or capital contributions are directly or indirectly contributed to, and actually received by, the Borrower as cash common equity (or, if only a portion thereof is so contributed and received, to the extent of such portion).

“Entitlement Holder” has the meaning given to such term in the UCC.

“Entitlement Order” has the meaning given to such term in the UCC.

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil and subsurface strata, and natural resources, such as wetlands, flora and fauna.

“Environmental Laws” means the common law and any and all applicable federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements, governmental restrictions or other legal requirements relating to pollution, the protection of the Environment or of public health (to the extent relating to exposure to Hazardous Materials) or the management, storage, treatment, transport, distribution or Release of any Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Holdings or any Restricted Subsidiary arising from, resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or Release of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Contribution” means investments in the form of cash common equity directly or indirectly in Holdings (or any parent company thereof) by the Sponsor that are contributed to the Borrower, together with the proceeds of the Resort Spin-Off received by the Borrower (or a Subsidiary Guarantor), in an aggregate amount that is not less than $425,000,000.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“Equity Issuance” means any issuance by any Person to any other Person that is not a Loan Party of (a) its Equity Interests, (b) any of its Equity Interests pursuant to the exercise of options or warrants, (c) any of its Equity Interests pursuant to the conversion of any debt securities to equity or (d) any options or warrants relating to its Equity Interests.  A Disposition of Equity Interests shall not be deemed to be an “Equity Issuance”.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code solely for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the incurrence by the Borrower or any ERISA Affiliate of any liability with respect to a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due, upon the Borrower or any ERISA Affiliate or (g) with respect to a Pension Plan, the failure to satisfy the minimum funding standard of Section 412 of the Code and Section 302 of ERISA, whether or not waived, or the failure to make any contribution to a Multiemployer Plan.

“Eurodollar Rate” means, for any Interest Period with respect to any Eurodollar Rate Loan, the greater of: (a) 1.50% per annum and (b) (i) the rate per annum equal to the rate appearing on Reuters Page LIBOR01 (or any successor or substitute page of such Reuters service, or if the Reuters service ceases to be available, any successor to or substitute for such service providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time in consultation with the Borrower, for purposes of providing quotations of interest rates applicable to deposits in Dollars in the London interbank market) for delivery on the first day of such Interest Period with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, or (ii) if the rate referenced in the preceding clause (i) is not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in immediately available funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by the Administrative Agent and with a term equivalent to such Interest Period would be offered by the Administrative Agent’s London branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two (2) Business Days prior to the first day of such Interest Period.

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the Eurodollar Rate.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, with respect to any Fiscal Year of the Borrower on a consolidated basis, an amount equal to

(a)           the sum, without duplication, of (i) Consolidated EBITDA for such period and the Consolidated Working Capital Adjustment for such period, minus

(b)           the sum, without duplication, of:

(i)            Capital Expenditures (to the extent not financed by the incurrence of Indebtedness or an Equity Issuance) made by Holdings or any Restricted Subsidiary during such period;

(ii)           cash payments made by Holdings or any Restricted Subsidiary to satisfy tax obligations during such period;

(iii)          cash interest expense of Holdings or any Restricted Subsidiary during such period;

(iv)          Consolidated Scheduled Funded Debt Payments of Holdings and its Restricted Subsidiaries (including the amount of any mandatory prepayment of Term Loans pursuant to Section 2.05(b)(ii) but excluding (A) all other prepayments of Term Loans and (B) all prepayments of Revolving Credit Loans and Swing Line Loans, except to the extent there is an equivalent permanent reduction in commitments thereunder, except in each case to the extent such prepayments are financed with the proceeds of Debt Issuances (excluding the Revolving Credit Facility and any revolving lines of credit) or Equity Issuances;

(v)           cash payments by Holdings and its Restricted Subsidiaries during such period in respect of long-term liabilities (other than Indebtedness) to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated EBITDA, except to the extent financed with the proceeds of Debt Issuances (excluding the Revolving Credit Facility and any revolving lines of credit) or Equity Issuances; and

(vi)          Investments (including Permitted Acquisitions) paid in cash by Holdings or any Restricted Subsidiary during such period to the extent permitted by Section 7.02, except to the extent financed with the proceeds of Debt Issuances (excluding the Revolving Credit Facility and any revolving lines of credit) or Equity Issuances.

“Excluded Assets” means, collectively:

(a)           any property or assets (including, without limitation, Liquor Licenses and other Permits, but excluding property and assets described in clause (b) of this definition of “Excluded Assets”) held by, or any contract entered into by, any Loan Party (other than contractual requirements entered into by a Loan Party to avoid guaranteeing or securing the Obligations) (i) that prohibits, or requires the consent, approval, license or authorization of any Person other than Holdings and its Affiliates as a condition to the creation by such Loan Party of a Lien on any right, title or interest in such property, asset, or contract or (ii) to the extent that any Law applicable thereto prohibits the creation of a Lien thereon, but only, with respect to the prohibitions in the foregoing sub clauses (i) and (ii), to the extent that, and for as long as, such prohibition or other applicable requirement is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Law and so long as such negative pledge is otherwise permitted under Section 7.09;

(b)           Equity Interests (i) constituting margin stock, (ii) in (A) any Subsidiary that is not a wholly-owned Subsidiary or (B) a Joint Venture, in each case, that is in existence on the Closing Date, if the granting of a security interest in such Equity Interests would (x) be prohibited by organizational or governance documents of such Subsidiary or Joint Venture, (y) require consents from any Person other than Holdings and its Affiliates and such consent has not been obtained, or (z) would trigger a termination pursuant to any “change of control” or similar provision in such documents, or (iii) that are voting Equity Interests in any Restricted Subsidiary described in clause (c) of the definition of Excluded Subsidiary in excess of 66% (or in the case of Promociones Turísticas Profesionales, S.A. de C.V., CG Inversiones, S.A. de C.V. and CCG Club de Golf, S.A. de C.V., 65%) of the voting Equity Interests in such Restricted Subsidiary;

(c)           any intellectual property to the extent that the attachment of the security interest thereto, or any assignment thereof, would result in the forfeiture, invalidation or unenforceability of the grantors’ rights in such property including, without limitation, any license pursuant to which grantor is licensee under terms which prohibit the granting of a security interest or under which granting such an interest would give rise to a breach or default by grantor, any Trademark (as defined in the Guaranty and Security Agreement) applications filed in the USPTO on the basis of such grantor’s “intent-to-use” such Trademark, unless and until acceptable evidence of use of such Trademark has been filed with the USPTO pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. 1051, et seq.), to the extent that granting a lien in such Trademark application prior to such filing would adversely affect the enforceability or validity of such Trademark application; and

(d)           assets and property set forth on Schedule 7.05(m); provided that if such assets and property have not been Disposed of by the date that is 90 days after the Closing Date (as such date may be extended by the Administrative Agent in its sole discretion), the Restricted Subsidiaries owning such assets and property shall comply with the requirements of Section 6.12 with respect to such assets and property until the time of their Disposition pursuant to Section 7.05(m).

Notwithstanding the foregoing, “Excluded Assets” shall not include any proceeds, products, substitutions or replacements of “Excluded Assets” unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Assets.

“Excluded Perfection Assets” means (a) any real property or real property interests (including leasehold interests) other than Material Real Property; (b) motor vehicles and other assets subject to certificates or title; (c) letter-of-credit rights (except to the extent constituting a supporting obligation for other Collateral as to which perfection of the security interest in such other Collateral is accomplished solely by the filing of a UCC financing statement); and (d) assets or property with respect to which, in the reasonable judgment of the Administrative Agent, the cost or other consequences of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom.

“Excluded Subsidiary” means (a) each Subsidiary listed on Schedule III; (b) any Subsidiary (other than any wholly-owned Subsidiary) in existence on the Closing Date that is prohibited by contractual requirements (other than contractual requirements entered into by such Subsidiary to avoid guaranteeing the Obligations) or applicable Law from guaranteeing the Obligations, in each case, for so long as such contractual requirements or applicable Law prevent the guarantee of the Obligations; (c) (i) any Foreign Subsidiary, (ii) any Domestic Subsidiary that is treated as a disregarded entity for U.S. federal income tax purposes and that has substantially no assets other than the Equity Interests of one or more Foreign Subsidiaries that are controlled foreign corporations within the meaning of Section 957 of the Code (“CFC”) or (iii) any Subsidiary for which the grant of a security interest in its property would reasonably be expected to cause material and adverse tax consequences to Holdings and its Restricted Subsidiaries; and (d) any Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent, the cost or other consequences of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom.

“Excluded Taxes” means, with respect to any Agent, any Lender (including any L/C Issuer) or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document,

(a)           any Taxes imposed on or measured by its overall net income (however denominated) Taxes imposed on it in lieu of net income taxes by a jurisdiction as a result of such recipient being organized or resident in, maintaining a Lending Office in, doing business in or having another present or former connection with, such jurisdiction (other than a business or connection deemed to arise solely by virtue of the Loan Documents or any of the transactions contemplated thereby);

(b)           any United States federal withholding tax that is imposed pursuant to any Law in effect at the time such recipient becomes a party to this Agreement, except to the extent such Lender’s assignor (if any) was entitled, immediately prior to the assignment to payments in respect of United States federal withholding tax under Section 3.01(a) or (c);

(c)           any Taxes attributable to a recipient’s failure or comply with Section 10.15(a) or (b); or

(d)           any United States federal withholding taxes under current Sections 1471 through 1474 of the Code, or any amended version or successor provision that is substantively comparable thereto, and, in each case, any regulations promulgated thereunder and any interpretation or other guidance issued in connection therewith.

“Existing Indebtedness” means the indebtedness of (i) Clubcorp Mortgage Borrower, LLC, Fillmore BC REIT Mortgage, LLC and Fillmore Homestead REIT Mortgage, LLC pursuant to that certain Loan Agreement, dated as of December 26, 2006, with Citigroup Global Markets Realty Corp. and (ii) Clubcorp Mezzanine Borrower, LLC, Fillmore BC REIT Mezzanine, LLC, Fillmore Homestead REIT Mezzanine, LLC pursuant to that certain Mezzanine Loan and Revolving Credit Facility, dated as of December 26, 2006, with Citigroup Global Markets Realty Corp.

“Facility” means the Term Loan Facility, the Revolving Credit Facility, the Swing Line Sublimit or the Letter of Credit Sublimit, as the context may require.

“Fair Market Value” means, with respect to any asset or group of assets at any date, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as determined in good faith by (a) the Borrower’s management, if the value of such asset or group of assets is less than or equal to $5,000,000, (b) the Board of Directors of the Borrower if the value of such asset or group of assets is more than $5,000,000 or (c) if such asset or group of assets shall have been the subject of a relatively contemporaneous appraisal by an independent third party appraiser, the basic assumptions underlying which have not materially changed since its date, the value set forth in such appraisal.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately  preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means any letter agreement from time to time in effect between any Agent and any Loan Party with respect to certain fees to be paid from time to time to such Agent in respect of the Facilities, together with such other terms and conditions in respect of the Facilities as may be agreed between the applicable Agent and such Loan Party or Loan Parties.

“Financial Asset” has the meaning given to such term in the UCC.

“Fiscal Quarter” means each of the following periods:  (i) The first (1st) through the third (3rd) Accounting Periods (inclusive) of any Fiscal Year; (ii) the fourth (4th) through the sixth (6th) Accounting Periods (inclusive) of any Fiscal Year; (ii) the seventh (7th) through the ninth (9th) Accounting Periods (inclusive) of any Fiscal Year; and (iv) the tenth (10th) through the thirteenth (13th) Accounting Periods (inclusive) of any Fiscal Year, with the exception of Fiscal Year 2013 which will include the tenth (10th) through the fourteenth (14th) Accounting Periods (inclusive).

“Fiscal Year” means the period of time commencing upon the first day of the first Accounting Period during any calendar year and ending on the last day of the last Accounting Period of such calendar year.

“Foreign Plan” means any employee pension benefit plan (other than a governmental plan or arrangement) which is maintained or contributed to by any Restricted Subsidiary primarily for their employees employed outside the United States and is subject to any Laws requiring contributions or other funding of benefits under such plan, including, without limitation, upon any termination, wind up or withdrawal with respect to such plan.

“Foreign Subsidiary” means any Subsidiary of Holdings that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” has the meaning specified in Section 10.07(g).

“Ground Lease” means each ground Lease, in existence on the Closing Date, listed on Schedule IV.

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or Lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, (a) Holdings and each of its Subsidiaries listed on Schedule V that, as of the Closing Date, shall have Guaranteed the Obligations of the Borrower pursuant to the Guaranty and Security Agreement and (b) each other Restricted Subsidiary of Holdings that shall be required to become a Guarantor pursuant to Section 6.12.

“Guaranty and Security Agreement” means the Guaranty and Security Agreement made by the Guarantors in favor of the Secured Parties, substantially in the form of Exhibit F, together with each supplement or joinder thereto in respect of the Obligations of the Borrower delivered pursuant to Section 6.12.

“Hazardous Materials” means all substances, materials, wastes, chemicals, pollutants, contaminants, constituents or compounds, in any form, regulated, or which can give rise to liability, under any Environmental Law, including petroleum or petroleum distillates, asbestos or asbestos-containing materials and polychlorinated biphenyls.

“Hedge Bank” means the counterparty to any Loan Party under a Secured Hedge Agreement.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under any interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies, in each case, to the extent permitted pursuant to Section 7.03(h).

“Holdings” has the meaning specified in the introductory paragraph to this Agreement.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Increased Amount Date” has the meaning specified in Section 2.14(a).

“Increased Revolving Credit Commitments” has the meaning specified in Section 2.14(a).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) the maximum amount of all letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person; (c) net obligations of such Person under any Swap Contract (it being understood that the amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date); (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business that are not overdue and liabilities associated with customer prepayments and deposits); (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (f) all Attributable Indebtedness; (g) all obligations of such Person in respect of Disqualified Equity Interests; and (h) all Guarantees of such Person in respect of any of the foregoing.

“Indemnified Liabilities” has the meaning specified in Section 10.05.

“Indemnitees” has the meaning specified in Section 10.05.

“Information” has the meaning specified in Section 10.08.

“Intellectual Property Security Agreement” means, collectively, the Patent Security Agreement, the Trademark Security Agreement and the Copyright Security Agreement, substantially in the forms attached to the Guaranty and Security Agreement together with each other intellectual property security agreement executed and delivered pursuant to Section 6.12 or the Guaranty and Security Agreement.

“Interest Coverage Ratio” means, as of the end of any Fiscal Quarter of the Borrower for the Test Period ending on such date, the ratio of (a) Consolidated EBITDA for such Test Period to (b) Consolidated Interest Expense for such Test Period.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, or with the consent of all relevant Lenders, nine or twelve months thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:

(a)           any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

(b)           any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)           no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs debt of the type referred to in clause (h) of the definition of “Indebtedness” set forth in this Section 1.01 in respect of such Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less any Returns in respect of such Investment.  For purposes of this definition, in the case of intercompany Investments resulting from cash management and concentration among Holdings and its Subsidiaries in the ordinary course of business consistent with past practice, the aggregate amount of such Investment made at any time by the Loan Parties in other Subsidiaries that are not Loan Parties shall be deemed to be the aggregate amount owed to the Loan Parties by such other Subsidiaries less the aggregate amount owed by the Loan Parties to such other Subsidiaries.

“IP Rights” has the meaning specified in Section 5.14.

“IRS” means the United States Internal Revenue Service.

“Joinder Agreement” means an agreement substantially in the form of Exhibit G.

“Joint Venture” means any Person in whom any Restricted Subsidiary beneficially owns any Equity Interest that is not a Subsidiary.

“Jurisdictional Requirements” has the meaning specified in Section 7.04(a).

“KSL” means KSL Capital Partners II GP, LLC.

“KSL Investment Vehicle” means any investment vehicle Controlled by or under common Control with KSL or its Affiliates.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” means Citicorp North America, Inc., in its capacity as issuer of Letters of Credit hereunder and each other Revolving Credit Lender reasonably acceptable to the Administrative Agent (such consent not to be unreasonably withheld or delayed) that has entered into an agreement (in form and substance satisfactory to the Administrative Agent and the Borrower) with the Administrative Agent to be bound by the terms applicable to an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including, without duplication, all L/C Borrowings.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Term Loan or any New Term Commitment.

“Laws” means, collectively, all applicable international, foreign, Federal, state, commonwealth and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lease” means any lease, license, letting, concession, occupancy agreement, or sublease to which any Restricted Subsidiary is granted a possessory interest in, or right to use or occupy all or any portion of any space in any real or personal property, and every modification or amendment thereof, excluding (i) short-term agreements in the ordinary course of business pursuant to which hotel rooms and facilities are made available to individual hotel guests and other customers and guests and (ii) Liquor License Arrangements.

“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes the L/C Issuer and the Swing Line Lender.

“Lender Funding Obligation” has the meaning specified in the definition of “Defaulting Lender.”

“Lender Insolvency Event” means that (i) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (ii) such Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Revolving Credit Lender or its Parent Company, or such Revolving Credit Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment; provided that a Lender-Insolvency Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interest in any Revolving Credit Lender or its Parent Company by a Governmental Authority or an instrumentality thereof.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter Agreement” means that certain letter agreement, dated November 9, 2010, among Citigroup Global Markets Inc., the “Company Parties” named therein and KSL Capital Partners Management II, LLC.

“Letter of Credit” means any letter of credit issued hereunder.  A Letter of Credit may be a commercial letter of credit (if available to be issued by the applicable L/C Issuer) or a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit substantially in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the scheduled Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Sublimit” means $30,000,000.  The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

“Liquor License Arrangement” means any license, concession or other agreement or arrangement by which any Person that holds a Liquor License is afforded one or more rights with respect to any one or more of properties in connection with the provision of alcohol thereon.

“Liquor Licenses” means collectively, the licenses set forth on Schedule 5.03(b) and each other license issued by a state or local agency.

“Loan” means an extension of credit by a Lender (x) to the Borrower in the form of a Term Loan or a New Term Loan and (y) to the Borrower in the form of a Revolving Credit Loan or a Swing Line Loan.

“Loan Documents” means, collectively, this Agreement, the Notes, the Guaranty and Security Agreement, any Fee Letter, the DPO Agreement, the Letter Agreement, the other Collateral Documents and each Letter of Credit Application.

“Loan Parties” means, collectively, Holdings, the Borrower and each Subsidiary Guarantor.

“Management Agreement” means that certain investment management agreement dated as of December 26, 2006 among KSL Advisors, LLC, Fillmore CCA Holdings I, LLC, Fillmore

CCA Holdings, Inc. and Clubcorp, Inc., as in effect on the Closing Date and as such investment management agreement may be amended, modified, supplemented, restated, replaced or substituted so long as such amendment, modification, supplement, restatement, replacement or substitution is in a manner not materially disadvantageous to the Lenders, when taken as a whole, as compared to the Management Agreement in effect on the Closing Date, as determined in the good faith judgment of a majority of the disinterested members of the board of directors of the Borrower.

“Material Adverse Effect” means (a) a material adverse effect on the business, operations, assets or financial condition of Holdings and its Restricted Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Loan Parties (taken as a whole) to pay the Obligations under any Loan Document or (c) a material adverse effect on the rights and remedies of the Lenders, taken as a whole, under the Loan Documents.

“Material Agreement” means each Contractual Obligation or series of related Contractual Obligations (other than (x) any Contractual Obligation that ceases to be in effect with respect to Holdings and its Restricted Subsidiaries after giving effect to, and concurrently with, the Transactions and (y) that certain Procurement Services Agreement between Avendra, LLC and Clubcorp, Inc., dated as of January 1, 2007, to the extent that such agreement terminates in accordance with its own terms, except due to a breach by Holdings or a Restricted Subsidiary) that (a) relates to the ownership, management, development, use, operation, leasing, maintenance, repair or improvement of any of the Material Real Properties, or otherwise imposes obligations on Holdings or any of its Restricted Subsidiary (including Leases and Ground Leases), under which Holdings or any of its Restricted Subsidiary pays, performs or otherwise provides consideration in an aggregate amount that exceeds $2,500,000 in any Fiscal Year and (b) pursuant to which Holdings or any of its Restricted Subsidiaries manages any golf club or non-golf club (i.e., business and sporting club) business for which Holdings or such Restricted Subsidiary or its Affiliates receive $2,500,000 or more in gross aggregate consideration in any Fiscal Year.

“Material Indebtedness”  means Indebtedness of Holdings or any Restricted Subsidiary having (a) an outstanding aggregate principal amount or (b) outstanding commitments, in either case, in an amount of $25,000,000 or more.

“Material Intellectual Property” means all registrations or pending applications for registration with the US Patent and Trademark Office for any trademarks or service marks that are material to the operation of the business of Holdings and its Restricted Subsidiaries, taken as a whole.

“Material Lease” means (i) the Ground Leases and (ii) any Lease of real property that constitutes Material Real Property.

“Material Real Property” means (a) the real property described in clause (a) of the definition of Mortgaged Property and (b) fee owned real property and Leases of real property located in the United States with a Fair Market Value (or, if agreed to by the Administrative Agent in its sole discretion, a tax-assessed value) equal to or greater than $1,500,000.

“Maturity Date” means (a) with respect to the Revolving Credit Facility, the date that is five (5) years after the Closing Date and (b) with respect to the Term B Loan Facility, the date that is six (6) years after the Closing Date; provided that the reference to Maturity Date with respect to Revolving Credit Commitments and Revolving Loans whose maturity has been extended pursuant to Section 2.15 shall be the Revolving Maturity Date.

“Maximum Rate” has the meaning specified in Section 10.10.

“Membership Deposit Liabilities” means those amounts paid to any Subsidiary by any club member that such Subsidiary is obligated to refund to such member in accordance with the applicable club membership agreement.

“Membership Report” means, during the applicable period, a membership report for such period (together with year-to-date summaries of such information) showing (i) the number of memberships sold, (ii) the revenues (gross and net) from the sale of such memberships and (iii) the amount of such revenues that are Membership Deposit Liabilities and refundable in future years and the date of eligibility for such refund.  For purposes of the Company Materials described in Section 6.02, no “Membership Report” shall be suitable for Public Lenders and shall be suitable only for posting on a portion of the Platform designated “Private Investor”.

“MNPI” has the meaning specified in Section 10.07(i)(A).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means, collectively, the deeds of trust, deeds of mortgage, trust deeds or mortgages, as applicable, made by any Loan Party in favor or for the benefit of the Administrative Agent on behalf of the Secured Parties in respect of Material Real Property in form and substance reasonably acceptable to the Administrative Agent executed and delivered pursuant to Section 6.12.

“Mortgage Requirement” means, with respect to any Material Real Property owned by any Loan Party, (a) provision of (i) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each Mortgage as a first priority Lien on the Material Real Property described therein, subject only to Permitted Prior Liens, and free of other Liens except Liens that are junior in priority to the Lien of the Administrative Agent secured by such Mortgage that are otherwise permitted pursuant to Section 7.01 and (ii) a Mortgage executed by any Loan Party in recordable form and otherwise in form and substance reasonably acceptable to the Administrative Agent; (b) recording of such Mortgage in the land records of the county in which such Material Real Property to be so encumbered is located; (c) acquisition of standard flood hazard determinations for such Material Real Property, and if such Material Real Property is determined to be in a special flood zone, delivery of evidence of flood insurance in compliance with the requirements of the National Flood Insurance Program; (d) a local counsel opinion as to the enforceability of such Mortgage in the state in which the Material Real Property described in such Mortgage is located in form and substance reasonably acceptable to the Administrative Agent; and (e) a title survey in form and substance reasonably satisfactory to the Administrative Agent for each Material Real Property and, with respect to Material Real Property acquired after the Closing Date, certified to the Borrower or the applicable Restricted Subsidiary, the title company issuing the title insurance policy, the Administrative Agent and their respective successors and assigns.

“Mortgaged Property” means (a) on the Closing Date, the real property of the Loan Parties subject to a Mortgage that is set forth on Schedule 4.01(a)(v) and (b) thereafter, each other

Material Real Property of any Loan Party that becomes subject to a Mortgage pursuant to Section 6.12.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Holdings or a Restricted Subsidiary or any of its ERISA Affiliates has any obligation or liability, contingent or otherwise.

“Net Cash Proceeds” means:

(a)           with respect to any Disposition or any Casualty Event, in each case, by any Person (other than a Non-Prepayment Unrestricted Subsidiary), the difference, if any, of:

(i)            the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event; provided that (A) to the extent included in the calculation of Excess Cash Flow for the applicable period, business interruption insurance proceeds or similar payments shall be excluded, (B) any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise shall be included, but only as and when so received and (C) with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of any Loan Party; minus

(ii)           the sum of (A) the principal amount, together with any applicable premium, penalty, interest and breakage costs, of any Indebtedness (other than the Obligations) that is secured by the assets being Disposed of or with respect to which such Casualty Event has occurred, in each case, to the extent that (x) with respect to Holdings or any Restricted Subsidiary, such Indebtedness and such Lien are permitted pursuant to Sections 7.03 and 7.01, respectively and (y) such Indebtedness is required by its terms to be repaid in connection with such Disposition or Casualty Event, (B) the reasonable out-of-pocket expenses (including, without limitation, attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by such Person in connection with such Disposition or Casualty Event, (C) taxes (or distributions for taxes) paid or reasonably estimated to be payable in connection therewith by such Person and attributable to such Disposition or Casualty Event (including, in respect of any proceeds received in connection with a Disposition or Casualty Event of any asset of any Foreign Subsidiary, deductions in respect of withholding taxes that are payable in cash if such funds are repatriated to the United States); (D) any reasonably estimated reserve for adjustment in respect of (1) the sale price of such asset or assets established in accordance with GAAP and (2) any liabilities associated with such asset or assets and retained by any Person after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, and it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents (i) received upon the Disposition of any non-cash consideration received by any Subsidiary that is not a Non-Prepayment Unrestricted Subsidiary in respect of any such Disposition or Casualty Event and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (D) above or, if such liabilities have not been satisfied in cash and such reserve not reversed within one hundred and eighty (180) days after such Disposition or Casualty Event, the amount of such reserve.

Notwithstanding the foregoing, for purposes of this clause (a), (i) proceeds from Dispositions permitted under clauses (a), (b), (c), (d), (e), (g) or (k) of Section 7.05 (or, in the case of a Prepayment Unrestricted Subsidiary, Dispositions of the type that would be permitted by such clauses if otherwise applicable thereto) shall not be included in the calculation of Net Cash Proceeds and (ii) (x) no proceeds realized by Holdings and its Restricted Subsidiaries in a single transaction or series of related transactions shall constitute Net Cash Proceeds unless such proceeds shall exceed $2,500,000 in the aggregate and (y) no proceeds realized by Holdings and its Restricted Subsidiaries shall constitute Net Cash Proceeds in any Fiscal Year of the Borrower until the aggregate amount of all such proceeds in such Fiscal Year shall exceed $5,000,000 (and thereafter only proceeds in excess of such amount shall constitute Net Cash Proceeds under this clause (a)); provided that the exclusions to Net Cash Proceeds under clause (ii) above shall not be applicable to proceeds realized by any Prepayment Unrestricted Subsidiary.

(b)           with respect to Equity Issuance by any Person (other than a Non-Prepayment Unrestricted Subsidiary), the excess of (i) the sum of the cash and Cash Equivalents received in connection with such Equity Issuance over (ii) all taxes and reasonable fees (including investment banking fees, underwriting discounts, commissions, costs and other reasonable out-of-pocket expenses (including attorneys’ fees) and other customary expenses) incurred by such Person in connection with such Equity Issuance; and

(c)           with respect to the incurrence or issuance of any Indebtedness by any Person (other than a Non-Prepayment Unrestricted Subsidiary), the excess, if any, of (i) the sum of the cash received in connection with such incurrence or issuance over (ii) the reasonable investment banking fees, underwriting discounts, commissions, costs and other reasonable out-of-pocket expenses (including attorneys’ fees) and other customary expenses, incurred by such Person in connection with such incurrence or issuance (including, in the case of Indebtedness of any Foreign Subsidiary, deductions in respect of withholding taxes that are payable in cash if such funds are repatriated to the United States).

“Net Income” means, with respect to any Person, the net income (or loss) of such Person, determined in accordance with GAAP.

“New Revolving Credit Lender” has the meaning specified in Section 2.14(a).

“New Term Borrowing” means a borrowing consisting of simultaneous New Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the New Term Lenders pursuant to Section 2.14.

“New Term Commitments” has the meaning specified in Section 2.14(a).

“New Term Lender” has the meaning specified in Section 2.14(a).

“New Term Loans” has the meaning specified in Section 2.14(c).

“New Term Note” means, for each Class of New Term Loans, a promissory note in substantially the form of Exhibit C-1 with, subject to Section 2.14, such changes as shall be agreed to by the Borrower and the New Term Lenders providing such Class of New Term Loans and reasonably satisfactory to Administrative Agent, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Non-Consenting Lender” has the meaning specified in Section 3.07(d).

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender.

“Non-Excluded Taxes” means any Taxes other than Excluded Taxes.

“Non-Prepayment Unrestricted Subsidiary” means an Unrestricted Subsidiary, formed after the Closing Date, that owns no assets or property that were owned by Holdings or its Subsidiaries on the Closing Date (and with respect to Equity Interests owned by it, the issuer of such Equity Interests was not in existence on the Closing Date).

“Non-Recourse Indebtedness” means Indebtedness or that portion of Indebtedness as to which neither Holdings nor its Recourse Subsidiaries (A) provide credit support (including any undertaking, agreement or instrument which would constitute Indebtedness), (B) is directly or indirectly liable or (C) constitute the lender or purchaser.

“Non-Recourse Subsidiary” means any Subsidiary of Holdings that (a) has no Indebtedness other than Non-Recourse Indebtedness; (b) is not party to any agreement, contract, arrangement or understanding with Holdings or any Recourse Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Holdings or such Recourse Subsidiary than those that might be obtained at the time such transaction is entered into from Persons who are not Affiliates of Holdings; it being understood that agreements, contracts, arrangements or understandings that apply generally to Holdings and its Subsidiaries on a company-wide basis, and that are no more favorable to the Unrestricted Subsidiaries than to Restricted Subsidiaries, shall not, in and of themselves, disqualify a Subsidiary from being a “Non-Recourse Subsidiary”; (c) is a Person with respect to which neither the Holdings nor any of the Recourse Subsidiaries has any direct or indirect obligation to (i) subscribe for additional Equity Interests or warrants, options or other rights to acquire Equity Interests or (ii) maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and (d) does not guarantee or otherwise provide credit support after the time of such designation for any Indebtedness of Holdings or any of its Recourse Subsidiaries.  If, at any time, any Non-Recourse Subsidiary would fail to meet the foregoing requirements as a Non-Recourse Subsidiary, it shall thereafter cease to be a Non-Recourse Subsidiary for purposes of this Agreement.

“Nonrenewal Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Non-US Lender” has the meaning specified in Section 10.15(a).

“Not Otherwise Applied” means, with reference to any amount of Net Cash Proceeds of any transaction or event or of Excess Cash Flow, that such amount (i) was not required to be applied to prepay the Loans pursuant to Section 2.05(b), and (ii) was not previously applied in determining the permissibility of a transaction under the Loan Documents where such permissibility was (or may have been) contingent on the receipt or availability of such amount.

“Note” means a Term Note, a New Term Note, a Revolving Credit Note or a New Revolving Credit Note, as the context may require.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means (a) for purposes of this Agreement, all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and (b) for purposes of the Guaranty and Security Agreement and the other Collateral Documents, (x) all “Obligations” as defined in clause (a) above, (y) all Secured Hedge Obligations and (z) all Cash Management Obligations.  Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-US jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or the memorandum and articles of association (if applicable); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” has the meaning specified in Section 3.01(b).

“Outstanding Amount” means (a) with respect to the Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount thereof on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the economic or voting Equity Interests of such Lender.

“Participant” has the meaning specified in Section 10.07(d).

“Participant Register” has the meaning specified in Section 10.07(d).

“Patent Security Agreement” means the Patent Security Agreement among the Borrower, the other grantors named therein and the Administrative Agent, dated as of the Closing Date.

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into Law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and to which Holdings or any Restricted Subsidiary or its ERISA Affiliate has any obligation or liability, contingent or otherwise.

“Permit” means any license, permit, authorization, approval, variance, permission or certificate used in connection with the ownership, operaion, use or occupancy of any Material Real Property (including Liquor Licenses, certificates of occupancy, business licenses, state health department licenses, licenses to conduct business and all such other permits, licenses and rights, obtained from any Governmental Authority or private Person concerning ownership, operation, use or occupancy of any Material Real Property).

“Permitted Acquisition” has the meaning specified in Section 7.02(h).

“Permitted Holders” means the Sponsor.

“Permitted Prior Liens” means Liens having priority senior to the Liens in favor of the Administrative Agent pursuant to the Loan Documents that are permitted pursuant to Section 7.01 (b), (c), (d), (g), (i), (j), (k), (l), (p), (r) and (s).

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal, replacement, exchange or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced, exchanged or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal, replacement, exchange or extension and by an amount equal to any existing commitments unutilized thereunder and as otherwise permitted to be incurred or issued pursuant to Section 7.03; (b) such modification, refinancing, refunding, renewal, replacement, exchange or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended; (c) if the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended is contractually subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is contractually subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended, taken as a whole, (d) such modification, refinancing, refunding, renewal, replacement, exchange or extension is incurred by the Person or Persons who are the obligors on the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended or who would otherwise be permitted to incur such Indebtedness (including any guarantees thereof pursuant to Section 7.02 and Section 7.03); (e) if such modification, refinancing, refunding, renewal, replacement, exchange or extension is secured Indebtedness, the Liens securing such refinancing Indebtedness are limited to Liens on assets or property that secured the Indebtedness being refinanced without any change in the class or category of assets or property subject to such Lien; and (f) at the time thereof, no Default or Event of Default shall have occurred and be continuing or would result therefrom.

“Permitted Subordinated Indebtedness” means any unsecured Indebtedness of Holdings or the Borrower that (a) is on terms and conditions (including as to covenants) customary for subordinated notes issued under Rule 144A of the Securities Act, expressly subordinated to the prior payment in full in cash of the Obligations on terms and conditions (including as to covenants) customary for “high-yield” senior subordinated notes issued under Rule 144A of the Securities Act, (b) is not scheduled to mature prior to the date that is ninety-one (91) days after the Latest Maturity Date, (c) has no scheduled amortization or payments of principal (other than customary offers to purchase) prior to the date that is ninety-one (91) days after the Latest Maturity Date, and (d) has no material covenant, default (including with respect to “change of control”) and remedy provisions that are more expansive in scope, or mandatory prepayment, repurchase or redemption provisions that are more expansive in scope, in each case than those set forth in the Senior Notes Indenture (other than as would customarily be contained in senior subordinated debt securities).

“Permitted Unsecured Indebtedness” means any unsecured Indebtedness of Holdings or the Borrower that (a) (i) is on terms and conditions (including as to covenants) customary for senior notes issued under Rule 144A of the Securities Act, (ii) is not scheduled to mature prior to the date that is ninety-one (91) days after the Latest Maturity Date, (iii) has no scheduled amortization or payments of principal (other than customary offers to purchase) prior to the Latest Maturity Date, and (iv) has covenant, default and remedy provisions no more expansive in scope, or mandatory prepayment, repurchase or redemption provisions no more expansive in scope, taken as a whole, than those set forth in the Senior Notes Indenture, or (b) is Permitted Subordinated Indebtedness.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Platform” has the meaning specified in Section 6.02.

“Pledged Debt” has the meaning specified in the Guaranty and Security Agreement.

“Pledged Equity” has the meaning specified in the Guaranty and Security Agreement.

“Prepayment Unrestricted Subsidiary” means any Unrestricted Subsidiary that is not a Non-Prepayment Unrestricted Subsidiary.

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” means, with respect to any determination for any period, that such determination shall be made giving pro forma effect to each acquisition and each Disposition consummated during such period, together with all transactions relating thereto consummated during such period (including any incurrence, assumption, refinancing or repayment of Indebtedness and the change in any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom), as if such acquisition or Disposition and related transactions had been consummated on the first day of such period, in each case based on historical results accounted for in accordance with GAAP and, to the extent applicable, the amount of net cost-savings projected by the management of the Borrower as contemplated by clause (ix) of the definition of “Consolidated EBITDA” that are specified in detail in the relevant Compliance Certificate, financial statement or other document provided to the Administrative Agent or any Lender in connection herewith.  If, since the beginning of such period, any Person that subsequently became a Restricted Subsidiary or was merged with or into Holdings or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, Disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then with respect to any determination for any period, such determination shall be made giving pro forma effect for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four quarter period.  For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company.  If any Indebtedness (including Attributable Indebtedness) bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness).  For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.  Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen or, if none, then based upon such optional rate chosen as the Borrower may designate.

“Pro Rata Share” means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities at such time; provided that if such Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“Public Lender” has the meaning specified in Section 6.02.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualifying IPO” means the issuance by Holdings or any direct or indirect parent of Holdings of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

“Recourse Subsidiary” means any Subsidiary of Holdings that is not a Non-Recourse Subsidiary.

“Reference Date” has the meaning specified in the definition of “Available Amount.”

“Register” has the meaning specified in Section 10.07(c).

“Rejection Notice” has the meaning specified in Section 2.05(b)(vii).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any structure or facility.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

“Repricing Transaction” means the incurrence of Indebtedness by any Loan Party with the effect of repaying, refinancing, substituting or replacing the Term Loans with Indebtednes having an effective interest cost or weighted average yield (as determined by the Administrative Agent in its reasonable discretion) that is less than the interest rate for or weighted average yield (as determined by the Administrative Agent in its reasonable discretion) of the Term Loans, including without limitation, as may be effected through any amendment to this Agreement relating to the interest rate for, or weighted average yield of, the Term Loans or any Class thereof.

“Request for Credit Extension” means (a) with respect to a Borrowing of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments; provided that the unused Term Commitment, unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders having more than 50% of the sum of the (a) Outstanding Amount of all Revolving Credit Loans and all L/C Obligations (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition) and (b) aggregate unused Revolving Credit

Commitments; provided that unused Revolving Credit Commitment of, and the portion of the Outstanding Amount of all Revolving Credit Loans and all L/C Obligations held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Required Term Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Outstanding Amount of all Term Loans and (b) aggregate unused Term Commitments; provided that the unused Term Commitment and the portion of the Outstanding Amount of all Term Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Term Lenders.

“Resort Spin-Off” means the Disposition by Subsidiaries of Holdings of their interests in Persons consisting of the Barton Creek Resort and Spa and The Homestead and the sale or contribution of other assets or rights related to such resorts.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, chief accounting officer, treasurer, chief legal officer, managing member or general partner of any Person or, in the case of any Foreign Subsidiary, any duly appointed authorized signatory or any director or managing member of such Person, but in any event, with respect to financial matters, the chief financial officer, treasurer or controller of such Person and with respect to any secretary’s certificate delivered on the Closing Date, any secretary or assistant secretary.  Any document delivered hereunder that is signed by a Responsible Officer of any Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.

“Restricted Payment” means, with respect to any Person, any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of such Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the stockholders, partners or members (or the equivalent Persons thereof) of such Person or any contribution to or payment under Title IV of ERISA in respect of any Pension Plan maintained or contributed to by any ERISA Affiliate of such Person (excluding Holdings or any Restricted Subsidiary) for its current or former employees.

“Restricted Subsidiary” means each Subsidiary of Holdings that is not an Unrestricted Subsidiary.

“Returns” means, with respect to any Investment, any dividends, distributions, interest, fees, premium, return of capital, repayment of principal, income, profits (from a Disposition or otherwise) and other amounts received or realized in respect of such Investment.

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01(b) under the caption “Revolving Credit Commitment” or in the Assignment and Assumption, Joinder Agreement or Revolving Extension Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.  The Aggregate Commitments of all Revolving Credit Lenders shall be $50,000,000 on the Closing Date.

“Revolving Credit Commitment Fee” has the meaning specified in Section 2.09(a).

“Revolving Credit Commitment Period” means the period from and including the Closing Date to but not including the Maturity Date of the Revolving Credit Facility or any earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments and the aggregate amount of the New Revolving Credit Lenders’ Increased Revolving Credit Commitments at such time.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment, a Increased Revolving Credit Commitment, a Revolving Credit Loan at such time.

“Revolving Credit Loan” has the meaning specified in Section 2.01(b).

“Revolving Credit Note” means a promissory note of the Borrower payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-2 hereto, evidencing the aggregate indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender to the Borrower.

“Revolving Extension Agreement” has the meaning specified in Section 2.15(c).

“Revolving Maturity Date” has the meaning specified in Section 2.15(a).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sale and Leaseback Transaction” means any arrangement providing for the Lease by Holdings or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by Holdings or such Restricted Subsidiary to a third Person in contemplation of such Lease.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Hedge Agreement” means any Swap Contract required or permitted under Article 6 or Article 7 that is entered into by and between any Loan Party and any Person that was a Lender, an Agent or an Arranger or an Affiliate of a Lender at the time such Swap Contract was entered into.

“Secured Hedge Obligations” means the obligations of any Loan Party arising under any Secured Hedge Agreement.

“Secured Obligations” has the meaning specified in the Guaranty and Security Agreement.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Hedge Banks, Lenders or Affiliates of Lenders under Cash Management Obligations of a Loan Party, the Supplemental Administrative Agent, if any, and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05.

“Securities Account” has the meaning given to such term in the UCC.

“Securities Account Control Agreement” has the meaning specified in the Guaranty and Security Agreement.

“Securities Act” means the Securities Act of 1933.

“Senior Notes” means the Borrower’s 10% senior unsecured notes due 2018 pursuant to the Senior Notes Indenture.

“Senior Notes Indenture” means the Indenture, dated as of the date hereof, pursuant to which the Senior Notes are issued.

“Senior Secured Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Senior Secured Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period, in each case for Holdings and its Restricted Subsidiaries.

“Solvent” means, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital.  The amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPC” has the meaning specified in Section 10.07(g).

“Sponsor” means, KSL and its Affiliates (including KSL Advisors, LLC and any KSL Investment Vehicle).  Notwithstanding the foregoing, portfolio companies of KSL or any KSL Investment Vehicle shall not constitute a part of this definition of “Sponsor”.

“Subsidiary” of a Person means a corporation, partnership, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings.

“Subsidiary Guarantor” means any Guarantor other than Holdings.

“Supplemental Administrative Agent” has the meaning specified in Section 9.10 and “Supplemental Administrative Agents” shall have the corresponding meaning.

“Surviving Indebtedness” means Indebtedness of the types specified in clauses (a) and (f) of the definition of “Indebtedness” of Holdings and its Restricted Subsidiaries disclosed on Schedule VI.

“Swap Contract” means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance, in each case that are entered into for the sole purpose of hedging in the normal course of business and consistent with industry practices, and in any case not for speculative purposes.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Facility” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

“Swing Line Lender” means Citicorp North America, Inc., acting through one of its affiliates or branches, in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Swing Line Sublimit” means $10,000,000.  The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Taxes” means any and all present or future taxes, duties, levies, imposts, assessments, deductions, fees, withholdings or similar charges imposed by any Governmental Authority, and all liabilities (including interest, penalties or additions to tax) with respect to the foregoing.

“Term B Commitment” means, as to each Term B Lender, its obligation to make a Term B Loan to the Borrower pursuant to Section 2.01(a) in an aggregate amount not to exceed the amount set forth opposite such Term B Lender’s name on Schedule 2.01(a) under the caption “Term B Commitment” or in the Assignment and Assumption or Joinder Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.  The aggregate amount of the Term B Commitments as of the Closing Date is $310,000,000.

“Term B Lender” means, at any time, any Lender that has a Term B Commitment or a Term B Loan at such time.

“Term B Loan Facility” means the facility providing for the Borrowing of Term B Loans.

“Term B Loans” has the meaning specified in Section 2.01(a).

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(a).

“Term Commitment” means a Term B Commitment or a New Term Commitment.

“Term Lender” means, at any time, any Lender that has a Term Commitment or a Term Loan at such time.

“Term Loan Facility” means the Term B Loan Facility and each of the New Term Loan Facilities.

“Term Loans” means Term B Loans and New Term Loans.

“Term Note” means a promissory note of the Borrower payable to any Term Lender or its registered assigns, in substantially the form of Exhibit C-1 hereto, evidencing the indebtedness of the Borrower to such Term Lender resulting from the Term Loans made by such Term Lender.

“Test Period” means a period of four (4) consecutive Fiscal Quarters.

“Total Assets” means the total assets of Holdings and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of the Borrower delivered pursuant to Section 6.01(a) or (b) or, for the period prior to the time any such statements are so delivered pursuant to Section 6.01(a) or (b), the pro forma financial statements referred to in Section 5.05(b).

“Total Leverage Ratio” means as of the end of any Fiscal Quarter of the Borrower for the Test Period ending on such date, the ratio of (a) Consolidated Total Debt as of the last day of such Test Period to (b) Consolidated EBITDA for such Test Period, in each case, for Holdings and its Restricted Subsidiaries.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Trademark Security Agreement” means the Trademark Security Agreement among the Borrower, the other grantors named therein and the Administrative Agent, dated as of the Closing Date.

“Transaction Documents” means the Loan Documents, the Senior Notes Indenture, the purchase agreement with respect to the Senior Notes, guarantees of the Senior Notes, a registration rights agreement relating to the Senior Notes, and other agreements in connection with the foregoing, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

“Transactions” means, collectively, (a) the execution and delivery and performance by the Loan Parties of each Loan Document to which they are a party executed and delivered or to be executed and delivered on or prior to the Closing Date, and, in the case of the Borrower, the making of the initial Borrowings hereunder, (b) the issuance of the Senior Notes, the Equity Contribution and the repayment of the Existing Indebtedness and the other transactions contemplated thereby, (c) the Resort Spin-Off, and (d) the consummation of any other transactions in connection with the foregoing.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided that in the event that, by reason of mandatory provisions of any applicable Law, any of the attachment, perfection or priority of the Administrative Agent’s or any other Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions the applicable Loan Documents relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

“Unfunded Advances/Participations” means (a) with respect to the Administrative Agent, the aggregate amount, if any (i) made available to the Borrower on the assumption that each Appropriate Lender has made its Pro Rata Share of the applicable Borrowing available to the Administrative Agent and (ii) with respect to which a corresponding amount shall not in fact have been made available to the Administrative Agent by any such Lender, (b) with respect to the Swing Line Lender, the aggregate amount, if any, of participations in respect of any outstanding Swing Line Loan that shall not have been funded by the Appropriate Lenders in accordance with Section 2.04(b) and (c) with respect to the L/C Issuer, the aggregate amount of L/C Borrowings.

“United States” and “US” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Subsidiary” means (i) each Dormant Subsidiary and (ii) any Non-Recourse Subsidiary of Holdings designated after the date of this Agreement by the board of directors of the Borrower as an “Unrestricted Subsidiary” pursuant to Section 6.17.

“Unsecured Financing” shall mean (a) the Senior Notes and (b) any future Permitted Unsecured Indebtedness.

“Unsecured Financing Documentation” means any documentation governing any Unsecured Financing.

“Unsecured Financing Obligations” means any obligations in respect of any Unsecured Financing.

“US Lender” has the meaning specified in Section 10.15(b).

“US Tax Certificate” has the meaning set forth in Section 10.15(a).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness.

Section 1.02.          Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)           The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)           The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(i)            Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(ii)           The term “including” is by way of example and not limitation.

(c)           In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(d)           Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(e)           The term “manifest error” shall be deemed to include any clearly demonstrable error whether or not obvious on the face of the document containing such error.

(f)            For purposes of determining compliance at any time or from time to time with Sections 7.01 (except as set forth in the second proviso to Section 7.01(p)), 7.02, 7.03, 7.05, 7.06, 7.08, 7.09 and 7.13, in the event that any Lien, Investment, Indebtedness, Disposition, Restricted Payment, affiliate transaction, Contractual Obligation or prepayment of Indebtedness meets the criteria of more than one of the categories of transactions permitted pursuant to any clause of such Sections 7.01, 7.02, 7.03, 7.05, 7.06, 7.08, 7.09 and 7.13, such transaction (or portion thereof) at any time shall be permitted under one or more of such clauses as determined by the Borrower in its reasonable discretion at such time of determination.

Section 1.03.          Accounting Terms.

(a)           All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect from time to time.

(b)           If at any time any change in GAAP (including conversion to IFRS as described below) would affect the computation of any financial covenant or ratio set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent and the Borrower shall negotiate in good faith to amend such financial covenant or ratio (and provisions in this Agreement that reference such covenant or ratio) to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such covenant or ratio shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders a written reconciliation in form and substance reasonably satisfactory to the Administrative Agent, between calculations of such covenant or ratio made before and after giving effect to such change in GAAP.  If the Borrower notifies the Administrative Agent that it is required to report under IFRS or has elected to do so through an early-adoption policy, “GAAP” shall mean international financial reporting standards pursuant to IFRS (provided that after such conversion, the Borrower cannot elect to report under U.S. generally accepted accounting principles).

Section 1.04.          Rounding.  Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05.          References To Agreements And Laws.  Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

Section 1.06.          Times Of Day.  Unless otherwise specified, all references herein to times of day shall be references to New York time (daylight or standard, as applicable).

Section 1.07.          Timing Of Payment Or Performance.  When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be.

ARTICLE 2

THE COMMITMENTS AND CREDIT EXTENSIONS

Section 2.01.          The Loans.

(a)           The Term Borrowings.  Subject to the terms and conditions set forth herein, each Term B Lender severally agrees to make a loan on the Closing Date to the Borrower (each, a “Term B Loan” and, collectively, the “Term B Loans”) in an amount in US Dollars equal to such Term B Lender’s Term B Commitment.  Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be re-borrowed.  Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(b)           The Revolving Credit Borrowings.  Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans in US Dollars to the Borrower (each such loan, a “Revolving Credit Loan”) from time to time, on any Business Day following the Closing Date during the Revolving Credit Commitment Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided that after giving effect to any Revolving Credit Borrowing, the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans, shall not exceed such Lender’s Revolving Credit Commitment.  Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.05, and re-borrow under this Section 2.01(b).  Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein; provided that all Revolving Credit Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Revolving Credit Loans of the same Type made to the Borrower.

Section 2.02.          Borrowings, Conversions and Continuations of Loans.

(a)           Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent (i) not later than 11:00 a.m. three (3) Business Days prior to the requested date of any Borrowing of Eurodollar Rate Loans, continuation of Eurodollar Rate Loans or any conversion of Base Rate Loans to Eurodollar Rate Loans, (ii) not later than 11:00 a.m. on the requested date of any Borrowing of Base Rate Loans.  Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.  Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a minimum principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof.  Except as provided in Section 2.03(c)(i) and Section 2.04(c)(i), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $250,000 or a whole multiple of $50,000 in excess thereof.  Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto and (vi) the account of the Borrower to be credited with the proceeds of such Borrowing.  If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans.  If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.

(b)           Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Pro Rata Share of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.02(a).  In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 11:00 a.m. on the Business Day specified in the applicable Committed Loan Notice.  Upon satisfaction of the applicable conditions set forth in Article 4, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent by wire transfer of such funds in accordance with instructions provided to the Administrative Agent by the Borrower.

(c)           Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan unless the Borrower pays the amount due, if any, under Section 3.05 in connection therewith.  If a Default or Event of Default shall have occurred and be continuing or would result therefrom, the Administrative Agent or the Required Lenders may require that no Loans may be converted to or continued as Eurodollar Rate Loans.

(d)           The Administrative Agent shall promptly notify the Borrower and the Appropriate Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate.  The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Appropriate Lenders of any change in the Administrative Agent’s prime rate used in determining the Base Rate promptly following the determination of such change.

(e)           After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to the other, and all continuations of Term Loans or Revolving Credit Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect.

(f)            The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

Section 2.03.          Letters Of Credit.

(a)           The Letter of Credit Commitment.

(i)            Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars for the account of the Borrower (or any Restricted Subsidiary so long as the Borrower is a joint and several co-applicant, and references to the “Borrower” in this Section 2.03 shall be deemed to include reference to such Restricted Subsidiary) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drafts under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if, as of the date of such L/C Credit Extension, (x) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans, would exceed such Lender’s Revolving Credit Commitment or (y) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit.  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)           The L/C Issuer shall be under no obligation to issue any Letter of Credit if

(A)          any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which, in each case, the L/C Issuer in good faith deems material to it;

(B)           subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit, prior to giving effect to any automatic renewal, would occur more than twelve (12) months after the date of issuance or last renewal;

(C)           the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date;

(D)          the issuance of such Letter of Credit would violate any Laws or one or more policies of the L/C Issuer; or

(E)           any Revolving Credit Lender is a Defaulting Lender, unless the L/C Issuer has entered into arrangements satisfactory to it to eliminate the L/C Issuer’s risk with respect to the participation in Letters of Credit by all such Defaulting Lenders, including by Cash Collateralizing, or obtaining a backstop letter of credit from an issuer satisfactory to the L/C Issuer to support, each such Defaulting Lender’s Pro Rata Share of any Unreimbursed Amount.

(iii)          The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(b)           Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.

(i)            Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower.  Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two (2) Business Days prior to the proposed issuance date or date of amendment, as the case may be, or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion.  In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer:  (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may reasonably request.  In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer: (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may reasonably request.

(ii)           Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof.  Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof (such confirmation to be promptly provided by the Administrative Agent), then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be.  Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer an unfunded risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit.

(iii)          If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such renewal.  Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided that the L/C Issuer shall not permit any such renewal if (A) the L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

(iv)          Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)           Drawings and Reimbursements; Funding of Participations.

(i)            Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof.  Not later than 3:30 p.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing; provided that if such notice is not provided to the Borrower prior to 11:00 a.m. on the Honor Date, then the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing on the next succeeding Business Day and such extension of time shall be reflected in computing fees in respect of any such Letter of Credit.  If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Pro Rata Share thereof.  In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02(a) for the principal amount of Base Rate Loans or the conditions set forth in Section 4.02, but subject to the unutilized portion of the aggregate Revolving Credit Commitments.  Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if promptly confirmed in writing; provided that the lack of a prompt confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)           Each Revolving Credit Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer, in Dollars, at the Administrative Agent’s Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii)          With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)          Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

(v)           Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default or that a Default or Event of Default would result therefrom, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to such Revolving Credit Loans not exceeding the unutilized portion of such Revolving Credit Lender’s Revolving Credit Commitment.  No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)          If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect.  A certificate of the L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d)           Repayment of Participations.

(i)            If, at any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of cash collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii)           If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(d)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect.

(e)           Obligations Absolute.  The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit issued for its account and to repay each L/C Borrowing relating to any Letter of Credit issued for its account shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)            any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii)           the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or applicable Restricted Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)          any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)          any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v)           any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty and Security Agreement or any other guarantee, for all or any of the Obligations of the Borrower in respect of such Letter of Credit; or

(vi)          any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower;

provided that the foregoing shall not excuse the L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are caused by the L/C Issuer’s gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The Borrower shall promptly examine a copy of each Letter of Credit issued for its account and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the L/C Issuer.  The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)            Role of L/C Issuer.  Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application.  The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at Law or under any other agreement.  None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g)           Cash Collateral.  Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing and the conditions set forth in Section 4.02 to a Revolving Credit Borrowing cannot then be met, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall promptly Cash Collateralize (x) in the case of clause (i), 103% and (y) in the case of clause (ii), 105%, in each case of the then Outstanding Amount of all L/C Obligations (such Outstanding Amount to be determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be) or, in the case of clause (ii), provide a back to back letter of credit in a face amount at least equal to 105% of the then undrawn amount of such Letter of Credit from an issuer and in form and substance satisfactory to the L/C Issuer in its sole discretion.  Any Letter of Credit that is so Cash Collateralized or in respect of which such a back-to-back letter of credit shall have been issued shall be deemed no longer outstanding for purposes of this Agreement.  If at any time the Administrative Agent determines that any funds held as cash collateral are subject to any right or claim of any Person other than the Administrative Agent or claims of the depositary bank arising by operation of law or that the total amount of such funds is less than the amount required by the first sentence of this clause (g), the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts designated by the Administrative Agent as aforesaid, an amount equal to the excess of (x) 103% or 105%, as applicable, of such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as cash collateral that the Administrative Agent determines to be free and clear of any such right and claim.  Upon the drawing of any Letter of Credit for which funds are on deposit as cash collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the L/C Issuer.  To the extent the amount of any cash collateral exceeds 103% or 105%, as applicable, of the then Outstanding Amount of such L/C Obligations and so long as no Default or

Event of Default has occurred and is continuing or would result therefrom, the excess shall be refunded to the Borrower.

(h)           Applicability of ISP98 and UCP.  Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits , as most recently published by the International Chamber of Commerce (or such later version thereof as may be in effect at the time of issuance) at the time of issuance shall apply to each commercial Letter of Credit.

(i)            Letter of Credit Fees.  The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit issued equal to the Applicable Rate for Revolving Credit Loans that are Eurodollar Rate Loans times the daily maximum amount then available to be drawn under such Letter of Credit.  Such letter of credit fees shall be computed from the date of issuance thereof on a quarterly basis in arrears.  Such letter of credit fees shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit and on the later of (i) the Letter of Credit Expiration Date and (ii) the day that is five (5) Business Days prior to the Revolving Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

(j)            Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer.  The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued equal to a percentage per annum to be agreed upon of the daily maximum amount then available to be drawn under such Letter of Credit.  Such fronting fees shall be computed on a quarterly basis in arrears.  Such fronting fees shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect.  Such customary fees not related to the fronting fee and standard costs and charges are due and payable within five (5) Business Days of demand and are nonrefundable.

(k)           Conflict with Letter of Credit Application.  In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms of this Agreement shall control.

(l)            Letters of Credit Issued Prior to Closing Date.  Schedule 2.03(l) contains a schedule of certain letters of credit issued prior to the Closing Date by Citibank, N.A. for the account of the Borrower (including any such letter of credit issued on behalf of a Subsidiary of the Borrower that is a Restricted Subsidiary).  On the Closing Date (i) such letters of credit, to the extent outstanding, shall be automatically and without further action by the parties thereto converted to Letters of Credit issued pursuant to this Section 2.03 for the account of the Borrower and subject to the provisions hereof, and for this purpose the fees specified in this Section 2.03 shall be payable (in substitution for any fees set forth in the applicable letter of credit reimbursement agreements or applications relating to such letters of credit) as if such letters of credit had been issued on the Closing Date, (ii) the issuer of such Letters of Credit shall be deemed to be an “L/C Issuer” hereunder solely for the purpose of maintaining such letters of credit until the expiration date stated therein (without giving effect to any provision therein for automatic extension, evergreen maturity or the like), (iii) the face amount of such letters of credit shall be included in the calculation of L/C Obligations and (iv) all liabilities of the Borrower with respect to such letters of credit shall constitute Obligations.  Nothwithstanding anything to the contrary in this Agreement, no letter of credit converted in accordance with this clause (l) may be amended, extended or renewed; provided that each such letter of credit may, at the Borrower’s option and subject to the terms and conditions of this Agreement, be replaced at the time of its maturity with a Letter of Credit issued hereunder.

Section 2.04.          Swing Line Loans.

(a)           The Swing Line.  Subject to the terms and conditions set forth herein, the Swing Line Lender may, in its sole discretion, make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day (other than the Closing Date) during the Revolving Credit Commitment Period in an aggregate amount at any time outstanding (together with the Outstanding Amount of Loans made by the Swing Line Lender in its capacity as a Lender or the Swing Line Lender) not to exceed the lesser of (i) the Swing Line Lender’s Pro Rata Share of the Revolving Credit Commitments and (ii) the Swing Line Sublimit; provided that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and re-borrow under this Section 2.04.  Each Swing Line Loan shall be a Base Rate Loan.  Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender an unfunded risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share and the amount of such Swing Line Loan.

(b)           Borrowing Procedures.  Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, (ii) the requested borrowing date, which shall be a Business Day and (iii) the account of the Borrower to be credited with the proceeds of such Swing Line Borrowing.  Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.  Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof.  Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of such proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower.  Notwithstanding anything to the contrary contained in this Section 2.04 or elsewhere in this Agreement, the Swing Line Lender shall not be obligated to make any Swing Line Loan at a time when a Revolving Credit Lender is a Defaulting Lender unless the Swing Line Lender has entered into arrangements satisfactory to it to eliminate the Swing Line Lender’s risk with respect to the Defaulting Lender’s or Defaulting Lenders’ participation in such Swing Line Loans, including by Cash Collateralizing, or obtaining a backstop letter of credit from an issuer satisfactory to the Swing Line Lender to support, such Defaulting Lender’s or Defaulting Lenders’ Pro Rata Share of the outstanding Swing Line Loans.

(c)           Refinancing of Swing Line Loans.  The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans then outstanding.  Each such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02(a), without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans or the conditions set forth in Section 4.02, but subject to the unutilized portion of the aggregate Revolving Credit Commitments.  The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent.  Each Revolving Credit Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(i)            If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in such Swing Line Loan and each such Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c) shall be deemed payment in respect of such participation.

(ii)           If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect.  A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iii)          Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default or that a Default or Event of Default would result therefrom, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to such Revolving Credit Loans not exceeding the unutilized portion of such Revolving Credit Lender’s Revolving Credit Commitment.  No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d)           Repayment of Participations.  At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(i)            If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Federal Funds Rate.  The Administrative Agent will make such demand upon the request of the Swing Line Lender.

(e)           Interest for Account of Swing Line Lender.  The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans.  Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

(f)            Payments Directly to Swing Line Lender.  The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

Section 2.05.          Prepayments.

(a)           Optional.

(i)            The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans made to the Borrower, in each case, in whole or in part without premium or penalty except as described in clause (iv) below; provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m., (1) three (3) Business Days prior to any date of prepayment of

Eurodollar Rate Loans and (2) one (1) Business Day prior to any date of prepayment of Base Rate Loans; (B) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $500,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid.  The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05.  Each prepayment of the Loans pursuant to this Section 2.05(a) shall be applied among the Facilities in such amounts as the Borrower may direct in its sole discretion and, in the case of the Term B Loan Facility, in inverse order of maturity or as otherwise directed by the Borrower.

(ii)           The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 11:00 a.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000.  Each such notice shall specify the date and amount of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(iii)          Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment under Section 2.05(a)(i) or Section 2.05(a)(ii) if such prepayment would have resulted from (A) an Equity Issuance or a refinancing of the Facilities that is not prohibited by this Agreement or (B) issuance of New Term Loans and/or Increased Revolving Credit Commitments, which refinancing or issuance shall not be consummated or shall otherwise be delayed.

(iv)          At the time of the effectiveness of any Repricing Transaction that (A) makes any prepayment of Term Loans in connection with any Repricing Transaction, or (B) effects any amendment of this Agreement resulting in a Repricing Transaction and is consummated prior to the first anniversary of the Closing Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each applicable Term Lender, a fee in an amount equal to, (x) in the case of clause (A), a prepayment premium of 1% of the amount of the Term Loans being prepaid and (y) in the case of clause (B), a payment equal to 1% of the aggregate amount of the applicable Term Loans outstanding immediately prior to such amendment.  Such fees shall be due and payable upon the date of the effectiveness of such Repricing Transaction.

(b)           Mandatory.

(i)            Within five (5) Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(b), the Borrower shall cause to be prepaid an aggregate principal amount of Term Loans in an amount equal to (A) 50% of Excess Cash Flow, if any, for the Fiscal Year of the Borrower covered by such financial statements (commencing with the Fiscal Year of the Borrower ended December 27, 2011) minus (B) the sum of (1) the amount of any voluntary prepayments of Term Loans made pursuant to Section 2.05(a) during such Fiscal Year and (2) solely to the extent the amount of the Revolving Credit Commitments are permanently reduced pursuant to Section 2.06 in connection therewith (and solely to the extent of the amount of such reduction), the amount of any voluntary prepayments of Revolving Credit Loans made pursuant to Section 2.05(a) during such Fiscal Year; provided that such percentage shall be reduced to 25% if the Total Leverage Ratio as of the last day of the applicable Fiscal Year was less than 3.00:1.00; and provided, further, that no mandatory prepayment under this Section 2.05(b)(i) shall be required if the Total Leverage Ratio as of the last day of the applicable Fiscal Year was less than 2.50:1.00.

(ii)           (A) With respect to any Disposition or any Casualty Event by Holdings or any Subsidiary (other than a Non-Prepayment Unrestricted Subsidiary) that results in the realization or receipt by any such Subsidiary of Net Cash Proceeds, the Borrower shall cause to be prepaid on or prior to the date that is ten (10) Business Days after the date of the realization or receipt of such Net Cash Proceeds an aggregate principal amount of Term Loans in an amount equal to 100% of all Net Cash Proceeds received; provided that no such prepayment shall be required pursuant to this Section 2.05(b)(ii)(A) if, on or prior to such date, the Borrower shall have given written notice to the Administrative Agent of its intention to reinvest or cause to be reinvested all or a portion of such Net Cash Proceeds in accordance with Section 2.05(b)(ii)(B) (which election may only be made (x) if no Default or Event of Default has occurred and is then continuing or would result therefrom and (y) the Disposition or Casualty Event giving rise to such Net Cash Proceeds is with respect to the property of Holdings or a Subsidiary that is not a Prepayment Unrestricted Subsidiary);

(B)           With respect to any Net Cash Proceeds realized or received with respect to any Disposition or any Casualty Event (other than a Disposition or Casualty event in respect of the property of a Prepayment Unrestricted Subsidiary), at the option of the Borrower, and so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may reinvest or cause to be reinvested all or any portion of such Net Cash Proceeds in assets or property that are useful for its business within three hundred and sixty (360) days of the receipt of such Net Cash Proceeds (provided that if prior to the expiration of such three hundred and sixty (360) day reinvestment period, any Loan Party enters into a legally binding commitment to reinvest such Net Cash Proceeds, such reinvestment period shall be extended by an additional ninety (90) days); provided that if any Net Cash Proceeds are not so reinvested within such reinvestment period or are no longer intended to be so reinvested at any time after delivery of a notice of reinvestment election, an amount equal to any such Net Cash Proceeds shall be promptly applied to the prepayment of the Term Loans as set forth in this Section 2.05.

(iii)          If for any reason the aggregate Outstanding Amount of the Revolving Credit Loans, the L/C Obligations and Swing Line Loans at any time exceeds the aggregate Revolving Credit Commitments then in effect, the Borrower shall promptly prepay Revolving Credit Loans or Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(iii) unless after the prepayment in full of the Revolving Credit Loans and Swing Line Loans such aggregate Outstanding Amount exceeds such aggregate Revolving Credit Commitments then in effect.

(iv)          If Holdings or any Restricted Subsidiary incurs or issues (A) any Indebtedness not permitted to be incurred or issued pursuant to Section 7.03, (B) any Indebtedness incurred in reliance on Section 7.03(r) to the extent the applicable Permitted Acquisition is not consummated within ninety (90) days of the incurrence or issuance thereof or (C) any Permitted Unsecured Indebtedness incurred in reliance on Section 7.03(t) to the extent procceeds of such Indebtedness are not used to prepay the Loans pursuant to Section 2.05(a) withing 10 days of the incurrence or issuance thereof, the Borrower shall cause the Term Loans to be prepaid in an aggregate amount equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is, in the case of clause (A), one (1) Business Day after such incurrence or issuance and, in the case of clause (B), no later than the ninetieth (90th) day after such incurrence or issuance.

(v)           If any Prepayment Unrestricted Subsidiary incurs or issues any Indebtedness, the Borrower shall cause the Term Loans to be prepaid in an aggregate amount equal to 100% of all Net Cash Proceeds received therefrom (minus the principal amount, together with any applicable premium, penalty, interest and breakage costs, of any Indebtedness (other than the Obligations) that is required by its terms to be repaid in connection with such incurrence or issuance of Indebtedness) on or prior to the date that is one (1) Business Day after such incurrence or issuance.

(vi)          Subject to Section 2.14 with respect to any New Term Loans, (A) Each prepayment of Term Loans of any Class pursuant to this Section 2.05(b) shall be applied, first, in inverse order of maturity to the principal repayment installments of such Term Loans other than the principal payment due on the Maturity Date and second, to the principal payment on the Maturity Date of such Term Loans; and unless otherwise provided herein, each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares (prior to giving effect to any rejection by any Term Lender of any such prepayment pursuant to clause (vii) below), subject to clause (vii) of this Section 2.05(b) and (B) on and after the borrowing of any New Term Loans, the prepayments referred to in this Section 2.05(b) shall be allocated among each Class of Term Loans pro rata based on the aggregate principal amount of the Outstanding Amount of Term Loans of each such Class unless, with respect to any Class of New Term Loans, the Borrower and the New Term Loan Lenders for such Class of New Term Loans have agreed in accordance with Section 2.14(e)(iii) that such Class of New Term Loans will be receive less than such Class of New Term Loans’ pro rata share of prepayments made under this Section 2.05(b) (it being understood that any Class of Term B Loans shall not be allocated any less than its pro rata share of such prepayment).

(vii)         The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i)

through (vi) of this Section 2.05(b) at least one (1) Business Day prior to the date of such prepayment.  Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment.  The Administrative Agent will promptly notify each Appropriate Lender of the contents of any such prepayment notice and of such Appropriate Lender’s Pro Rata Share of the prepayment.  Any Term Lender (a “Declining Lender”, and any Term Lender which is not a Declining Lender, an “Accepting Lender”) may elect, by delivering not less than two (2) Business Days prior to the proposed prepayment date, a written notice (such notice, a “Rejection Notice”) that any mandatory prepayment otherwise required to be made with respect to the Term Loans held by such Term Lender pursuant to clauses (i) through (vi) of this Section 2.05(b) not be made, in which event the portion of such prepayment which would otherwise have been applied to the Term Loans of the Declining Lenders shall be retained by the Borrower (for itself and on behalf of the other Restricted Subsidiaries).  If a Term Lender fails to deliver a Rejection Notice within the time frame specified above, such Term Lender will be deemed to be an Accepting Lender.

(viii)        Funding Losses, Etc.  All prepayments under this Section 2.05 shall be made together with, in the case of any such prepayment of a Eurodollar Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurodollar Rate Loan pursuant to Section 3.05.  Notwithstanding any of the other provisions of this Section 2.05(b), so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, if any prepayment of Eurodollar Rate Loans is required to be made under this Section 2.05(b), other than on the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05(b). Upon the occurrence and during the continuance of any Default or Event of Default or if a Default or Event of Default would result therefrom, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with this Section 2.05(b).

Section 2.06.          Termination or Reduction of Commitments.

(a)           Optional.  The Borrower may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class; provided that (i) any such notice shall be received by the Administrative Agent three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount (A) of $500,000 or any whole multiple of $100,000 in excess thereof or (B) equal to the entire remaining amount of the Commitments of any Class and (iii) if, after giving effect to any reduction of the Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit, as the case may be, exceeds the amount of the Revolving Credit Commitments, such sublimit shall be automatically reduced by the amount of such excess.  The amount of any such Commitment reduction shall not be applied to the Letter of Credit Sublimit or the Swing Line Sublimit unless otherwise specified by the Borrower or as required by the preceding sentence.  Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing of all of the Facilities, which refinancing shall not be consummated or otherwise shall be delayed.

(i)            Mandatory.  The Term Commitment of each Term Lender shall be automatically and permanently reduced to $0 at 5:00 p.m. on the Closing Date upon funding the Term Loans.

(ii)           The Revolving Credit Commitment of each Revolving Credit Lender shall be automatically and permanently reduced to $0 on the Maturity Date of the Revolving Credit Facility.

(b)           Application of Commitment Reductions; Payment of Fees.  The Administrative Agent will promptly notify the Appropriate Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit, the Swing Line Sublimit or the unused Commitments of any Class under this Section 2.06.  Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07).  All commitment fees accrued until the effective date of any termination of the Aggregate Commitments of any Class shall be paid to the Appropriate Lenders on the effective date of such termination.

Section 2.07.          Repayment of Loans.

(a)           Term Loans.  The Borrower shall, on the last Business Day of each March, June, September and December, commencing with the last Business Day of March 2011 and ending with the last Business Day of September immediately preceding the Maturity Date for the Term B Loan Facility, repay to the Administrative Agent for the ratable account of the Term B Lenders, 0.25% of the aggregate principal amount of all Term B Loans outstanding on the Closing Date (which installments shall be reduced as a result of the application of prepayments in accordance with Section 2.05); provided that the final principal repayment installment of the Term Loans of each Class shall be repaid on the Maturity Date of the Term B Loan Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term Loans of such Class outstanding on such date.

(b)           Revolving Credit Loans.  The Borrower shall repay to the Administrative Agent for the ratable account of the applicable Revolving Credit Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all of its Revolving Credit Loans outstanding on such date.

(c)           Swing Line Loans.  The Borrower shall repay the aggregate principal amount of all of its Swing Line Loans on the date that is five (5) Business Days prior to the Maturity Date for the Revolving Credit Facility.

Section 2.08.          Interest.

(a)           Subject to the provisions of Section 2.08(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Credit Loans.

(b)           While any Default or Event of Default set forth in Section 8.01(a), (f) or (g) exists, the Borrower shall pay interest on all overdue amounts hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.  Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)           Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.09.          Fees.  In addition to certain fees described in Section 2.03(i) and Section 2.03(j):

(a)           Revolving Credit Commitment Fee.  The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share, a commitment fee (each, a “Revolving Credit Commitment Fee” and, collectively, the “Revolving Credit Commitment Fees”) equal to the Applicable Rate times the actual daily amount by which the aggregate Revolving Credit Commitments exceed the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations.  The Revolving Credit Commitment Fees shall accrue at all times from the date hereof until the Maturity Date of the Revolving Credit Facility, including at any time during which one or more of the conditions in Article 4 is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date for the Revolving Credit Facility.  The Revolving Credit Commitment Fees shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b)           Other Fees.  The Borrower shall pay or cause to be paid to the Agents such fees as may have been separately agreed upon in writing in the amounts and at the times so specified.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

Section 2.10.          Computation of Interest and Fees.  All computations of interest for Base Rate Loans when the Base Rate is determined by the Administrative Agent’s “prime rate” shall be made on the basis of a year of three hundred and sixty-five (365) or three hundred and sixty-six (366) days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a three hundred and sixty-five (365) day year).  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.11.          Evidence of Indebtedness.

(a)           The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting as a non-fiduciary agent solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrower, in each case in the ordinary course of business.  The accounts or records maintained by each Lender and the Register maintained by the Administrative Agent shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the Register in respect of such matters, the Register shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.  The Borrower and each Lender agrees from time to time after the occurrence and during the continuance of a Default or Event of Default under Section 8.01(f) or Section 8.01(g)(i) to execute and deliver to the Administrative Agent all such Notes or other promissory notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests and obligations of the Lenders after giving effect to any exchange of Lenders’ interests pursuant to arrangements relating thereto among the Lenders, and each Lender agrees to surrender any Notes or other promissory notes originally received by it in connection with its Loans hereunder to the Administrative Agent for cancellation against delivery of any Notes or other promissory notes so executed and delivered.

(b)           In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans.  In the event of any conflict between the Register and the accounts and records of any Lender in respect of such matters, the Register shall control in the absence of manifest error.

(c)           Entries made in good faith by the Administrative Agent in the Register pursuant to Section 2.11(a) and Section 2.11(b), and by each Lender in its account or accounts pursuant to Section 2.11(a) and Section 2.11(b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

Section 2.12.          Payments Generally.

(a)           All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 4:00 p.m. shall be deemed received on the next succeeding Business Day in the Administrative Agent’s sole discretion and any applicable interest or fee shall continue to accrue to the extent applicable.

(b)           If any payment to be made by the Borrower shall come due on a day other than a Business Day in relation to the Borrower, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Eurodollar Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(c)           Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto.  If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

(i)            if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the applicable Federal Funds Rate from time to time in effect; and

(ii)           if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect.  When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing.  If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing.  Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.

(d)           If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article 2, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article 4 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e)           The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint.  The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(f)            Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g)           Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.03.  If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the sum of (i) the Outstanding Amount of all Loans outstanding at such time and (ii) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

Section 2.13.          Sharing Of Payments.  If, (other than (x) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or Participant or (y) as otherwise expressly provided elsewhere herein) any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon.  The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.  The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments.  Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

Section 2.14.          Incremental Facilities.

(a)           At any time or from time to time after the Closing Date, the Borrower may by written notice to the Administrative Agent elect to request (i) prior to the Maturity Date of the Revolving Credit Facility, one or more increases to the existing Revolving Credit Commitments (any such increase in commitments, the “Increased Revolving Credit Commitments”) and/or (ii) prior to the Maturity Date of the Term B Loan Facility, the establishment of one or more new term loan commitments (the “New Term Commitments”); provided, that (x) the aggregate principal amount of all such Increased Revolving Credit Commitments shall not exceed $25,000,000 (x) the aggregate principal amount of all such Increased Revolving Credit Commitments and New Term Commitments together shall not exceed $75,000,000 and (z) any such request shall be for an aggregate principal amount of Increased Revolving Credit Commitments or New Term Commitments that is not less than $5,000,000 (or such lesser amount which shall be approved by Administrative Agent or such lesser amount that shall constitute the difference between the maximum aggregate principal amount of Increased Revolving Credit Commitments or New Term Commitments indicated above and all such Increased Revolving Credit Commitments and New Term Commitments obtained prior to such date) and integral multiples of $5,000,000 in excess of that amount.  Each such notice shall specify (i) the date (each, an “Increased Amount Date”) on which the Borrower proposes that the Increased Revolving Credit Commitments or New Term Commitments, as applicable, shall be effective, which shall be a date not less than fifteen (15) Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period as shall be reasonably acceptable to the Administrative Agent) and (ii) the identity of each Lender or other Person that is an Eligible Assignee (each, a “New Revolving Credit Lender” or “New Term Lender,” as applicable) to whom the Borrower proposes any portion of such Increased Revolving Credit Commitments or New Term Commitments, as applicable, be allocated and the amounts of such allocations; provided that the Borrower shall first approach each existing Lender to provide any Increased Revolving Credit Commitment or New Term Commitment, which Lender may elect or decline, in its sole discretion, to provide all or any portion of such requested Increased Revolving Credit Commitment or New Term Commitment.  Such Increased Revolving Credit Commitments or New Term Commitments shall become effective, as of such Increased Amount Date; provided that (1) no Default or Event of Default shall have occurred and be continuing on such Increased Amount Date before or after giving effect to such Increased Revolving Credit Commitments or New Term Commitments, as applicable; (2) after giving effect to the making of any New Term Loans or effectiveness of Increased Revolving Credit Commitments, each of the conditions set forth in Section 4.02 shall be satisfied; (3) (i) Holdings and its Restricted Subsidiaries shall be in Pro Forma Compliance with each of the covenants set forth in Section 7.10, and (ii) the Senior Secured Leverage Ratio shall be no greater than 2.50:1.00 as of the end of the Test Period most recently ended, in each case, giving Pro Forma Effect to such Increased Revolving Credit Commitments or New Term Loans (and with respect to any Increased Revolving Credit Commitment, assuming a borrowing of the maximum amount of Loans available under the Revolving Credit Facility after giving effect to such Increased Revolving Credit Commitment and any Increased Revolving Credit Commitments previously made pursuant to this Section 2.14), as applicable; (4) the Increased Revolving Credit Commitments or New Term Commitments, as applicable, shall be effected pursuant to one or more Joinder Agreements executed and delivered by the Borrower, the New Revolving Credit Lender or New Term Lender, as applicable, and Administrative Agent, and each of which shall be recorded in the Register, and each New Revolving Credit Lender and New Term Lender shall be subject to the requirements set forth in Section 10.15; (5) the Borrower shall make any payments required pursuant to Section 3.05 in connection with the Increased Revolving Credit Commitments or New Term Commitments, if applicable; and (6) the Borrower shall deliver or cause to be delivered any customary legal opinions or other documents reasonably requested by Administrative Agent in connection with any such transaction.

(b)           On any Increased Amount Date on which Increased Revolving Credit Commitments are effected through an increase to the existing Revolving Credit Commitments, subject to the satisfaction of the foregoing terms and conditions, (a) each of the Revolving Credit Lenders shall assign to each of the New Revolving Credit Lenders, and each of the New Revolving Credit Lenders shall purchase from each of the Revolving Credit Lenders, at the principal amount thereof, such interests in the Revolving Credit Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Credit Loans will be held by existing Revolving Credit Lenders and New Revolving Credit Lenders ratably in accordance with their Revolving Credit Commitments after giving effect to the addition of such Increased Revolving Credit Commitments to the Revolving Credit Commitments, (b) each Increased Revolving Credit Commitment shall be deemed for all purposes a Revolving Credit Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Credit Loan and (c) each New Revolving Credit Lender shall become a Lender with respect to the Increased Revolving Credit Commitment and all matters relating thereto.  The Administrative Agent and the Lenders hereby agree that the minimum borrowing and prepayment requirements in Section 2.02 and 2.05(a) of this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(c)           Any New Term Loans effected through the establishment of one or more new Term Loans made on an Increased Amount Date shall be designated a separate Class of New Term Loans, as applicable, for all purposes of this Agreement.  On any Increased Amount Date on which any New Term Commitments of any Class are effected, subject to the satisfaction of the foregoing terms and conditions, (i) each New Term Lender of such Class shall make a Loan to the Borrower (a “New Term Loan”) in an amount equal to its New Term Commitment of such Class, and (ii) each New Term Lender of such Class shall become a Lender hereunder with respect to the New Term Commitment of such Class and the New Term Loans of such Class made pursuant thereto.  Notwithstanding the foregoing, New Term Loans may have identical terms to the Term B Loans and be treated as the same Class as the Term B Loans.

(d)           The Administrative Agent shall notify the Lenders promptly upon receipt of the Borrower’s notice of each Increased Amount Date and in respect thereof (i) the Class of New Term Commitments and the New Term Lenders of such Class and (ii) in the case of each notice to any Revolving Credit Lender with respect to an increase in the Revolving Credit Commitments, the respective interests in such Revolving Credit Lender’s Revolving Credit Commitments, in each case, subject to the assignments contemplated by clause (b) of this Section 2.14.

(e)           The terms and provisions of the New Term Loans and New Term Commitments of any Class shall be as agreed between the Borrower and the New Term Lenders providing such New Term Loans and New Term Commitments, and except as otherwise set forth herein, to the extent not identical to the Term B Loans, shall be reasonably satisfactory to Administrative Agent.  In any event:

(i)            the Weighted Average Life to Maturity of all New Term Loans of any Class shall be no shorter than the Weighted Average Life to Maturity of the Term B Loans (except by virtue of amortization or prepayment of the Term B Loans prior to the time of such incurrence);

(ii)           the Maturity Date of any Class of the New Term Loans shall be no earlier than the maturity of the Term B Loans;

(iii)          the New Term Loans will share ratably in right of prepayment with the Term Loans pursuant to Section 2.05(b) or otherwise as contemplated by clause (g) of this Section 2.14 below; provided that the New Term Loans may be afforded lesser payments to the extent the Lenders providing such New Term Loans so agree; and

(iv)          the yield applicable to the New Term Loans of each Class shall be determined by the Borrower and the applicable new Lenders and shall be set forth in each applicable Joinder Agreement; provided, however, that the yield applicable to such New Term Loans (after giving effect to all upfront or similar fees, original issue discount payable or interest rate floors with respect to such New Term Loans) shall not be greater than the applicable interest rate payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to Term B Loans (including any upfront or similar fees or original issue discount paid and payable to the initial Lenders hereunder), plus 0.25% per annum unless the interest rate with respect to the Term B Loan is increased so as to cause the then applicable interest rate under this Agreement on the Term B Loans (including any upfront or similar fees or original issue discount paid and payable to the initial Lenders hereunder and the adjustment of any interest rate floor) to equal the yield then applicable to the New Term Loans (after giving effect to all upfront or similar fees, original issue discount payable or interest rate floors with respect to such New Term Loans) minus 0.25%; provided that customary arrangement or commitment fees payable to the arrangers of such New Term Loans (or their respective affiliates) under this Section 2.14 shall be excluded.

(f)            Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of Administrative Agent and the Borrower to effect the provision of this Section 2.14, and for the avoidance of doubt, this Section 2.14 shall supersede any provisions in Section 10.01 to the contrary.

(g)           The Loans and Commitments extended or established pursuant to this paragraph shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Collateral Documents.

Section 2.15.          Modification of Revolving Credit Loans.

(a)           Borrower Request.  The Borrower may by thirty (30) Business Days’ written notice to the Administrative Agent elect to request, effective as of the applicable Maturity Date or any date which Revolving Credit Commitments have been previously extended pursuant to this Section 2.15 (any such date a “Revolving Maturity Date”), to extend the applicable Revolving Loans and the applicable Revolving Credit Commitments beyond such applicable Revolving Maturity Date.  Such notice shall specify (i) the date on which the Borrower proposes that the extended Revolving Credit Commitments shall mature, (ii) the identity of each Eligible Assignee (together with any consents that would be required pursuant to Section 10.07 for an assignment to such Eligible Assignee) to whom the Borrower proposes any portion of such extended Revolving Credit Commitments be allocated and the amounts of such allocations and (iii) the minimum amounts, if any, and minimum increments, if any, that the Borrower may, in its discretion, specify; provided that the Borrower shall first approach each existing Lender to provide all or a portion of the extended Revolving Credit Commitments, which Lender may elect or decline, in its sole discretion, to provide such extended Revolving Credit Commitment and if it so declines the unpaid principal amount of its Revolving Credit Loans shall be paid in full on the applicable Revolving Maturity Date.

(b)           Conditions.  The extended Revolving Credit Commitments shall become effective, as of the applicable Revolving Maturity Date; provided that:

(i)            each of the conditions set forth in Section 4.02 shall be satisfied;

(ii)           no Default or Event of Default shall have occurred and be continuing or would result from the extension of the Revolving Credit Commitments; and

(iii)          the Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction.

(c)           Terms of Extended Revolving Credit Commitments.  The term and provisions of extended Revolving Credit Commitments made pursuant to such extension:

(i)            shall have a yield as may be agreed by the Borrower and the Revolving Lenders making such Revolving Credit Commitment extensions; provided that the yield applicable to the extended Revolving Credit Commitments (after giving effect to all upfront or similar fees, original issue discount payable or interest rate floors with respect to such extended Revolving Credit Commitments) shall not be greater than the applicable interest rate payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to the non-extended Revolving Credit Commitments (including any upfront or similar fees or original issue discount paid and payable to the initial Lenders hereunder), plus 0.25% per annum unless the interest rate with respect to the non-extended Revolving Credit Commitments is increased so as to cause the then applicable interest rate under this Agreement on the non-extended Revolving Credit Commitments (including any upfront or similar fees or original issue discount paid and payable to the initial Lenders hereunder and the adjustment of any interest rate floor) to equal the yield then applicable to the extended Revolving Credit Commitments (after giving effect to all upfront or similar fees, original issue discount payable or interest rate floors with respect to such extended Revolving Credit Commitments) minus 0.25%; provided that customary arrangement or commitment fees payable to the arrangers of such extended Revolving Credit Commitments (or their respective affiliates) under this Section 2.15 shall be excluded;

(ii)           shall have a maturity date that is not prior to the maturity date of the non-extended Revolving Credit Commitments and will require no scheduled amortization or mandatory commitment reduction prior to the Latest Maturity Date of the Revolving Credit Commitments;

(iii)          shall otherwise have terms and conditions that are substantially identical to, or less favorable to the investors providing such extended Revolving Credit Commitments than, the terms of the non-extended Revolving Credit Commitments; and

(iv)          the extended Revolving Credit Commitments shall be effected by an extension agreement (the “Revolving Extension Agreement”) executed by the Borrower, the Administrative Agent and each Lender making such extended Commitment, in form and substance satisfactory to each of them.  The Revolving Extension Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.15.

(d)           Letters of Credit and Swing Line Loans.  Any Revolving Extension Agreement may provide for the issuance of Letters of Credit for the account of the Borrower, or the provision to the Borrower of Swing Line Loans, pursuant to any extended Revolving Commitments established thereby, in each case on terms substantially equivalent to the terms applicable to Letters of Credit and Swing Line Loans under the Revolving Credit Commitments and with the consent of the L/C Issuer and/or Swing Line Lender, as applicable.  In addition, if so provided in the relevant Revolving Extension Agreement and with the consent of each L/C Issuer, participations in Letters of Credit expiring on or after the Revolving Maturity Date shall be re-allocated from Lenders holding Revolving Credit Commitments to Lenders holding extended

Revolving Credit Commitments in accordance with the terms of such Revolving Extension Agreement; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding Revolving Credit Commitments, be deemed to be participation interests in respect of such Revolving Credit Commitments and the terms of such participation interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly.

(e)           Equal and Ratable Benefit.  The Revolving Credit Commitments extended pursuant to this paragraph shall constitute Revolving Credit Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Collateral Documents.  The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Collateral Documents continue to be perfected under the UCC or otherwise after giving effect to the extension of any such Revolving Credit Commitments.

Section 2.16.          Defaulting Lenders.

(a)           Reallocation of Defaulting Lender Commitment, Etc.  If a Lender becomes, and during the period it remains, a Defaulting Lender, the following provisions shall apply with respect to any outstanding Letter of Credit participation pursuant to Section 2.03(b)(i) and Swing Line Loan participation pursuant to Section 2.04(c) of such Defaulting Lender:

(i)            the Letter of Credit participation pursuant to Section 2.03(b)(i) and Swing Line Loan participation pursuant to Section 2.04(c), in each case, of such Defaulting Lender will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders pro rata in accordance with their respective Revolving Credit Commitments; provided that (a) the Outstanding Amount of each Non-Defaulting Lender’s Revolving Credit Loans and L/C Obligations (with the aggregate amount of such Lenders’ risk participations and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender) may not in any event exceed the Revolving Credit Commitment of such Non-Defaulting Lender as in effect at the time of such reallocation and (b) neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender;

(ii)           to the extent that any portion (the “unreallocated portion”) of the Defaulting Lender’s Letter of Credit participation pursuant to Section 2.03(b)(i) and Swing Line Loan participation pursuant to Section 2.04(c) cannot be so reallocated, whether by reason of the first proviso in clause (i) above or otherwise, the Borrower will, not later than two Business Days after demand by the Administrative Agent (at the direction of the L/C Issuer and/or the Swing Line Lender, as the case may be), (1) Cash Collateralize the obligations of the Borrower to the L/C Issuer and the Swing Line Lender in respect of such Letter of Credit participation pursuant to Section 2.03(b)(i) and the Swing Line Loan participation pursuant to Section 2.04(c), as the case may be, in an amount equal to the aggregate amount of the unreallocated portion of such Letter of Credit participation pursuant to Section 2.03(b)(i) and the Swing Line Loan participation pursuant to Section 2.04(c), or (2) in the case of such Swing Line Loan participation pursuant to Section 2.04(c), prepay (subject to clause (iii) below) and/or Cash Collateralize in full the unreallocated portion thereof, or (3) make other arrangements satisfactory to the Administrative Agent, and to the L/C Issuer and the Swing Line Lender, as the case may be, in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender; and

(iii)          any amount paid by the Borrower for the account of a Defaulting Lender that was or is a Lender under this Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will not be paid or distributed to such Defaulting Lender, but will instead be retained by the Administrative Agent in a segregated non-interest-bearing account until (subject to Section 2.16(d)) the termination of the Commitments and payment in full of all obligations of the Borrower hereunder and will be applied by the Administrative Agent, to the fullest extent permitted by law, to the making of payments from time to time in the following order of priority:  first to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent under this Agreement, second to the payment of any amounts owing by such Defaulting Lender to the L/C Issuer or the Swing Line Lender (pro rata as to the respective amounts owing to each of them) under this Agreement, third to the payment of post-default interest and then current interest due and payable to the Lenders hereunder other than Defaulting Lenders that are Lenders, ratably among them in accordance with the amounts of such interest then due and payable to them, fourth to the payment of fees then due and payable to the Non-Defaulting Lenders that are Lenders hereunder, ratably among them in accordance with the amounts of such fees then due and payable to them, fifth to pay principal and unreimbursed payments made by the L/C Issuer pursuant to a Letter of Credit then due and payable to the Non-Defaulting Lenders that are Lenders hereunder ratably in accordance with the amounts thereof then due and payable to them, sixth to the ratable payment of other amounts then due and payable to the Non-Defaulting Lenders that are Lenders, and seventh after the termination of the Commitments and payment in full of all obligations of the Borrower hereunder, to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct.

(b)           Fees.  Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, such Defaulting Lender will not be entitled to any fees accruing during such period pursuant to Section 2.9 (without prejudice to the rights of the Lenders other than Defaulting Lenders in respect of such fees); provided that in the case of a Defaulting Lender that was or is a Lender (x) to the extent that a portion of the Letter of Credit participation pursuant to Section 2.03(b)(i) and Swing Line Loan participation pursuant to Section 2.04(c) of such Defaulting Lender is reallocated to the Non-Defaulting Lenders pursuant to Section 2.16(a), such fees that would have accrued for the benefit of such Defaulting Lender will instead accrue for the benefit of and be payable to such Non-Defaulting Lenders, pro rata in accordance with their respective Commitments, and (y) to the extent any portion of such Letter of Credit participation pursuant to Section 2.03(b)(i) and Swing Line Loan participation pursuant to Section 2.04(c) cannot be so reallocated, such fees will instead accrue for the benefit of and be payable to the L/C Issuer and the Swing Line Lender, as applicable, as their interests appear (and the pro rata payment provisions of Sections 2.12 and 2.13 will automatically be deemed adjusted to reflect the provisions of this Section).

(c)                                  Termination of Defaulting Lender Commitment.  The Borrower may terminate the unused amount of the Commitment of a Defaulting Lender upon not less than three Business Days’ prior notice to the Administrative Agent (which will promptly notify the Lenders thereof), and in such event the provisions of Section 2.16(a)(iii) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender that is a Lender under this Agreement (in each case whether on account of principal, interest, fees, indemnity or other amounts), provided that such termination will not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, the L/C Issuer, the Swing Line Lender or any Lender may have against such Defaulting Lender.

(d)                                 Cure.  If the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender agree in writing in their discretion that a Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, as the case may be, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any amounts then held in the segregated account referred to in Section 2.16(a)), such Lender will, to the extent applicable, purchase such portion of outstanding Loans of the other Lenders and/or make such other adjustments as the Administrative Agent may determine to be necessary to cause the total Revolving Credit Commitments, Revolving Credit Loans, Letter of Credit participation pursuant to Section 2.03(b)(i) and Swing Line Loan participation pursuant to Section 2.04(c) of the Lenders to be on a pro rata basis in accordance with their respective Commitments, whereupon such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender (and such Commitments and Loans of each Lender will automatically be adjusted on a prospective basis to reflect the foregoing); provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

ARTICLE 3

TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

Section 3.01.                             Taxes.

(a)                                  Unless otherwise required by any Law, any and all payments by any Loan Party to or for the account of any Agent or any Lender (which term shall, for purposes of this Section 3.01, include any L/C Issuer) under any Loan Document shall be made free and clear of and without deduction for any Taxes.  If any Loan Party or other applicable withholding agent shall be required by any Laws to deduct any Non-Excluded Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (i) the sum payable by the applicable Loan Party shall be increased as necessary so that after all required deductions (including deductions applicable to additional sums payable under this Section 3.01) have been made, each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such deductions, (iii) the applicable withholding agent shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within thirty (30) days after the date of such payment, the applicable withholding agent (if it is not the Administrative Agent) shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent.

(b)                                 In addition, the Borrower and the Guarantors agree, jointly and severally, to pay any and all present or future stamp, court or documentary taxes and any other excise, property, intangible or mortgage recording taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as “Other Taxes”).  For the avoidance of doubt, “Other Taxes” shall not include any Excluded Taxes.

(c)                                  Without duplication, the Borrower and the Guarantors agree, jointly and severally, to indemnify each Agent and each Lender for the full amount of any Non-Excluded Taxes attributable to any sum payable under any Loan Document to any Agent or Lender and any Other Taxes (including any Non-Excluded Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.01, and any such Non-Excluded Taxes or Other Taxes attributable to any payment made by or on account of any Guarantor) payable by such Agent or such Lender, whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  Payment under this Section 3.01(c) shall be made within thirty (30) days after the date such Lender or such Agent makes a demand therefor, but in no event earlier than ten (10) days before such Taxes are due and payable to the applicable Governmental Authority.  If any Lender or Agent determines in its sole discretion that it is entitled to receive a refund in respect of any Non-Excluded Taxes or Other Taxes as to which indemnification or additional amounts have been paid to such Lender or Agent, as applicable, by any Loan Party pursuant to or in respect of Section 3.01 of this Agreement or the other Loan Documents, such Lender or Agent, as applicable, shall promptly apply for such refund unless, in the good faith judgment of such Lender or Agent, as applicable, applying for such refund would cause such Lender or Agent, as applicable, to suffer any material economic, legal or regulatory disadvantage.  The Borrower shall reimburse the Lender or Agent, as applicable, for all reasonable out-of-pocket expenses (including Taxes) of the Lender or Agent incurred in pursuing such refund.  If the Lender or Agent, as applicable, receives any such refund, it shall be governed by Section 3.01(d).

(d)                                 If any Lender or Agent receives a refund (whether received in cash or applied by the taxing authority granting the refund to offset another tax obligation otherwise owed) in respect of any Non-Excluded Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by any Loan Party pursuant to or in respect of this Section 3.01 or pursuant to another Loan Document, it shall promptly remit such refund (including any interest included in such refund by the applicable taxing authority) to the Borrower, net of all reasonable out-of-pocket expenses (including Taxes) of the Lender or Agent, as the case may be; provided that the Borrower, upon the request of the Lender or Agent, as the case may be, agrees promptly to return such refund to such party in the event such party is required to repay such refund to the relevant taxing authority.  Such Lender or Agent, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided that such Lender or Agent may delete any information therein that such Lender or Agent deems confidential).  Nothing herein contained shall interfere with the right of a Lender or Agent to arrange its Tax affairs in whatever manner it thinks fit nor oblige any Lender or Agent to claim any Tax refund or to disclose any information relating to its tax affairs or any computations in respect thereof or require any Lender or Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, relief, remissions or repayments to which it may be entitled.

(e)                                  Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or Section 3.01(c) with respect to such Lender it will, if requested by the Borrower, use commercially reasonable efforts (subject to such Lender’s overall internal policies of general application and legal and regulatory restrictions) to avoid the consequences of such event, including to designate another Lending Office for any Loan or Letter of Credit affected by such event or to assign its rights and obligations with respect to such Loan or Letter of Credit to another of its offices, branches or affiliates; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided further that nothing in this Section 3.01(e) shall affect or postpone any of the Obligations of any Loan Party or the rights of the Lender pursuant to Section 3.01(a) and Section 3.01(c).

Section 3.02.                             Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof specifying the circumstances giving rise to such determination by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.  Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

Section 3.03.                             Inability To Determine Rates.  If the Administrative Agent or the Required Lenders determine that for any reason (i) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or (ii) that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or (iii) that Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and the Interest Period of such Eurodollar Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders, if such suspension was initiated by the Required Lenders) revokes such notice.  Upon receipt of any such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

Section 3.04.                             Increased Cost And Reduced Return; Capital Adequacy; Reserves On Eurodollar Rate Loans.

(a)                                  If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the date hereof, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Non-Excluded Taxes indemnifiable under Section 3.01, (ii) any Excluded Taxes and (iii) reserve requirements contemplated by Section 3.04(c)), then from time to time upon written demand of such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall, without duplication, pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

(b)                                 If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, in each case after the date hereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon written demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall, without duplication pay to such Lender such additional amounts as will compensate such Lender for such reduction.

(c)                                  The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurodollar Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan; provided that the Borrower shall have received at least ten (10) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender.  If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable ten (10) days from receipt of such notice.

(d)                                 If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the Borrower, use commercially reasonable efforts (subject to such Lender’s overall internal policies of general application and legal and regulatory restrictions) to avoid the consequences of such event, including to designate another Lending Office for any

Loan or Letter of Credit affected by such event or to assign its rights and obligations with respect to such Loan or Letter of Credit to another of its offices, branches or affiliates; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided, further that nothing in this Section 3.04(d) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.04(a), Section 3.04(b) or Section 3.04(c).

Section 3.05.                             Funding Losses.  Upon demand of any Lender from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)                                  any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

(b)                                 any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

For purposes of calculating amounts payable by a Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded. A certificate of such Lender submitted to the Borrower (through the Administrative Agent) with respect to any amounts owing under this Section 3.05 shall be conclusive absent manifest error.

Section 3.06.                             Matters Applicable To All Requests For Compensation.

(a)                                  Any Agent or any Lender claiming compensation under this Article 3 shall deliver a certificate to the Borrower setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder, which shall be conclusive in the absence of manifest error.  In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

(b)                                 With respect to any Lender’s claim for compensation under Section 3.01, Section 3.02, Section 3.03 or Section 3.04, the Borrower shall not be required to compensate such Lender for any amount incurred more than three hundred and sixty-five (365) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such increased cost or reduction is retroactive, then such three hundred and sixty-five (365) day period referred to above shall be extended to include the period of retroactive effect thereof.  If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue Eurodollar Rate Loans from one Interest Period to another, or to convert Base Rate Loans into Eurodollar Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c)                                  If the obligation of any Lender to make or continue any Eurodollar Rate Loan from one Interest Period to another, or to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s Eurodollar Rate Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurodollar Rate Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.01, Section 3.02, Section 3.03 or Section 3.04 hereof that gave rise to such conversion no longer exist:

(i)                                     to the extent that such Lender’s Eurodollar Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Eurodollar Rate Loans shall be applied instead to its Base Rate Loans; and

(ii)                                  all Loans that would otherwise be made or continued as Eurodollar Rate Loans from one Interest Period to another by such Lender shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Eurodollar Rate Loans shall remain as Base Rate Loans.

(d)                                 If any Lender gives notice to a Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.01, Section 3.02, Section 3.03 or Section 3.04 hereof that gave rise to the conversion of such Lender’s Eurodollar Rate Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Rate Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted irrespective of whether such conversion results in greater than five (5) Interest Periods being outstanding under this Agreement, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Rate Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

Section 3.07.                             Replacement Of Lenders Under Certain Circumstances.

(a)                                  If at any time (x) the Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01(a) or (c) or Section 3.02 as a result of any condition described in such Sections or any Lender ceases to make Eurodollar Rate Loans as a result of any condition described in Section 3.04, (y) any Lender becomes a Defaulting Lender or (z) any Lender becomes a Non-Consenting Lender, then the Borrower may, on ten (10) Business Days’ prior written notice to the Administrative Agent and such Lender, replace such Lender (in its capacity as a Lender under the applicable Facility, if the underlying matter in respect of which such Lender has become a Non-Consenting Lender relates to a certain Class of Loans or Commitments) by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement (in respect of the applicable Class of Loans or Commitments if the underlying matter in respect of which such Lender has become a Non-Consenting Lender relates to a certain Class of Loans or Commitments) to one or more Eligible Assignees (together with any consents that would be required pursuant to Section 10.07 for an assignment to such Eligible Assignee); provided that (i) in the case of any Eligible Assignees in respect of Non-Consenting Lenders, the replacement Lender shall agree to the consent, waiver or amendment to which the Non-Consenting Lender did not agree and (ii) neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person.

(b)                                 Any Lender being replaced pursuant to Section 3.07(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans of the applicable Class and, if applicable, participations in L/C Obligations and Swing Line Loans, and (ii) deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent.  Pursuant to such Assignment and Assumption, (i) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans of the applicable Class and, if applicable, participations in L/C Obligations and Swing Line Loans, (ii) all obligations of the Borrower owing to the assigning Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such assignment and assumption and (iii) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.

(c)                                  Notwithstanding anything to the contrary contained above, (i) the Lender that acts as the L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer satisfactory to such L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements satisfactory to such L/C Issuer) have been made with respect to such outstanding Letter of Credit and (ii) the Lender that acts as the Administrative Agent may not be replaced in such capacity hereunder except in accordance with the terms of Section 9.10.

(d)                                 In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or to agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain Class of Loans or Commitments and (iii) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

(e)                                  In the event that any Revolving Credit Lender shall become a Defaulting Lender or S&P, Moody’s and Thompson’s BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best’s Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender becomes a Revolving Credit Lender, downgrade the long term certificate deposit ratings of such

Lender, and the resulting ratings shall be below BBB-, Baa3 and C (or BB, in the case of a Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)) (or, with respect to any Revolving Credit Lender that is not rated by any such ratings service or provider, the L/C Issuer or the Swing Line Lender shall have reasonably determined that there has occurred a material adverse change in the financial condition of any such Lender, or a material impairment of the ability of any such Lender to perform its obligations hereunder, as compared to such condition or ability as of the date that any such Lender became a Revolving Credit Lender) then the L/C Issuer or the Swing Line Lender shall have the right, but not the obligation, at the Borrower’s expense, upon notice to such Lender and the Administrative Agent, to replace such Lender with an assignee (in accordance with and subject to the restrictions contained in Section 10.07(b)), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 10.07(b), including, for the avoidance of doubt, the prior written consent of the Borrower to the extent otherwise required by Section 10.07(b)) all its interests, rights and obligations in respect of its Revolving Credit Commitment to such assignee; provided, however, that no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority.

Section 3.08.                             Survival.  All of the Borrower’s obligations under this Article 3 shall survive any assignment of rights by, or the replacement of, a Lender (including any L/C Issuer) and the termination of the Aggregate Commitments and repayment of all other Obligations hereunder for a period of three hundred and sixty-five (365) days from the date of such assignment, replacement or termination and repayment, as applicable.  Subject in all cases to the foregoing sentence, failure or delay on the part of any Lender to demand compensation or reimbursement pursuant to this Article 3 shall not constitute a waiver of such Lender’s right to demand such compensation or reimbursement; provided that the Borrower shall not be required to compensate or reimburse a Lender pursuant to this Article 3 for any increased costs or reductions in return incurred or accrued more than three hundred and sixty-five (365) days prior to the date that such Lender notifies the Borrower of the circumstances giving rise to such demand for compensation or reimbursement; provided, further that if any of the circumstances giving rise to such increased costs or reductions in return are retroactive, then the three hundred and sixty-five (365) day period referred to in the preceding proviso shall be extended to include the period of retroactive effect.

ARTICLE 4

CONDITIONS PRECEDENT

Section 4.01.                             Conditions To Initial (Closing Date) Credit Extension.  The obligation of each Lender to make the Credit Extensions hereunder on the Closing Date is subject to satisfaction of the following conditions precedent, subject in all respects to the final paragraph of this Section 4.01:

(a)                                  The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles or electronic copies (followed promptly by originals) unless otherwise specified, and each executed by a Responsible Officer of the signing Loan Party:

(i)                                     executed counterparts of this Agreement;

(ii)                                  a Note executed by the Borrower in favor of each Lender requesting a Note at least two (2) Business Days prior to the Closing Date, if any;

(iii)                               the Guaranty and Security Agreement, duly executed by each of the Loan Parties, together with, if applicable:

(A)                              certificates representing the Pledged Equity referred to therein, accompanied by undated stock powers executed in blank or, if applicable, other appropriate instruments of transfer and instruments evidencing the Pledged Debt, if any, indorsed in blank,

(B)                                copies of all lien searches with respect to the Collateral, conducted by a search firm reasonable acceptable to the Administrative Agent in such locations as the Administrative Agent shall have requested, together with copies of the financing statements (or similar documents) disclosed by such searches, and accompanied by evidence that any Liens indicated in any such financing statement (x) that are not permitted by Section 7.01 have been or contemporaneously will be released or terminated (or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent) and (y) that are not Permitted Prior Liens will be subordinated to the Lien of the Administrative Agent created by the Collateral Documents, and all proper financing statements, duly prepared for filing under the UCC necessary in order to perfect and protect the Liens created under the Guaranty and Security Agreement (in the circumstances and to the extent required under such Guaranty and Security Agreement), covering the Collateral of the Loan Parties described in the Guaranty and Security Agreement;

(iv)                              the Intellectual Property Security Agreement, duly executed by each of the relevant Loan Parties, together with evidence that all action that is necessary in order to perfect and protect the Liens on Material Intellectual Property created under the Intellectual Property Security Agreement (in the circumstances and to the extent required under such Guaranty and Security Agreement) has been taken;

(v)                                 the Mortgages, duly executed by each of the relevant Loan Parties, together with evidence of compliance with the Mortgage Requirement for the Mortgaged Property subject to such Mortgage;

(vi)                              all Deposit Account Control Agreements, duly executed by the corresponding Deposit Account Bank and Loan Party, that, in the reasonable judgment of the Administrative Agent, shall be required for the Loan Parties to comply with Section 6.13; and

(vii)                           Securities Account Control Agreements duly executed by the appropriate Loan Party and (1) all “securities intermediaries” (as defined in the UCC) with respect to all Securities Accounts and securities entitlements of the Borrower and each Guarantor and (2) all “commodities intermediaries” (as defined in the UCC) with respect to all commodities contracts and commodities accounts held by the Borrower and each Guarantor, that, in the reasonable judgment of the Administrative Agent, shall be required for the Loan Parties to comply with Section 6.13.

(b)                                 The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles or electronic copies (followed promptly by originals) unless otherwise specified;

(i)                                     an opinion of (A) Perkins Coie LLP, special counsel for the Loan Parties, and (B) each local counsel for the Loan Parties listed on Schedule VII, in each case, dated the Closing Date and addressed to each L/C Issuer, the Administrative Agent and the Lenders, and their successors, assigns and participants permitted under this Agreement, in each case in form and substance reasonably satisfactory to the Administrative Agent;

(ii)                                  (A) a copy of the certificate or articles of incorporation or organization, including all amendments thereto, of each Loan Party, certified, if applicable, as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing (where relevant) of each Loan Party as of a recent date, from such Secretary of State or similar Governmental Authority and (B) a certificate of Responsible Officers of each Loan Party dated the Closing Date and certifying (w) that attached thereto is a true and complete copy of the by-laws or operating (or limited liability company) agreement of such Loan Party as in effect on the Closing Date, (x) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (y) that the certificate or articles of incorporation or organization of such Loan Party have not been amended since the later of (1) the date of the certificate of good standing or (2) the date of the last amendment thereto shown on the certified copy of the certificate or articles of incorporation or organization, in ease case, furnished pursuant to clause (A) above, and (z) as to the incumbency and specimen signature of each officer executing any Loan Document on behalf of such Loan Party and countersigned by another officer as to the incumbency and specimen signature of the Responsible Officer executing the certificate pursuant to clause (B) above; and

(iii)                               a certificate signed by a Responsible Officer of the Borrower certifying as to the satisfaction of the conditions set forth in paragraphs (d), (e), (f), (g), (i), (j), (k) and (l) of this Article 4.

(c)                                  The Administrative Agent shall have received, not later than five (5) Business Days prior to the Closing Date, all documentation and other information with respect to the Borrower and the Guarantors required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.

(d)                                 Since December 29, 2009, after giving effect to the Transactions, there has not been any change, development or event that, individually or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Effect.

(e)                                  No Indebtedness (of the type specified in clause (a) of the definition of “Indebtedness”) of Holdings or the Restricted Subsidiaries shall remain outstanding as of the Closing Date (after giving effect to the Transactions), other than (i) Indebtedness pursuant to the Loan Documents, (ii) the Senior Notes and (iii) Surviving Indebtedness.

(f)                                    To the extent applicable, Holdings and its Restricted Subsidiaries are in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the PATRIOT Act, in each case, except to the extent any non-compliance could not reasonably be expected to have a Material Adverse Effect.  No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended;

(g)                                 On or before the Closing Date, the Borrower shall have received the Equity Contribution;

(h)                                 The Administrative Agent’s receipt of a certificate from the Treasurer of the Borrower, in form and substance reasonably acceptable to the Administrative Agent, certifying that Holdings and its Restricted Subsidiaries, on a consolidated basis after giving effect to the Transactions, are Solvent;

(i)                                     Payment of all fees and expenses due to the Arranger and the Lenders under any Fee Letter or any Loan Document that are required to be paid on the Closing Date from the proceeds of the initial funding under the Credit Extensions.

(j)                                     On the Closing Date, prior to and after giving effect to any Credit Extensions made hereunder, the Senior Secured Leverage Ratio of the Borrower shall not exceed 3.00:1.00.

(k)                                  Copies of (i) audited consolidated financial statements for Holdings and its Restricted Subsidiaries for Fiscal Years 2007, 2008 and 2009 (pro forma for the Resort Spin-Off), (ii) pro forma consolidated and consolidating balance sheets of Holdings and its Restricted Subsidiaries (after giving effect to the Resort Spin-Off) as at the Closing Date and reflecting the consummation of the Transactions, the related financings and other transactions contemplated by the Loan Documents, with such pro forma financial statements to be in form and substance satisfactory to the Administrative Agent and (iii) the projections of Holdings and its Restricted Subsidiaries for Fiscal Year 2010 through and including Fiscal Year 2011 (after giving effect to the Resort Spin-Off).

(l)                                     The Administrative Agent shall be reasonably satisfied that (i) subject only to the funding of the initial Loans hereunder, all conditions precedent to the consummation of the Transactions shall have been satisfied or waived with the consent of the Administrative Agent; and (ii) subject only to the funding of the initial Loans hereunder, the Transactions shall have been consummated in accordance with the Transaction Documents in form and substance reasonably satisfactory to the Administrative Agent and all applicable Laws and all representations and warranties contained in the Transaction Documents shall be true and correct in all material respects (and in all respects if qualified by materiality) on the Closing Date.

Notwithstanding anything to the contrary in this Section 4.01, to the extent that any Collateral (or the creation or perfection of any security interest therein), in each case intended to be made or granted (determined in accordance with the principles set forth in Sections 6.12 and 6.18) is not or cannot be made or granted on the Closing Date (other than (i) UCC lien searches, (ii) the pledge and perfection of collateral with respect to which a lien may be perfected upon the Closing Date solely by the filing of financing statements under the UCC and (iii) the pledge and perfection of security interests in the Equity Interests of the Subsidiaries with respect to which a lien may be perfected upon the Closing Date by the delivery of a stock certificate) after use by the Borrower of commercially reasonable efforts to do so or without undue burden or expense, then the provision of any such Collateral (or creation or perfection of a security interest therein) shall not constitute a condition precedent to the Closing Date but shall be required to be delivered within the time periods specified in Section 6.18.  It is acknowledged and agreed that the Collateral Documents set forth in Section 6.18 shall not be provided on the Closing Date but shall be delivered within the periods specified in Section 6.18 (or such longer period as the Administrative Agent, in its sole discretion, shall have agreed).

Section 4.02.                             Conditions To All Credit Extensions.  The obligation of each Lender to honor any Request for Credit Extension is subject to satisfaction of the following conditions precedent:

(a)                                  The representations and warranties of the Borrower and each other Loan Party contained in Article 5 or any other Loan Document shall be true and correct in all material respects (and in all respects if qualified by materiality) on and as of the date of such Credit Extension, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if qualified by materiality) as of such earlier date and (ii) that for purposes of this Section 4.02, the representations and warranties contained in Section 5.05(a) shall be deemed to refer (A) on the Closing Date, the to the most recent financial statements furnished pursuant to Section 4.01(k) and (B) thereafter, to the most recent financial statements furnished pursuant to 6.01(a) and Section 6.01(b) and, in the case of the financial statements furnished pursuant to Section 6.01(b), the representations contained in Section 5.05(a), as modified by this clause (ii), shall be qualified by the statement that such financial statements are subject to the absence of footnotes and year-end audit adjustments.

(b)                                 No Default or Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(c)                                  The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Section 4.02(a) and Section 4.02(b) have been satisfied on and as of the date of the applicable Credit Extension.  The foregoing sentence shall not apply to requests by the Borrower to convert Loans from one Type to another or to continue Interest Periods with respect to Eurodollar Rate Loans.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

Each of the Borrower and Holdings represents and warrants to the Administrative Agent and the Lenders at the time of each Credit Extension that:

Section 5.01.                             Existence, Qualification And Power; Compliance with Laws.  Holdings and each Restricted Subsidiary (a) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or Lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, Lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, writs, injunctions and orders and (e) has all requisite governmental licenses, authorizations, consents, Permits and other approvals to operate its business as currently conducted; except in each case referred to in clauses (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.02.                             Authorization; No Contravention.

(a)                                  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party are within such Loan Party’s corporate or other powers and have been duly authorized by all necessary corporate or other organizational action.

(b)                                 The execution, delivery and performance by each Loan Party of each Loan Document to which such Loan Party is a party and, as of the Closing Date only, the consummation of the Transactions by Holdings and its Restricted Subsidiaries do not and will not (i) contravene the terms of any of Holdings or such Restricted Subsidiary’s Organization Documents, (ii) conflict with or result in any default, breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), or require any payment (except for Indebtedness to be repaid on or prior to the Closing Date in connection with the Transactions) to be made under (A) any (1) Surviving Indebtedness or (2) other Contractual Obligation to which Holdings or any Restricted Subsidiary is a party or affecting Holdings or any Restricted Subsidiary or the property of Holdings or any Restricted Subsidiary or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which Holdings or any Restricted Subsidiary or its property is subject; or (iii) violate any Law; except with respect to any conflict, default, breach, contravention, payment or violation referred to in clause (ii) or clause (iii), to the extent that such conflict, breach, contravention, payment or violation could not reasonably be expected to have a Material Adverse Effect.

Section 5.03.                             Governmental Authorization; Other Consents; Liquor Licenses.  (a) No Permit or other approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings and other actions necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the Permits, approvals, consents, exemptions, authorizations, actions, notices and filings that have been duly obtained, taken, given or made and are in full force and effect (and copies of which have been delivered to the Administrative Agent on or prior to the Closing Date) and (iii) those Permits, approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

(b)                                 Each Liquor License issued in connection with any Material Real Property as of the Closing Date is set forth on Schedule 5.03(b).  Each Liquor License issued to any Restricted Subsidiary (or any other Person with respect to the sales of alcoholic beverages on the property of a Restricted Subsidiary) is validly issued and in full force and effect and the applicable Restricted Subsidiary (or such other Person) has the legal right to sell alcoholic beverages at the property described in such Liquor License.  The applicable Restricted Subsidiary (or such other Person) has the legal right to utilize each Liquor License held in connection with the operation of any restaurant, bar or other alcoholic beverage service located at any Material Real Property that is the subject of such Liquor License.  All revenues and receipts generated from the sales of alcoholic beverages at any Material Real Property pursuant to a Liquor License are collected either by the licensee thereunder or the applicable Restricted Subsidiary (or such other Person).

(c)                                  With respect to any Liquor License necessary to serve or sell liquor, beer, wine and other alcoholic beverages from any restaurants, snack bars, bars, mini bars, lounges and other food and beverage sales locations located within any of the Material Real Properties, to the extent that any such Liquor License is held by Persons other than Holdings and its Restricted Subsidiaries (including not-for-profit corporations and other legal entities Controlled by Affiliates of Holdings and its Subsidiaries), Holdings or the applicable Restricted Subsidiary (i) has entered into, or (ii) solely with respect to Liquor Licences issued in connection with The Club at Viniterra, Nashville City Club and Carolina Club, has used commercially reasonably efforts to enter into, a Liquor License Arrangement (including, without limitation, a management or concession agreement) reasonably satisfactory to the Administrative Agent with respect to such Liquor License.

Section 5.04.                             Binding Effect.  This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto.  This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy insolvency, reorganization, receivership, moratorium or other Laws affecting creditors’ rights generally and by general principles of equity.

Section 5.05.                             Financial Statements; No Material Adverse Effect.

(a)                                  The Borrower has heretofore furnished to the Lenders its consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Holdings and its Restricted Subsidiaries (i) as of the end of and for each Fiscal Year of the Borrower in the three-Fiscal Year period ended December 29, 2009, audited by and accompanied by the opinion of Deloitte & Touche LLP, and (ii) as of and for each subsequent Fiscal Quarter ended at least forty-five (45) days prior to the Closing Date, certified by its chief financial officer.  Such financial statements fairly present in all material respects the financial condition and results of operations of Holdings and its Restricted Subsidiaries as of such dates and for such periods.  Such financial statements were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and subject, in the case of quarterly financial statements, to the absence of footnotes and to normal year-end adjustments.

(b)                                 The Borrower has heretofore delivered to the Lenders the unaudited pro forma consolidated balance sheets and related pro forma statement of income of Holdings and its Restricted Subsidiaries as of and for the twelve-month period ended on the last day of the most recently completed four-Fiscal Quarter period ended at least ninety (90) days prior to the Closing Date (if such period is a Fiscal Year) or at least forty-five (45) days prior to the Closing Date (if such period is a Fiscal Quarter), prepared after giving effect to the Transactions as if they had occurred, with respect to such balance sheet, on such date and, with respect to such statement of income, on the first day of the twelve-month period ending on such date.

(c)                                  Since December 29, 2009, after giving effect to the Transactions, there has not been any change, development or event that, individually or in the aggregate, has had or could reasonably be expected to have, a Material Adverse Effect.

(d)                                 The forecasts of consolidated balance sheet, income statement and cash flow statement of Holdings and its Restricted Subsidiaries for each Fiscal Year of the Borrower ending after the Closing Date until the latest scheduled termination of all Commitments hereunder, copies of which have been furnished to the Administrative Agent and the initial Lenders prior to the Closing Date, have been prepared in good faith based upon reasonable assumptions at the time made in light of the conditions existing at the time of delivery of such forecasts, it being understood that such forecasts, as to future events, are not to be viewed as facts, that actual results during the period or periods covered by any such forecasts may differ from the forecasted results and that such differences may be material and that such forecasts are not a guarantee of financial performance.

Section 5.06.                             Litigation.  There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of Holdings or any Restricted Subsidiary, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against Holdings or any Restricted Subsidiary or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document or (b) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.07.                             Ownership of Property; Liens; Material Agreements.

(a)                                  Each Restricted Subsidiary has good marketable and insurable title in fee simple to, or valid and indefeasible leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business and to utilize such assets for their intended purposes and Liens permitted by Section 7.01.

(b)                                 Set forth on Schedule 5.07(b) is a complete and accurate list of all real property owned, leased or managed by any Restricted Subsidiary as of the Closing Date, showing the street address and state.

(c)                                  A true and complete copy of each Material Lease has been delivered to the Administrative Agent, and except as set forth on Schedule 5.07(c), the Ground Leases or a memorandum thereof have been duly recorded.  No Material Lease restricts the use of any portion of any Material Real Property by any Restricted Subsidiary that is party to such Material Lease, or its successors or its assigns, in a manner that could reasonably be expected to result in a Material Adverse Effect.

(d)                                 Each Material Agreement (i) is in full force and effect and no default has occurred thereunder and (ii) to the knowledge of Holdings or any Restricted Subsidiary, there is not any existing condition which, but for the passage of time or the giving of notice or both, would result in a default under the terms of any such Material Agreement, except in each case for such defaults that could not reasonably be expected to result in a Material Adverse Effect.

Section 5.08.                             Environmental Compliance.

(a)                                  There are no pending or, to the knowledge of any Restricted Subsidiary, threatened, actions, suits, proceedings, demands or claims alleging potential liability or responsibility for violation of, or liability under, any Environmental Law and relating to businesses, operations or properties of any Restricted Subsidiary that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)                                 Except as could not reasonably be expected to have a Material Adverse Effect, (i) none of the properties currently or, to the knowledge of Holdings or any Restricted Subsidiary, formerly owned, leased or operated by Holdings or any Restricted Subsidiary is listed or formally proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list; (ii) there are no and, to the knowledge of Holdings or any Restricted Subsidiary, never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been discharged, treated, stored or disposed on, at or under any property currently owned or operated by Holdings or any Restricted Subsidiary or, to its knowledge, on, at or under any property formerly owned, leased or operated by Holdings or any Restricted Subsidiary during or prior to the period of such ownership or operation; (iii) there is no asbestos or asbestos-containing material on or at any property currently owned or operated by Holdings or any Restricted Subsidiary; and (iv) there has been no Release of Hazardous Materials on, at, under or from any property currently, or to the knowledge of Holdings or any Restricted Subsidiary, formerly owned or operated by Holdings or any Restricted Subsidiary or, to the knowledge of Holdings or any Restricted Subsidiary, any offsite locations to which Holdings or any Restricted Subsidiary sent any wastes for treatment or disposal.

(c)                                  The real property and material personal property currently owned or operated by any Restricted Subsidiary does not, in each case, contain any Hazardous Materials in amounts or concentrations that (i) constitute, or constituted a violation of, (ii) require response or remedial action under, or (iii) could result in Holdings or such Restricted Subsidiary incurring liability under Environmental Laws; which violations, remedial actions and liabilities, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(d)                                 None of Holdings or any Restricted Subsidiary is undertaking, and none of Holdings or any Restricted Subsidiary has completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened Release of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law except for any such investigation or assessment or remedial or response action that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(e)                                  All Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by Holdings or any Restricted Subsidiary have been disposed of in a manner which could not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

(f)                                    Holdings and each Restricted Subsidiary has made available to the Administrative Agent and the Lenders all (i) material environmental investigations and studies and (ii) environmental reviews or other material environmental analysis, that, in each case, are in the possession of Holdings or any Restricted Subsidiary and relate to the business operations or property of Holdings or any Restricted Subsidiary.

Section 5.09.                             Taxes.  Holdings and each Restricted Subsidiary has timely filed all tax returns and reports required to be filed, has timely paid all taxes levied or imposed upon it or its properties, income or assets (including in its capacity as a withholding agent) and has made adequate provision (in accordance with GAAP) for all Taxes not yet due and payable, except (a) those Taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP or (b) with respect to which the failure to make such filing, payment or provision could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.  There are no current, pending or threatened audits, assessments, deficiencies, proceedings or claims that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.10.                             ERISA Compliance.

(a)                                  Schedule 5.10(a) sets forth, as of the date hereof, a true and complete list of and separately identifies all Pension Plans, Foreign Plans and Multiemployer Plans.  Each Pension Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Laws.  Each Pension Plan that is intended to qualify under Section 401(a) of the Code has either received a favorable determination letter from the IRS or an application for such a letter has been or will be submitted to the IRS within the applicable required time period with respect thereto and, to the knowledge of Holdings or any Restricted Subsidiary, nothing has occurred which could reasonably be expected to prevent, or cause the loss of, such qualification.  In the five years preceding the Closing Date, Holdings and each Restricted Subsidiary and each of its ERISA Affiliates have made, in all material respects, all required contributions to each Pension Plan, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 or 430 of the Code has been made with respect to any Pension Plan.

(b)                                 There are no pending or, to the knowledge of Holdings or any Restricted Subsidiary, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Pension Plan that could reasonably be expected to have a Material Adverse Effect.  To the knowledge of Holdings or any Restricted Subsidiary, there has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Pension Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)                                  Except as set forth on Schedule 5.10(c), no ERISA Event has occurred or is reasonably expected to occur and none of Holdings or any Restricted Subsidiary nor any of their ERISA Affiliates has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.10(c), as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(d)                                 Each Foreign Plan has been maintained in compliance with its terms and with the requirements of any and all applicable requirements of Laws and has been maintained, where required, in good standing with applicable regulatory authorities, except for any noncompliance which could not reasonably be expected to result in a Material Adverse Effect.  None Holdings or any Restricted Subsidiary nor any of their ERISA Affiliates has incurred any obligation, contingent or otherwise, in connection with any termination, wind up or withdrawal with respect to any Foreign Plan, except as could not reasonably be expected to result in a Material Adverse Effect.

Section 5.11.                             Subsidiaries; Equity Interests.  As of the Closing Date, none of Holdings or any Restricted Subsidiary has any Subsidiaries other than those specifically disclosed on Schedule 5.11, and all of the outstanding Equity Interests in such Subsidiaries are owned directly by the Person(s) set forth on Schedule 5.11 and are free and clear of all Liens except (a) those created under the Collateral Documents and (b) any nonconsensual Lien that is permitted under Section 7.01.  As of the Closing Date, Schedule 5.11 (i) sets forth the name and jurisdiction of each Subsidiary and (ii) sets forth the ownership interest of the such Person(s) in each Subsidiary, including the percentage of such ownership.

Section 5.12.                             Margin Regulations; Investment Company Act.

(a)                                  No proceeds of any Borrowings or drawings under any Letter of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in violation of Regulation U issued by the FRB.

(b)                                 None of Holdings or its Restricted Subsidiaries is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 5.13.                             Disclosure.  (a) No report, financial statement, certificate or other information furnished by or on behalf of Holdings or any Restricted Subsidiary to any Agent or any Lender in connection with the transactions contemplated by the Loan Documents and the negotiation of the Loan Documents or delivered hereunder or any other Loan Document, when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that with respect to (a) financial estimates, projected financial information and other forward-looking information and (b) information of a general economic or general industry nature, the Borrower represents and warrants only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that projections, as to future events, are not to be viewed as facts, that actual results during the period or periods covered by any such projections may differ from the projected results and that such differences may be material and that projections are not a guarantee of financial performance.

(b)                                 Holdings and each Restricted Subsidiary has provided the Administrative Agent and the Lenders with (i) information that describes the current schedule of membership initiation fees, related accounts receivable and other charges with respect to its golf club and non-golf club (i.e., business and sporting club) businesses (including the Membership Deposit Liabilities) and (ii) information regarding the total number of members at each such club as of the Closing Date.

Section 5.14.                             Intellectual Property; Licenses, Etc.  Holdings and each Restricted Subsidiary owns, or possesses the right to use, all of the patents, trademarks, service marks, trade dress, internet domain names, copyrights, trade secrets, and know-how, and applications for registration of or goodwill associated with the foregoing, as applicable (collectively, “IP Rights”) that are necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except to the extent such failure to own or possess the right to use or such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  To the knowledge of Holdings and any Restricted Subsidiary, the conduct of Holdings’ and each of its Restricted Subsidiaries’ business does not infringe upon the intellectual property rights held by any other Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect.  No claim or litigation regarding any of the foregoing is pending or, to the knowledge of Holdings or any Restricted Subsidiary, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.15.                             Solvency.  On the date of any Credit Extension made hereunder, both prior to and after giving effect to such Credit Extension, Holdings and its Restricted Subsidiaries, on a consolidated basis, are Solvent.

Section 5.16.                             Perfection, Etc.  Except as otherwise contemplated hereby or under any other Loan Documents, all filings and other actions necessary to perfect and protect the Liens on the Collateral created under, and as required by, the Collateral Documents have been duly made or taken or otherwise provided for (to the extent required hereby or by the applicable Collateral Documents) and are in full force and effect and the Collateral Documents create in favor of the Administrative Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions (to the extent required hereby or by the applicable Collateral Documents), perfected first priority Lien in the Collateral, securing the payment of the Secured Obligations, subject only to Permitted Prior Liens.  The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the Liens created or permitted under the Loan Documents.

Section 5.17.                             Compliance with Laws Generally.  None of Holdings or its Restricted Subsidiaries, with respect to itself, its material properties and the use of such material properties, is in violation of any applicable Law, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, except for such violations or defaults that (a) are being contested in good faith by appropriate proceedings and (b) individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.18.                             Labor Matters.  Except as in the aggregate has not had and could not reasonably be expected to have a Material Adverse Effect, there are no strikes, lockouts or slowdowns against Holdings or any Restricted Subsidiary pending or, to the knowledge of Holdings and any Restricted Subsidiary, threatened.

Section 5.19.                             Senior Debt.  The Obligations constitute “Senior Debt” and “Designated Senior Debt” (or any other terms of similar meaning and import) under the Senior Notes Indenture, any Permitted Subordinated Indebtedness and any (subordinated, with respect to the Senior Notes) Permitted Refinancing thereof.

Section 5.20.                             Limitations on Holdings and Certain Subsidiaries.  (a) Holdings has not (i) created, incurred, assumed or suffered to exist any Liens on any Equity Interests of the Borrower (other than Liens permitted by Section 7.01(a)(i) and nonconsensual Liens to the extent permitted under Section 7.01) or (ii) conducted or engaged in any operations or business other than (A) those incidental to its ownership of the Equity Interests of the Borrower, (B) the maintenance of its legal existence, (C) the performance of the Loan Documents and the Management Agreement, (D) any Qualifying IPO or any other issuance of its Equity Interests not prohibited by Article 7, (E) any transaction that Holdings is expressly permitted or contemplated to enter into or consummate under Article 7 (including the incurrence of Permitted Unsecured Indebtedness), (F) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and its Subsidiaries and (G) holding any cash or property received in connection with Restricted Payments made by the Restricted Subsidiaries pursuant to Section 7.06 pending application thereof by Holdings.  After giving effect to any transactions and related payments permitted under clauses (i) or (ii) above, Holdings does not have any material assets (other than the Equity Interests of the Borrower) or any material liabilities (other than any Permitted Unsecured Indebtedness).

(b)                                 No Dormant Subsidiary (i) has created, incurred, assumed or suffered to exist any Liens on its assets or property; (ii) conducts or engages in any operations or business, other than (A) those incidental to its dissolution or sale, in each case to the extent not prohibited under this Agreement, (B) maintaining its legal existence, and (C) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and its Subsidiaries; or (iii) has any liabilities (including Indebtedness) other than (A) liabilities that, in the aggregate, are not material or (B) Membership Deposit Liabilities.  Neither the total assets nor the total revenues of all Dormant Subsidiaries, in each case, taken together, exceed 1% of the Borrower’s consolidated total assets or consolidated total revenues, respectively.

(c)                                  The aggregate Fair Market Value of all property and assets transferred to, contributed to or otherwise held (as valued at the time of designation of each applicable Subsidiary pursuant to Section 6.17) by all Prepayment Unrestricted Subsidiaries (other than Dormant Subsidiaries), taken together, in each case, that were property or assets held by Holdings or its Subsidiaries on the Closing Date (excluding cash or Cash Equivalents to the extent the Investment thereof by Holdings or any of its Restricted Subsidiaries is permitted under Section 7.02(l)), does not exceed $75,000,000.  Neither the total assets (excluding cash or Cash Equivalents to the extent received as an Investment from Holdings and its Restricted Subsidiaries permitted under Section 7.02(l)) nor the total revenues of all Unrestricted Subsidiaries, in each case, taken together, exceed 7.5% of the Borrower’s consolidated total assets or consolidated total revenues, respectively.

ARTICLE 6

AFFIRMATIVE COVENANTS

So long as (a) any Lender shall have any Commitment hereunder, (b) any Loan or other Obligation hereunder that is accrued and payable (and not contingent or inchoate) shall remain unpaid or unsatisfied, or (c) any Letter of Credit shall remain outstanding, Holdings and the Borrower shall, and shall cause each other Restricted Subsidiary to:

Section 6.01.                             Financial Statements.  Deliver to the Administrative Agent for further distribution to each Lender:

(a)                                  as soon as available, but in any event within ninety (90) days after the end of each Fiscal Year of the Borrower, a consolidated balance sheet of Holdings and its Restricted Subsidiaries as at the end of such Fiscal Year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year and the figures contained in the forecasts for the previous Fiscal Year provided pursuant to clause (c) below, all in reasonable detail and prepared in accordance with GAAP (other than with respect to forecasts as applicable), audited and accompanied by a report and opinion of Deloitte & Touche LLP or any other independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b)                                 as soon as available, but in any event within forty-five (45) days after the end of each Fiscal Quarter of the Borrower, a consolidated balance sheet of Holdings and its Restricted Subsidiaries as at the end of such Fiscal Quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such Fiscal Quarter and for the portion of the Fiscal Year of the Borrower then ended, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year and the figures contained in the forecasts for the previous Fiscal Year provided pursuant to clause (c) below, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of Holdings and its Restricted Subsidiaries in accordance with GAAP (other than with respect to forecasts as applicable), subject only to normal year-end audit adjustments and the absence of footnotes;

(c)                                  as soon as available, but in any event no later than sixty (60) days after the end of each Fiscal Year of the Borrower, (i) reasonably detailed forecasts prepared by management of the Borrower, which shall include consolidated and consolidating balance sheets, income statements and cash flow statements of Holdings and its Restricted Subsidiaries for the Fiscal Year following such Fiscal Year then ended (including, without limitation, separate results for each of the golf club and non-golf club (i.e., business and sporting club) businesses and a narrative as to the critical operating and financing assumptions underlying the financial projections); and

(d)                                 simultaneously with the delivery of each set of consolidated financial statements referred to in Section 6.01(a) and Section 6.01(b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.

Section 6.02.                             Certificates; Other Information.  Deliver to the Administrative Agent for further distribution to each Lender:

(a)                                  no later than five (5) Business Days after the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default under Section 7.10 or, if any such Default or Event of Default shall exist, stating the nature and status of such event; it being understood that the obligation under this Section 6.02(a) shall be satisfied regardless of whether such certificate is obtained if Holdings and its Restricted Subsidiaries shall have used commercially reasonable efforts to obtain such certificate;

(b)                                 no later than five (5) Business Days after the delivery of the financial statements referred to in Section 6.01(a) and Section 6.01(b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower (which shall set forth reasonably detailed calculations (A) demonstrating compliance with Section 7.10 and (B) in the case of any delivery of financial statements under Section 6.01(a) in respect of any Fiscal Year of the Borrower ending on or after December 27, 2011, of Excess Cash Flow for such Fiscal Year);

(c)                                  promptly after the same are publicly available, (i) after a Qualifying IPO copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders, and (ii) copies of all annual, regular, periodic and special reports and registration statements that Holdings and any Restricted Subsidiary (or such other party that is the subject of such Qualifying IPO) may file or be required to file, copies of any report, filing or communication with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any Governmental Authority that may be substituted therefor, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d)                                 promptly after the furnishing thereof, copies of any requests or notices received by Holdings or any Restricted Subsidiary (other than in the ordinary course of business) from, or statement or report furnished to, any holder of debt securities of Holdings or any Restricted Subsidiary pursuant to the terms of any Unsecured Financing Documentation with respect to a Unsecured Financing Obligation and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.02;

(e)                                  promptly after the receipt thereof by Holdings or any Restricted Subsidiary, copies of each notice or other written correspondence received from the SEC (or comparable agency in any applicable non-US jurisdiction) concerning any investigation or other material inquiry by such agency regarding financial or other operational results of Holdings or any Restricted Subsidiary;

(f)                                    together with the delivery of each Compliance Certificate pursuant to Section 6.02(b), (i) a description of each event, condition or circumstance during the last Fiscal Quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.05(b) and (ii) Membership Reports for each of the golf club and non-golf club (i.e., business and sporting club) businesses (it being understood that for purposes of the Company Materials described below in this Section 6.02, no

Membership Report shall be suitable for Public Lenders and shall be suitable only for posting on a portion of the Platform designated for “Private Investors”);

(g)                                 promptly after the Borrower has notified the Administrative Agent of any intention by Holdings or any Restricted Subsidiary to treat the Loans and/or Letters of Credit and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form; and

(h)                                 promptly, such additional information regarding the business, legal, financial or corporate affairs of Holdings or any Restricted Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01 and Section 6.02(b), Section 6.02 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are posted on behalf of Holdings and its Restricted Subsidiaries’ on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that (A) upon the request of the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender and (B) the Borrower shall provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  Except for Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Holdings and its Restricted Subsidiaries with any such request for delivery, and each Lender shall be solely responsible for requesting delivery of or maintaining its copies of such documents.  Holdings (on behalf of itself and each other Subsidiary) hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of Holdings and its Subsidiaries hereunder (collectively, “Company Materials”) by posting the Company Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Holdings and its Subsidiaries or their respective securities) (each, a “Public Lender”).  Holdings hereby agrees (on behalf of itself and each other Subsidiary) that (w) all Company Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Company Materials “PUBLIC,” Holdings (on behalf of itself and each other Subsidiary) shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuer and the Lenders to treat the Company Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to Holdings and each Subsidiary for purposes of United States Federal and state securities laws; (y) all Company Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated for “Public Investors;” and (z) the Administrative Agent and the Arranger shall be entitled to treat the Company Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform designated for “Private Investors.”

Section 6.03.                             Notices.  Promptly notify the Administrative Agent:

(a)                                  of the occurrence of any Default or Event of Default;

(b)                                 of any matter that has resulted or that could reasonably be expected to result in Holdings or any Restricted Subsidiary incurring liabilities (including Environmental Liabilities) in excess of $5,000,000 individually or $10,000,000 in the aggregate, arising out of or resulting from (i) breach or non-performance of, or any default under, a Contractual Obligation of Holdings or any Restricted Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between Holdings or any Restricted Subsidiary and any Governmental Authority; (iii) the commencement of, or any adverse development in, any litigation or proceeding affecting Holdings or any Restricted Subsidiary, including pursuant to any applicable Environmental Laws or the assertion or occurrence of any alleged noncompliance by Holdings or any Restricted Subsidiary with any Environmental Law or Environmental Permit; (iv) the occurrence of any ERISA Event (or similar event with respect to a Foreign Plan); and (v) any condition associated with the Release or threatened Release of Hazardous Materials or a violation of Environmental Laws.

Each notice pursuant to this Section 6.03 shall be accompanied by a written statement of a Responsible Officer of the Borrower (x) that such notice is being delivered pursuant to this Section 6.03 and (y) setting forth details of the occurrence referred to therein and stating what action Holdings or the applicable Restricted Subsidiary has taken and proposes to take with respect thereto.

Section 6.04.                             Payment of Obligations; Material Agreements; Liquor Licenses.  (a) Pay, discharge or otherwise satisfy as the same shall become due and payable, all material obligations and liabilities (including Taxes) of Holdings and each Restricted Subsidiary; provided that  Holdings and each such Restricted Subsidiary shall have the right to contest such obligations in good faith, by appropriate proceedings promptly instituted and diligently conducted, so long as reserves are maintained to the extent required by GAAP.

(b)                                 Observe and perform all material obligations imposed upon Holdings and each Restricted Subsidiary under the terms of any Material Agreement and enforce all of the material terms, covenants and conditions contained in such Material Agreement, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c)                                  Maintain all Liquor Licenses necessary to serve or sell liquor, beer, wine and other alcoholic beverages from any restaurants, snack bars, bars, mini bars, lounges and other food and beverage sales locations located within any of the Material Real Properties, except as could not reasonably be expected to have a Material Adverse Effect.

(d)                                 With respect to any Liquor License necessary to serve or sell liquor, beer, wine and other alcoholic beverages from any restaurants, snack bars, bars, mini bars, lounges and other food and beverage sales locations located within any of the Material Real Properties, to the extent that any such Liquor License is held by a Person other than Holdings and its Subsidiaries (including not-for-profit corporations and other legal entities Controlled by Affiliates of Holdings and its Subsidiaries), Holdings or the applicable Subsidiary shall enter into a Liquor License Arrangement (including, without limitation, a management or concession agreement) reasonably satisfactory to the Administrative Agent with respect to each such Liquor License.

Section 6.05.                             Preservation of Existence, Etc.

(a)                                  Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization, except in a transaction permitted by Section 7.04 or Section 7.05, (b) take all reasonable action to maintain all rights, privileges (including its good standing), Permits, licenses and franchises necessary or desirable in the normal conduct of the business of Holdings and each Restricted Subsidiary, and (c) preserve or renew all of the Material Intellectual Property of Holdings and each Restricted Subsidiary that is necessary in the operation of the business of Holdings or any Restricted Subsidiary.

Section 6.06.                             Maintenance of Properties.  Except if the failure to do so could not reasonably be expected to have a Material Adverse Effect or as may be required under a Lease of property, maintain, preserve and protect all properties and equipment necessary in the operation of the business of Holdings and each Restricted Subsidiary in good working order, repair and condition (ordinary wear and tear excepted).

Section 6.07.                             Maintenance of Insurance.  (A) Maintain insurance, with financially sound and reputable insurance companies, in respect of the properties and business of Holdings and each Restricted Subsidiary to protect against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business as Holdings or the applicable Restricted Subsidiary, and of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as Holdings and its Restricted Subsidiaries) as are customarily carried by Persons engaged in similiar business and owning similar properties in the same geographic areas as Holdings or the applicable Restricted Subsidiary and (B) all such insurance with respect to any Collateral shall name the Administrative Agent (on behalf of the Secured Parties ) as mortgagee, loss payee or sole loss payee, as applicable (in the case of property insurance with respect to Collateral), or additional insured (in the case of liability insurance).

Section 6.08.                             Compliance With Laws.  Comply with all requirements of Laws and all orders, writs, injunctions and decrees applicable to Holdings and each Restricted Subsidiary or to its business or property, except if the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

Section 6.09.                             Books and Records.  Maintain proper books of record and account (in which full, true and correct entries shall be made of all material financial transactions and matters involving the assets and business of Holdings and its Restricted Subsidiaries) in a manner that permits the preparation of financial statements in accordance with GAAP (in jurisdictions where compliance with GAAP is required).

Section 6.10.                             Inspection and Appraisal Rights.  Permit representatives and independent contractors of the Administrative Agent and each Lender to

(a)                                  visit and inspect the properties of Holdings and any of its Restricted Subsidiaries to examine the corporate, financial and operating records of Holdings or any such Restricted Subsidiary and make copies thereof or abstracts therefrom, and to discuss the affairs, finances and accounts of Holdings or any of its Restricted Subsidiaries with its directors, officers, and independent public accountants, all at the expense of the Loan Parties upon reasonable notice and at such times during normal business hours and as often as may be reasonably requested; provided that, excluding any such visits and inspections during the continuation of a Default or

Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights under this Section 6.10(a) and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year absent the existence of a Default or Event of Default; provided, further, that when a Default or Event of Default has occurred and is continuing the Administrative Agent or any such Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Loan Parties at any time during normal business hours and upon prior notice;

(b)                                 conduct, or cause to be conducted, at the expense of the Loan Parties and upon the reasonable request of the Administrative Agent, such investigations, inspections and reviews as the Administrative Agent shall reasonably request, and provide the Administrative Agent with information necessary to conduct appraisals (provided that such appraisals shall be at the expense of the Administrative Agent absent the continuation of a Default or Event of Default), in each case, with respect to any property owned by Holdings or any Restricted Subsidiary, all upon notice and at such times during normal business hours and as often as may be reasonably requested; provided that, excluding any such investigations, inspections, reviews and appraisals during the continuation of a Default or Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights under this Section 6.10(b) and the Administrative Agent shall not exercise such rights with respect to any one property more often than one (1) time during any calendar year absent the existence of a Default or Event of Default; provided, further, that when a Default or Event of Default has occurred and is continuing the Administrative Agent or any such Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Loan Parties at any time during normal business hours and upon prior notice; and

(c)                                  The Administrative Agent and the Lenders shall give the Borrower reasonable prior notice of and the right to participate in any discussions with Holdings’ or any Restricted Subsidiary’s accountants.

Section 6.11.                             Use of Proceeds.

(a)                                  Use the proceeds of the Term Loans for the Transactions.

(b)                                 Use the proceeds of the Revolving Credit Facility to provide ongoing working capital and for other general corporate purposes of the Restricted Subsidiaries.

(c)                                  Use the proceeds of the New Term Loans (subject to Section 2.14) made after the Closing Date to provide ongoing working capital and for other general corporate purposes of the Restricted Subsidiaries.

Section 6.12.                             Covenant To Guarantee Obligations And Give Security.

(a)                                  Upon (x) the formation or acquisition of any new direct or indirect Subsidiary (other than an Excluded Subsidiary or Unrestricted Subsidiary) of the Borrower, (y) any Subsidiary that is not a Guarantor providing a guarantee of any Unsecured Financing Obligations or (z) any Subsidiary formerly designated as an Unrestricted Subsidiary (other than an Excluded Subsidiary) that is no longer designated as such, the Loan Parties shall, in each case at their expense:

(i)                                     as soon as reasonably practicable and in any case on or prior to thirty (30) days after such formation, acquisition, designation or Guarantee (or such longer period as the Administrative Agent may agree in its sole discretion):

(A)                              cause each such Subsidiary to furnish to the Administrative Agent a description of any Material Real Property owned by such Subsidiary in detail reasonably satisfactory to the Administrative Agent;

(B)                                cause each such Subsidiary to duly execute and deliver to the Administrative Agent (other than with respect to Excluded Assets) (i) a supplement to the Guaranty and Security Agreement or other Collateral Documents, in each case, in form and substance reasonably satisfactory to the Administrative Agent, Guaranteeing the Obligations of the Borrower; (ii) Intellectual Property Security Agreements and other Collateral Documents (other than Mortgages), as specified by the Administrative Agent and (iii) Mortgages with respect to Material Real Property in accordance with Section 6.12(b), in each case granting a Lien in substantially all personal property of such Subsidiary and all Material Real Property, securing the Obligations of such Subsidiary under its Guaranty and Security Agreement;

(C)                                cause each such Subsidiary to deliver (other than with respect to Excluded Assets) any and all certificates representing Equity Interests directly owned by such Subsidiary or, if applicable in the case of Equity Interests of Foreign Subsidiaries, cause the legal representative(s) of such Subsidiary to register the transfer of the Equity Interests in the relevant share registers of such Subsidiary, in each applicable case accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and, to the extent required by the Guaranty and Security Agreement or other Collateral Documents, instruments, if any, evidencing the intercompany debt held by such Subsidiary, if any, endorsed in blank to the Administrative Agent or accompanied by other appropriate instruments of transfer;

(D)                               take and cause such Subsidiary to take whatever reasonable actions (including the filing of UCC financing statements (or comparable documents or instruments under other applicable Law) and delivery of certificates evidencing stock and membership interests) as may be necessary in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties required to be subject to the Collateral Documents pursuant to this Section 6.12; and

(ii)                                  if requested, as soon as reasonably practicable and in any case on or prior to thirty (30) days after the reasonable request therefor by the Administrative Agent, deliver to the Administrative Agent a signed copy of customary legal opinions, addressed to the Administrative Agent and the other Secured Parties (and their respective participants, successors and assigns), of counsel for the Loan Parties that is reasonably acceptable to the Administrative Agent as to such matters as the Administrative Agent may reasonably request.

(b)                                 Upon the acquisition of any Material Real Property by any Loan Party, or if otherwise required by this Section 6.12, if such Material Real Property shall not already be subject to a perfected Lien in favor of the Administrative Agent for the benefit of the Secured Parties, the relevant Loan Party, as the case may be, shall give notice thereof to the Administrative Agent and shall cause such Material Real Property to be subjected to a Lien securing the Obligations and will take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect or record such Lien in accordance with the Mortgage Requirement within sixty (60) days after such request (or such longer period as the Administrative Agent may agree in its reasonable discretion).

(c)                                  Concurrently with the delivery of each Compliance Certificate pursuant to Section 6.02(b) in respect of financial statements delivered pursuant to Section 6.01(a) execute and deliver to the Administrative Agent an appropriate Intellectual Property Security Agreement with respect to all Patents (as defined in the Guaranty and Security Agreement) and Trademarks (as defined in the Guaranty and Security Agreement) registered or pending with the United States Patent and Trademark Office and registered or pending Copyrights (as defined in the Guaranty and Security Agreement) with the United States Copyright Office constituting After Acquired Intellectual Property (as defined in the Guaranty and Security Agreement) that is Material Intellectual Property owned by it or any Guarantor as of the last day of the period for which such Compliance Certificate is delivered, to the extent that such After Acquired Intellectual Property that is Material Intellectual Property is not covered by any previous Intellectual Property Security Agreement so signed and delivered by it or such Guarantor.  In each case, the Borrower will, and will cause each Loan Party to, promptly cooperate as necessary to enable the Administrative Agent to make any necessary recordations with the US Copyright Office or the US Patent and Trademark Office, as appropriate, with respect to such Material Intellectual Property.

(d)                                 Notwithstanding the foregoing provisions of this Section 6.12 and the provisions of any Loan Document, the Administrative Agent shall not take, and the Loan Parties shall not be required to take (i) any steps to grant a security interest in any Excluded Assets or (ii) any steps to perfect a Lien with respect to any Excluded Perfection Assets except, in the case of this clause (ii), as may be set forth in the Guaranty and Security Agreement.

Section 6.13.                             Control Accounts, Approved Deposit Accounts.  (a) Each Loan Party shall (i) deposit in an Approved Deposit Account all cash it receives, (ii) not establish or maintain any Securities Account that is not a Control Account and (iii) not establish or maintain any Deposit Account other than with a Deposit Account Bank; provided that the Loan Parties may maintain (A) payroll, withholding tax and other fiduciary accounts (including accounts holding funds for the benefit of the owners of managed clubs) that are not Approved Deposit Accounts or Control Accounts and (B) other accounts that are not Approved Deposit Accounts or Control Accounts, so long as the aggregate balance in all such other accounts pursuant to this sub clause (B) collectively does not exceed $2,500,000 at any time outstanding.

(b)                                 The Administrative Agent may establish one or more Cash Collateral Accounts with such depositaries and Securities Intermediaries as it in its sole discretion shall determine; provided that no Cash Collateral Account shall be required to be established with respect to the assets of any Excluded Subsidiary.  The Borrower agrees that each such Cash

Collateral Account shall meet the requirements of the definition of “Cash Collateral Account”.  Without limiting the foregoing, funds on deposit in any Cash Collateral Account may be invested (but the Administrative Agent shall be under no obligation to make any such investment) in Cash Equivalents at the direction of the Administrative Agent and, except during the continuance of a Default or Event of Default, the Administrative Agent agrees with the Borrower to issue Entitlement Orders for such investments in Cash Equivalents as requested by the Borrower; provided that the Administrative Agent shall not have any responsibility for, or bear any risk of loss of, any such investment or income thereon.  None of Holdings or any Restricted Subsidiary and no Person claiming on behalf of or through Holdings or any Restricted Subsidiary shall have any right to demand payment of any funds held in any Cash Collateral Account at any time prior to the termination of all outstanding Letters of Credit and the payment in full of all then outstanding and payable monetary Obligations.  The Administrative Agent shall apply all funds on deposit in a Cash Collateral Account as provided in Section 8.03.

Section 6.14.                             Compliance with Environmental Laws.  Except, in each case, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, (a) comply, and take all reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply, in all respects, with all applicable Environmental Laws and Environmental Permits; (b) obtain and renew all Environmental Permits necessary for its operations and properties; and (c) in each case to the extent required by Environmental Laws, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws.

Section 6.15.                             Further Assurances.  Promptly upon reasonable request by the Administrative Agent, or any Lender through the Administrative Agent, (i) correct any defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time for the purposes of perfecting the rights of the Administrative Agent for the benefit of the Secured Parties with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds or products thereof or with respect to any other property or assets hereafter acquired by the Borrower or any other Loan Party that is required to be part of the Collateral to the extent required by Section 6.12 or the Collateral Documents), in each case subject to the limitations and exceptions set forth in Section 6.12 and in the Collateral Documents.

Section 6.16.                             Maintenance of Ratings.  Use commercially reasonable efforts to maintain corporate credit/corporate family ratings and a rating of the Facilities by each of S&P and Moody’s.

Section 6.17.                             Designation of Subsidiaries.  (a)  The board of directors of Holdings may at any time designate any Restricted Subsidiary (other than Holdings or the Borrower) as an Unrestricted Subsidiary (it being understood that no Restricted Subsidiary may be designated as a Dormant Subsidiary); provided that (i) immediately before and after giving effect to such designation no Default or Event of Default shall have occurred and be continuing or would result therefrom; (ii) such Subsidiary shall be a Non-Recourse Subsidiary; (iii) no Restricted Subsidiary that was previously designated as an Unrestricted Subsidiary may be subsequently re-designated as an Unrestricted Subsidiary; (iv) no Subsidiary may be designated as an Unrestricted Subsidiary if, after the effective date of such designation, it remains or becomes a “restricted subsidiary” or guarantor for the purpose of any Unsecured Financing; (v) immediately after giving effect to such designation, Holdings and its Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis, with the covenants set forth in Section 7.10; (vi) with respect to the designation of any Unrestricted Subsidiary that will constitute a Prepayment Unrestricted Subsidiary, (A) immediately after giving effect to such designation, the Total Leverage Ratio of Holdings and its Restricted Subsidiaries on a Pro Forma Basis shall be lower than the Total Leverage Ratio in effect immediately prior to giving effect to such designation, (B) immediately after giving effect to such designation, Holdings and its Restricted Subsidiaries shall be in compliance with Section 7.02(q) and (C) such Prepayment Unrestricted Subsidiary shall be designated solely in contemplation of a Disposition of the property or assets of, or an incurrence or issuance of Indebtedness by, such Prepayment Unrestricted Subsidiary and promptly, but in no event later than 30 days, after the effective date of the designation of each Prepayment Unrestricted Subsidiary, the Borrower shall make a prepayment of the Loans from the Net Cash Proceeds resulting from such Disposition or Indebtedness in accordance with Section 2.05(b); (vii) with respect to the designation of any Unrestricted Subsidiary that will constitute a Non-Prepayment Unrestricted Subsidiary, after giving effect to such designation, all Investments made by Holdings and its Restricted Subsidiaries in Non-Prepayment Unrestricted Subsidiaries, taken together, shall not exceed the amount permitted under Section 7.02(l); and (viii) immediately before and after giving effect to such designation, the total assets (excluding cash or Cash Equivalents to the extent received as an Investment from Holdings or any of its Restricted Subsidiaries permitted under Section 7.02(l)) and total revenues of all Unrestricted Subsidiaries, taken together, shall not exceed 7.5% of the Borrower’s consolidated total assets or consolidated total revenues, respectively.  For purposes of clause (vi)(B) above, the designation of a Restricted Subsidiary as a Prepayment Unrestricted Subsidiary (it being understood that no Restricted Subsidiary may be designated as a Dormant Subsidiary) shall be deemed to be an Investment by Holdings and each applicable Restricted Subsidiary (as applicable) in an amount equal to the Fair Market Value of the total assets of such Unrestricted Subsidiary at the date of designation.

(b)                                 The board of directors of Holdings may at any time designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing or would result therefrom; (ii) as a condition precedent to the effectiveness of any such designation, the Borrower shall have complied with Section 6.12 with respect to such newly designated Restricted Subsidiary; (iii) immediately after giving effect to such designation, Holdings and its Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis, with the covenants set forth in Section 7.10 (and, as a condition precedent to the effectiveness of any such designation, the Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating such compliance); and (iv) no Unrestricted Subsidiary that was previously designated as an Restricted Subsidiary may be subsequently re-designated as an Unrestricted Subsidiary.  The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time and such incurrence must comply with Section 7.03 and Section 7.01, respectively.

(c)                                  As a condition precedent to the effectiveness of any designation pursuant to this Section 6.17, the Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating compliance with the applicable clause of this Section 6.17 no less than five (5) Business Days prior to such designation.

Section 6.18.                             Post Closing Matters.  Execute and deliver the documents and complete the tasks set forth on Schedule 6.18, in each case within the time limits specified on such schedule (unless the Administrative Agent, in its sole discretion, shall have agreed to any particular longer period).

ARTICLE 7

NEGATIVE COVENANTS

So long as (a) any Lender shall have any Commitment hereunder, (b) any Loan or other Obligation hereunder that is accrued and payable (and not contingent or inchoate) shall remain unpaid or unsatisfied, or (c) any Letter of Credit shall remain outstanding, Holdings and the Borrower shall not, and shall not permit any other Restricted Subsidiary to directly or indirectly:

Section 7.01.                             Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)                                  (i) Liens pursuant to any Loan Document and (ii) Liens on cash or deposits granted in favor of the Swing Line Lender or the L/C Issuer to cash collateralize any Defaulting Lender’s participation in Letters of Credit or Swing Line Loans, respectively, as contemplated by Section 2.03(a)(ii)(E) and 2.04(b), and 2.16(a)(ii), respectively;

(b)                                 Liens existing on the date hereof and listed on Schedule 7.01(b) and any modifications, replacements, renewals or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof, and (ii) the modification, replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens (if such obligations constitute Indebtedness) is permitted by Section 7.03;

(c)                                  Liens for taxes, assessments or governmental charges not yet due and payable that are being contested in good faith and by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of Holdings and the applicable Restricted Subsidiary to the extent required in accordance with GAAP;

(d)                                 statutory Liens and any Liens arising by operation of law in each case of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business that secure amounts not overdue for a period of more than thirty (30) days; provided that such Lien is being contested in good faith and by appropriate actions diligently conducted and adequate reserves with respect thereto are maintained on the books of Holdings and the applicable Restricted Subsidiary to the extent required in accordance with GAAP;

(e)                                  (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, (ii) pledges and deposits in the ordinary course of business securing insurance premiums or reimbursement obligations under insurance policies, in each case payable to insurance carriers that provide insurance to Holdings or any Restricted Subsidiary or (iii) obligations in respect of letters of credit or bank guarantees that have been posted by the Borrower or any other Restricted Subsidiary to support the payments of the items set forth in clauses (i) and (ii) of this Section 7.01(e).

(f)                                    (i) deposits to secure the performance of bids, trade contracts, governmental contracts, statutory obligations, surety, stay, customs and appeal bonds, performance bonds, performance and completion guarantees and other obligations of a like nature (including those to secure health, safety and environmental obligations that do not materially or adversely affect the value or use of such property), in each case, other than Indebtedness, and incurred in the ordinary course of business or (ii) obligations in respect of letters of credit or bank guarantees that have been posted to support payment of the items set forth in clause (i) of this Section 7.01(f);

(g)                                 matters of record affecting title to any owned or leased real property and survey exceptions, encroachments, protrusions, recorded and unrecorded servitudes, easements, restrictions, reservations, licenses, rights-of-way, sewers, electric lines, telegraphs and telephone lines, variations in area or measurement, rights of parties in possession under written leases or occupancy agreements, and other title defects and non-monetary encumbrances affecting real property, and zoning, building or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties, in each case (i) incurred on or prior to the Closing Date and set forth on a title insurance policy that is in form and substance reasonably satisfactory to the Administrative Agent and delivered to the Administrative Agent on the Closing Date or (ii) incurred after the Closing Date and not incurred in the connection with Indebtedness and which could not, individually or in the aggregate, materially and adversely affect the value of the subject property or materially impair their use in the operation of the business of any Restricted Subsidiary;

(h)                                 Liens securing judgments for the payment of money not constituting a Default or Event of Default under Section 8.01(h);

(i)                                     Liens securing Indebtedness permitted under Section 7.03(f); provided that (i) such Liens attach concurrently with or within one hundred eighty (180) days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens (except in the case of any Permitted Refinancing) and (ii) such Liens do not at any time encumber any property except for accessions to such property other than the property financed by such Indebtedness and the proceeds and the products thereof;

(j)                                     leases, licenses, subleases or sublicenses granted to other Persons in the ordinary course of business that (A) do not interfere in any material respect with the business of any Restricted Subsidiary (B) could not, individually or in the aggregate, materially and adversely affect the value of the subject property or materially impair its use in the operation of the business of any Restricted Subsidiary or (C) do not secure any

Indebtedness of any Restricted Subsidiary and so long as such leases, licenses, subleases or sublicenses are expressly subject and subordinate to the Obligations;

(k)                                  Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(l)                                     Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and not for speculative purposes or (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off), in each case that are within the general parameters customary in the banking industry;

(m)                               Liens (i) (A) on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02 to be applied against the purchase price for such Investment and (B) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case under this clause (i), solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien or on the date of any contract for such Investment or Disposition, and (ii) earnest money deposits of cash or Cash Equivalents made by Holdings or any Restricted Subsidiary in connection with any letter of intent or purchase agreement permitted hereunder;

(n)                                 Liens on property of any Restricted Subsidiary that is not a Loan Party securing Indebtedness of such Restricted Subsidiary permitted under Section 7.03;

(o)                                 (i) Liens in favor of the Borrower or a Subsidiary Guarantor securing Indebtedness permitted under Section 7.03(e) and (ii) Liens in favor of a Subsidiary that is not a Loan Party granted by another Subsidiary that is not a Loan Party, provided that any such Lien on Collateral shall be expressly junior in priority to the Liens on such Collateral granted to the Administrative Agent for the benefit of the Secured Parties under the Loan Documents and all documentation with respect to such lien priority shall be in the form and substance reasonably satisfactory to the Administrative Agent;

(p)                                 Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary, in each case, after the Closing Date (other than Liens on the Equity Interests of any Person that becomes a Subsidiary) and any modifications, replacements, renewals or extensions thereof; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and after-acquired property subjected to a Lien pursuant to terms existing at the time of such acquisition, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), (iii) the Indebtedness secured thereby (or, as applicable, any modifications, replacements, renewals or extension thereof) is permitted under Section 7.03, and (iv) in the case of Liens securing Indebtedness for borrowed money, such Indebtedness secured thereby does not exceed $25,000,000 at any one time outstanding; provided, further that if the property or Person so acquired is required to be pledged or to become a Guarantor, as applicable, pursuant to

Section 6.12, any Liens with respect to such acquired property or on the assets of such acquired Person shall be required to be permitted under other clauses of this Section 7.01;

(q)                                 Liens arising from precautionary UCC financing statement filings (or similar filings under other applicable Law) arising out of Lease transactions entered into by any Restricted Subsidiary in the ordinary course of business; provided that such precautionary filings are made solely to protect lessors against the possibility of the judicial recharacterization of such Lease transactions as secured financing transactions;

(r)                                    Liens (i) arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by any Restricted Subsidiary in the ordinary course of business and not prohibited by this Agreement; and (ii) on specific items of inventory or other goods and the proceeds thereof securing such Restricted Subsidiary’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Restricted Subsidiary to facilitate the purchase, shipment or storage of such inventory or goods; and

(s)                                  Liens securing Indebtedness or other obligations outstanding in an aggregate principal amount not to exceed $2,500,000.

Section 7.02.                             Investments.  Make or hold any Investments, except:

(a)                                  Investments by Holdings and any Restricted Subsidiary in assets that were Cash Equivalents when such Investment was made;

(b)                                 loans or advances to officers, directors, members of management, and employees of Holdings (or any direct or indirect parent thereof) or any Restricted Subsidiary (i) in an aggregate amount not to exceed $1,000,000 at any time outstanding, for business-related travel, entertainment, relocation and analogous ordinary business purposes, or (ii) in connection with such officer’s, director’s, member of management’s or employee’s purchase of Equity Interests of Holdings (or any direct or indirect parent thereof) in an aggregate amount not to exceed $5,000,000 at any time outstanding (in each of clauses (i) and (ii), determined without regard to any write-downs or write-offs of such loans or advances);

(c)                                  Investments (i) by any Loan Party in any other Loan Party (other than Holdings) or (ii) by any Restricted Subsidiary that is not a Loan Party in any Loan Party (other than Holdings) or in any other Restricted Subsidiary that is also not a Loan Party;

(d)                                 Investments (i) consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and (ii) received in satisfaction or partial satisfaction thereof from financially troubled account debtors in the ordinary course of business;

(e)                                  Investments existing on the date hereof and described and listed on Schedule 7.02(e) and any modification, replacement, renewal or extension thereof; provided that the amount of the original Investment is not increased except by the terms (existing on the date hereof) of such Investment or as otherwise permitted by this Section 7.02;

(f)                                    Investments in Swap Contracts permitted by Section 7.03(h);

(g)                                 promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 7.05;

(h)                                 the purchase or other acquisition of all or substantially all of the assets or business of, any Person, or of assets constituting a business unit, a line of business or division of, any Person, or of the Equity Interests in a Person that, upon the consummation thereof, will be owned directly by the Restricted Subsidiaries (including, without limitation, as a result of a merger or consolidation); provided that, with respect to each such purchase or other acquisition made pursuant to this Section 7.02(h) (each of the foregoing, a “Permitted Acquisition”):

(i)                                     (A) each applicable Restricted Subsidiary and any such newly created or acquired Subsidiary shall, or will within the times specified herein, have complied with the applicable requirements of Section 6.12 to the extent required thereby, and (B) the aggregate amount of cash and non-cash consideration (including, without limitation, all transaction costs and all Indebtedness and other liabilities incurred or assumed in connection therewith) provided by Holdings or the Restricted Subsidiaries to make any such purchase or acquisition of assets that are not purchased or acquired (or do not become owned) by a Loan Party or in Equity Interests in Persons that do not become Loan Parties upon consummation of such purchase or acquisition shall not exceed the amount permitted under Section 7.02(l);

(ii)                                  immediately before and immediately after giving Pro Forma Effect to any such purchase or other acquisition, (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (B) Holdings and its Restricted Subsidiaries shall be in Pro Forma Compliance with all of the covenants set forth in Section 7.10, in each case as evidenced by a certificate from the Treasurer (or, if the Treasurer is not the chief financial officer, the chief financial officer) of the Borrower, with such financial covenant compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or Section 6.01(b) as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby and including reasonably detailed calculations evidencing such compliance;

(iii)                               the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer certifying that all of the requirements set forth in this clause (h) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition;

(iv)                              the lines of business of the Person that is (or the property that is to be) acquired shall be substantially the same lines of business as one or more of the principal businesses of Holdings and its Restricted Subsidiaries in the ordinary course or reasonably related thereto; and

(v)                                 such purchase or other acquisition was not preceded by, or effected pursuant to, a hostile offer.

(i)                                     Investments in the ordinary course of business consisting of (i) endorsements for collection or deposit or (ii) customary trade arrangements with customers;

(j)                                     Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of any Person and in settlement of obligations of, or disputes with, any Person arising in the ordinary course of business and upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(k)                                  loans and advances to Holdings or any direct or indirect parent thereof in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments permitted to be made to Holdings or any direct or indirect parent thereof in accordance with Section 7.06; provided that any Investment made under this Section 7.02(k) shall reduce dollar for dollar capacity to make Restricted Payments under Section 7.06;

(l)                                     Investments that do not exceed the Available Amount at the time of such Investment;

(m)                               Guarantees by Holdings or any Restricted Subsidiary of Leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case, entered into in the ordinary course of business;

(n)                                 Investments to the extent the consideration paid therefor consists solely of Equity Interests (other than Disqualified Equity Interests) of Holdings or any direct or indirect parent thereof;

(o)                                 Investments held by a Person that becomes a Restricted Subsidiary (or is merged, amalgamated or consolidated with or into a Restricted Subsidiary) pursuant to this Section 7.02 (and, if applicable, Section 7.04) after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation;

(p)                                 Investments in Joint Ventures set forth on Schedule 7.02(p), in each case, as in effect on the Closing Date; and

(q)                                 Investments resulting from the designation of one or more Prepayment Unrestricted Subsidiaries (other than Dormant Subsidiaries); provided that after giving effect to such Investment (i) the aggregate Fair Market Value of all property and assets that are transferred to, contributed to or otherwise held (as valued at the time of designation of each applicable Subsidiary pursuant to Section 6.17) by all Prepayment Unrestricted Subsidiaries (other than Dormant Subsidiaries), taken together, in each case, that were property or assets held by Holdings or its Subsidiaries on the Closing Date (excluding cash or Cash Equivalents to the extent the Investment thereof by Holdings or any of its Restricted Subsidiaries is permitted under Section 7.02(l)), shall not exceed $75,000,000 and (ii) neither the total assets (excluding cash or Cash Equivalents to the extent received as an Investment from Holdings or any of its Restricted Subsidiaries permitted under Section 7.02(l)) nor the total revenues of all Unrestricted Subsidiaries, in each case, taken together, shall exceed 7.5% of the Borrower’s consolidated total assets or consolidated total revenues.

Section 7.03.                             Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness, except:

(a)                                  The Senior Notes (including any guarantees thereof) issued on the Closing Date in an aggregate principal amount of up to $415,000,000 and any Permitted Refinancing thereof;

(b)                                 Indebtedness consisting of the Obligations under the Loan Documents;

(c)                                  Indebtedness outstanding on the date hereof and listed on Schedule 7.03(c) and any Permitted Refinancing thereof;

(d)                                 Guarantees by Holdings and any Restricted Subsidiary in respect of Indebtedness of Holdings or any Restricted Subsidiary that are permitted under this Section 7.03 and by Section 7.02; provided that (A) no Guarantee by any Subsidiary of any Indebtedness constituting an Unsecured Financing Obligation shall be permitted unless such Subsidiary shall have also provided a Guarantee of the Obligations substantially on the terms set forth in the applicable Guaranty and Security Agreement and (B) if the Indebtedness being Guaranteed is subordinated to the Obligations, such Guarantee shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination provisions of such Indebtedness;

(e)                                  Indebtedness of any Restricted Subsidiary owing to any Restricted Subsidiary to the extent such Investment is permitted by Section 7.02; provided that all such Indebtedness of any Restricted Subsidiary to any Subsidiary that is not a Loan Party must be expressly subordinated to the Obligations;

(f)                                    Attributable Indebtedness and purchase money obligations to finance the purchase, Lease, repair or improvement of fixed or capital assets within the limitations set forth in Section 7.01(i) and any Permitted Refinancing thereof; provided that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $20,000,000 plus, in respect of each 18-hole golf course owned by any Restricted Subsidiary, $300,000;

(g)                                 Indebtedness consisting of working capital facilities for Restricted Subsidiaries that are not Loan Parties in an aggregate principal amount at any time outstanding for all such Persons taken together not exceeding $5,000,000;

(h)                                 Indebtedness of a Loan Party (other than Holdings) in respect of Swap Contracts, including any increase from time to time in net obligations thereunder resulting from the termination of any such Swap Contract, and in any case not incurred for speculative purposes;

(i)                                     (i) Indebtedness (A) assumed in connection with any Permitted Acquisition; provided that such Indebtedness is not incurred in contemplation of such Permitted Acquisition, or (B) owed to the seller of any property acquired in a Permitted

Acquisition; provided that any Indebtedness under clause (i)(B) above shall (1) be unsecured and subordinated, which subordination shall be on terms reasonably satisfactory to the Administrative Agent, (2) not be scheduled to mature prior to the date that is ninety-one (91) days after the Latest Maturity Date, (3) have no scheduled amortization or payments of principal (other than customary offers to purchase) prior to the date that is ninety-one (91) days after the Latest Maturity Date, provided further that both immediately prior and after giving effect to any Indebtedness incurred pursuant to clause (A) or (B) (1) no Default or Event of Default shall have occurred and be continuing or would result therefrom, and (2) Holdings and its Restricted Subsidiaries shall be in Pro Forma Compliance with (x) the covenants set forth in Section 7.10 and (y) the Total Leverage Ratio that is 1.00 less than the ratio that Holdings and its Restricted Subsidiaries were required to maintain pursuant to Section 7.10(a), in each case, as of the end of the Test Period then last ended, after giving effect to such Permitted Acquisition and the assumption, incurrence or issuance of such Indebtedness and the use of proceeds thereof and (ii) any Permitted Refinancing thereof;

(j)                                     Indebtedness representing deferred compensation to employees of Holdings or any Restricted Subsidiary;

(k)                                  Indebtedness incurred in a Permitted Acquisition or Disposition under agreements providing for indemnification, the adjustment of the purchase price or similar adjustments;

(l)                                     Indebtedness consisting of obligations of Holdings or any Restricted Subsidiary under deferred compensation or other similar arrangements incurred by such Person in connection with Permitted Acquisitions;

(m)                               Cash Management Obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements in each case in connection with cash management and deposit accounts;

(n)                                 Indebtedness of a Loan Party (other than Holdings) in an aggregate principal amount not to exceed $5,000,000 at any time outstanding;

(o)                                 Indebtedness consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(p)                                 Indebtedness incurred by Holdings and any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims; provided that upon any drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 20 days following such drawing or incurrence;

(q)                                 obligations in respect of surety, stay, customs and appeal bonds, performance bonds and performance and completion guarantees provided by Holdings or any Restricted Subsidiary or obligations in respect of letters of credit related thereto, in each case in the ordinary course of business;

(r)                                    (i) Permitted Unsecured Indebtedness to the extent the Net Cash Proceeds of such Permitted Unsecured Indebtedness are utilized within ninety (90) days of the incurrence thereof to finance a Permitted Acquisition (or if not so utilized within such time period, solely to the extent the Net Cash Proceeds of such Permitted Unsecured Indebtedness are applied to prepay Term Loans pursuant to Section 2.05(b)(iv)), in each case, so long as (x) Holdings and its Restricted Subsidiaries shall be in Pro Forma Compliance with the covenants set forth in Section 7.10 and a Total Leverage Ratio that is 1.00 less than the ratio that Holdings and its Restricted Subsidiaries were required to maintain pursuant to Section 7.10(a) as of the end of the Test Period then last ended, after giving effect to such Permitted Acquisition and the assumption, incurrence or issuance of such Indebtedness and (y) no Default or Event of Default shall have occurred and be continuing or would result therefrom, and (ii) any Permitted Refinancing thereof;

(s)                                  Indebtedness in respect of (x) any bankers’ acceptance, letter of credit, warehouse receipt or similar facilities entered into in the ordinary course of business in an aggregate principal amount not to exceed $2,500,000 at any time outstanding or (y) any letters of credit issued in favor of the L/C Issuer or the Swing Line Lender to support any Defaulting Lender’s participation in Letters of Credit or Swing Line Loans, respectively, as contemplated by Section 2.03(a)(ii)(E) or 2.04(b), respectively;

(t)                                    Permitted Unsecured Indebtedness to finance any prepayment of the Loans pursuant to Section 2.05(a); provided that the aggregate principal amount of Permitted Unsecured Indebtedness so incurred may not exceed the amount of such prepayment;

(u)                                 Indebtedness incurred in the ordinary course of business in respect of obligations of any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; and

(v)                                 Indebtedness incurred by non-wholly owned Restricted Subsidiaries that were in existence on the Closing Date, so long as such Indebtedness is Non-Recourse Indebtedness with respect to Holdings and the other Restricted Subsidiaries, in an aggregate principal amount not to exceed $10,000,000.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest or dividends in the form of additional Indebtedness and the incurrence or accrual of Membership Deposit Liabilities shall, in each case, not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.03.

Section 7.04.                             Fundamental Changes.  Merge, dissolve, liquidate, consolidate with or into another Person, except that:

(a)                                  any Subsidiary may merge with or liquidate into (i) the Borrower (including a merger, the purpose of which is to reorganize the Borrower into a new jurisdiction so long as the Borrower remains organized under the laws of the United States, any state thereof or the District of Columbia (the “Jurisdictional Requirements”)); provided that the Borrower shall be the continuing or surviving Person or the continuing or surviving Person shall expressly assume the obligations of the Borrower under the Loan Documents in a manner reasonably acceptable to the Administrative Agent, or (ii) any one or more other Subsidiaries; provided that when any Subsidiary that is a Loan Party is merging with another Subsidiary, (A) a Loan Party (other than Holdings) shall be the continuing or surviving Person; or (B) to the extent constituting an Investment, such Investment must be an Investment permitted by Section 7.02 and any Indebtedness corresponding to such Investment must be permitted by Section 7.03;

(b)                                 any Subsidiary that is not a Loan Party may (i) merge or consolidate with or into any other Subsidiary that is not a Loan Party and (ii) liquidate or dissolve or change its legal form if the Borrower determines in good faith that such action is in the best interests of Holdings and its Restricted Subsidiaries; and

(c)                                  any Restricted Subsidiary may merge with any other Person in order to (i) effect an Investment permitted pursuant to Section 7.02 or a Disposition permitted pursuant to Section 7.05 (provided that (A) the continuing or surviving Person shall be a Subsidiary, which together with each of its Subsidiaries, shall have complied with the requirements of Section 6.12 and (B) to the extent constituting an Investment, such Investment must be a permitted Investment in accordance with Section 7.02 and any Indebtedness corresponding to such Investment must be permitted by Section 7.03); provided that if the Borrower is a party to any transaction effected pursuant to this Section 7.04(c), (A) the Borrower shall be the continuing and surviving Person or the continuing or surviving Person shall expressly assume the obligations of the Borrower in a manner reasonably acceptable to the Administrative Agent, (B) the Jurisdictional Requirements shall be satisfied, and (C) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

Section 7.05.                             Dispositions.  Make any Disposition except:

(a)                                  Dispositions of obsolete, used, surplus or worn out property, whether now owned or hereafter acquired and Dispositions of property (other than real property) no longer used or useful in the conduct of the business of Holdings and its Restricted Subsidiaries, in each case, in the ordinary course of business;

(b)                                 Dispositions of inventory in the ordinary course of business;

(c)                                  Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(d)                                 Dispositions of property by Holdings or any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary (including any such Disposition effected pursuant to a merger, liquidation or dissolution permitted by Section 7.04); provided that, if the transferor of such property is a Loan Party, then (i) the transferee thereof must either be a Loan Party (other than Holdings) or (ii) such transaction is an Investment permitted under Section 7.02 and any Indebtedness corresponding to such Investment must be permitted by Section 7.03;

(e)           Dispositions of Cash Equivalents;

(f)            Dispositions of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business (it being understood that this clause (f) shall not permit Dispositions of accounts receivable through factoring or accounts receivables financing programs);

(g)           leases, subleases, licenses or sublicenses of property in the ordinary course of business that (A) do not interfere in any material respect with the business of any Restricted Subsidiary (B) could not, individually or in the aggregate, materially and adversely affect the value of the subject property or materially impair its use in the operation of the business of Holdings or any Restricted Subsidiary or (C) do not secure any Indebtedness of any Restricted Subsidiary and so long as such leases, licenses, subleases or sublicenses are expressly subject and subordinate to the Obligations;

(h)           transfers of property subject to Casualty Events upon receipt of the Net Cash Proceeds of such Casualty Event;

(i)            Dispositions of property by any Restricted Subsidiary; provided that (i) at the time of such Disposition, no Default or Event of Default shall have occurred or be continuing or would therefrom, (ii) with respect to any Disposition pursuant to this Section 7.05(i) for a purchase price in excess of $5,000,000, the applicable Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received); and (iii) the Consolidated EBITDA of the Restricted Subsidiaries generated by, or associated with all such property Disposed of pursuant to this Section 7.05(i) in any Fiscal Year of the Borrower shall not exceed 10% of Consolidated EBITDA of Holdings and its Restricted Subsidiaries for the Fiscal Year of the Borrower most recently ended prior to the date of such Disposition;

(j)            Dispositions of Investments in Joint Ventures set forth on Schedule 7.02(p), to the extent required by, or made pursuant to buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements, in each case, as in effect on the Closing Date;

(k)           Dispositions in the ordinary course of business consisting of the abandonment of IP Rights which, in the reasonable good faith determination of any Restricted Subsidiary, are uneconomical, negligible, obsolete or otherwise not material in the conduct of the business of Holdings or any Restricted Subsidiary (it being understood and agreed that no Material Intellectual Property may be Disposed of in reliance on this clause (k));

(l)            Dispositions of Equity Interests in Dormant Subsidiaries; provided that at the time of such Disposition, no Default or Event of Default shall have occurred and be continuing or would result therefrom; and

(m)          Dispositions consisting of a Sale Leaseback Transaction if the Indebtedness resulting or evidenced therefrom is permitted by Section 7.03.

provided that any Disposition of any property pursuant to this Section 7.05 (except pursuant to Section 7.05(d), 7.05(f), 7.05(h), 7.05(j), 7.05(k) and Section 7.05(l)), shall be for no less than the Fair Market Value of such property at the time of such Disposition.  To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent is hereby authorized by the Lenders to take any actions deemed appropriate in order to effect the foregoing.

Section 7.06.          Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment, except (subject to the proviso in Section 7.02(k)):

(a)           each Restricted Subsidiary may make Restricted Payments to (i) the Borrower and the Guarantors (other than Holdings) and (ii) to Persons (other than Holdings) that are holders of Equity Interests of such Restricted Subsidiary; provided that any amount paid to any holder that is not a Loan Party shall not exceed such holder’s relative ownership percentage of such class or type of Equity Interests);

(b)           the Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests) of such Person;

(c)           the Restricted Subsidiaries may make Restricted Payments to Holdings:

(i)            the proceeds of which will be used by Holdings to pay (or to make a payment to any direct or indirect parent of Holdings to enable it to pay) the Tax liability for each relevant jurisdiction in respect of consolidated, combined, unitary or affiliated returns filed by or on behalf of Holdings or any direct or indirect parent thereof; provided that such proceeds are limited to the Tax liability attributable to the income of the Borrower and/or the other Restricted Subsidiaries or the Equity Interests of the Borrower held by Holdings, if any, that are part of the applicable tax group;

(ii)           the proceeds of which shall be used by Holdings to pay (or to make a payment to any direct or indirect parent of Holdings to enable it to pay) such entities’ operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including, without limitation, administrative, legal, accounting and similar expenses provided by third parties) attributable to the operations of the Borrower and/or the other Restricted Subsidiaries or the Equity Interests of the Borrower held by Holdings, in each case that are reasonable and customary and incurred in the ordinary course of business, in an aggregate amount not to exceed $2,500,000 in any Fiscal Year of the Borrower plus any reasonable and customary indemnification claims made by directors or officers of Holdings (or any direct or indirect parent thereof) attributable to the ownership or operations of the Borrower and/or the other Restricted Subsidiaries;

(iii)          the proceeds of which shall be used by Holdings to pay (or to make a payment to any direct or indirect parent of Holdings to enable it to pay) (A) franchise taxes and other fees, taxes and expenses required to maintain the corporate existence of Holdings and (B) customary salary, bonus and other benefits payable to officers and employees of Holdings or its Subsidiaries to the extent such salaries, bonuses and other benefits are directly attributable to the ownership or operations of the Borrower and/or the other Restricted Subsidiaries, in an aggregate amount for clauses (iii)(A) and (iii)(B) together not to exceed $2,000,000 in any Fiscal Year of the Borrower;

(iv)          the proceeds of which will be used by Holdings to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of Holdings held by any future, present or former employee, director, officer, member of management or consultant of Holdings or any direct or indirect parent thereof, or any of its Restricted Subsidiaries; provided that the aggregate amount of Restricted Payments made under this clause (c)(iv) does not exceed in any Fiscal Year $2,000,000; and provided, further, that such amount in any calendar year may be increased by an amount not to exceed the cash proceeds of key man life insurance policies received by Holdings (to the extent such proceeds are contributed to the Borrower);

(v)           to finance any Investment permitted to be made pursuant to Section 7.02; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing or consummation of such Investment and (B) Holdings or the applicable parent company thereof shall, immediately following the closing or consummation thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or a Loan Party other than Holdings (or a Person that will become a Loan Party (other than Holdings) upon receipt of such contribution) or (2) the merger (to the extent permitted in Section 7.04) of the Person formed or acquired into a Loan Party (other than Holdings) in order to consummate such Permitted Acquisition, in each case, in accordance with the requirements of Section 6.12;

(vi)          the proceeds of which shall be used by Holdings to make cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of Holdings in an aggregate amount not to exceed $2,000,000 in any Fiscal Year of the Borrower; provided that any such cash payment shall not be for the purpose of evading the limitations set forth in this Section 7.06 (as determined in good faith by the board of directors or the managing board, as the case may be, of the applicable Restricted Subsidiary (or any authorized committee thereof));

(vii)         the proceeds of which shall be used by Holdings to pay amounts of the type described in Section 7.08(c) and 7.08(d), in each case to the extent the applicable payment would be permitted under Section 7.08(c) or 7.08(d) if such payment were to be made by the Borrower and in lieu of such payment being made under Section 7.08(c) and 7.08(d); and

(d)           so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Holdings and its Restricted Subsidiaries may make Restricted Payments in an aggregate amount that does not exceed the sum of the Available Amount; provided that Holdings and its Restricted Subsidiaries shall be in Pro

Forma Compliance with the covenants set forth in Section 7.10 after giving effect to such Restricted Payment and the use of proceeds thereof.

Section 7.07.          Change In Nature of Business.  Engage in any material line of business substantially different from those lines of business conducted by Holdings and its Restricted Subsidiaries on the date hereof or any business reasonably related or ancillary thereto.

Section 7.08.          Transactions With Affiliates.  Neither Holdings nor any Restricted Subsidiary shall enter into any transaction of any kind with any Affiliate, whether or not in the ordinary course of business, unless such transaction is (x) not otherwise prohibited under this Agreement and (y) upon terms no less favorable to Holdings or such Restricted Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate; provided that nothing in this Section 7.08 shall be deemed to prohibit:

(a)           transactions among the Loan Parties or among the Loan Parties and any Person that becomes a Guarantor as a result of such transaction;

(b)           employment and severance arrangements between Holdings and its Restricted Subsidiaries and their respective officers and employees, as determined in good faith by the board of directors or senior management of the relevant Person;

(c)           the payment of customary fees and reimbursement of reasonable out-of-pocket costs of, and customary indemnities provided to or on behalf of, directors, officers and employees of Holdings or any direct or indirect parent thereof and the Restricted Subsidiaries, to the extent attributable to the ownership or operations of the Restricted Subsidiaries, as determined in good faith by the board of directors or senior management of the relevant Person;

(d)           so long as no Default or Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing or would result therefrom, payments to the Sponsor permitted pursuant to Section 7.06 of management, consulting, monitoring, advisory and other fees and indemnities and expenses pursuant to the Management Agreement in an aggregate amount not to exceed $2,000,000 in any Fiscal Year of the Borrower; and

(e)           payments to or from, and transactions with, Joint Ventures in the ordinary course of business.

Section 7.09.          Burdensome Agreements.  Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document, the Senior Notes Indenture or customary terms in any documentation providing for any Permitted Refinancing thereof, so long as the restrictions in any such Permitted Refinancing, taken as a whole, in the good faith judgment of the Borrower, are no more disadvantageous to the Lenders than the restrictions set forth in the Senior Notes Indenture) that limits the ability of (a) any Subsidiary to make Restricted Payments to the Borrower or any Subsidiary Guarantor or to otherwise transfer property to or invest in the Borrower or any Subsidiary Guarantor, or (b) the Borrower or any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Secured Parties with respect to the Facilities and the Obligations under the Loan Documents; provided that the foregoing shall not apply to any Contractual Obligation that (i) (A) exists on the date hereof and is listed on Schedule 7.09 and (B) to the extent Contractual Obligations permitted by clause (A) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of the restrictions described in clauses (A) or (B) that are contained in such Contractual Obligation, (ii) are binding on a Subsidiary at the time such Subsidiary first becomes a Restricted Subsidiary, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Restricted Subsidiary, (iii) represent Indebtedness of a Restricted Subsidiary that is not a Loan Party which is permitted by Section 7.03 so long as such restrictions do not apply to any Loan Party, (iv) arise in connection with any Disposition permitted by Section 7.05, (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture, (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any negative pledge relates to the property financed by or secured by such Indebtedness (and excluding in any event any Indebtedness constituting any Unsecured Financing) or that expressly permits Liens for the benefit of the Agents and the Lenders with respect to the credit facilities established hereunder and the Obligations under the Loan Documents on a senior basis without the requirement that such holders of such Indebtedness be secured by such Liens on an equal and ratable, or junior, basis, (vii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions apply only to the assets subject thereto, (viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.03(f) to the extent that such restrictions apply only to the property or assets securing such Indebtedness, (ix) are customary provisions restricting subletting or assignment of any Lease governing a leasehold interest, (x) are customary provisions restricting assignment or transfer of any agreement entered into in the ordinary course of business or (xi) are restrictions that apply solely to cash or other deposits permitted under Section 7.01.

Section 7.10.          Financial Covenants.

(a)           Total Leverage Ratio.  Permit the Total Leverage Ratio as of the end of any Fiscal Quarter of Holdings and its Restricted Subsidiaries (beginning with the Fiscal Quarter ending March 22, 2011) set forth below to be greater than the ratio set forth below opposite such Fiscal Quarter:

Fiscal Year	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
2011	6.55 : 1.00	6.55 : 1.00	6.55 : 1.00	6.55 : 1.00
2012	6.15 : 1.00	6.15 : 1.00	6.15 : 1.00	6.15 : 1.00
2013	5.35 : 1.00	5.35 : 1.00	5.35 : 1.00	5.35 : 1.00
2014	4.75 : 1.00	4.75 : 1.00	4.75 : 1.00	4.75 : 1.00
2015	4.50 : 1.00	4.50 : 1.00	4.50 : 1.00	4.50 : 1.00
2016 and after	4.00 : 1.00	4.00 : 1.00	4.00 : 1.00	4.00 : 1.00

(b)           Interest Coverage Ratio.  Permit the Interest Coverage Ratio as of the end of any Fiscal Quarter of Holdings and its Restricted Subsidiaries (beginning with the Fiscal Quarter ending March 22, 2011) set forth below to be less than the ratio set forth below opposite such Fiscal Quarter:

Fiscal Year	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
2011	1.85 : 1.00	1.85 : 1.00	1.85 : 1.00	1.85 : 1.00
2012	1.95 : 1.00	1.95 : 1.00	1.95 : 1.00	1.95 : 1.00
2013	2.15 : 1.00	2.15 : 1.00	2.15 : 1.00	2.15 : 1.00
2014	2.30 : 1.00	2.30 : 1.00	2.30 : 1.00	2.30 : 1.00
2015	2.50 : 1.00	2.50 : 1.00	2.50 : 1.00	2.50 : 1.00
2016 and after	2.75 : 1.00	2.75 : 1.00	2.75 : 1.00	2.75 : 1.00

Section 7.11.          Amendments of Certain Documents.  Amend or otherwise modify (a) any of its Organization Documents in a manner materially adverse to the Administrative Agent or the Lenders, or (b) any term or condition of any Unsecured Financing Documentation in any manner materially adverse to the interests of the Administrative Agent or the Lenders.

Section 7.12.          Accounting Changes.  Make any change in Fiscal Year of the Borrower or the Accounting Periods related thereto.

Section 7.13.          Prepayments, Etc. of Indebtedness.  Voluntarily prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that regularly scheduled payments of interest on the Senior Notes shall be permitted) any Unsecured Financing or make any payment in violation of any subordination terms of any Unsecured Financing Documentation, except (a) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, for an aggregate purchase price, or in an aggregate prepayment amount, not to exceed the Available Amount; provided that Holdings and its Restricted Subsidiaries shall be in Pro Forma Compliance with the covenants set forth in Section 7.10 after giving effect to such payment, prepayment, redemption, purchase, defeasance or satisfaction; (b) a Permitted Refinancing thereof (including through exchange offers and similar transactions) and (c) the conversion of any Unsecured Financing to Equity Interests (other than Disqualified Equity Interests).

Section 7.14.          Limitations on Holdings and Certain Subsidiaries.  (a) Holdings shall not (i) create, incur, assume or suffer to exist any Liens on any Equity Interests of the Borrower (other than Liens permitted by Section 7.01(a)(i) and nonconsensual Liens to the extent permitted under Section 7.01) or (ii) conduct or engage in any operations or business other than (A) those incidental to its ownership of the Equity Interests of the Borrower, (B) the maintenance of its legal existence, (C) the performance of the Loan Documents and the Management Agreement, (D) any Qualifying IPO or any other issuance of its Equity Interests not prohibited by Article 7, (E) any transaction that Holdings is expressly permitted or contemplated to enter into or consummate under this Article 7 (including the incurrence of Permitted Unsecured Indebtedness), (F) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and its Subsidiaries and (G) holding any cash or property received in connection with Restricted Payments made by the Restricted Subsidiaries pursuant to Section 7.06 pending application thereof by Holdings; provided that, after giving effect to any transactions and related payments permitted under clauses (i) or (ii) above, Holdings shall not have any material assets (other than the Equity Interests of the Borrower) or any material liabilities (other than any Permitted Unsecured Indebtedness).

(b)           No Dormant Subsidiary shall (i) create, incur, assume or suffer to exist any Liens on its assets or property; (ii) conduct or engage in any operations or business

(including, without limitation, making Investments or Restricted Payments or engaging in transactions with Affiliates), other than (A) those incidental to its dissolution or sale, (B) maintaining its legal existence, (C) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and its Subsidiaries or (iii) incur or hold any liabilities (including Indebtedness) other than (A) liabilities that, in the aggregate, are not material or (B) Membership Deposit Liabilities.  Neither the total assets nor the total revenues of all Dormant Subsidiaries, taken together, shall exceed 1% of the Borrower’s consolidated total assets or consolidated total revenues, respectively.

(c)           The aggregate Fair Market Value value of all property and assets transferred to, contributed to or otherwise held (as valued at the time of designation of each applicable Subsidiary pursuant to Section 6.17) by all Prepayment Unrestricted Subsidiaries (other than Dormant Subsidiaries), taken together, in each case, that were property or assets held by Holdings or its Subsidiaries on the Closing Date (excluding cash or Cash Equivalents to the extent the Investment thereof by Holdings or any of its Restricted Subsidiaries is permitted under Section 7.02(l)), does not exceed $75,00,000.  Neither the total assets (excluding cash or Cash Equivalents to the extent received as an Investment from Holdings or any of its Restricted Subsidiaries permitted under Section 7.02(l)) nor the total revenues of all Unrestricted Subsidiaries, taken together, shall exceed 7.5% of the Borrower’s consolidated total assets or consolidated total revenues, respectively.

Section 7.15.          Designated Senior Debt.  Designate any Indebtedness (other than under this Agreement and the other Loan Documents) of Holdings or its Restricted Subsidiaries as “Designated Senior Indebtedness” or “Senior Secured Financing” (or any comparable term) under, and as defined in, any Unsecured Financing Documentation.

Section 7.16.          Pension Plans.  With respect to any Pension Plan maintained by any ERISA Affiliate (excluding Holdings and its Restricted Subsidiaries), none of Holdings or any Restricted Subsidiary shall become a sponsor of any such plan, and no benefit liabilities under any such plan shall be transferred to a Pension Plan maintained by Holdings or any Restricted Subsidiary.

ARTICLE 8

EVENTS OF DEFAULT AND REMEDIES

Section 8.01.          Events of Default.  Any of the following shall constitute an Event of Default:

(a)           Non-Payment.  The Borrower or any other Loan Party fails to pay (i) when due, any amount of principal of any Loan or any L/C Borrowing, (ii) any amounts due under Section 2.16(a) within two (2) Business Days following the Administrative Agent’s demand, or (iii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or

(b)           Specific Covenants.  Holdings or any Restricted Subsidiary fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, Section 6.02(b), Section 6.03(a), Section 6.05(a) or Section 6.11 or Article 7; or

(c)           Other Defaults.  Holdings or any Restricted Subsidiary fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document and applicable to it and such failure continues for thirty (30) days after notice thereof by the Administrative Agent to the Borrower; or

(d)           Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of Holdings or any Restricted Subsidiary in this Agreement, any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)           Cross-Default.  Holdings or any Restricted Subsidiary (i) fails to make any payment beyond any applicable grace period with respect thereto (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Indebtedness (other than in respect of the Obligations), or (ii) fails to observe or perform any other agreement or condition relating to any such Material Indebtedness, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Material Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Material Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(ii) shall not apply to secured Material Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Material Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Material Indebtedness; or

(f)            Insolvency Proceedings, Etc.  Holdings or any Restricted Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, examiner, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, examiner, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding or any similar steps or proceedings under Debtor Relief Laws applicable to such Person; or

(g)           Inability To Pay Debts; Attachment.  (i) Holdings or any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or

(h)           Judgments.  There is entered against Holdings or any Restricted Subsidiary one or more final judgments or orders for the payment of money in an aggregate amount exceeding $25,000,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and does not deny coverage) and there is a period of sixty (60) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)            ERISA.  An ERISA Event shall have occurred (or a similar event shall have occurred with respect to a Foreign Plan) that, when taken together with all other ERISA Events that have occurred (and similar events that have occurred with respect to Foreign Plans), could reasonably be expected to result in a Material Adverse Effect; or

(j)            Invalidity of Loan Documents.  Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or Section 7.05) or satisfaction in full of all the Obligations, ceases to be in full force and effect; or Holdings or any Restricted Subsidiary contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments or as a result of a transaction permitted hereunder or thereunder (including under Section 7.04 or Section 7.05)), or purports in writing to revoke or rescind any Loan Document; or

(k)           Change of Control.  There occurs any Change of Control; or

(l)            Collateral Documents.  Any Collateral Document after delivery thereof pursuant to Section 4.01 or Sections 6.12 and 6.18 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien on and security interest in the Collateral covered thereby, subject only to nonconsensual Permitted Prior Liens, or any Loan Party shall assert in writing such invalidity or lack of perfection or priority; or

(m)          Material Agreements.  There occurs any termination of a Material Agreement that could reasonably be expected to result in a Material Adverse Effect.

Section 8.02.          Remedies upon Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent may, and at the request of the Required Lenders, shall, take any or all of the following actions:

(a)           declare the Commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such Commitments and obligation shall be terminated;

(b)           declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c)           require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d)           exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to Holdings or any Restricted Subsidiary under the Bankruptcy Code of the United States or any similar Debtor Relief Laws, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Loan Parties to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

Section 8.03.          Application Of Funds.  After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs payable under Section 10.04 and amounts payable under Article 3, but not including principal of or interest on any Loan) payable to the Administrative Agent in its capacity as such;

Second, to the payment in full of the Unfunded Advances/Participations (the amounts so applied to be distributed between or among the Administrative Agent, the Swing Line Lender and any L/C Issuer pro rata in accordance with the amounts of Unfunded Advances/Participations owed to them on the date of any distribution);

Third, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article 3), ratably among them in proportion to the amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Revolving Credit Loans and L/C Borrowings, ratably among the Revolving Credit Lenders in proportion to the respective amounts described in this clause Fourth payable to them;

Fifth, to payment of that portion of the Obligations constituting unpaid principal of the Revolving Credit Loans and L/C Borrowings, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fifth held by them;

Sixth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

Seventh, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Term Loans, ratably among the Term Lenders in proportion to the respective amounts described in this clause Seventh payable to them;

Eighth, to payment of that portion of the Obligations constituting unpaid principal of the Term Loans, ratably among the Secured Parties in proportion to the respective amounts described in this clause Eighth held by them;

Ninth, to payment of the Secured Hedge Obligations and the Cash Management Obligations, ratably among the Secured Parties in proportion to the respective amounts described in this clause Ninth held by them;

Tenth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Ninth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, delivered to the Borrower.

ARTICLE 9

ADMINISTRATIVE AGENT AND OTHER AGENTS

Section 9.01.                             Appointment and Authority.

(a)                                  Each of the Lenders and the L/C Issuer hereby irrevocably appoints Citicorp North America, Inc., to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are expressly delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and none of Holdings or any Restricted Subsidiary shall have rights as a third party beneficiary of any of such provisions.

(b)                                 The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article 9 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in this Article 9 and in the definition of “Related Parties” included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

(c)                                  The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable), L/C Issuer (if applicable) and, if applicable, Hedge Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or on trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Administrative Agent, as “collateral agent” (and any sub-agents and appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article 9 and Section 10.04 and Section 10.05 (including, without limitation, Section 10.05 as though such sub-agents were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Section 9.02.                             Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Holdings and any Restricted Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 9.03.                             Exculpatory Provisions.  No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)                                  shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(b)                                 shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents, but shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Laws; and

(c)                                  shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings or any Restricted Subsidiary or any of its Affiliates

that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders or (ii) in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 9.04.                             Reliance by Administrative Agent.

(a)                                  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.05.                             Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 9.06.                             Resignation of Administrative Agent.  (a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower.  Upon any such resignation, the Required Lenders shall have the right to appoint a succesor Administrative Agent.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after receipt of such notice of resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such resignation notice.  If the Administrative Agent is a Defaulting Lender or an Affiliate of a Defaulting Lender, either the Required Lenders or the Borrower may, upon ten (10) days’ notice remove the Administrative Agent.  Upon receipt of any such notice of removal, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a replacement Administrative Agent.  Such removal will be effective on the earlier of (i) the date a replacement Administrative Agent is appointed and (ii) the date that is ten (10) Business Days after the giving of such notice by the Requisite Lenders (regardless of whether a replacement Administrative Agent has been appointed).  The retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph).  The fees payable by the Loan Parties to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article 9 and Sections 10.04 and 10.05 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(b)                                 Notwithstanding anything to the contrary contained herein, Citicorp North America, Inc. may, upon ten (10) days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or the Swing Line Lender.  In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders willing to accept such appointment a successor L/C Issuer or Swing Line Lender hereunder; provided that no failure by the Borrower to appoint any such successor shall affect the resignation of Citicorp North America, Inc. as L/C Issuer or Swing Line Lender, as the case may be.  If Citicorp North America, Inc. resigns as L/C Issuer, it (i) shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed

Amounts pursuant to Section 2.03(c)) and (ii) upon the request of Citicorp North America, Inc., the Loan Parties shall immediately Cash Collateralize all L/C Obligations pursuant to arrangements reasonable satisfactory to Citicorp North America, Inc. on the effective date of such resignation.  If Citicorp North America, Inc. resigns as Swing Line Lender, it (i) shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c) and (ii) upon the request of Citicorp North America, Inc., the Borrower shall immediately repay all outstanding Swing Line Loans on the effective date of such resignation.

Section 9.07.                             Non-Reliance on Administrative Agent and Other Lenders.  Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 9.08.                             Collateral and Guaranty Matters.  The Lenders irrevocably authorize the Administrative Agent:

(a)                                  to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon all of the Obligations (other than (A) (x) Cash Management Obligations and (y)  Obligations under Secured Hedge Agreements not yet due and payable, and (B) contingent obligations not yet accrued and payable) having been paid in full, all Letters of Credit having been Cash Collateralized or otherwise back-stopped (including by “grandfathering” into any future credit facilities), in each case, on terms reasonably satisfactory to the relevant L/C Issuer in its reasonable discretion, or having expired or having been terminated, and the Aggregate Commitments having expired or having been terminated; (ii) that is Disposed of or to be Disposed of as part of or in connection with any Disposition not prohibited hereunder or under any other Loan Document to any Person other than a Loan Party; (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders; (iv) owned by a Guarantor upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below; or (v) as expressly provided in the Collateral Documents;

(b)                                 to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i); and

(c)                                  to release any Guarantor from its obligations under the Guaranty if such Person becomes an Excluded Subsidiary or an Unrestricted Subsidiary (or otherwise ceases to be a Restricted Subsidiary under this Agreement) as a result of a transaction or designation permitted under this Agreement; provided that no such release shall occur with respect to an entity that becomes an Excluded Subsidiary or an Unrestricted Subsidiary if such Guarantor continues to be a guarantor in respect of any Unsecured

Financing Obligation unless and until each guarantor is (or is being simultaneously) released from its guarantee with respect to such Unsecured Financing Obligation.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.08.  In each case as specified in this Section 9.08, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.08 and without any representation or warranty whatsoever.

Section 9.09.                             No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the Arranger or any other Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

Section 9.10.                             Appointment of Supplemental Administrative Agents.

(a)                                  It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction.  It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and collectively as “Supplemental Administrative Agents”).

(b)                                 In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article 9 and of Sections 10.04 and 10.05 (obligating the Borrower to pay the Administrative Agent’s expenses and to indemnify the Administrative Agent) that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.

(c)                                  Should any instrument in writing from Holdings or any Restricted Subsidiary be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower shall, or shall cause Holdings and such Restricted Subsidiary to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent.  In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.

Section 9.11.                             Withholding Tax.  To the extent required by any applicable Law, the Administrative Agent may withhold from any payment to any Lender (including, for purposes of this Section 9.11, any L/C Issuer), an amount equivalent to any applicable withholding tax.  Without limiting or expanding the obligations of Holdings or any Restricted Subsidiary under

Section 3.01, each Lender shall, and does hereby, indemnify the Administrative Agent, within thirty (30) calendar days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not property executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding tax ineffective).  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.11.  The agreements in this Section 9.11 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, and the repayment, satisfaction or discharge of any Loans and all other amounts payable hereunder.

ARTICLE 10

MISCELLANEOUS

Section 10.01.                       Amendments, Etc.  (a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by Holdings or any Restricted Subsidiary therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and Holdings, the Borrower and any applicable Restricted Subsidiary, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that notwithstanding the foregoing, any amendment or waiver solely affecting the Revolving Credit Lenders (or that does not directly or indirectly affect the rights and obligations of the Term Lenders) under this Agreement and the other Loan Documents may be effected solely with the consent of the Required Revolving Lenders and any amendment or waiver solely affecting the Term Lenders (or that does not directly and adversely affect the rights and obligations of the Revolving Credit Lenders) under this Agreement and the other Loan Documents may be effected solely with the consent of the Required Term Lenders (including, in each case, with respect to Section 8.03); provided, further, no such amendment, waiver or consent shall:

(i)                                     extend or increase the Commitment of any Lender without the written consent of each Lender directly affected thereby (it being understood that a waiver of any condition precedent set forth in Section 4.01 or Section 4.02, or the waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(ii)                                  postpone any date scheduled for any payment of principal or interest under Section 2.07 or Section 2.08 or fees under Section 2.03(i), 2.03(j), Section 2.09(a) or Section 2.09(b), without the written consent of each Lender directly affected thereby, it being understood that the waiver of any mandatory prepayment of the Term

Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest;

(iii)                               reduce or forgive the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the proviso following this Section 10.01(a)) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby, it being understood that any change to the definition of Total Leverage Ratio or in the component definitions thereof shall not constitute a reduction in any rate of interest or fees; provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of any Loan Party to pay interest at the Default Rate;

(iv)                              change any provision of this Section 10.01 or the definition of “Required Lenders” without the written consent of each Lender or the definitions of “Required Revolving Lenders” without the consent of each Revolving Credit Lender directly affected thereby or the definition of “Required Term Lenders” without the consent of each Term Lender directly affected thereby;

(v)                                 release all or substantially all of (A) the Collateral in any transaction or series of related transactions or (B) the Guarantors from their obligations under the Guarantees, in each case, without the written consent of each Lender; or

(vi)                              amend Section 2.13, without the written consent of each Lender;

and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; (iv) Section 10.07(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (v) no amendment, waiver or consent shall amend, modify supplement or waive any condition precedent to any extension of credit under the Revolving Credit Facility set forth in Section 4.02 without the written consent of the Required Revolving Lenders under the Revolving Facility (it being understood that amendments, modifications, supplements or waivers of any other provision of any Loan Document, including any representation or warranty, any covenant or any Default or Event of Default, shall be deemed to be effective for purposes of determining whether the conditions precedent set forth in Section 4.02 have been satisfied regardless of whether the Required Revolving Lenders shall have consented to such amendment, modification, supplement or waiver).

(b)                                 Notwithstanding anything to the contrary herein, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable Laws, such Defaulting Lender shall not have any right to vote hereunder (including any vote to approve or disapprove any amendment, waiver or consent), except that (i) the Commitment of such Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded from a vote of the Lenders hereunder requiring any consent of the Lenders), (ii) the principal of such Defaulting Lender’s Loans shall not be reduced or forgiven without the consent of such Defaulting Lender, (iii) the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender shall not be reduced without the consent of such Defaulting Lender, (iv) except as set forth in Section 2.16, the amount of any fee payable to such Defaulting Lender shall not be reduced without the consent of such Defaulting Lender and (v) the terms of this Section 10.01(b) shall not be altered without the consent of such Defaulting Lender.

(c)                                  Notwithstanding anything to the contrary contained in this Section 10.01, in the event that the Borrower requests that this Agreement be modified or amended in a manner that would require the unanimous consent of all of the Lenders and such modification or amendment is agreed to by the Required Lenders, then with the consent of the Borrower and the Required Lenders, the Borrower and the Required Lenders shall be permitted to amend the Agreement without the consent of the Non-Consenting Lenders to provide for (i) the termination of the Commitment of each Non-Consenting Lender that is (x) a Revolving Credit Lender, (y) a Term Lender or (z) both, at the election of the Borrower and the Required Lenders; (ii) the addition to this Agreement of one or more other financial institutions (each of which must be an Eligible Assignee and together with any consents that would be required pursuant to Section 10.07 for an assignment to such Eligible Assignee), or an increase in the Commitment of one or more of the Lenders (with the written consent thereof), so that the total Commitment after giving effect to such amendment shall be in the same amount as the total Commitment immediately before giving effect to such amendment; (iii) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new financial institutions or Required Lender or Lenders, as the case may be, as may be necessary to repay in full, at par, the outstanding Loans of the Non-Consenting Lenders (including, without limitation, any amounts payable pursuant to Section 2.05(a)(iv) and 3.05) immediately before giving effect to such amendment; and (iv) such other modifications to this Agreement as may be appropriate to effect the foregoing clauses (i), (ii) and (iii) of this Section 10.01(c).

(d)                                 In addition, notwithstanding anything to the contrary contained in this Section 10.01 or any Loan Document, the Administrative Agent and any Loan Party may amend any Loan Document to correct administrative or manifest errors or omissions, to cure any ambiguities, defects, inconsistencies or mistakes, or to effect administrative changes that are not adverse to any Lender; provided that no such amendment shall become effective until the fifth (5th) Business Day after it has been posted to the Lenders, and then only if the Required Lenders have not objected in writing thereto within such five (5) Business Day period.

Section 10.02.                       Notices and Other Communications; Facsimile Copies.

(a)                                  General.  Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or any other Loan Document shall be in writing (including by facsimile transmission).  All such written notices shall be mailed, faxed or delivered to the applicable address or facsimile number, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)                                     if to Holdings or any other Restricted Subsidiary, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address,

facsimile number or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number or telephone number as shall be designated by such party in a notice to the other parties; and

(ii)           if to any other Lender, to the address, facsimile number or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; and (C) if delivered by facsimile, when sent and receipt has been confirmed; provided that notices and other communications to the Administrative Agent, the L/C Issuer and the Swing Line Lender pursuant to Article 2 shall not be effective until actually received by such Person.  In no event shall a voice-mail message be effective as a notice, communication or confirmation hereunder.

(b)           Effectiveness of Facsimile Documents and Signatures.  Loan Documents may be transmitted and/or signed by facsimile.  The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on Holdings and all Restricted Subsidiaries, the Agents and the Lenders.  The Administrative Agent may also require that any such documents and signatures be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(c)           Reliance by Agents and Lenders.  The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Agent-Related Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct by such Agent-Related Person.

Section 10.03.       No Waiver; Cumulative Remedies.  No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Section 10.04.       Attorney Costs, Expenses and Taxes.  The Borrower agrees (a) to pay or reimburse the Arranger and the Administrative Agent (including, as applicable, any Supplemental Administrative Agent) for all reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs of Weil, Gotshal & Manges LLP and, if necessary, of one local counsel and one regulatory counsel in each foreign jurisdiction as agreed between the Administrative Agent and the Borrower, and (b) to pay or reimburse the Administrative Agent and each Lender for all reasonable out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs of counsel (which counsel shall be limited as provided in Section 10.05).  The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other reasonable out-of-pocket expenses incurred by any Agent.  All amounts due under this Section 10.04 shall be paid promptly.  The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.  If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender, in its sole discretion.

Section 10.05.       Indemnification by the Borrower.  Whether or not the transactions contemplated hereby are consummated, the Borrower agrees that it shall indemnify and hold harmless each Agent-Related Person, each Arranger, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents, attorneys-in-fact, trustees and advisors (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs (which shall be limited to one (1) counsel to the Indemnitees taken as a whole (and, if necessary, one local counsel and one regulatory counsel to the Indemnitees taken as a whole in each appropriate jurisdiction), unless (x) the interests of the Indemnitees are sufficiently divergent, in which case additional counsel may be appointed and (y) if the interests of any Lender or group of Lenders (other than all of the Lenders) are distinctly or disproportionately affected, one additional counsel for such Lender or group of Lenders)) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby; (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit); (c) any actual or alleged presence or Release of Hazardous Materials on, at, under or from any property or facility currently or formerly owned or operated by Holdings or any Restricted Subsidiary, or any Environmental Liability related in any way to Holdings or any Restricted Subsidiary; or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (and regardless of whether such matter is instituted by a third party or by Holdings or any Restricted Subsidiary) (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements (x) have been determined in the final, non-appealable judgment of a court of competent jurisdiction to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee or a material breach of the Loan Documents by such Indemnitee or (y) arise from claims of any of the Indemnitees solely against one or more Indemnitees (and not by one or more Lenders against the Administrative Agent or one or more of the other Agents) that have not resulted from the action, inaction, participation or contribution of Holdings or any Restricted Subsidiary, their Affiliates or any of their respective officers, directors, stockholders, partners, members, employees, agents, representatives or advisors.  No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date).  In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by Holdings or any Restricted Subsidiary, its directors, shareholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated.  All amounts due under this Section 10.05 shall be paid promptly.  The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

Section 10.06.       Payments Set Aside.  To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect.

Section 10.07.       Successors and Assigns.

(a)           The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (unless in connection with a transaction permitted under Section 7.04) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.07(b) or, in the case of any Eligible Assignee that, upon giving effect to such assignment, would be an Affiliated Lender, Section 10.07(i); (ii) by way of participation in accordance with the provisions of Section 10.07(d); (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(f) or Section 10.07(h), as the case may be; or (iv) to an SPC in accordance with the provisions of Section 10.07(g) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(d) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Each Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Revolving Credit Loans at the time owing to it and all of its rights and obligations with respect to the Term Loans, Swing Line Loans and Letters of Credit); provided that any such assignment shall be subject to the following conditions:

(i)            (A) in the case of an assignment of (x) the entire remaining amount of the assigning Lender’s Revolving Credit Commitment and Term Commitment and the Term Loans, Revolving Credit Loans and Swing Line Loans at the time owing to it or (y) in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned and (B) in any case not described in clause (b)(i)(A) above, the aggregate amount of the Term Loans, the Term Commitment or the Revolving Credit Commitment (which for this purpose includes the Outstanding Amount of Revolving Credit Loans thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Term Loans or the Outstanding Amount of Revolving Credit Loans of the assigning Lender subject to each such assignment (determined as of the effective date of the Assignment and Assumption with respect to such assignment) shall not be less than $2,500,000, unless the Administrative Agent otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that concurrent assignments to or by Approved Funds will be treated as a single assignment for the purpose of meeting the minimum transfer requirements.

(ii)           (A) if any such assignment shall be of the assigning Lender’s Outstanding Amount of Revolving Credit Loans and Revolving Credit Commitment, such assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Outstanding Amount of Revolving Credit Loans and the Revolving Credit Commitment assigned and (B) if any such assignment shall be of the assigning Lender’s Term Loans and Term Commitment, such assignment shall be made as an assignment of a proportionate part of all the assigning Lenders rights and obligations under this Agreement with respect to the Term Loans and Term Commitment assigned.  Any such assignment need not be ratable as among the Term Loan Facility and the Revolving Credit Facility.

(iii)          No consent shall be required for any assignment except to the extent required by clause (b)(i)(B) above and, in addition:

(A)          the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required with respect to assignments of Revolving Credit Loans and Revolving Credit

Commitments unless (x) an Event of Default in respect of Section 8.01(a), Section 8.01(f) or Section 8.01(g) shall have occurred and be continuing at the time of such assignment or would result therefrom, (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund or (z) such assignment is by an Affiliate of the Administrative Agent made within sixty (60) Business Days after the Closing Date of its Commitments held on the Closing Date; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B)           the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund;

(C)           the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding)

(D)          The consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Swing Loans.

(iv)          the parties to each assignment (which shall not include the Borrower unless its consent to such assignment is required hereunder) shall (A) execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (which initially shall be ClearPar, LLC) or (B) manually execute and deliver to the Administrative Agent an Assignment and Assumption together with a processing and recordation fee of $3,500 (which fee may be waived by the Administrative Agent in its discretion); provided that only a single processing and recordation fee shall be payable in respect of multiple contemporaneous assignments to Approved Funds with respect to any Lender; and

(v)           the assigning Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent.

(vi)          Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 3.01, Section 3.04, Section 3.05, Section 10.04 and Section 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment).  Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(d).

(c)           The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and amounts due under Section 2.03, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.  Notwithstanding anything to the contrary contained in this Agreement, the Credit Extensions are intended to be treated as registered obligations for federal income tax purposes.  Any right or title in or to any Credit Extensions (including with respect to the principal amount and any stated interest thereon) may only be assigned or otherwise transferred through the Register. This Section shall be construed so that the Credit Extensions are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code, Treasury Regulation Section 5f.103-1(c) and any other related regulations (or any successor provisions of the Code or such regulations).  The Register shall be conclusive evidence absent manifest error of the principal and any stated interest amount owed under the Credit Extensions.

(d)           Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant.  Subject to Section 10.07(e), the Borrower agrees that each Participant shall be entitled to the benefits of Section 3.01, Section 3.04 and Section 3.05 (subject to the requirements and limitations therein and in Sections 3.06 and 10.15) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b) and such Participant agrees to be bound by such Sections and Section 3.06.  To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a

Lender.  Each Lender that sells a participation shall, acting solely for this purpose as an non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”).  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(e)           A Participant shall not be entitled to receive any greater payment under Section 3.01, Section 3.04 or Section 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (which consent shall not be unreasonably withheld or delayed).

(f)            Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)           Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.  Each party hereto hereby agrees that an SPC shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein and in Sections 3.06 and 10.15) , but (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including their obligations under Section 3.01, Section 3.04 or Section 3.05), unless the grant to an SPC is made with the prior written consent of the Borrower (which shall not be unreasonably withheld or delayed), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder.  The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(h)           Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may, without the consent of or notice to the Administrative Agent or the Borrower, create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and, (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise (unless such trustee is an Eligible Assignee which has complied with the requirements of Section 10.07(b)).

(i)            (i)            Subject to the terms of Section 10.07(b)(i), (b)(ii), (b)(v) and (b)(vi), any Lender may assign all or a portion of its Term Loans to any Person who, after giving effect to such assignment, would be an Affiliated Lender (without the consent of any Person but subject to acknowledgment by the Administrative Agent); provided that:

(A)          Except as previously disclosed in writing to the Administrative Agent and the Term Lenders, each Affiliated Lender shall represent and warrant that, as of the date of any assignment to or from such Affiliated Lender pursuant to this Section 10.07(i), neither the Affiliated Lender nor the Sponsor to which such Affiliated Lender is an Affiliate has any material non-public information (“MNPI”) with respect to Holdings, any of its Subsidiaries or their respective securities that has not been disclosed to the assigning Lender, potential assignee, the Administrative Agent and the Lenders (other than because such Person does not wish to receive MNPI with respect to Holdings, any of its Subsidiaries or their respective securities) prior to such date to the extent such information could reasonably be expected to have a material effect upon, or otherwise be material, to such Person’s decision to assign its Term Loans to or receive an assignment of Term Loans from such Affiliated Lender (as applicable);

(B)           the assigning Lender and the Affiliated Lender purchasing such Lender’s Term Loans shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit J hereto (an “Affiliated Lender Assignment and Assumption”) together with a processing and recordation fee of $3,500;

(C)           for the avoidance of doubt, Lenders shall not be permitted to assign Revolving Credit Commitments or Revolving Credit Loans to an Affiliated Lender and any purported assignment of Revolving Credit Commitments or Revolving Credit Loans to an Affiliated Lender shall be null and void; and

(D)          at the time of such assignment after giving affect to such assignment, the aggregate principal amount of all Loans held by Affiliated Lenders shall not exceed 20% of the aggregate principal amount of all Loans and Commitments outstanding under this Agreement.

(ii)           Notwithstanding anything to the contrary in this Agreement, no Affiliated Lender shall have any right to (A) attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of Holdings and its Subsidiaries are not invited or (B) receive any information or material prepared by Administrative Agent or any Lender or any communication by or among Administrative Agent and/or one or more Lenders, except to the extent such information or materials have been made available to Holdings, its Subsidiaries or their representatives.

(iii)          Notwithstanding anything to the contrary in this Agreement (including in Section 10.01 or the definition of “Required Lenders”), for purposes of determining whether the Required Lenders, all affected Lenders or all Lenders have (A) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (B) otherwise acted on any matter related to any Loan Document or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, an Affiliated Lender shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Affiliated Lenders; provided that no amendment, modification, waiver, consent or other action with respect to any Loan Document shall deprive such Affiliated Lender of its Pro Rata Share of any payments to which such Affiliated Lender is entitled under the Loan Documents without such Affiliated Lender providing its consent; provided, further, that such Affiliated Lender shall have the right to approve any amendment, modification, waiver or consent of the type described in Section 10.01 (a)(i), (a)(ii), (a)(iii) or (a)(iv) of this Agreement to the extent that such Affiliated Lender is affected thereby; and, in furtherance of the foregoing, (x) the Affiliated Lender agrees to execute and deliver to the Administrative Agent any instrument reasonably requested by the Administrative Agent to evidence the voting of its interest as a Lender in accordance with the provisions of this Section 10.07(i); provided that if the Affiliated Lender fails to promptly execute such instrument such failure shall in no way prejudice any of the Administrative Agent’s rights under this paragraph and (y) the Administrative Agent is hereby appointed (such appointment being coupled with an interest) by the Affiliated Lender as the Affiliated Lender’s attorney-in-fact, with full authority in the place and stead of the Affiliated Lender and in the name of the Affiliated Lender, from time to time in the Administrative Agent’s discretion, to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this Section 10.07(i)(iii).

(iv)          Each Affiliated Lender, solely in its capacity as a Term Lender, hereby agrees, and each Affiliated Lender Assignment Agreement shall provide a confirmation that, if Holdings or any Restricted Subsidiary shall be subject to any voluntary or involuntary proceeding commenced under any Debtor Relief Laws (“Bankruptcy Proceedings”), (i) such Affiliated Lender shall not take any step or action in such Bankruptcy Proceeding to object to, impede or delay the exercise of any right or the taking of any action by the Administrative Agent (or the taking of any action by a third party that is supported by the Administrative Agent) in relation to such Affiliated Lender’s claim with respect to its Loans (a “Claim”) (including, without limitation, objecting to any debtor in possession financing, use of cash collateral, grant of adequate protection, sale or disposition, compromise or plan of reorganization) so long as such Affiliated Lender is treated in connection with such exercise or action on the same or better terms as the other Term Lenders and (ii) with respect to any matter requiring the vote of Term Lenders during the pendency of a Bankruptcy Proceeding (including, without limitation, voting on any plan of reorganization), the Loans held by such Affiliated Lender (and any Claim with respect thereto) shall be deemed to be voted in accordance with clause (iii) of this Section 10.07(i), so long as such Affiliate Lender is treated in connection with the exercise of such right or taking of such action on the same or better terms as the other Term Lenders.  For the avoidance of doubt, the Lenders and each Affiliated Lender agree and acknowledge that the provisions set forth in this clause (iv) of Section 10.07(i), and the related provisions set forth in each Affiliated Lender Assignment and Assumption, constitute a “subordination agreement” as such term is contemplated by, and utilized in, Section 510(a) of the United States Bankruptcy Code, and, as such, would be enforceable for all purposes in any case where Holdings or any Restricted Subsidiary has filed for protection under any Debtor Relief Law applicable to Holdings or any such Restricted Subsidiary.

Section 10.08.       Confidentiality.  Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to it and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (provided that the Agent or Lender that discloses any Information pursuant to this clause (c) shall provide the Borrower prompt notice of such disclosure to the extent permitted by applicable Law); (d) to any other party to this Agreement; (e) subject to an agreement containing provisions substantially the same as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), to any Eligible Assignee of or Participant in, or any prospective Eligible Assignee or pledgee of or Participant in, any of its rights or obligations under this Agreement; (f) with the written consent of the Borrower; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08; (h) to any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) (in which case such Person shall, except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority, promptly notify the Borrower, in advance, to the extent lawfully permitted to do so); (i) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to Holdings and its Restricted Subsidiaries received by it from such Lender); (j) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder to the extent reasonably necessary in connection with such enforcement or (k) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty’s professional advisors (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 10.08 or as may otherwise be reasonably acceptable to the Borrower).  In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents (other than any Fee Letter), the Commitments, and the Credit Extensions.  For the purposes of this Section 10.08, “Information” means all information received from Holdings or any of its Subsidiaries relating to Holdings or any of its Restricted Subsidiaries or its or their business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by Holdings or any of its Subsidiaries other than as a result of a breach of this Section 10.08; provided that, in the case of information received from Holdings or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential.

Section 10.09.                       Setoff.  In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Default or Event of Default, after obtaining the prior written consent of the Administrative Agent, each Lender and its Affiliates are authorized at any time and from time to time, without prior notice to Holdings or any Subsidiary, any such notice being waived by Holdings (on its own behalf and on behalf of each Subsidiary) to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender or such Affiliate of a Lender to or for the credit or the account of Holdings and the respective Subsidiaries against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness.  Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender or its Affiliates; provided that the failure to give such notice shall not affect the validity of such setoff and application.  The rights of the Administrative Agent and each Lender under this Section 10.09 are in addition to other rights and remedies (including, without limitation, other rights of setoff) that the Administrative Agent and such Lender may have.

Section 10.10.                       Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Agent or Lender may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 10.11.                       Counterparts.  This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery by telecopier of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document.  The Agents may also require that any such documents and signatures delivered by telecopier be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.

Section 10.12.                       Integration.  This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.  In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement.  Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

Section 10.13.                       Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding (except, with respect to Letters of Credit, to the extent such Letters of Credit are Cash Collateralized as set forth in Section 2.03(g)).

Section 10.14.                       Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.15.                       Tax Forms.  To the extent it is qualified for any exemption from or reduction in United States federal withholding tax with respect to any Loan made to the Borrower, each Lender and Agent that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code that lends to the Borrower (each, a “Non-US Lender”) shall deliver to the Borrower and the Administrative Agent, on or prior to the date which is ten (10) Business Days after the Closing Date (or upon accepting an assignment of an interest herein), two duly signed, properly completed copies of either IRS Form W-8BEN, W-8EXP or any successor thereto (relating to such Non-US Lender and entitling it to an exemption from, or reduction of, United States federal withholding tax on specified payments to be made to such Non-US Lender by the Borrower pursuant to this Agreement or any other Loan Document) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Non-US Lender by the Borrower pursuant to this Agreement or any other Loan Document) or such other evidence reasonably satisfactory to the Borrower and the Administrative Agent that such Non-US Lender is entitled to an exemption from, or reduction of, United States federal withholding tax, including any exemption pursuant to Section 881(c) of the Code, and in the case of a Non-US Lender claiming such an exemption under Section 881(c) of the Code, a certificate substantially in the form of Exhibits I-1, I-2, I-3 and I-4 (the “US Tax Certificate”) that establishes in writing to the Borrower and the Administrative Agent that such Non-US Lender is not (i) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (ii) a 10-percent shareholder within the meaning of Section 871(h)(3)(B) or 881(c)(3)(B) of the Code, (iii) a controlled foreign corporation described in Section 881(c)(3)(C) of the Code and (iv) receiving any payment under any Loan Document that is effectively connected with a U.S. trade or business.  Thereafter and from time to time, to the extent it is then qualified for any exemption from or reduction in United States federal withholding tax, each such Non-US Lender shall (A) promptly submit to the Borrower and the Administrative Agent such additional duly and properly completed and signed copies of one or more of such forms or certificates (or such successor forms or certificates as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is reasonably satisfactory to the Borrower and the Administrative Agent of any available exemption from, or reduction of, United States federal withholding taxes in respect of payments to be made to such Non-US Lender by the Borrower pursuant to this Agreement, or any other Loan Document, in each case, (1) on or before the date that any such form, certificate or other evidence expires or becomes obsolete, (2) after the occurrence of any event requiring a change in the most recent form, certificate or evidence previously delivered by it to the Borrower and the Administrative Agent and (3) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent, and (B) promptly notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any previously claimed exemption or reduction.

(i)                                     Each Non-US Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Non-US Lender under any of the Loan Documents (for example, in the case of a typical participation by such Non-US Lender, or where Non-U.S. Lender is a partnership for U.S. federal income tax purposes), shall deliver to the Borrower and the Administrative Agent on the date when such Non-US Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Borrower or the Administrative Agent (in either case, in the reasonable exercise of its discretion), (A) two duly signed, properly completed copies of the forms or statements required to be provided by such Non-US Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Non-US Lender acts for its own account that is not subject to United States federal withholding tax, and (B) two duly signed, properly completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Non-US Lender is required to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Non-US Lender is not acting for its own account with respect to a portion of any such sums payable to such Non-US Lender, including any applicable U.S. Tax Certificate, provided that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a US Tax Certificate on behalf of such partners;

(ii)                                  The Administrative Agent may deduct and withhold any taxes required by any Laws to be deducted and withheld from any payment under any of the Loan Documents.

(b)                                 Each Lender and Agent that is a “United States person” within the meaning of Section 7701(a)(30) of the Code that lends to the Borrower (each, a “US Lender”)

shall deliver to the Administrative Agent and the Borrower two duly signed, properly completed copies of IRS Form W-9 on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement), certifying that such US Lender is entitled to an exemption from United States backup withholding tax, or any successor form.  Notwithstanding anything to the contrary in this Agreement, if such US Lender fails to deliver such forms, then the Administrative Agent may withhold from any payment to such US Lender an amount equivalent to the applicable backup withholding tax imposed by the Code and the Borrower shall not be liable for any additional amounts with respect to such withholding.

Section 10.16.        GOVERNING LAW.

(a)                                  THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT (OTHER THAN ANY LOAN DOCUMENT EXPRESSLY GOVERNED BY THE LAWS OF ANOTHER JURISDICTION) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES EXCEPT AS SET FORTH IN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(b)                                 ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, HOLDINGS, THE BORROWER, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS.  HOLDINGS, THE BORROWER, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

Section 10.17.                       WAIVER OF RIGHT TO TRIAL BY JURY.  EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 10.18.                       Binding Effect.  This Agreement shall become effective when it shall have been executed by Holdings and the Borrower and the Administrative Agent shall have been notified by each Lender, Swing Line Lender and the L/C Issuer that each such Lender, Swing

Line Lender and the L/C Issuer has executed it and thereafter shall be binding upon and inure to the benefit of Holdings, the Borrower, each Agent and each Lender and their respective successors and assigns, except that neither Holdings nor the Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.

Section 10.19.                       USA PATRIOT Act Notice.  Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower and each Guarantor, which information includes the name and address of the Borrower and such Guarantors and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and such Guarantors in accordance with the Act.

Section 10.20.                       No Advisory or Fiduciary Relationship.  In connection with all aspects of each transaction contemplated hereby, each of Holdings and the Borrower (on behalf of itself and each of the other Subsidiaries) acknowledges and agrees that (i) the Facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between Holdings and the Borrower, on the one hand, and the Agents and the Lenders, on the other hand, and both Holdings and the Borrower are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each of the Agents and the Lenders is, and has been acting solely as a principal and is not the agent or fiduciary for, Holdings or the Borrower; and (iii) the Agents and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and Holdings and the Borrower have both consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

CCA CLUB OPERATIONS HOLDINGS, LLC,
as Holdings

By:	/s/ Ingrid J. Keiser
Name: Ingrid J. Keiser
Title: Secretary

CLUBCORP CLUB OPERATIONS, INC., as
Borrower

By:	/s/ Ingrid J. Keiser
Name: Ingrid J. Keiser
Title: Secretary

[CLUBCORP CLUB OPERATIONS, INC. CREDIT AGREEMENT]

CITICORP NORTH AMERICA, INC., individually as Administrative Agent, L/C Issuer and Swing Line Lender

By:	/s/ Ana E. Rosu
Name: Ana E. Rosu
Title: Authorized Signatory

[CLUBCORP CLUB OPERATIONS, INC. CREDIT AGREEMENT]

CITICORP NORTH AMERICA, INC., as Lender

By:	/s/ Ana E. Rosu
Name: Ana E. Rosu
Title: Authorized Signatory

[CLUBCORP CLUB OPERATIONS, INC. CREDIT AGREEMENT]

Acknowledged and Agreed, solely for purposes of Section 2.03(l):

CITIBANK, N.A., as L/C Issuer

By:	/s/ Arnold Y. Wong
Name: Arnold Y. Wong
Title: Vice President

[CLUBCORP CLUB OPERATIONS, INC. CREDIT AGREEMENT]

Schedule I

Affiliated Lender Assignment and Assumption with respect to the Credit Agreement, dated as of November [    ], 2010, among CCA Club Operations Holdings, Inc., a Delaware corporation, ClubCorp Club Operations, Inc., a Delaware corporation, each lender from time to time party thereto and Citicorp North America, Inc., as Administrative Agent, Swing Line Lender and L/C Issuer.

Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

Credit Facility Assigned	Principal Amount Assigned	Commitment Percentage Assigned

Term Loan Facility	$	.	%

[Name of Assignee]		[Name of Assignor]
By:		By:
	Title:		Title:

Schedule I
Accounting Periods

2010

Period	Begin	End
1	12/30/2009	1/26/2010
2	1/27/2010	2/23/2010
3	2/24/2010	3/23/2010
4	3/24/2010	4/20/2010
5	4/21/2010	5/18/2010
6	5/19/2010	6/15/2010
7	6/16/2010	7/13/2010
8	7/14/2010	8/10/2010
9	8/11/2010	9/7/2010
10	9/8/2010	10/5/2010
11	10/6/2010	11/2/2010
12	11/3/2010	11/30/2010
13	12/1/2010	12/28/2010

2011

Period	Begin	End
1	12/29/2010	1/25/2011
2	1/26/2011	2/22/2011
3	2/23/2011	3/22/2011
4	3/23/2011	4/19/2011
5	4/20/2011	5/17/2011
6	5/18/2011	6/14/2011
7	6/15/2011	7/12/2011
8	7/13/2011	8/9/2011
9	8/10/2011	9/6/2011
10	9/7/2011	10/4/2011
11	10/5/2011	11/1/2011
12	11/2/2011	11/29/2011
13	11/30/2011	12/27/2011

2012

Period	Begin	End
1	12/28/2011	1/24/2012
2	1/25/2012	2/21/2012
3	2/22/2012	3/20/2012
4	3/21/2012	4/17/2012
5	4/18/2012	5/15/2012
6	5/16/2012	6/12/2012
7	6/13/2012	7/10/2012
8	7/11/2012	8/7/2012
9	8/8/2012	9/4/2012
10	9/5/2012	10/2/2012
11	10/3/2012	10/30/2012
12	10/31/2012	11/27/2012
13	11/28/2012	12/25/2012

2013

Period	Begin	End
1	12/26/2012	1/22/2013
2	1/23/2013	2/19/2013
3	2/20/2013	3/19/2013
4	3/20/2013	4/16/2013
5	4/17/2013	5/14/2013
6	5/15/2013	6/11/2013
7	6/12/2013	7/9/2013
8	7/10/2013	8/6/2013
9	8/7/2013	9/3/2013
10	9/4/2013	10/1/2013
11	10/2/2013	10/29/2013
12	10/30/2013	11/26/2013
13	11/27/2013	12/24/2013
14	12/25/2013	12/31/2013

2014

Period	Begin	End
1	1/1/2014	1/28/2014
2	1/29/2014	2/25/2014
3	2/26/2014	3/25/2014
4	3/26/2014	4/22/2014
5	4/23/2014	5/20/2014
6	5/21/2014	6/17/2014
7	6/18/2014	7/15/2014
8	7/16/2014	8/12/2014
9	8/13/2014	9/9/2014
10	9/10/2014	10/7/2014
11	10/8/2014	11/4/2014
12	11/5/2014	12/2/2014
13	12/3/2014	12/30/2014

2015

Period	Begin	End
1	12/31/2014	1/27/2015
2	1/28/2015	2/24/2015
3	2/25/2015	3/24/2015
4	3/25/2015	4/21/2015
5	4/22/2015	5/19/2015
6	5/20/2015	6/16/2015
7	6/17/2015	7/14/2015
8	7/15/2015	8/11/2015
9	8/12/2015	9/8/2015
10	9/9/2015	10/6/2015
11	10/7/2015	11/3/2015
12	11/4/2015	12/1/2015
13	12/2/2015	12/29/2015

2016

Period	Begin	End
1	12/30/2015	1/26/2016
2	1/27/2016	2/23/2016
3	2/24/2016	3/22/2016
4	3/23/2016	4/19/2016
5	4/20/2016	5/17/2016
6	5/18/2016	6/14/2016
7	6/15/2016	7/12/2016
8	7/13/2016	8/9/2016
9	8/10/2016	9/6/2016
10	9/7/2016	10/4/2016
11	10/5/2016	11/1/2016
12	11/2/2016	11/29/2016
13	11/30/2016	12/27/2016

Schedule II

Administrative Agent’s Office

ADMINISTRATIVE AGENT	DOMESTIC LENDING OFFICE	WIRING INSTRUCTIONS
Citicorp North America, Inc.	Citicorp North America, Inc. 1615 Brett Road, Building III New Castle, DE 19720 Attention: Vince Napoli Facsimile: 212-994-0847	Bank Name: CITIBANK, N.A. ABA/Routing No: ######### Account Name: PPM Houston Account No.: ######### Reference: ClubCorp Club Operations, Inc.
With a copy to: Soo-Jin Shim Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 Facsimile: 212-310-8007

Schedule III
Excluded Subsidiaries

ENTITY	JURISDICTION OF ORGANIZATION
Bear’s Best Atlanta, L.P.*	a Georgia limited partnership
Bear’s Best Las Vegas, Limited Partnership*	a Nevada corporation
ClubCorp LSprings, L.P.*	a Georgia limited partnership
Nicklaus Golf Club, L.P. at LionsGate*	a Kansas limited partnership
Granite Bay Limited Partnership*	a California limited partnership
Granite Bay Golf Club, Inc.*	a Delaware corporation
CCS, LLC	a Delaware limited liability company
Monarch Country Club, Inc.	a Florida corporation
Stonebriar Club, Inc.	a Texas corporation
Stonebriar Country Club Joint Venture	a Texas general partnership
Stonebriar Management Holdings, LLC	a Delaware limited liability company
CCG Club de Golf, S.A. de C.V.	a foreign corporation (Mexico)
CG Desarrolladora, S.A. de C.V.	a foreign corporation (Mexico)
CG Inversiones S.A. de C.V.	a foreign corporation (Mexico)
ClubCorp Latin America, S.A. de C.V.	a foreign corporation (Mexico)
Promociones Turisticas Professionales, S.A. de C.V.	a foreign corporation (Mexico)
Club de Golf Financiero, S.A. de C.V.	a foreign corporation (Mexico)
Isla Maya Club de Golf S.A. de C.V.	a foreign corporation (Mexico)
La Vista Club de Golf S.A. de C.V.	a foreign corporation (Mexico)

* Specified Excluded Subsidiaries

Schedule IV
Ground Leases

Club Name	Entity	Address	City	State	Zip
Airways Municipal Golf Course	ClubCorp Airways Golf, Inc.	5440 E. Shields	Fresno	CA	93727-7793
Bluegrass Yacht & Country Club	Bluegrass Club, LLC	550 Johnny Cash Parkway	Hendersonville	TN	37075
Empire Ranch Golf Club	Empire Ranch, LLC	1620 East Natoma	Folsom	CA	95630
Indian Wells Country Club	ClubCorp IW Golf Club, Inc.	46-000 Club Drive	Indian Wells	CA	92210
Ipswich Country Club	New England Country Club Management, Inc.	148 Country Club Way	Ipswich	MA	01938
Mission Hills Country Club	ClubCorp Mission Hills Country Club, Inc.	34-600 Mission Hills Drive	Rancho Mirage	CA	92270
River Creek Country Club	River Creek Country Club, Inc.	43800 Olympic Blvd.	Leesburg	VA	20176
Silver Lake Country Club	Silver Lake Management Corp.	1325 Graham Road	Silver Lake	OH	44224-2999
Stonehenge Golf & Country Club	Stonehenge Club, Inc.	1000 Farnham Drive	Richmond	VA	23236
Teal Bend Golf Club	ClubCorp Teal Bend Golf Club, Inc.	7200 Garden Hwy	Sacramento	CA	95837
The Currituck Club	Currituck Golf, LLC	620 Currituck Clubhouse Drive	Corolla	NC	27927
Turkey Creek Golf Club	ClubCorp Turkey Creek Golf Club, Inc.	1525 Hwy 193	Lincoln	CA	95648
Willow Creek Golf Club	Willow Creek Management, Inc.	24525 Northcrest	Spring	TX	77389

Schedule V
Guarantors

ENTITY	JURISDICTION OF ORGANIZATION
191 Athletic Club Management Company, LLC	a Delaware limited liability company
191 CC Operating Co., LLC	a Delaware limited liability company
Akron Management Corp.	an Ohio corporation
Aliso Viejo Golf Club Joint Venture	a California partnership
Anthem Golf, LLC	an Arizona limited liability company
April Sound Management Corp.	a Texas corporation
Aspen Glen Golf Club Management Company	a Colorado corporation
Athletic Club at the Equitable Center, Inc.	a New York corporation
AZ Club, LLC	a Delaware limited liability company
Barton Creek Resort & Clubs, Inc.	a Texas corporation
Bay Oaks Country Club, Inc.	a Texas corporation
Bluegrass Club, LLC	a Tennessee limited liability company
Brookhaven Country Club, Inc.	a Texas corporation
Canyon Gate at Las Vegas, Inc.	a Nevada corporation
Capital City Club of Montgomery, Inc.	an Alabama corporation
Capital City Club of Raleigh, Inc.	a North Carolina corporation
CCA Golf Course Holdco, LLC	a Delaware limited liability company
CCA Mezzanine Holdco, LLC	a Delaware limited liability company
Centre Club, Inc.	a Florida corporation
Citrus Club, Inc.	a Florida corporation
City Club of Washington, Inc.	a Washington, D.C. corporation
Club at Boston College, Inc.	a Massachusetts corporation
Club Le Conte, Inc.	a Tennessee corporation
ClubCorp — Asia	a Nevada corporation
ClubCorp Airways Golf, Inc.	a Delaware corporation
ClubCorp Aliso Viejo Holding Corp.	a Delaware corporation
ClubCorp Asia Investments Inc.	a Nevada corporation
ClubCorp Aven Holdings, Inc.	a Delaware corporation
ClubCorp Braemar Country Club, Inc.	a Delaware corporation
ClubCorp Bunker Hill Club, Inc.	a Delaware corporation
ClubCorp Buying Services, Inc.	a Delaware corporation
ClubCorp Canyon Crest Country Club, Inc.	a Delaware corporation
ClubCorp Center Club, Inc.	a Delaware corporation
ClubCorp Club Operations, Inc.	a Delaware corporation
ClubCorp Coto Property Holdings, Inc.	a Delaware corporation
ClubCorp Crow Canyon Management Corp.	a Delaware corporation
ClubCorp Desert Falls Country Club, Inc.	a Delaware corporation
ClubCorp Financial Management Company	a Nevada corporation
ClubCorp GCL Corporation	a Delaware corporation
ClubCorp Gen Par of Texas, L.L.C.	a Delaware limited liability company
ClubCorp Golf of California, L.L.C.	a Delaware limited liabilty company
ClubCorp Golf of Florida, L.L.C.	a Delaware limited liability company

ENTITY	JURISDICTION OF ORGANIZATION
ClubCorp Golf of Georgia, L.P.	a Georgia limited partnership
ClubCorp Golf of North Carolina, L.L.C.	a Delaware limited liability company
ClubCorp Golf of Texas, L.P.	a Texas limited partnership
ClubCorp Granite Bay Management, Inc.	a Delaware corporation
ClubCorp Graphics, Inc.	a Florida Corporation
ClubCorp Hamlet, LLC	a Delaware limited liability company
ClubCorp International, Inc.	a Nevada corporation
ClubCorp IW Golf Club, Inc.	a Delaware corporation
ClubCorp Management Company for Stone Creek, LLC	a Delaware limited liability company
ClubCorp Mexico, Inc.	a Nevada corporation
ClubCorp Mezzanine Borrower, LLC	a Delaware limited liabilty company
ClubCorp Mission Hills Country Club, Inc.	a Delaware corporation
ClubCorp Mortgage Borrower, LLC	a Delaware limited liability company
ClubCorp Porter Valley Country Club, Inc.	a Delaware corporation
ClubCorp Publications, Inc.	a Nevada corporation
ClubCorp San Jose Club, Inc.	a Delaware corporation
ClubCorp Shadow Ridge Golf Club, Inc.	a Delaware corporation
ClubCorp Spring Valley Lake Country Club, Inc.	a Delaware corporation
ClubCorp Symphony Towers Club, Inc.	a Delaware corporation
ClubCorp Teal Bend Golf Club, Inc.	a Delaware corporation
ClubCorp TTC, LLC	a Delaware limited liability company
ClubCorp Turkey Creek Golf Club, Inc.	a Delaware corporation
ClubCorp USA, Inc.	a Delaware corporation
ClubCorp Willow Creek, LLC	a Delaware limited liability company
ClubCorp Wind Watch, LLC	a Delaware limited liability company
Columbia Capital City Club Corp.	a South Carolina corporation
Columbia Tower Club, Inc.	a Washington corporation
Countryside Country Club, Inc.	a Florida corporation
Currituck Golf, LLC	a Delaware limited liability company
Dallas Tower Club, Inc.	a Texas corporation
Dayton Racquet Club, Inc.	an Ohio corporation
DeBary Management Corp.	a Florida corporation
Diamante’ Golf Club Management, Inc.	an Arkansas corporation
Diamante’ Golf Club Partners, Inc.	an Arkansas corporation
Diamond Run Club, Inc.	a Pennsylvania corporation
Empire Ranch, LLC	a Delaware limited liability company
Fair Oaks Club Corp.	a Texas corporation
Farms of New Kent Management, LLC	a Delaware limited liability company
FFFC Golf Acquisitions, L.L.C.	a Delaware limited liabilty company
First City Club Management, Inc.	a Georgia corporation
Fort Bend Acquisition Corp.	a Texas corporation
GCC Asset Management, Inc.	a Texas corporation
Glendale Management Corp.	a Wisconsin corporation
Glendale Racquet Club, Inc.	a Wisconsin corporation
GP Bear’s Best Atlanta, Inc.	a Georgia corporation

ENTITY	JURISDICTION OF ORGANIZATION
GP Bear’s Best Las Vegas, Inc.	a Nevada corporation
GRanch Golf Club, Inc.	an Arizona corporation
Greenbrier Country Club, Inc.	a Virginia corporation
Greenspoint Club, Inc.	a Texas corporation
Hackberry Creek Country Club, Inc.	a Texas corporation
Haile Plantation Management Corp.	a Florida corporation
Harbour Club of Charleston, Inc.	a South Carolina corporation
Hearthstone Country Club, Inc.	a Texas corporation
Hill Country Golf, Inc.	a Texas corporation
Hills II of Lakeway, Inc.	a Texas corporation
Houston City Club, Inc.	a Texas corporation
HPG, L.C.	a Florida limited liability company
Hunter’s Green Acquisition Corp.	a Florida corporation
Indigo Run Asset Corp.	a South Carolina corporation
Irving Club Acquisition Corp.	a Texas corporation
Kingwood Country Club, Inc.	a Texas corporation
Knollwood Country Club, Inc.	an Indiana corporation
La Cima Club, Inc.	a Texas corporation
Lakeway Clubs, Inc.	a Texas corporation
Laurel Springs Holdco, LLC	a Delaware limited liability company
LionsGate Golf Club, Inc.	a Kansas corporation
MAC Club, LLC	a Delaware limited liability company
Management Company for Eagle Ridge and The Preserve	a Florida corporation
Manager for CCHH, Inc.	a South Carolina corporation
Master Club, Inc.	a Nevada corporation
Memorial Stadium Club Management Corp.	a Texas corporation
Memphis City Club, Inc.	a Tennessee corporation
MH Villas, Inc.	a California corporation
Monarch EP Management Corp.	a Florida corporation
Nashville Club Management, Inc.	a Tennessee corporation
New England Country Club Management, Inc.	a Massachusetts corporation
Northwood Management Corp.	a Georgia corporation
Oak Pointe Country Club, Inc.	a Michigan corporation
Oakmont Management Corp.	a Texas corporation
Operations Company for Homestead, Inc.	a Virginia corporation
Owners Club Asset Company	a Delaware corporation
Piedmont Club, Inc.	a North Carolina corporation
Piedmont Golfers’ Club LLC	a South Carolina limited liability company
Pyramid Club Management, Inc.	a Pennsylvania corporation
Quail Hollow Management, Inc.	an Ohio corporation
Queens Harbour Corporation	a Florida corporation
Renaissance Club, Inc.	a Michigan corporation
Richardson Country Club Corp.	a Texas corporation
River Creek Country Club, Inc.	a Virginia corporation
Rivers Club, Inc.	a Pennsylvania profit corporation

ENTITY	JURISDICTION OF ORGANIZATION
Shady Valley Management Corp.	a Texas corporation
Shoreby Club Management, Inc.	an Ohio corporation
Silver Lake Management Corp.	an Ohio corporation
Skyline Club, Inc.	an Indiana corporation
Society Management, Inc.	a Nevada corporation
Southern Trace Country Club of Shreveport, Inc.	a Louisiana corporation
Stonebriar Management Corp.	a Texas corporation
Stonehenge Club, Inc.	a Virginia corporation
Tampa Palms Club, Inc.	a Florida corporation
The 191 Club, Inc.	a Georgia corporation
The Buckhead Club, Inc.	a Georgia corporation
The Club at Cimarron, Inc.	a Texas corporation
The Club at Society Center, Inc.	an Ohio corporation
The Commerce Club, Inc.	a South Carolina corporation
The Downtown Club, Inc.	a Texas corporation
The Manager of the Owner’s Club, Inc.	a South Carolina corporation
The Metropolitan Club of Chicago, Inc.	an Illinois corporation
The Owner’s Club, Inc.	a Delaware corporation
The Owner’s Club at Hilton Head, L.P.	a South Carolina limited partnership
The Owner’s Club of South Carolina, L.L.C.	a Delaware limited liability company
The Plaza Club of San Antonio, Inc.	a Texas corporation
The Summit Club, Inc.	an Alabama corporation
The University Club, Inc.	a Mississippi corporation
Timarron Golf Club, Inc.	a Texas corporation
Tower City Club of Virginia, Inc.	a Virginia corporation
Tower Club of Dallas, Inc.	a Texas corporation
Tower Club, Inc.	a Florida corporation
Town Point Club, Inc.	a Virginia corporation
Treesdale Country Club, Inc.	a Pennsylvania corporation
UMass Club Management, LLC	a Delaware limited liability company
UNC Alumni Club Management, Inc.	a North Carolina corporation
University Club Management Co., Inc.	a Florida corporation
University Club, Inc.	a Florida corporation
Walnut Creek Management Corporation	a Texas corporation
West Park Club, Inc.	a Texas corporation
Westlake City Club, Inc.	a Texas corporation
Wildflower Country Club, Inc.	a Texas corporation
Willow Creek Management, Inc.	a Texas corporation
Woodside Plantation Country Club, Inc.	a South Carolina corporation

Schedule VI

Surviving Indebtedness

1.                                       Indebtedness under that certain Note Purchase Agreement, dated as of April 8, 1996, by and among Textron Financial Corporation, as buyer, The Owners Club at Hilton Head, L.P., as seller, and The Manager of the Owner’s Club, Inc., as general partner, as amended by that certain Amendment Agreement, dated as of December 1, 1999, among The Owners Club at Hilton Head, L.P., as the Hilton Head Seller, The Owners Club at the Homestead, L.P., as the Homestead Seller, The Owners Club at Barton Creek, L.P., as the Barton Creek Seller, and Textron Financial Corporation, as buyer, with an outstanding balance with respect to the Hilton Head Timeshare Notes (as defined in the Note Purchase Agreement) of $107,307.99.

2.                                       Outstanding indebtedness of CCS, LLC pursuant to that certain Loan Agreement between CCS, LLC, as borrower, and Atlantic Capital Bank, as lender, dated as of October 15, 2010, as may be amended, amended and restated, supplemented or modified from time to time, with an outstanding balance of $4,002,491.67.

3.                                       Outstanding indebtedness of Stonebriar Country Club Joint Venture and Monarch Country Club, Inc. pursuant to that certain Loan Agreement among Stonebriar Country Club Joint Venture, as borrower, Monarch Country Club, Inc., as borrower and General Electric Capital Corporation, as lender, dated as of July 16, 2008, as may be amended, amended and restated, supplemented or modified from time to time, with an outstanding balance of $32,043,680.00.

4.                                       Outstanding obligations to JPMorgan Chase Bank, N.A. f/k/a Bank One, N.A. by ClubCorp USA, Inc., in relation to a corporate purchase card (P-Card), with an average daily balance of $250,000.

5.                                       Attributable Indebtedness in the aggregate amount of $17,991,786 as set forth below:

AB&C Leasing de Mexico	Cart Lease	$197,345
Advanced Imaging	Copiers	$1,424
AEL Financial	GPS System	$40,860
Agricredit Acceptance LLC	Utility Carts	$8,219
Cannon Financial Services	Copiers	$85,602
CHG El Camino S.A.P. I de CV	Cart Lease	$232,855
Equiverturf & Golf S.A. de C.V.	Golf Course Equipment	$37,053
GE Capital	Golf Course Equipment	$1,663,081
GPS Industries Inc.	GPS System	$132,829
IKON Financial Services	Copiers	$233,779
LCA Bank Corp	Radio System	$14,536
PNC Equipment Finance	Golf Course Equipment	$5,428,648
Proshot Investors, LLC	GPS System	$102,965
Suntrust Equipment Finance	Golf Course Equipment	$12,448
Textron Financial Corp.	Golf Carts	$9,784,319
Wells Fargo Financial Leasing	Golf Course Equipment	$15,823
	Total:	$17,991,786

6.                                       The following development loans:

ENTITY PROVIDING LOAN	ENTITY RECEIVING LOAN	PRINCIPAL	ACCRUED INTEREST	TOTAL INDEBTEDNESS
GP Bear’s Best Atlanta, Inc.	Bear’s Best Atlanta, L.P.	$4,287,129	$3,262,038	$7,549,167
GP Bear’s Best Las Vegas, Inc.	Bear’s Best Las Vegas, Limited Partnership	$7,255,294	$6,294,115	$13,549,409
Lionsgate Golf Club, Inc.	Nicklaus Golf Club, L.P. at LionsGate	$2,509,744	$1,751,901	$4,261,645
ClubCorp International, Inc.	CG Inversiones S.A. de C.V.	$6,297,925	$2,403,396	$8,701,321
ClubCorp Mexico, Inc.	Isla Maya Club de Golf, S.A. de C.V.	$1,323,932	—	$1,323,932
ClubCorp Mexico, Inc.	La Vista Club de Golf, S.A. de C.V.	$5,920,912	$6,009,152	$11,930,064

Schedule VII
Local Counsel

STATE	LAW FIRM
AL	Bradley Arant Boult Cummings LLP
AZ	Greenberg Traurig, LLP
AR	Mitchell Williams Selig Gates Woodyard PLLC
CA	Brownstein Hyatt Farber Schreck, LLP
CO	Brownstein Hyatt Farber Schreck, LLP
DC	Greenberg Traurig, LLP
DE	Richards, Layton & Finger
FL	Greenberg Traurig, P.A.
GA	Greenberg Traurig, LLP
IL	Perkins Coie LLP
IN	Ice Miller LLP
KS	Shook, Hardy & Bacon L.L.P.
LA	Sher Garner Cahill Richter Klein & Hilbert L.L.C.
MA	Greenberg Traurig, LLP
MI	Dickinson Wright PLLC
MS	Harris Shelton Hanover Walsh, PLLC
NV	Brownstein Hyatt Farber Schreck, LLP
NY	Greenberg Traurig, LLP
NY	Perkins Coie LLP
NC	Womble Carlyle Sandridge & Rice, PLLC
OH	Greenberg Traurig, LLP
PA	Greenberg Traurig, LLP
SC	Womble Carlyle Sandridge & Rice, PLLC
TN	Harris Shelton Hanover Walsh, PLLC
TX	Gardere Wynne Sewell, L.L.P.
VA	Greenberg Traurig, LLP
WA	Perkins Coie LLP
WI	Quarles & Brady LLP

Schedule 2.01(a)
Term B Commitment

LENDER	TERM B COMMITMENT
Citicorp North America, Inc.	$310,000,000

Schedule 2.01(b)
Revolving Credit Commitment

LENDER	REVOLVING CREDIT COMMITMENT
Citicorp North America, Inc.	$50,000,000

Schedule 2.03(l)

Letters of Credit Issued Prior to the Closing Date

1.                                       Letter of Credit issued by Citigroup Global Markets Realty Corp., for the account of ClubCorp Mezzanine Borrower, LLC, Fillmore BC REIT Mezzanine, LLC and Fillmore Homestead REIT, Mezzanine, LLC, for/on behalf of ClubCorp, Inc., to benefit Travelers Casualty & Surety Company of America, in the principal amount of $2,540,000.00

2.                                       Letter of Credit issued by Citigroup Global Markets Realty Corp., for the account of ClubCorp, Inc., to benefit Liberty Mutual Insurance Company, in the principal amount of $17,155,000.00

Schedule 4.01(a)(v)
Mortgaged Property

Club Name	Owner	Address	City	State	Zip
Aliso Viejo Country Club	Aliso Viejo Golf Club Joint Venture	33 Santa Barbara	Aliso Viejo	CA	92656
Anthem Golf and Country Club	Anthem Golf, LLC	2708 West Anthem Club Drive	Anthem	AZ	85086
April Sound Country Club	April Sound Management Corp.	1000 April Sound Boulevard	Montgomery	TX	77356-5890
Aspen Glen Club	Aspen Glen Golf Club Management Company	0545 Bald Eagle Way	Carbondale	CO	81623
Bay Oaks Country Club	Bay Oaks Country Club, Inc.	14545 Bay Oaks Boulevard	Houston	TX	77059-4412
Braemar Country Club	ClubCorp Braemar Country Club, Inc.	4001 Reseda Boulevard	Tarzana	CA	91357
Brookhaven Country Club	Brookhaven Country Club, Inc.	3333 Golfing Green Drive	Farmers Branch	TX	75234-3798
Canyon Creek Country Club	Richardson Country Club Corp.	625 West Lookout Drive	Richardson	TX	75080-2199
Canyon Crest Country Club	ClubCorp Canyon Crest Country Club, Inc.	975 Country Club Drive	Riverside	CA	92506-3699
Canyon Gate Country Club	Canyon Gate at Las Vegas, Inc.	2001 Canyon Gate Drive	Las Vegas	NV	89117-5846
Club at Cimarron	The Club at Cimarron, Inc.	1200 S. Shary Road	Mission	TX	78572-7426
Coto De Caza Golf & Racquet Club	ClubCorp Coto Property Holdings, Inc.	25291 Vista Del Verde	Coto de Caza	CA	92679
Country Club of Gwinnett	ClubCorp Golf of Georgia, L.P.	3254 Clubside View Court	Snellville	GA	30039
Country Club of Hilton Head	Manager for CCHH, Inc.	70 Skull Creek Drive	Hilton Head Island	SC	29926
Countryside Country Club	Countryside Country Club, Inc.	3001 Countryside Blvd.	Clearwater	FL	33761-2721
Crow Canyon Country Club	ClubCorp Crow Canyon Management Corp.	711 Silver Lake Drive	Danville	CA	94526-6241
Debary Country Club	DeBary Management Corp.	300 Plantation Club Drive	DeBary	FL	32713
Deercreek Country Club	ClubCorp Golf of Florida, L.L.C.	7816 McLaurin Road North	Jacksonville	FL	32256
Desert Falls Country Club	ClubCorp Desert Falls Country Club, Inc.	1111 Desert Falls Parkway	Palm Desert	CA	92211
Devils Ridge Golf Club	ClubCorp Golf of North Carolina, L.L.C.	5107 Linksland Drive	Holly Springs	NC	27540
Diamond Run Golf Club	Diamond Run Club, Inc.	132 Laurel Oak Drive	Sewickley	PA	15143
Eagles Landing Country Club	ClubCorp Golf of Georgia, L.P.	100 Eagle’s Landing Way	Stockbridge	GA	30281
East Lake Woodlands Country Club	ClubCorp Golf of Florida, L,L.C.	1055 East Lake Woodlands Pkwy	Oldsmar	FL	34677
Fair Oaks Ranch Golf & Country Club	Fair Oaks Club Corp.	7900 Fair Oaks Parkway	Fair Oaks Ranch	TX	78015
Firestone Country Club	Akron Management Corp.	452 East Warner Road	Akron	OH	44319-1994
Gainey Ranch Golf Club	GRanch Golf Club, Inc.	7600 Gainey Club Drive	Scottsdale	AZ	85258
Gleneagles Country Club	GCC Asset Management, Inc.	5401 West Park Blvd.	Plano	TX	75093-4199
Golden Bear Golf Club at Indigo Run	Indigo Run Asset Corp.	72 Golden Bear Way	Hilton Head Island	SC	29926
Greenbrier Country Club	Greenbrier Country Club, Inc.	1301 Volvo Parkway	Chesapeake	VA	23320-9420

Club Name	Owner	Address	City	State	Zip
Greenspoint Club	Greenspoint Club, Inc.	16925 Northchase Drive	Houston	TX	77060
Hackberry Creek Country Club	Hackberry Creek Country Club, Inc.	1901 W. Royal Lane	Irving	TX	75063-3214
Haile Plantation Golf & Country Club	HPG, L.C.	9905 SW 44th Avenue	Gainesville	FL	32608
Hearthstone Country Club	Heartstone Country Club, Inc.	7615 Ameswood Road	Houston	TX	77095-3301
Hunter’s Green Country Club	Hunter’s Green Acquisition Corp.	18101 Longwater Run Drive	Tampa	FL	33647
Knollwood Country Club	Knollwood Country Club, Inc.	16633 Baywood Lane	Granger	IN	46530-8866
Lakeway Golf Club	ClubCorp Golf of Texas, L.P. Hills II of Lakeway, Inc.	510 Lakeway Drive	Austin	TX	78734-4428
Las Colinas Country Club	Irving Club Acquisition Corp.	4400 N. O’Connor Road	Irving	TX	75062-2796
Le Club	Glendale Racquet Club, Inc.	2001 W. Good Hope Road	Milwaukee	WI	53209
Lochmere Golf Club	ClubCorp Golf of North Carolina, L.L.C.	2511 Kildaire Farm Road	Cary	NC	27511
Lost Creek Country Club	Hill Country Golf, Inc.	2612 Lost Creek Boulevard	Austin	TX	78746-7150
Morgan Run Resort & Club	ClubCorp Golf of California, L.L.C.	5690 Cancha de Golf	Rancho Sante Fe	CA	92091
Nags Head Golf Club	ClubCorp Golf of North Carolina, L.L.C.	5615 South Seachase Drive	Nags Head	NC	27959
Neuse Golf Club	ClubCorp Golf of North Carolina, L.L.C.	918 Birkdale Drive	Clayton	NC	27527
Northwood Country Club	Northwood Management Corp.	3157 Club Drive	Lawrenceville	GA	30044-2524
Oak Pointe Country Club	Oak Pointe Country Club, Inc.	4500 Club Drive	Brighton	MI	48116-9754
Oakmont Country Club	Oakmont Management Corp.	1901 Oakmont Drive	Corinth	TX	76210
Piedmont Club	Piedmont Golfers’ Club LLC	14675 Piedmont Vista Drive	Haymarket	VA	20169
Porter Valley Country Club	ClubCorp Porter Valley Country Club, Inc.	19216 Singing Hills Drive	Northridge	CA	91326-1716
Quail Hollow Country Club	Quail Hollow Management, Inc.	11295 Quail Hollow Drive	Concord	OH	44077-9036
Queens Harbour Country Club	Queens Harbour Corporation	1131 Queen’s Harbour Blvd.	Jacksonville	FL	32225
Seville Golf & Country Club	AZ Club, LLC	6683 S. Clubhouse Drive	Gilbert	AZ	85298
Shadowridge Golf Club	ClubCorp Shadow Ridge Golf Club, Inc.	1980 Gateway Drive	Vista	CA	92081-9031
Shady Valley Golf Club	Shady Valley Management Corp.	4001 West Park Row Drive	Arlington	TX	76013-2940
Southern Trace Country Club	Southern Trace Country Club of Shreveport, Inc.	200 Southern Trace Parkway	Shreveport	LA	71106-9343
Spring Valley Lake Country Club	ClubCorp Spring Valley Lake Country Club, Inc.	13229 Spring Valley Pkwy. / SVL Box 7070	Victorville	CA	92395
Stonebridge Ranch Country Club	ClubCorp Golf of Texas, L.P.	7003 Beacon Hill	McKinney	TX	75070
Tampa Palms Golf & Country Club	Tampa Palms Club, Inc.	5811 Tampa Palms Boulevard	Tampa	FL	33647
The Club at Falcon Point	Fort Bend Acquisition Corp.	24503 Falcon Point Drive	Katy	TX	77494
The Clubs of Kingwood	Kingwood Country Club, Inc.	1700 Lake Kingwood Trail	Kingwood	TX	77339-3717
The Golf Club at Indigo Run	Indigo Run Asset Corp.	101 Berwick Drive	Hilton Head Island	SC	29926

Club Name	Owner	Address	City	State	Zip
The Hills at Lakeway	ClubCorp Golf of Texas, L.P.	26 Club Estates Parkway	Austin	TX	78738-1428
Timarron Country Club	Timarron Golf Club Inc.	1400 Byron Nelson Parkway	Southlake	TX	76092-9612
Treesdale Golf & Country Club	Treesdale Country Club, Inc.	One Arnold Palmer Drive	Gibsonia	PA	15044
Trophy Club Country Club	ClubCorp Golf of Texas, L.P.	500 Trophy Club Drive	Trophy Club	TX	76262
Walnut Creek Country Club	Walnut Creek Management Corporation	1151 Country Club Drive	Mansfield	TX	76063-2512
Wildflower Country Club	Wildflower Country Club, Inc.	4902 Wildflower Lane	Temple	TX	76502-4804
Woodside Plantation Country Club	Woodside Plantation Country Club, Inc.	1000 Woodside Plantation Drive	Aiken	SC	29803-7801

Schedule 5.03(b)
Liquor Licences
1.  Golf and CC Liquor Licenses

Name of Club	CITY	STATE	Club Entity	Liquor License Holder	Liquor License # (State, County, City)	Non Profit	Category

Firestone Country Club	Akron	OH	Akron Management Corp.	Same	0088255-00003 - State 0088255-00004 - State 0088255-00005 - State 0088255 - State 0088255-0010 - State	NO	GC&CC

Anthem Golf and Country Club	Anthem	AZ	Anthem Golf, LLC	Same	6070324 - State	NO	GC&CC

April Sound Country Club	Montgomery	TX	April Sound Management Corp.	Same	BG299706 - State MB248278 - State BG299706 - County MB248278 - County	NO	GC&CC

Aspen Glen Club	Carbondale	CO	Aspen Glen Golf Club Management Company	Same	26-43475-0000 - State 26-43475-0000 - County	NO	GC&CC

Seville Golf and Country Club	Gilbert	AZ	AZ Club, LLC	Same	6070567 - State 13471 - City	NO	GC&CC

Bay Oaks Country Club	Houston	TX	Bay Oaks Country Club, Inc.	Same	MB243751 - State MB243751 - County 44013 - City 44014 - City 42440 - City 42441 - City	NO	GC&CC

Bluegrass Yacht & Country Club	Hendersonville	TN	Bluegrass Club, LLC	Same	98136 - State 28053 - State 0793 - City 28053 - City 98136 - City	NO	GC&CC

Brookhaven Country Club	Dallas	TX	Brookhaven Country Club, Inc.	Golfing Branch Club Note: 2006 Concession Agreement in place	N182786 - State N182786 - County	YES	GC&CC

Name of Club	CITY	STATE	Club Entity	Liquor License Holder	Liquor License # (State, County, City)	Non Profit	Category

Canyon Gate Country Club	Las Vegas	NV	Canyon Gate at Las Vegas, Inc.	Same

11049-3GE-01 - State

11049-30E-05 - State

11049-30E-06 - State

11049-30E-07 - State

11049-30E-09 - State

11049-30E-10 - State

11049-30E-11 - State

1049-20E-11 - State

1049-38E-10 - State

11049-20E-09 - State

11049-38E-07 - State

11049-20E-06 - State

11049-38E-05 - State

11049-20E-01 - State

L18-00038-4-00244 - City

L28-00004-4-000244 - City

						NO	GC&CC

The Country Club of the South	Johns Creek	GA	CCS, LLC	Same	23132 - State 23133 - State 23134 - State 10-00007192 - City	NO	GC&CC

Airways Municipal Golf Course	Fresno	CA	ClubCorp Airways Golf, Inc.	Same	40-452267 - State	NO	GC&CC

Aliso Viejo Golf Club	Aliso Viejo	CA	ClubCorp Aliso Viejo Golf Club Joint Venture	ClubCorp Aliso Viejo Holding Corp.and ClubCorp GCL Corporation	467798 - State	NO	GC&CC

Braemar Country Club	Tarzana	CA	ClubCorp Braemar Country Club, Inc.	Same	452272 - State	NO	GC&CC

Canyon Crest Country Club	Riverside	CA	ClubCorp Canyon Crest Country Club, Inc.	Same	452265 - State	NO	GC&CC

Coto de Caza Golf & Racquet Club	Coto de Caza	CA	ClubCorp Coto Property Holdings, Inc.	Same	452289 - State	NO	GC&CC

Crow Canyon Country Club	Danville	CA	ClubCorp Crow Canyon Management Corp.	Same	452246 - State	NO	GC&CC

Desert Falls Country Club	Palm Desert	CA	ClubCorp Desert Falls Country Club, Inc.	Same	452254 - State	NO	GC&CC

Morgan Run Resort & Club	Rancho Santa Fe	CA	ClubCorp Golf of California, L.L.C.	Same	352142 - State	NO	GC&CC

Deercreek Country Club	Jacksonville	FL	ClubCorp Golf of Florida, L.L.C.	Same	BEV2607459 - State	NO	GC&CC

Eastlake Woodlands Country Club	Oldsmar	FL	ClubCorp Golf of Florida, L.L.C.	Same	BEV6209460 - State BEV6209458 - State BEV6209459 - State	NO	GC&CC

Eagle’s Landing Country Club	Stockbridge	GA	ClubCorp Golf of Georgia, L.P.	Same	30519 - State 39222 - State 26458 - State 46066 - State	NO	GC&CC

Name of Club	CITY	STATE	Club Entity	Liquor License Holder	Liquor License # (State, County, City)	Non Profit	Category

Country Club of Gwinnett	Snelville	GA	ClubCorp Golf of Georgia, L.P.	Same	32202 - State 2010000820 - County 20100181 - County	NO	GC&CC

Devil’s Ridge Golf Club	Holly Springs	NC	ClubCorp Golf of North Carolina, L.L.C.	Same	00090880AJ - State 00090880AN - State 00090880AL - State 00090880MB - State 00090880AJ - County 00090880AL - County 00090880AN - County	NO	GC&CC

Lochmere Golf Club	Cary	NC	ClubCorp Golf of North Carolina, L.L.C.	Same	00090879AJ - State 00090881AJ-998 - County 00090879AJ - County 10-218 - City	NO	GC&CC

Nags Head Golf Links Note: Includes (1) Nags Head and (2) Village Beach	Nags Head	NC	ClubCorp Golf of North Carolina, L.L.C.	Same	(1) Nags Head 00090876AJ - State 00090876AL - State 00090876MB - State (2) Village Beach 00090874AJ - State 00090874AL - State 00090874MB - State	NO	GC&CC

Neuse Golf Club	Clayton	NC	ClubCorp Golf of North Carolina, L.L.C.	Same	00090877AJ - State 09990877AL - State 960268 - County 960269 - County 620/1517 - City	NO	GC&CC

Clubs of Lakeway

Note 1: The “Clubs of Lakeway” collectively refers to: (1) The Hills of Lakeway, (2) Live Oak, (3) Yaupon, (4) World of Tennis and (5) Flintrock

Note 2: Hills II of Lakeway, Inc. holds title to Flintrock

	Austin	TX	ClubCorp Golf of Texas, L.P.	Lakeway Clubs, Inc. Note: 2006 Concession Agreement in place	(1) Live Oak MB546130 - State MB546130 - County (2) The Hills MB253731 - State MB253731 - County (3) Yaupon MB546132 (4) World of Tennis BG633195 - State MB546132 - State (5) See Hills II Flintrock	NO	GC&CC

Name of Club	CITY	STATE	Club Entity	Liquor License Holder	Liquor License # (State, County, City)	Non Profit	Category

Stonebridge Ranch Country Club Note: Includes (1) Stonebridge Ranch and (2) The Ranch Country Club	McKinney	TX	ClubCorp Golf of Texas, L.P.	Lakeway Clubs, Inc. Note: 2006 Concession Agreement in place	(1) Stonebridge Ranch RM572839 - State RM572839 - County 131 - City 128 - City MRM572839 - City (2) The Ranch RM574065 - State RM574065 - County 3645 - City 124 - City MRM574065-10 - City	NO	GC&CC

Trophy Club Country Club	Southlake	TX	ClubCorp Golf of Texas, L.P.	Lakeway Clubs, Inc. Note: 2006 Concession Agreement in place	RM617210 - State RM617210 - County APB.09.023 - City	NO	GC&CC

Granite Bay Golf Club	Granite Bay	CA	Granite Bay Limited Partnership	ClubCorp Granite Bay Management, Inc.	299360 - State 299354 - State	NO	GC&CC

Indian Wells Country Club	Indian Wells	CA	ClubCorp IW Golf Club, Inc.	Same	452282 - State	NO	GC&CC

Stone Creek Golf Club	Ocala	FL	ClubCorp Management Company for Stone Creek, LLC	Same	BEV5202887 - State	NO	GC&CC

Mission Hills Country Club	Rancho Mirage	CA	ClubCorp Mission Hills Country Club, Inc.	Same	473577 - State	NO	GC&CC

Porter Valley Country Club	Northridge	CA	ClubCorp Porter Valley Country Club, Inc.	Same	452277 - State	NO	GC&CC

Shadowridge Country Club	Vista	CA	ClubCorp Shadow Ridge Golf Club, Inc.	Same	452273 - State	NO	GC&CC

Spring Valley Lake Country Club	Victorville	CA	ClubCorp Spring Valley Lake Country Club, Inc.	Same	452262 - State	NO	GC&CC

Teal Bend Golf Club	Sacramento	CA	ClubCorp Teal Bend Golf Club, Inc.	Same	452269 - State	NO	GC&CC

Turkey Creek Country Club	Lincoln	CA	ClubCorp Turkey Creek Golf Club, Inc.	Same	452271 - State	NO	GC&CC

Countryside Country Club	Clearwater	FL	Countryside Country Club, Inc.	Same	BEV6200079 - State	NO	GC&CC

Currituck Club	Corolla	NC	Currituck Golf, LLC	ClubCorp Golf of North Carolina, L.L.C.	00150207AJ - State 00150207AN - State 00150207AL - State 00150207MB - State	NO	GC&CC

Debary Golf & Country Club	Debary	FL	DeBary Management Corp.	Same	BEV7405174 - State	NO	GC&CC

Diamond Run Golf Club	Sewickley	PA	Diamond Run Club, Inc.	Same	PGR155 - State	NO	GC&CC

Empire Ranch Golf Club	Folsorn	CA	Empire Ranch, LLC	Same	386161 - State	NO	GC&CC

Fair Oaks Ranch & Country Club	Fair Oaks Ranch	TX	Fair Oaks Club Corp.	Same	MB242999 - State MB242999 - County	NO	GC&CC

Name of Club	CITY	STATE	Club Entity	Liquor License Holder	Liquor License # (State, County, City)	Non Profit	Category

The Club at Viniterra	New Kent	VA	Farms of New Kent Management, LLC	Farms of New Kent Management, LLC (possible dual or with non-ClubCorp Entity)	Pending	NO	GC&CC

Falcon Point Club	Katy	TX	Fort Bend Acquisition Corp.	Same	BG296559 - State MB245697 - State BG296559 - County MB245697 - County	NO	GC&CC

Gleneagles Country Club	Plano	TX	GCC Asset Management, Inc.	Same	RM617248 - State RM617248 - County 158 - City	NO	GC&CC

Bear’s Best Atlanta	Atlanta	GA	Bear’s Best Atlanta, LP	GP Bear’s Best Atlanta, Inc.	44547 - State 20100309 - County	NO	GC&CC

Bear’s Best Las Vegas	Las Vegas	NV	Bear’s Best Las Vegas, Limited Partnership	Same	2001748.LIQ.118 - County 2001747.LIQ.128 - County	NO	GC&CC

Gainey Ranch Country Club	Scottsdale	AZ	GRanch Golf Club, Inc.	Same	6070171 - State 751733 - City	NO	GC&CC

Greenbrier Country Club	Chesapeake	VA	Greenbrier Country Club, Inc.	Same	57599 - State	NO	GC&CC

Hackberry Creek Country Club	Irving	TX	Hackberry Creek Country Club, Inc.	Same	MB560892 - State MB560892 - County MB560892 - City	NO	GC&CC

Haile Plantation Golf & Country Club	Gainesville	FL	Haile Plantation Management Corp.	Same	BEV1102089 - State	NO	GC&CC

Hearthstone Country Club	Houston	TX	Hearthstone Country Club, Inc.	Same	MB528375 - State MB528375 - County	NO	GC&CC

Lost Creek Country Club	Austin	TX	Hill Country Golf, Inc.	Same	MB532997 - State MB532997 - County L0532 - City	NO	GC&CC

Hills II (Flintrock)	Austin	TX	Hills II of Lakeway, Inc.	Lakeway Clubs, Inc. Note: 2006 Concession Agreement in place	MB637867 - State MB637867 - County	NO	GC&CC

Hunter’s Green Country Club	Tampa	FL	Hunter’s Green Acquisition Corp.	Same	BEV3907650 - State BEV3907651 - State	NO	GC&CC

Golden Bear Golf Club	Hilton Head	SC	Indigo Run Asset Corp.	Same	320417134-LOP - State 32041713-PBW - State 32041713-PLB - State	NO	GC&CC

The Golf Club at Indigo Run	Hilton Head	SC	Indigo Run Asset Corp.	Same	32041736-PLB - State 32041736-LOP - State 32041736-PBW - State	NO	GC&CC

Name of Club	CITY	STATE	Club Entity	Liquor License Holder	Liquor License # (State, County, City)	Non Profit	Category

Las Colinas Country Club	Irving	TX	Irving Club Acquisition Corp.	Same	MB563489 - State MB563489 - County @00019404 - City	NO	GC&CC

The Clubs of Kingwood Note: “The Clubs of Kingwood” collectively refers to: (1) Deerwood Club and (2) Kingwood Club	Kingwood	TX	Kingwood Country Club, Inc.	Same

(1) Kingwood

MB426610 - State

MB426610 - County

29279 - City

29278 - City

29263 - City

26260 - City

(2) Deerwood

MB415602 - State

MB415602 - County

33122 - City

35251 - City

35249 - City

36193 - City

36257 - City

						NO	GC&CC

Knollwood Country Club	Granger	IN	Knollwood Country Club, Inc.	Same	RR7183265 - State	NO	GC&CC

Laurel Springs Golf Club	Suwanee	GA	ClubCorp LSprings, L.P.	Same	38090 - State 10-00022 - County	NO	GC&CC

Nicklaus Golf Club at Lions Gate	Overland Park	KS	Nicklaus Golf Club, L.P., at LionsGate	LionsGate Golf Club, Inc.	10-019-1260-02 - State ABC-0010054 - City ABC-0010053 - City 2008-15 - City	NO	GC&CC

Eagle Ridge Golf Club and The Preserve	Summerfiled	FL	Management Company for Eagle Ridge and The Preserve	Same	BEV5202702 - State BEV5202701 - State	NO	GC&CC

Country Club of Hilton Head	Hilton Head	SC	Manager for CCHH, Inc.	Same	32041738-PLB - State 32041738-PBW - State 32041738-LOP - State	NO	GC&CC

Monarch Country Club	Palm City	FL	Monarch Country Club, Inc.	Same	BEV5301193 - State	NO	GC&CC

Ipswich Country Club	Ipswich	MA	New England Country Club Management, Inc.	Same	56600022 - City	NO	GC&CC

Northwood Country Club	Lawrenceville	GA	Northwood Management Corp.	Same	4378 - State 20100182 - County	NO	GC&CC

Oak Point Country Club	Brighton	MI	Oak Pointe Country Club, Inc.	Same	10934 - State 40713 - State	NO	GC&CC

Oakmont Country Club	Corinth	TX	Oakmont Management Corp.	Same	RM567598 - State RM567598 - County	NO	GC&CC

Piedmont Golf Club	Haymarket	VA	Piedmont Golfers’ Club LLC	Same	13701 - State 10-L04604 - County 10-L04714 - County	NO	GC&CC

Name of Club	CITY	STATE	Club Entity	Liquor License Holder	Liquor License # (State, County, City)	Non Profit	Category

Quail Hollow Country Club	Painesville	OH	Quail Hollow Management, Inc.	Same	7129670-0005 - State	NO	GC&CC

Queens Harbour Country Club	Jacksonville	FL	Queens Harbour Corporation	Same	BEV2604447 - State	NO	GC&CC

Canyon Creek Country Club	Richardson	TX	Richardson Country Club Corp.	Same	RM626389 - State RM626389 - County	NO	GC&CC

River Creek Country Club	Leesburg	VA	River Creek Country Club, Inc.	Same	77483 - State	NO	GC&CC

Shady Valley Country Club	Arlington	TX	Shady Valley Management Corp.	Same	MB243346 - State MB243346 - County 000002747 - City	NO	GC&CC

Silver Lake Country Club	Silver Lake	OH	Silver Lake Management Corp.	Same	8152376 - State	NO	GC&CC

Southern Trace Country Club	Shreveport	LA	Southern Trace Country Club of Shreveport, Inc.	Same	900001258 - State 00224987 - City 00224886 - City	NO	GC&CC

Stonebriar Country Club	Frisco	TX	Stonebriar Country Club Joint Venture	Stonebriar Management Corp.	RM528913 -State RM528913 - County A02-0057 - City	NO	GC&CC

Stonehenge Golf & Country Club	Richmond	VA	Stonehenge Club, Inc.	Same	72186 - State	NO	GC&CC

Tampa Palms Golf & Country Club	Tampa	FL	Tampa Palms Club, Inc.	Same	BEV3904025 - State BEV3904025 - State	NO	GC&CC

Club at Cimarron	Mission	TX	The Club at Cimarron, Inc.	Same	MB250311 - State BG317637 - State MB250311 - County BG317637 - County MB250311 - City BG317637 - City	NO	GC&CC

Timarron Country Club	Southlake	TX	Timarron Golf Club, Inc.	Same	MB414775 - State MB414775 - County	NO	GC&CC

Treesdale Golf & Country Club	Gibsonia	PA	Treesdale Country Club, Inc.	Same	PGR97 - State AP97 - State SS97 - State	NO	GC&CC

Walnut Creek Country Club	Mansfield	TX	Walnut Creek Management Corporation	Same	RM641078 - State RM641078 - County	NO	GC&CC

Wildflower Country Club	Temple	TX	Wildflower Country Club, Inc.	Same	RM529980 - State RM529980 - County 11-00001164 - City 11-00001165 - City	NO	GC&CC

Willow Creek Golf Club	Spring	TX	Willow Creek Management, Inc.	Northcrest Golf Club Note: 2006 Concession Agreement in place	N243811 - State PE243811 - County	YES	GC&CC

Woodside Plantation Country Club	Aiken	SC	Woodside Plantation Country Club, Inc.	The Club at Woodside Plantation	320202516-PLC - State 320202516-PBW - State 1687702-PLC	YES	GC&CC

Schedule 5.03(b)
2.  Business & Sports Liquor Licenses

Name of Club	CITY	STATE	Club Entity	Liquor License Holder	Liquor License # (State, County, City)	Non Profit	Category

Capital City Club - Montgomery	Montgomery	AL	Capital City Club of Montgomery, Inc.	Same	000374151 - State 6369 - City	NO	B&S

Capital City Club - Raleigh/Cardinal Club Note: Comprised of (1) Capital City Club and (2) Cardinal Club	Raleigh	NC	Capital City Club of Raleigh, Inc.	Same

(1) Capital City

Club 00149741AJ-999 State

00149741MB State

00149741AN State

00149741AL State

00149741AR State

00149741CP State

00149741MB (AJ-999) State

00149741AJ County

00149741AL County

00149741AN County

(2) Cardinal Club

00149742AJ-999 State

00149742MB State

00149742AN State

00149742AL State

00149742AR State

00149742CP State

00149742MB State

00149742AJ County

00149742AL County

00149742AN County

						NO	B&S

Centre Club - Tampa	Tampa	FL	Centre Club, Inc.	Same	BEV3902643 - State	NO	B&S

Citrus Club (aka Citrus Athletic Club)	Orlando	FL	Citrus Club, Inc.	Same	BEV5802268 - State BEV5803644 - State BEV5803645 - State	NO	B&S

City Club of Washington (Columbia Square and Franklin Square) Note: Comprised of (1) City Club of Washington at Columbia Square and (2) City Club of Washington at Franklin Square	Washington	DC	City Club of Washington, Inc.	Same	(1) Columbia Square 75206xxx-39101633 - State (2) Franklin Square 15206xxxx69000231 - State	NO

Boston College Club (aka Club at Boston College)	Boston	MA	Club at Boston College, Inc.	Same	11600062 - State CV7AL0024 - City	NO	B&S

Name of Club	CITY	STATE	Club Entity	Liquor License Holder	Liquor License # (State, County, City)	Non Profit	Category

Club Le Conte	Knoxville	TN	Club Le Conte, Inc.	Same	P0101977046, #6434 - City 16156 - City 16156 - State	NO	B&S

City Club on Bunker Hill	Los Angeles	CA	ClubCorp Bunker Hill Club, Inc.	Same	(1) 57-452281 - State (2) 58-452281 - State	NO	B&S

Center Club - Costa Mesa	Costa Mesa	CA	ClubCorp Center Club, Inc.	Same	57-452275 - State	NO	B&S

Silicon Valley Capital Club	San Jose	CA	ClubCorp San Jose Club, Inc.	Same	57-452261 - State 58-452261- State	NO	B&S

University Club Atop Symphony Towers	San Diego	CA	ClubCorp Symphony Towers Club, Inc.	Same	58-452270 - State 47-452270 - State	NO	B&S

Texas Tech Club	Lubbock	TX	ClubCorp TTC, LLC	Same	MB753897 - State MB753897 - County MB753897 - City	NO	B&S

Capital City Club (aka Capital City Club Columbia)	Columbia	SC	Columbia Capital City Club Corp.	The Club at Columbia Capital Note: 2006 Concession Agreement in place	320179061PLC - State 320179061PWB - State	YES	B&S

Columbia Tower Club	Seattle	WA	Columbia Tower Club, Inc.	Same	600-604-537-001-0003 - State 600-604-537-001-0001 - State 600-604-537-001 - State	NO	B&S

Dayton Racquet Club	Dayton	OH	Dayton Racquet Club, Inc.	Same	1990122 - State	NO	B&S

First City Club	Savannah	GA	First City Club Management, Inc.	Same	20362 - State	NO

Le Club	Milwaukee	WI	Glendale Racquet Club, Inc.	Glendale Management Corp.	40470 - City 10-003 - City	NO	B&S

Greenspoint Club	Houston	TX	Greenspoint Club, Inc.	Same	MB252340 - State MB252340 - County 474435 - City 44436 - City	NO	B&S

Harbour Club	Charleston	SC	Harbour Club of Charleston, Inc.	The Club at Harbour Note: 2006 Concession Agreement in place	32010080-PLC - State 32010080-PBW - State	YES	B&S

Houston City Club	Houston	TX	Houston City Club, Inc.	Same	MB532344 - State MB532344 - County 44009 - City 44011 - City 44012 - City 44010 - City	NO	B&S

La Cima Club	Irving	TX	La Cima Club, Inc.	Same	MB244451 - State MB244451 - County 00017098 @0009119 - City	NO	B&S

The Mid-America Club	Chicago	IL	MAC Club, LLC	Same	09-1A-0077788 - State 1801754 - City	NO	B&S

Name of Club	CITY	STATE	Club Entity	Liquor License Holder	Liquor License # (State, County, City)	Non Profit	Category

University of Texas Club	Austin	TX	Memorial Stadium Club Management Corp.	Same	MB438025 - State MB438025 - County MB438025 - City	NO	B&S

Crescent Club	Memphis	TN	Memphis City Club, Inc.	Same	12895 - State 98019 - State 3190 - City	NO	B&S

Nashville City Club	Nashville	TN	Nashville Club Management, Inc.	Not a ClubCorp Entity	Unknown - Owner renews	NO	B&S

Piedmont Club	Winston-Salem	NC	Piedmont Club, Inc.	Same	00149744AJ - State 00149744AL - State 00149744AN - State 00149744CP - State 00149744MB - State 902916 - County 57083 - City	NO	B&S

Pyramid Club	Philadelphia	PA	Pyramid Club Management, Inc.	Same	R 3472 - State	NO	B&S

Renaissance - Detroit and Skyline Club Note: Consists of (1) Renaissance Club and (2) Skyline Club	Detroit & Southfield	MI	Renaissance Club, Inc.	Same	(1) Renaissance 924-2010/12001-2010 - State (2) Skyline 79503-2010/79504-2010 - State	NO

Rivers Club	Pittsburgh	PA	Rivers Club, Inc.	Rivers Club	CC1108 - State	YES	B&S

Shoreby Club	Bratenahi	OH	Shoreby Club Management, Inc.	Same	8102722-0001 - State	NO	B&S

Skyline Club - Indianapolis	Indianapolis	IN	Skyline Club, Inc.	Same	RR4909422 - State	NO	B&S

191 Club	Atlanta	GA	The 191 Club, Inc.	Same	30040 - State 28960 - State 18830-A21 - City 18830-A20 - City	NO	B&S

Buckhead Club	Atlanta	GA	The Buckhead Club, Inc.	Same	54137 - State 54138 - State 11551-LGB 011511A21 - City 11551-LGB. 11511A20 - City	NO	B&S

Club at Key Center	Cleveland	OH	The Club at Society Center, Inc.	Same	1571351 - State	NO	B&S

Commerce Club	Greenville	SC	The Commerce Club, Inc.	The Club at Greenville, Incorporated Note: 2006 Concession Agreement in place	320187891-PBW - State 320187891-PLC - State	YES	B&S

Name of Club	CITY	STATE	Club Entity	Liquor License Holder	Liquor License # (State, County, City)	Non Profit	Category

Downtown Clubs

Note: The “Downtown Clubs” collectively refers to (1) Downtown Club at Houston Center, (2) Downtown Club at the Plaza (aka Plaza Club at Downtown) and (3) Downtown Club at the Met (aka Met Business and Sports Club)

	Houston	TX	The Downtown Club, Inc.	Same

(1) Houston Center Club

MB441459 - State

MB441459 - County

44002 - City

44005 - City

44003 - City

44004 - City

(2) Plaza Club

MB248084 - State

MB248084 - County

36092 - City

36095 - City

36093 - City

36094 - City

(3) Met Business and Sports Club

MB502379 - State

MB502379 - County

39287 - City

39286 - City

						NO	B&S

Metropolitan Club - Chicago	Chicago	IL	The Metropolitan Club of Chicago, Inc.	Same	45116 - State 09-1A-0036922 - State 10-1B-0055520 - State 45116 - City 1299285 - City	NO	B&S

Plaza Club - San Antonio	San Antonio	TX	The Plaza Club of San Antonio, Inc.	Same	MB243446 - State MB243446 - County 102916 - City	NO	B&S

Summit Club	Birmingham	AL	The Summit Club, Inc.	Same	000335237 - State	NO	B&S

University Club of Jackson	Jackson	MS	The University Club, Inc.	Same	25-05051-9 - State 1696 - State	NO

Tower Club - Tysons Corner	Vienna	VA	Tower City Club of Virginia, Inc.	Same	59807 - State 1027420 - County	NO	B&S

Tower Club - Dallas	Dallas	TX	Tower Club of Dallas, Inc.	Dallas Tower Club, Inc.	MB173434 - State MB173434 - County MB173434 - City	NO	B&S

Tower Club - Ft. Lauderdale	Ft. Lauderdale	FL	Tower Club, Inc.	Same	BEV1601886 - State BEV1605169 - State	NO	B&S

Town Point Club	Norfolk	VA	Town Point Club, Inc.	Same	37007 - State	NO	B&S

University of Massachusetts Club	Boston	MA	UMASS Club Management, LLC	Same	11600380 - State 11600380 CLEAL0009 - City	NO	B&S

Carolina Club	Chapel Hill, Raleigh	NC	UNC Alumni Club Management, Inc.	Not a ClubCorp Entity	Unknown - Owner renews	NO	B&S

Name of Club	CITY	STATE	Club Entity	Liquor License Holder	Liquor License # (State, County, City)	Non Profit	Category

University Club at Florida State University (aka University Center Club (FSU))	Tallahassee	FL	University Club Management Co., Inc.	University Club Management Co., Inc. and Seminole Boosters, Inc. (not a ClubCorp entity)	BEV4702978 - State BEV4703442 - State	NO	B&S

University Club of Jacksonville	Jacksonville	FL	University Club, Inc.	Same	BEV2600209 - State	NO	B&S

Westlake Club	Houston	TX	Westlake City Club, Inc.	West Park Club Inc.	MB206940 - State MB206940 - County 46522 - City 46527 - City 46525 - City 46526 - City	NO	B&S

Schedule 5.07(b)
Real Property*
(*This schedule contains all real property owned, leased or managed by any Restricted Subsidiary as of the Closing Date showing the street address and state)

Club Name	Owner/Tenant/Manager	Address	City	State	Zip
OWNED
Aliso Viejo Country Club	Aliso Viejo Golf Club Joint Venture	33 Santa Barbara	Aliso Viejo	CA	92656
Anthem Golf and Country Club	Anthem Golf, LLC	2708 West Anthem Club Drive	Anthem	AZ	85086
April Sound Country Club	April Sound Management Corp.	1000 April Sound Boulevard	Montgomery	TX	77356-5890
Aspen Glen Club	Aspen Glen Golf Club Management Company	0545 Bald Eagle Way	Carbondale	CO	81623
Bay Oaks Country Club	Bay Oaks Country Club, Inc.	14545 Bay Oaks Boulevard	Houston	TX	77059-4412
Braemar Country Club	ClubCorp Braemar Country Club, Inc.	4001 Reseda Boulevard	Tarzana	CA	91357
Brookhaven Country Club	Brookhaven Country Club, Inc.	3333 Golfing Green Drive	Farmers Branch	TX	75234-3798
Canyon Creek Country Club	Richardson Country Club Corp.	625 West Lookout Drive	Richardson	TX	75080-2199
Canyon Crest Country Club	ClubCorp Canyon Crest Country Club, Inc.	975 Country Club Drive	Riverside	CA	92506-3699
Canyon Gate Country Club	Canyon Gate at Las Vegas, Inc.	2001 Canyon Gate Drive	Las Vegas	NV	89117-5846
Club at Cimarron	The Club at Cimarron, Inc.	1200 S. Shary Road	Mission	TX	78572-7426
Coto De Caza Golf & Racquet Club	ClubCorp Coto Property Holdings, Inc.	25291 Vista Del Verde	Coto de Caza	CA	92679
Country Club of Gwinnett	ClubCorp Golf of Georgia, L.P.	3254 Clubside View Court	Snellville	GA	30039
Country Club of Hilton Head	Manager for CCHH, Inc.	70 Skull Creek Drive	Hilton Head Island	SC	29926
Countryside Country Club	Countryside Country Club, Inc.	3001 Countryside Blvd.	Clearwater	FL	33761-2721
Cozumel Country Club	Isla Maya Club de Golf, S.A. de C.V.	Carretera Costera Norte KM. 6.5 Interior Casa Club	Cozumel	Quintana Roo	Mexico 77600
Crow Canyon Country Club	ClubCorp Crow Canyon Management Corp.	711 Silver Lake Drive	Danville	CA	94526-6241
Debary Country Club	DeBary Management Corp.	300 Plantation Club Drive	DeBary	FL	32713
Deercreek Country Club	ClubCorp Golf of Florida, L.L.C.	7816 McLaurin Road North	Jacksonville	FL	32256
Desert Falls Country Club	ClubCorp Desert Falls Country Club, Inc.	1111 Desert Falls Parkway	Palm Desert	CA	92211
Devils Ridge Golf Club	ClubCorp Golf of North Carolina, L.L.C.	5107 Linksland Drive	Holly Springs	NC	27540
Diamond Run Golf Club	Diamond Run Club, Inc.	132 Laurel Oak Drive	Sewickley	PA	15143
Eagles Landing Country Club	ClubCorp Golf of Georgia, L.P.	100 Eagle’s Landing Way	Stockbridge	GA	30281
East Lake Woodlands Country Club	ClubCorp Golf of Florida, L,L.C.	1055 East Lake Woodlands Pkwy	Oldsmar	FL	34677
Fair Oaks Ranch Golf & Country Club	Fair Oaks Club Corp.	7900 Fair Oaks Parkway	Fair Oaks Ranch	TX	78015
Firestone Country Club	Akron Management Corp.	452 East Warner Road	Akron	OH	44319-1994
Gainey Ranch Golf Club	GRanch Golf Club, Inc.	7600 Gainey Club Drive	Scottsdale	AZ	85258
Gleneagles Country Club	GCC Asset Management, Inc.	5401 West Park Blvd.	Plano	TX	75093-4199
Golden Bear Golf Club at Indigo Run	Indigo Run Asset Corp.	72 Golden Bear Way	Hilton Head Island	SC	29926
Greenbrier Country Club	Greenbrier Country Club, Inc.	1301 Volvo Parkway	Chesapeake	VA	23320-9420
Greenspoint Club	Greenspoint Club, Inc.	16925 Northchase Drive	Houston	TX	77060
Hackberry Creek Country Club	Hackberry Creek Country Club, Inc.	1901 W. Royal Lane	Irving	TX	75063-3214

Club Name	Owner/Tenant/Manager	Address	City	State	Zip
Haile Plantation Golf & Country Club	HPG, L.C.	9905 SW 44th Avenue	Gainesville	FL	32608
Hearthstone Country Club	Heartstone Country Club, Inc.	7615 Ameswood Road	Houston	TX	77095-3301
Hunter’s Green Country Club	Hunter’s Green Acquisition Corp.	18101 Longwater Run Drive	Tampa	FL	33647
Knollwood Country Club	Knollwood Country Club, Inc.	16633 Baywood Lane	Granger	IN	46530-8866
Lakeway Golf Club	ClubCorp Golf of Texas, L.P. Hills II of Lakeway, Inc.	510 Lakeway Drive	Austin	TX	78734-4428
Las Colinas Country Club	Irving Club Acquisition Corp.	4400 N. O’Connor Road	Irving	TX	75062-2796
Le Club	Glendale Racquet Club, Inc.	2001 W. Good Hope Road	Milwaukee	WI	53209
Lochmere Golf Club	ClubCorp Golf of North Carolina, L.L.C.	2511 Kildaire Farm Road	Cary	NC	27511
Lost Creek Country Club	Hill Country Golf, Inc.	2612 Lost Creek Boulevard	Austin	TX	78746-7150
Marina Vallarta Club de Golf	Club de Golf Financiero, S.A. de C.V.	Fraccionamiento Marina Vallart KM 7.5, Carretera Aeropuerto	Puerto Vallarta	Jalisco	Mexcio
Monarch Country Club	ClubCorp Golf of California, L.L.C.	1801 SW Monarch Club Drive	Palm City	FL	34990
Morgan Run Resort & Club	ClubCorp Golf of North Carolina, L.L.C.	5690 Cancha de Golf	Rancho Sante Fe	CA	92091
Nags Head Golf Club	ClubCorp Golf of North Carolina, L.L.C.	5615 South Seachase Drive	Nags Head	NC	27959
Neuse Golf Club	Northwood Management Corp.	918 Birkdale Drive	Clayton	NC	27527
Northwood Country Club	Oak Pointe Country Club, Inc.	3157 Club Drive	Lawrenceville	GA	30044-2524
Oak Pointe Country Club	Oakmont Management Corp.	4500 Club Drive	Brighton	MI	48116-9754
Oakmont Country Club	Piedmont Golfers’ Club LLC	1901 Oakmont Drive	Corinth	TX	76210
Piedmont Club	ClubCorp Porter Valley Country Club, Inc.	14675 Piedmont Vista Drive	Haymarket	VA	20169
Porter Valley Country Club	Quail Hollow Management, Inc.	19216 Singing Hills Drive	Northridge	CA	91326-1716
Quail Hollow Country Club	Queens Harbour Corporation	11295 Quail Hollow Drive	Concord	OH	44077-9036
Queens Harbour Country Club	AZ Club, LLC	1131 Queen’s Harbour Blvd.	Jacksonville	FL	32225
Seville Golf & Country Club	ClubCorp Shadow Ridge Golf Club, Inc.	6683 S. Clubhouse Drive	Gilbert	AZ	85298
Shadowridge Golf Club	Shady Valley Management Corp.	1980 Gateway Drive	Vista	CA	92081-9031
Shady Valley Golf Club	Southern Trace Country Club of Shreveport, Inc.	4001 West Park Row Drive	Arlington	TX	76013-2940
Southern Trace Country Club	ClubCorp Spring Valley Lake Country Club, Inc.	200 Southern Trace Parkway	Shreveport	LA	71106-9343
Spring Valley Lake Country Club	ClubCorp Golf of Texas, L.P.	13229 Spring Valley Pkwy. / SVL Box 7070	Victorville	CA	92395
Stonebriar Country Club	Tampa Palms Club, Inc.	5050 Country Club Drive	Frisco	TX	75034
Stonebridge Ranch Country Club	Fort Bend Acquisition Corp.	7003 Beacon Hill	McKinney	TX	75070
Tampa Palms Golf & Country Club	Kingwood Country Club, Inc.	5811 Tampa Palms Boulevard	Tampa	FL	33647
The Club at Falcon Point	Indigo Run Asset Corp.	24503 Falcon Point Drive	Katy	TX	77494
The Clubs of Kingwood	ClubCorp Golf of Texas, L.P.	1700 Lake Kingwood Trail	Kingwood	TX	77339-3717
The Country Club of the South	Timarron Golf Club Inc.	4100 Old Alabama Road	Johns Creek	GA	30022
The Golf Club at Indigo Run	Treesdale Country Club, Inc.	101 Berwick Drive	Hilton Head Island	SC	29926
The Hills at Lakeway	ClubCorp Golf of Texas, L.P.	26 Club Estates Parkway	Austin	TX	78738-1428
Timarron Country Club	ClubCorp Golf of California, L.L.C.	1400 Byron Nelson Parkway	Southlake	TX	76092-9612
Treesdale Golf & Country	ClubCorp Golf of North	One Arnold Palmer Drive	Gibsonia	PA	15044

Club Name	Owner/Tenant/Manager	Address	City	State	Zip
Club	Carolina, L.L.C.
Trophy Club Country Club	ClubCorp Golf of North Carolina, L.L.C.	500 Trophy Club Drive	Trophy Club	TX	76262
Vista Vallarta	La Vista Club de Golf, S.A. de C.V.	Circuito Universidad 653 Col. San Nicholas C.P. 48390	Puerto Vallarta	Jalisco	Mexico 48354
Walnut Creek Country Club	Walnut Creek Management Corporation	1151 Country Club Drive	Mansfield	TX	76063-2512
Wildflower Country Club	Wildflower Country Club, Inc.	4902 Wildflower Lane	Temple	TX	76502-4804
Woodside Plantation Country Club	Woodside Plantation Country Club, Inc.	1000 Woodside Plantation Drive	Aiken	SC	29803-7801
LEASED
Airways Municipal Golf Course	ClubCorp Airways Golf, Inc.	5440 E. Shields	Fresno	CA	93727-7793
Bluegrass Yacht & Country Club	Bluegrass Club, LLC	550 Johnny Cash Parkway	Hendersonville	TN	37075
Empire Ranch Golf Club	Empire Ranch, LLC	1620 East Natoma	Folsom	CA	95630
Indian Wells Country Club	ClubCorp IW Golf Club, Inc.	46-000 Club Drive	Indian Wells	CA	92210
Ipswich Country Club	New England Country Club Management, Inc.	148 Country Club Way	Ipswich	MA	01938
Mission Hills Country Club	ClubCorp Mission Hills Country Club, Inc.	34-600 Mission Hills Drive	Rancho Mirage	CA	92270
River Creek Country Club	River Creek Country Club, Inc.	43800 Olympic Blvd.	Leesburg	VA	20176
Silver Lake Country Club	Silver Lake Management Corp.	1325 Graham Road	Silver Lake	OH	44224-2999
Stonehenge Golf & Country Club	Stonehenge Club, Inc.	1000 Farnham Drive	Richmond	VA	23236
Teal Bend Golf Club	ClubCorp Teal Bend Golf Club, Inc.	7200 Garden Hwy	Sacramento	CA	95837
The Currituck Club	Currituck Golf, LLC	620 Currituck Clubhouse Drive	Corolla	NC	27927
Turkey Creek Golf Club	ClubCorp Turkey Creek Golf Club, Inc.	1525 Hwy 193	Lincoln	CA	95648
Willow Creek Golf Club	Willow Creek Management, Inc.	24525 Northcrest	Spring	TX	77389
Boston College Club	Club at Boston College, Inc.	100 Federal Street, 36th Floor	Boston	MA	02110
Buckhead Club	The Buckhead Club, Inc.	3344 Peachtree Road, NE	Atlanta	GA	30326-1022
Capital City Club	Capital City Club Corp.	201 Monroe St, RSA Tower, Ste 2100	Montgomery	AL	36104-3595
Capital City Club	Capital City Club of Raleigh, Inc.	Center Plaza Bldg., 411 Fayetteville	Raleigh	NC	27601-1740
Capital City Club	Columbia Capital City Club Corp.	1201 Main Street, Suite 2500	Columbia	SC	29201
Cardinal Club	Capital City Club of Raleigh, Inc.	150 Fayetteville Street Mall, Ste 2800	Raleigh	NC	27601
Center Club	ClubCorp Center Club, Inc.	Center Tower, 650 Town Center Drive, Suite 830	Costa Mesa	CA	92626
Centre Club	Centre Club, Inc.	123 South Westshore, 8th Floor	Tampa	FL	33609-2559
Citrus Club	Citrus Club, Inc.	1800 Citrus Center, 255 South Orange Avenue	Orlando	FL	32801-3481
City Club of Washington at Columbia Square	City Club of Washington, Inc.	555 13th Street, NW	Washington	DC	20004
City Club of Washington at Franklin Square	City Club of Washington, Inc.	1300 ‘I’ Street, NW	Washington	DC	20005
City Club on Bunker Hill	ClubCorp Bunker Hill Club, Inc.	333 S. Grand Avenue, Suite 5450	Los Angeles	CA	90071-1558
Club LeConte	Club Le Conte, Inc.	2700 Plaza Tower	Knoxville	TN	37929-2700
Columbia Tower Club	Columbia Tower Club, Inc.	701 Fifth Avenue, 75th Floor	Seattle	WA	98104
Commerce Club	The Commerce Club, Inc.	55 Beattie Place, 17th Floor, First Union Bank Bldg.	Greenville	SC	29601-2157

Club Name	Owner/Tenant/Manager	Address	City	State	Zip
Crescent Club	Memphis City Club, Inc.	6075 Poplar Avenue, Suite 909	Memphis	TN	38119-0109
Dayton Racquet Club	Dayton Racquet Club, Inc.	Kettering Tower, Suite 2900, 40 N. Main Street	Dayton	OH	45423
First City Club	First City Club Management, Inc.	32 Bull Street, 2nd Floor	Savannah	GA	31401-3342
Harbour Club	Harbour Club of Charleston, Inc.	35 Prioleau Street	Charleston	SC	29401
Houston City Club	Houston City Club, Inc.	One City Club Drive, 9 Greenway Plaza	Houston	TX	77046
La Cima Club	La Cima Club, Inc.	5215 North O’Connor Road, Suite 2600	Irving	TX	75039
Metropolitan Club	The Metropolitan Club of Chicago, Inc.	Sears Tower, 67th Floor, 233 South Wacker Drive	Chicago	IL	60606-6304
Mid-America Club	MAC Club, LLC	200 East Randolph Drive, 80th Floor	Chicago	IL	60601
Piedmont Club	Piedmont Club, Inc.	200 West Second St, 19th Floor	Winston-Salem	NC	27101-4018
Plaza Club	The Plaza Club of San Antonio, Inc.	100 West Houston Frost Bank Tower, 21st Flr	San Antonio	TX	78205-1489
Pyramid Club	Pyramid Club Management, Inc.	1735 Market Street, 52nd Floor	Philadelphia	PA	19103
Renaissance Club	Renaissance Club, Inc.	200 Renaissance Center, Suite 3600	Detroit	MI	48243
Resolution Fitness at 191	191 Athletic Club Management Company, LLC	One Ninety One Peachtree Tower, 191 Peachtree St. NE, Suite 300	Atlanta	GA	30303-1761
Rivers Club	Rivers Club, Inc.	One Oxford Centre, Suite 411, 301 Grant Street	Pittsburgh	PA	15219
Silicon Valley Capital Club	ClubCorp San Jose Club, Inc.	50 West San Fernando, Suite 1700	San Jose	CA	95113
Skyline Club	Skyline Club, Inc.	One American Square, 36th Floor	Indianapolis	IN	46204-1926
Skyline Club	Renaissance Club, Inc.	2000 Town Center, Suite 2800	Southfield	MI	48075
Texas Tech Club	ClubCorp TTC, LLC	2508 6th Street	Lubbock	TX	79409
The Athletic & Swim Club at Equitable Center	Athletic Club at the Equitable Center, Inc.	787 Seventh Avenue	New York	NY	10019
The Club at Key Center	The Club at Society Center, Inc.	127 Public Square	Cleveland	OH	44114
The Commerce Club (One Ninety One)	191 CC Operating Co., LLC	One Ninety One Peachtree Tower, 191 Peachtree St. NE, Suite 4900	Atlanta	GA	30303-1761
The Downtown Club at Houston Center	The Downtown Club, Inc.	1100 Caroline	Houston	TX	77002
The Downtown Club at Met	The Downtown Club, Inc.	One Allen Center, 340 West Dallas, 6th Floor	Houston	TX	77002
The Downtown Club at Plaza	The Downtown Club, Inc.	One Shell Plaza, 910 Louisiana, Suite 4900	Houston	TX	77002
The Summit Club	The Summit Club, Inc.	1901 Sixth Avenue North, Suite 3100	Birmingham	AL	35203-2618
The University of Texas Club	Memorial Stadium Club Management Corp.	2108 Robert Dedman Drive	Austin	TX	78712
Tower Club	Tower Club of Dallas, Inc.	Thanksgiving Tower, 48th Floor, 1601 Elm Street	Dallas	TX	75201
Tower Club	Tower Club, Inc.	100 SE 3rd Avenue, One Financial Plaza, 28th Floor	Fort Lauderdale	FL	33394-0029
Tower Club Tysons Corner	Tower City Club of Virginia, Inc.	Tyson Tower, Suite 1700, 8000 Towers Crescent Drive	Vienna	VA	22182-2700
Town Point Club	Town Point Club, Inc.	Wachovia Bank Bldg, 101 West Main Street, Suite 300	Norfolk	VA	23510-1622
University Club of Jacksonville	University Club, Inc.	1301 Riverplace Boulevard, Suite 2516, 27th Floor	Jacksonville	FL	32207-9085
University Club atop Symphony Towers	ClubCorp Symphony Towers Club, Inc.	750 ‘B’ Street, Suite 3400	San Diego	CA	92101
University Club of Jackson	The University Club, Inc.	AmSouth Bank Plaza, 22nd Floor, 210 East Capitol Street	Jackson	MS	39201-2372
WestLake Club	Westlake City Club, Inc.	570 Westlake Park Boulevard	Houston	TX	77079

Club Name	Owner/Tenant/Manager	Address	City	State	Zip
MANAGED
Carolina Club	UNC Alumni Club Management, Inc.	George Watts Hill Alumni Center, Stadium Dr at Ridge Rd, CB#9180	Chapel Hill	NC	27514
Nashville City Club	Nashville Club Management, Inc.	Sun Trust Bank Bldg, 20th Floor, 201 Fourth Avenue North	Nashville	TN	37219-2322
Eagle Ridge Golf Club	Management Company for Eagle Ridge and The Preserve	13605 Del Webb Boulevard	Summerfield	FL	34491
The Preserve Golf Club	Management Company for Eagle Ridge and The Preserve	13601 S. W. 115th Avenue	Dunellon	FL	34432
Shoreby Club	Shorbey Club Management, Inc.	40 Shoreby Drive	Bratenahl	OH	44108
Stone Creek Golf Club	ClubCorp Management Company for Stone Creek, LLC	9676 SW 62nd Loop	Ocala	FL	34481
University Center Club at Florida State University	University Club Management Co., Inc.	FSU Doak Campbell Stadium, University Center, Bldg B	Tallahassee	FL	32306-2568
University of Massachusetts Club	UMass Club Management, LLC	225 Franklin Street, 33rd Floor	Boston	MA	02110
The Club at Viniterra at New Kent Vinyards	Farms of New Kent Management, LLC	8400 Old Church Road	New Kent	VA	23124

Schedule 5.07(c)

UNRECORDED GROUND LEASES

Club Name	Address	City	State	Zip
Airways Municipal Golf Course	5440 E. Shields	Fresno	CA	93727-7793
Silver Lake Country Club	1325 Graham Road	Silver Lake	OH	44224-2999

Schedule 5.10(a)

ERISA PLANS

FOREIGN PLANS

None.

PENSION PLANS

The Homestead Retirement Plan.

MULTIEMPLOYER PLANS

A Restricted Subsidiary has obligation under that certain Union Agreement entered into as of February 1, 2009, by and between the Indian Wells Country Club and the Laborers’ International Union Of North America, Local Union 1184, affiliated with the Southern California District Council Of Laborers and the Laborers’ National International Union Of North America, AFL-CIO, to make contributions to the Industrial, Production, and Maintenance Health and Welfare Trust of California and to the Laborers’ National (Industrial) Pension Fund.

Schedule 5.10(c)

ERISA Events

In connection with the disposition of Borrower’s interests in The Homestead resort, a report may be required to be sent to the PBGC in the event the ERISA section 4062(e) regulations becomes final and effective on or prior to the Closing Date.

Schedule 5.11
Subsidiaries

ENTITY NAME	JURISDICTION	DIRECT PARENTS	OWNERSHIP %
Aliso Community Center Management, Inc.	a California corporation	ClubCorp USA, Inc.	100%
Aliso Viejo Commercial Property Joint Venture	a California partnership	ClubCorp GCL Corporation, Inc./Legav Commercial Property Corporation	50%/50%
Aliso Viejo Hotel Joint Venture	a California partnership	ClubCorp GCL Corporation, Inc./Legav Hotel Corporation/	50%/50%
Apple Mountain Golf Club, LLC	a Delaware limited liability company	ClubCorp USA, Inc.	100%
Applecross Beverage Management, LLC	a Delaware limited liability company	ClubCorp USA, Inc.	100%
Applecross Golf Club, LLC	a Pennsylvania limited liability company	ClubCorp USA, Inc.	100%
Bankers Club, Inc.	a Florida corporation	ClubCorp USA, Inc.	100%
BirchRiver Golf Management, Inc.	a Georgia corporation	ClubCorp USA, Inc.	100%
Birchriver Golf, L.P.	a Georgia limited partnership	BR GP, Inc.	71.44%
Bloody Point Asset Corp.	a South Carolina corporation	ClubCorp USA, Inc.	100%
BR GP, Inc.	a Georgia corporation	ClubCorp USA, Inc.	100%
Broken Arrow Management Corp.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
Cape Cod Resort Management, LLC	a Massachusetts limited liability company	ClubCorp USA, Inc.	100%
Carillon Beach Management, LLC	a Florida limited liability company	ClubCorp USA, Inc.	100%
Chardonnay Golf Management Corp.	a California corporation	ClubCorp USA, Inc.	100%
Club Consulting Netherlands, B.V.	a foreign corporation	ClubCorp International, Inc.	100%
Club Corporation of America (Singapore) PTE Ltd.	a foreign corporation	ClubCorp - Asia	100%
Club Corporation of America Limited (Hong Kong)	a foreign corporation	ClubCorp - Asia	100%
Club Corporation of America Limited (Thailand)	a foreign corporation	ClubCorp - Asia	100%
Club Corporation of America South Africa Pty Ltd.	a foreign corporation	ClubCorp International, Inc.	100%
Club Island Realty Corp.	a South Carolina corporation	ClubCorp USA, Inc.	100%
ClubCorp - Asia	a Nevada corporation	ClubCorp International, Inc.	100%
ClubCorp Global Consulting, Inc.	a Delaware corporation	ClubCorp USA, Inc.	100%
ClubCorp Global Holdings, Inc.	a Delaware corporation	ClubCorp USA, Inc.	100%
ClubCorp Hamlet, LLC	a Delaware limited liability company	ClubCorp USA, Inc.	100%
ClubCorp International Resource Company	a Nevada corporation	ClubCorp International, Inc.	100%
ClubCorp of America Ltd. (Mauritius)	a foreign corporation	ClubCorp International, Inc.	100%
ClubCorp Philippine Holdings, Inc.	a Delaware corporation	ClubCorp Global Holdings, Inc.	100%
ClubCorp Realty Barton Creek, Inc.	a Texas corporation	ClubCorp USA, Inc.	100%
ClubCorp Realty Hilton Head, Inc.	a South Carolina corporation	ClubCorp USA, Inc.	100%
ClubCorp Realty Homestead, Inc.	a Virginia corporation	ClubCorp USA, Inc.	100%
ClubCorp South Africa Investment Holdings Pty Ltd.	a foreign corporation	ClubCorp International, Inc.	100%
ClubCorp U.K., Ltd.	a foreign corporation	ClubCorp International, Inc.	100%
ClubCorp USA GP, LLC	a Delaware limited liability company	ClubCorp USA, Inc.	100%

ENTITY NAME	JURISDICTION	DIRECT PARENTS	OWNERSHIP %
ClubCorp USA LP, LLC	a Delaware limited liability company	ClubCorp USA, Inc.	100%
ClubCorp Willow Creek, LLC	a Delaware limited liability company	ClubCorp USA, Inc.	100%
ClubCorp Wind Watch, LLC	a Delaware limited liability company	ClubCorp USA, Inc.	100%
Construction Company of Pinehurst, Inc.	a North Carolina corporation	ClubCorp USA, Inc.	100%
Country Club of Pinewild Management, Inc.	a North Carolina corporation	ClubCorp USA, Inc.	100%
Daufuskie Club, Inc.	a South Carolina corporation	ClubCorp USA, Inc.	100%
DLGA Golf Academy, Inc.	a Florida corporation	ClubCorp USA, Inc.	100%
El Capitan Club Management Corp.	a Delaware corporation	ClubCorp USA, Inc.	100%
ELW Golf Group, Inc.	a Florida corporation	ClubCorp USA, Inc.	100%
ELW Water Acquisition, L.L.C.	a Florida limited liability company	ClubCorp USA, Inc.	100%
Errol Estate Management, Inc.	a Florida corporation	ClubCorp USA, Inc.	100%
Errol Land Development Company	a Florida corporation	ClubCorp USA, Inc.	100%
Exchange Club Management, Inc.	an Illinois corporation	CCA Mezzanine Holdco, LLC	100%
Fairlane Manor, Inc.	a Michigan corporation	CCA Mezzanine Holdco, LLC	100%
FCS Corp.	a Nevada corporation	ClubCorp USA, Inc.	100%
Financial Casualty & Surety, Ltd.	a Bermuda corporation	ClubCorp USA, Inc.	100%
First Federal Financial Corp.	a Texas corporation	ClubCorp USA, Inc.	100%
Florida Golf Club of Gainesville, Inc.	a Florida corporation	ClubCorp USA, Inc.	100%
GFO Partner, Inc	a Michigan corporation	ClubCorp USA, Inc.	100%
Hilton Head Plantation Asset Corp.	a South Carolina corporation	ClubCorp USA, Inc.	100%
Homestead Spring Water Company, Inc.	a Virginia corporation	ClubCorp USA, Inc.	100%
LaCita Management Corp.	a Florida corporation	ClubCorp USA, Inc.	100%
Le Glub, Inc.	a Wisconsin corporation	Glendale Racquet Club, Inc.	100%
Legav Commercial Property Corporation	a California corporation	ClubCorp USA, Inc.	100%
Legav Hotel Corporation	a California corporation	ClubCorp USA, Inc.	100%
Los Lagos Country Club, Inc.	an Arizona corporation	ClubCorp USA, Inc.	100%
Management Co. for the Hartford Club, Inc.	a Connecticut corporation	ClubCorp USA, Inc.	100%
Management Company for Hammock Creek, Inc.	a Florida corporation	ClubCorp USA, Inc.	100%
Management Company for Stoneridge Club, Inc.	a California corporation	ClubCorp USA, Inc.	100%
Melrose Asset Corp.	a South Carolina corporation	ClubCorp USA, Inc.	100%
Melrose Landing Corporation	a South Carolina corporation	ClubCorp USA, Inc.	100%
Middletown Golf, Inc.	a Pennsylvania corporation	ClubCorp USA, Inc.	100%
Mont-Sainte-Anne Realty Corp.	a Nevada corporation	ClubCorp USA, Inc.	100%
Mont-Sainte-Anne Resort Corp.	a Nevada corporation	ClubCorp USA, Inc.	100%
Northern Michigan Financial Corporation	a Michigan corporation	ClubCorp USA, Inc.	100%
NV Club, LLC	a Delaware limited liability company	ClubCorp USA, Inc.	100%
Ocean Vista Land Acquisition, L.L.C.	a Delaware limited liability company	Ocean Vista Land Company Stock Purchase Corp.	100%
Ocean Vista Land Company	a California corporation	Ocean Vista Land Company Stock Purchase Corp.	100%
Ocean Vista Land Company Stock Purchase Corp.	a Delaware corporation	ClubCorp USA, Inc.	100%

ENTITY NAME	JURISDICTION	DIRECT PARENTS	OWNERSHIP %
Oceanside Golf Management Corp.	a California corporation	Ocean Vista Land Company Stock Purchase Corp.	100%
OK Abilene Club Management Corp.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Akron Club Management Corp.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Arlington City Club, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Atlanta City Club, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Atrium Club, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Beckett Ridge Country Club, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Bentwood Management Corp.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK CCC Holding, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK CCT, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Century I Management Corp.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Century II Club, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Cipango Management Corporation	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK City Club of Rockford, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK City Club of San Antonio Management, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Clayton Club Management Corp.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Club Metropolitan of Austin, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Colonnade Club, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Country Club at RiverPlace, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Desert Oasis Golf Management Corp.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK DTC Management Corporation	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Dumfries Club, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Forest Oaks Country Club, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Heritage Club, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Jefferson Club Management Corporation	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Lake Country Estates Country Club, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Lakes Club, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Lakeview Club, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Landmark Club at Park Central, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Los Gatos Tennis, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Marina Club Management, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK MCC Management Corp.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Metropolitan Club Management Corp.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Monroe Street City Club, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Mountainside Club Corporation	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Mountaintop Club Management, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK North Hills Management Co.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Northshore Management Corp.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Oak Meadow Management Corp.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Pharaohs Management Corp.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Pinewood Management Corp.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Pinnacle Club, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%

ENTITY NAME	JURISDICTION	DIRECT PARENTS	OWNERSHIP %
OK Plaza Athletic Club, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Plaza Club - Tyler, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Plaza Club Hawaii, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Plaza Club of Bryan, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Plaza Club of Tucson, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Pre 01-01-2002 Operator of Quail Valley World of Clubs, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Pre 06-15-04 Operator of The Ravinia Club, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Pre 09-22-04 Operator of Jefferson Club, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Pre 10-13-00 Operator of Willowbend Development Corporation of Wichita	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Pre 11-28-00 Operator of the Skyline Club, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Pre 12-15-04 Operator of Capital Club, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Pre 12-23-99 Owner Lafayette Club, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Pre 12-30-98 Operator of Halifax Club, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Pre 12-31-04 Operator of Tower Club, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Pre 12-31-1997 Operator of Midland Plaza Club, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Pre 1986 Operator of Treasure Island Tennis & Yacht Club, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Pre 2.1.09 Owner/Operator of San Francisco Tennis Club	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Pre 2-1-95 Operator Company of Landmark Athletic Club	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Pre 2-28-01 Operator of The Meadow Club, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Pre 3-16-01 Operator of Belle Terre Management Corp.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Pre 5-18-01 Operator of Orange Park Country Club, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Pre 5-3-00 Operator of The Walden Club, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Pre 5-31-01 Operator of Inverrary Country Club, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Pre 6-1-96 Operator of The Manager for Tower Ridge Country Club, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Pre 7-4-96 Operator of Rodney Square Club, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Pre 8-24-00 Operator of Pebble Creek Country Club of Greenville, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Pre 9/23/07 Owner/Operator of Capital Club, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Regency Club, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK River North Management Corp.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK RMPC Management Corporation	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Rolling Hills Management Corp.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Royal Drive Country Club, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK San Angelo Heritage Club, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%

ENTITY NAME	JURISDICTION	DIRECT PARENTS	OWNERSHIP %
OK Shenandoah Management Corp.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Snee Farm Country Club, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Standard Club Management, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Summit Club, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Sweetwater Country Club, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK The Capital Club, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK The Lakes Club, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK The Plaza Club of Phoenix, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK The Relay House Corporation	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Top Seed Management Corp.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Tops’l Club, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Two Thousand One Bryan Tower Club, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK University Club of Dallas, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK University Club of Houston, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK University Club of West Palm Beach, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
OK Vita Center Management Corp.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
Owners Club Telluride Realty, Inc.	a Colorado corporation	ClubCorp USA, Inc.	100%
Panama City Club Holdings S.A.	a foreign corporation	ClubCorp Global Holdings, Inc.	100%
Panama City Club Management, S.A.		ClubCorp Global Holdings, Inc.	100%
Paradise Valley Management, Inc.	a California corporation	ClubCorp USA, Inc.	100%
Pasadera CC Management Corp.	a California corporation	ClubCorp USA, Inc.	100%
Pinewild Management, Inc.	a Virginia corporation	ClubCorp USA, Inc.	100%
Plantation Services Inc.	a Texas corporation	ClubCorp USA, Inc.	100%
Pre 01-07-00 Operator of Diamond Bar Management Corp.	a California corporation	ClubCorp USA, Inc.	100%
Pre 01-17-03 Operator of The Presidential Country Club, Inc.	a Florida corporation	ClubCorp USA, Inc.	100%
Pre 10-04-02 Operator of Des Moines Club Management, Inc.	an Iowa corporation	ClubCorp USA, Inc.	100%
Pre 10-04-02 Tenant of Des Moines Club Tenant Corp.	an Iowa corporation	ClubCorp USA, Inc.	100%
Pre 12-21-05 Operator of The Greens Golf & Racquet Club, Inc.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
Pre 4-10-2003 Operator of Club at Glen Oaks, Inc.	an Iowa corporation	ClubCorp USA, Inc.	100%
Premier Athletic Club, Inc.	a Louisiana corporation	ClubCorp USA, Inc.	100%
Prince William Club Management, LLC	a Virginia limited liability company	CCA Mezzanine Holdco, LLC	100%
Raintree Counry Club, Inc.	a North Carolina corporation	ClubCorp USA, Inc.	100%
Renaissance Club, Inc.	an Arizona corporation	ClubCorp USA, Inc.	100%
Sabal Trace Corp.	a Florida corporation	ClubCorp USA, Inc.	100%
San Jose Renaissance Club, Inc.	a California corporation	ClubCorp USA, Inc.	100%
Saticoy Management, Inc.	a California corporation	ClubCorp USA, Inc.	100%
Shangri-La Management Corp.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
Sixty-Six Group Limited Partnership	a South Carolina limited partnership	Bloody Point Asset Corp.	55.13%
Surrey Hills Management Corp.	an Oklahoma corporation	ClubCorp USA, Inc.	100%
Tampa Club Management, Inc.	a Florida corporation	ClubCorp USA, Inc.	100%
Tescercom, S.A. (Ecuador)	Foreign corporation	ClubCorp Philippine Holdings, Inc.	100%

ENTITY NAME	JURISDICTION	DIRECT PARENTS	OWNERSHIP %
The 410 Club Management Corp.	an Illinois corporation	CCA Mezzanine Holdco, LLC	100%
The City Club of San Francisco, Inc.	a California corporation	ClubCorp USA, Inc.	100%
The Club at Canyon Gate, Inc.	a Nevada corporation	ClubCorp USA, Inc.	100%
The Lancers Club, Inc.	a Texas corporation	ClubCorp USA, Inc.	100%
The Manager for Indigo Run, Inc.	a South Carolina corporation	ClubCorp USA, Inc.	100%
The Manager for Westwood Country Club, Inc.	a Texas corporation	ClubCorp USA, Inc.	100%
The River Club, Inc.	an Illinois corporation	ClubCorp USA, Inc.	100%
Twelve Bridges Management Company	a California corporation	ClubCorp USA, Inc.	100%
Twelve Oaks Club Management, LLC	a North Carolina limited liability company	ClubCorp USA, Inc.	100%
UMASS Club Management, Inc.	a Massachusetts corporation	ClubCorp USA, Inc.	100%
Virginia Hot Springs Golf and Tennis Club, Incorporated	a Virginia corporation	ClubCorp USA, Inc.	100%
Barton Creek Resort & Clubs, Inc.	a Texas corporation	ClubCorp Mortgage Borrower, LLC	100%
Barton Creek Resort, LLC	a Delaware limited liability company	Barton Creek Resort & Clubs, Inc.	100%
CCA Golf Course Holdco, LLC	a Delaware limited liability company	ClubCorp Mortgage Borrower, LLC	100%
CCA Mezzanine Holdco, LLC	a Delaware limited liability company	ClubCorp Mezzanine Borrower, LLC	100%
CCG Club de Golf, S.A. de C.V.	a foreign corporation, Mexico	ClubCorp International, Inc./ClubCorp Mexico, Inc.	.72%/99.28%
CG Desarrolladora, S.A. de C.V.	a foreign corporation, Mexico	ClubCorp International, Inc./CG Inversiones S.A. de C.V.	1%/99%
CG Inversiones S.A. de C.V.	a foreign corporation, Mexico	ClubCorp Mexico, Inc./ClubCorp International, Inc.	98.8%/1.2%
ClubCorp Aven Holdings, Inc.	a Delaware corporation	ClubCorp Buying Services, Inc.	100%
ClubCorp Buying Services, Inc.	a Delaware corporation	ClubCorp USA, Inc.	100%
ClubCorp Financial Management Company	a Nevada corporation	ClubCorp USA, Inc.	100%
ClubCorp Graphics, Inc.	a Florida corporation	ClubCorp USA, Inc.	100%
ClubCorp International, Inc.	a Nevada corporation	ClubCorp, Inc.	100%
ClubCorp Latin America, S.A. de C.V.	a foreign corporation, Mexico	CG Inversiones, S.A. de C.V./ClubCorp USA, Inc.	80%/20%
ClubCorp Mexico, Inc.	a Nevada corporation	CCA Mezzanine Holdco, LLC	100%
ClubCorp Mezzanine Borrower, LLC	a Delaware limited liabilty company	ClubCorp USA, Inc.	100%
ClubCorp Mortgage Borrower, LLC	a Delaware limited liability company	ClubCorp Mezzanine Borrower, LLC	100%
ClubCorp Publications, Inc.	a Nevada corporation	ClubCorp USA, Inc.	100%
ClubCorp USA, Inc.	a Delaware corporation	ClubCorp, Inc.	100%
ClubCorp, Inc.	a Delaware corporation	Fillmore CCA Holdings, Inc.	100%
FFFC Golf Acquisitions, L.L.C.	a Delaware limited liabilty company	CCA Golf Course Holdco, LLC	100%
Fillmore CCA Holdings, Inc	a Delaware corporation	Fillmore CCA Holdings I, LLC	100%
HPG, L.C.	a Florida limited liability company	Haile Plantation Management Corp.	100%
Master Club, Inc.	a Nevada corporation	ClubCorp USA, Inc.	100%
MH Villas, Inc.	a California corporation	ClubCorp USA, Inc.	100%
Monarch EP Management Corp.	a Florida corporation	ClubCorp USA, Inc.	100%
Operations Company for Homestead, Inc.	a Virginia corporation	ClubCorp Mortgage Borrower, LLC	100%
Owners Club Asset Company	a Delaware corporation	ClubCorp USA, Inc.	100%

ENTITY NAME	JURISDICTION	DIRECT PARENTS	OWNERSHIP %
The Owner’s Club of South Carolina, L.L.C.	a Delaware limited liability company	The Owner’s Club, Inc./Owners Club Asset Company	50.5%/49.5%
Promociones Turisticas Professionales, S.A. de C.V.	a foreign corporation, Mexico	ClubCorp International, Inc./ClubCorp Mexico, Inc.	1%/99%
Society Management, Inc.	a Nevada corporation	ClubCorp USA, Inc.	100%
The Manager of the Owner’s Club, Inc.	a South Carolina corporation	ClubCorp USA, Inc.	100%
The Owner’s Club, Inc.	a Delaware corporation	ClubCorp USA, Inc.	100%
The Owner’s Club at Hilton Head, L.P.	a South Carolina limited partnership	The Manager of the Owner’s Club, Inc./The Owner’s Club of South Carolina, L.L.C.	1%/99%
ClubCorp Asia Investments Inc.	a Nevada corporation	ClubCorp - Asia	100%
191 Athletic Club Management Company, LLC	a Delaware limited liability company	ClubCorp USA, Inc.	100%
191 CC Operating Co., LLC	a Delaware limited liability company	CCA Mezzanine Holdco, LLC	100%
Athletic Club at the Equitable Center, Inc.	a New York corporation	CCA Mezzanine Holdco, LLC	100%
Capital City Club of Montgomery, Inc.	an Alabama corporation	CCA Mezzanine Holdco, LLC	100%
Capital City Club of Raleigh, Inc.	a North Carolina corporation	CCA Mezzanine Holdco, LLC	100%
Centre Club, Inc.	a Florida corporation	CCA Mezzanine Holdco, LLC	100%
Citrus Club, Inc.	a Florida corporation	CCA Mezzanine Holdco, LLC	100%
City Club of Washington, Inc.	a Washington, D.C. corporation	CCA Mezzanine Holdco, LLC	100%
Club at Boston College, Inc.	a Massachusetts corporation	CCA Mezzanine Holdco, LLC	100%
Club Le Conte, Inc.	a Tennessee corporation	CCA Mezzanine Holdco, LLC	100%
ClubCorp Bunker Hill Club, Inc.	a Delaware corporation	CCA Mezzanine Holdco, LLC	100%
ClubCorp Center Club, Inc.	a Delaware corporation	CCA Mezzanine Holdco, LLC	100%
ClubCorp San Jose Club, Inc.	a Delaware corporation	CCA Mezzanine Holdco, LLC	100%
ClubCorp Symphony Towers Club, Inc.	a Delaware corporation	CCA Mezzanine Holdco, LLC	100%
ClubCorp TTC, LLC	a Delaware limited liability company	ClubCorp USA, Inc.	100%
Columbia Capital City Club Corp.	a South Carolina corporation	CCA Mezzanine Holdco, LLC	100%
Columbia Tower Club, Inc.	a Washington corporation	CCA Mezzanine Holdco, LLC	100%
Dallas Tower Club, Inc.	a Texas corporation	Tower Club of Dallas, Inc.	100%
Dayton Racquet Club, Inc.	an Ohio corporation	CCA Mezzanine Holdco, LLC	100%
First City Club Management, Inc.	a Georgia corporation	CCA Mezzanine Holdco, LLC	100%
Glendale Management Corp.	a Wisconsin corporation	CCA Mezzanine Holdco, LLC	100%
Glendale Racquet Club, Inc.	a Wisconsin corporation	Glendale Management Corp.	100%
Greenspoint Club, Inc.	a Texas corporation	CCA Mezzanine Holdco, LLC	100%
Harbour Club of Charleston, Inc.	a South Carolina corporation	CCA Mezzanine Holdco, LLC	100%
Houston City Club, Inc.	a Texas corporation	CCA Mezzanine Holdco, LLC	100%
La Cima Club, Inc.	a Texas corporation	CCA Mezzanine Holdco, LLC	100%
MAC Club, LLC	a Delaware limited liability company	CCA Mezzanine Holdco, LLC	100%
Memorial Stadium Club Management Corp.	a Texas corporation	CCA Mezzanine Holdco, LLC	100%
Memphis City Club, Inc.	a Tennessee corporation	CCA Mezzanine Holdco, LLC	100%
Nashville Club Management, Inc.	a Tennessee corporation	CCA Mezzanine Holdco, LLC	100%
Piedmont Club, Inc.	a North Carolina corporation	CCA Mezzanine Holdco, LLC	100%
Pyramid Club Management, Inc.	a Pennsylvania corporation	CCA Mezzanine Holdco, LLC	100%
Renaissance Club, Inc.	a Michigan corporation	CCA Mezzanine Holdco, LLC	100%
Rivers Club, Inc.	a Pennsylvania corporation	CCA Mezzanine Holdco, LLC	100%
Shoreby Club Management, Inc.	an Ohio corporation	CCA Mezzanine Holdco, LLC	100%

ENTITY NAME	JURISDICTION	DIRECT PARENTS	OWNERSHIP %
Skyline Club, Inc.	an Indiana corporation	CCA Mezzanine Holdco, LLC	100%
The 191 Club, Inc.	a Georgia corporation	CCA Mezzanine Holdco, LLC	100%
The Buckhead Club, Inc.	a Georgia corporation	CCA Mezzanine Holdco, LLC	100%
The Club at Society Center, Inc.	an Ohio corporation	CCA Mezzanine Holdco, LLC	100%
The Commerce Club, Inc.	a South Carolina corporation	CCA Mezzanine Holdco, LLC	100%
The Downtown Club, Inc.	a Texas corporation	CCA Mezzanine Holdco, LLC	100%
The Metropolitan Club of Chicago, Inc.	an Illinois corporation	CCA Mezzanine Holdco, LLC	100%
The Plaza Club of San Antonio, Inc.	a Texas corporation	CCA Mezzanine Holdco, LLC	100%
The Summit Club, Inc.	an Alabama corporation	CCA Mezzanine Holdco, LLC	100%
The University Club, Inc.	a Mississippi corporation	CCA Mezzanine Holdco, LLC	100%
Tower City Club of Virginia, Inc.	a Virginia corporation	CCA Mezzanine Holdco, LLC	100%
Tower Club of Dallas, Inc.	a Texas corporation	CCA Mezzanine Holdco, LLC	100%
Tower Club, Inc.	a Florida corporation	CCA Mezzanine Holdco, LLC	100%
Town Point Club, Inc.	a Virginia corporation	CCA Mezzanine Holdco, LLC	100%
UMass Club Management, LLC	a Delaware limited liability company	CCA Mezzanine Holdco, LLC	100%
UNC Alumni Club Management, Inc.	a North Carolina corporation	CCA Mezzanine Holdco, LLC	100%
University Club Management Co., Inc.	a Florida corporation	CCA Mezzanine Holdco, LLC	100%
University Club, Inc.	a Florida corporation	CCA Mezzanine Holdco, LLC	100%
West Park Club, Inc.	a Texas corporation	Westlake City Club, Inc.	100%
Westlake City Club, Inc.	a Texas corporation	CCA Mezzanine Holdco, LLC	100%
Akron Management Corp.	an Ohio corporation	CCA Golf Course Holdco, LLC	100%
Aliso Viejo Golf Club Joint Venture	a California general partnership	ClubCorp GCL Corporation, Inc./ClubCorp Aliso Viejo Holding Corp.	50%/50%
Anthem Golf, LLC	an Arizona limited liability company	CCA Golf Course Holdco, LLC	100%
April Sound Management Corp.	a Texas corporation	CCA Golf Course Holdco, LLC	100%
Aspen Glen Golf Club Management Company	a Colorado corporation	CCA Mezzanine Holdco, LLC	100%
AZ Club, LLC	a Delaware limited liability company	ClubCorp USA, Inc.	100%
Bay Oaks Country Club, Inc.	a Texas corporation	CCA Golf Course Holdco, LLC	100%
Bear’s Best Atlanta, L.P.	a Georgia limited partnership	GP Bear’s Best Atlanta, Inc.	75.80%
Bear’s Best Las Vegas, Limited Partnership	a Nevada corporation	GP Bear’s Best Las Vegas, Inc.	78.20%
Bluegrass Club, LLC	a Tennessee limited liability company	CCA Mezzanine Holdco, LLC	100%
Brookhaven Country Club, Inc.	a Texas corporation	CCA Golf Course Holdco, LLC	100%
Canyon Gate at Las Vegas, Inc.	a Nevada corporation	CCA Golf Course Holdco, LLC	100%
CCS, LLC	a Delaware limited liability company	ClubCorp USA, Inc.	100%
Club de Golf Financiero, S.A. de C.V.	a foreign corporation, Mexico	ClubCorp Latin America, S.A. de C.V./ClubCorp International, Inc.	99.99%/.01%
ClubCorp Airways Golf, Inc.	a Delaware corporation	CCA Mezzanine Holdco, LLC	100%
ClubCorp Aliso Viejo Holding Corp.	a Delaware corporation	CCA Mezzanine Holdco, LLC	100%
ClubCorp Braemar Country Club, Inc.	a Delaware corporation	CCA Golf Course Holdco, LLC	100%
ClubCorp Canyon Crest Country Club, Inc.	a Delaware corporation	CCA Golf Course Holdco, LLC	100%
ClubCorp Coto Property Holdings, Inc.	a Delaware corporation	CCA Golf Course Holdco, LLC	100%
ClubCorp Crow Canyon Management Corp.	a Delaware corporation	CCA Golf Course Holdco, LLC	100%

ENTITY NAME	JURISDICTION	DIRECT PARENTS	OWNERSHIP %
ClubCorp Desert Falls Country Club, Inc.	a Delaware corporation	CCA Golf Course Holdco, LLC	100%
ClubCorp GCL Corporation	a Delaware corporation	CCA Mezzanine Holdco, LLC	100%
ClubCorp Gen Par of Texas, L.L.C.	a Delaware limited liability company	CCA Golf Course Holdco, LLC	100%
ClubCorp Golf of California, L.L.C.	a Delaware limited liabilty company	FFFC Golf Acquisitions, L.L.C.	100%
ClubCorp Golf of Florida, L.L.C.	a Delaware limited liability company	FFFC Golf Acquisitions, L.L.C.	100%
ClubCorp Golf of Georgia, L.P.	a Georgia limited partnership	CCA Golf Course Holdco, LLC/ClubCorp Gen Par of Texas, L.L.C.	99%/1%
ClubCorp Golf of North Carolina, L.L.C.	a Delaware limited liability company	FFFC Golf Acquisitions, L.L.C.	100%
ClubCorp Golf of Texas, L.P.	a Texas limited partnership	CCA Golf Course Holdco, LLC/ClubCorp Gen Par of Texas, L.L.C.	99%/1%
ClubCorp Granite Bay Management, Inc.	a Delaware corporation	CCA Mezzanine Holdco, LLC	100%
ClubCorp IW Golf Club, Inc.	a Delaware corporation	CCA Mezzanine Holdco, LLC	100%
ClubCorp LSprings, L.P.	a Georgia limited partnership	Laurel Springs Holdco, LLC	85%
ClubCorp Management Company for Stone Creek, LLC	a Delaware limited liability company	ClubCorp USA, Inc.	100%
ClubCorp Mission Hills Country Club, Inc.	a Delaware corporation	CCA Mezzanine Holdco, LLC	100%
ClubCorp Porter Valley Country Club, Inc.	a Delaware corporation	CCA Golf Course Holdco, LLC	100%
ClubCorp Shadow Ridge Golf Club, Inc.	a Delaware corporation	CCA Golf Course Holdco, LLC	100%
ClubCorp Spring Valley Lake Country Club, Inc.	a Delaware corporation	CCA Golf Course Holdco, LLC	100%
ClubCorp Teal Bend Golf Club, Inc.	a Delaware corporation	CCA Mezzanine Holdco, LLC	100%
ClubCorp Turkey Creek Golf Club, Inc.	a Delaware corporation	CCA Mezzanine Holdco, LLC	100%
Countryside Country Club, Inc.	a Florida corporation	CCA Golf Course Holdco, LLC	100%
Currituck Golf, LLC	a Delaware limited liability company	CCA Mezzanine Holdco, LLC	100%
DeBary Management Corp.	a Florida corporation	CCA Golf Course Holdco, LLC	100%
Diamante’ Golf Club Management, Inc.	an Arkansas corporation	CCA Mezzanine Holdco, LLC	100%
Diamante’ Golf Club Partners, Inc.	an Arkansas corporation	CCA Mezzanine Holdco, LLC	100%
Diamond Run Club, Inc.	a Pennsylvania corporation	CCA Golf Course Holdco, LLC	100%
Empire Ranch, LLC	a Delaware limited liability company	CCA Mezzanine Holdco, LLC	100%
Fair Oaks Club Corp.	a Texas corporation	CCA Golf Course Holdco, LLC	100%
Farms of New Kent Management, LLC	a Delaware limited liability company	ClubCorp USA, Inc.	100%
Fort Bend Acquisition Corp.	a Texas corporation	CCA Golf Course Holdco, LLC	100%
GCC Asset Management, Inc.	a Texas corporation	CCA Golf Course Holdco, LLC	100%
GP Bear’s Best Atlanta, Inc.	a Georgia corporation	CCA Mezzanine Holdco, LLC	100%
GP Bear’s Best Las Vegas, Inc.	a Nevada corporation	CCA Mezzanine Holdco, LLC	100%
GRanch Golf Club, Inc.	an Arizona corporation	CCA Golf Course Holdco, LLC	100%
Granite Bay Golf Club, Inc.	a Delaware corporation	ClubCorp Granite Bay Management, Inc.	80%
Granite Bay Limited Partnership	a California limited partnership	ClubCorp Granite Bay Management, Inc.	79.20%
Greenbrier Country Club, Inc.	a Virginia corporation	CCA Golf Course Holdco, LLC	100%
Hackberry Creek Country Club, Inc.	a Texas corporation	CCA Golf Course Holdco, LLC	100%

ENTITY NAME	JURISDICTION	DIRECT PARENTS	OWNERSHIP %
Haile Plantation Management Corp.	a Florida corporation	CCA Golf Course Holdco, LLC	100%
Hearthstone Country Club, Inc.	a Texas corporation	CCA Golf Course Holdco, LLC	100%
Hill Country Golf, Inc.	a Texas corporation	CCA Golf Course Holdco, LLC	100%
Hills II of Lakeway, Inc.	a Texas corporation	ClubCorp USA, Inc.	100%
Hunter’s Green Acquisition Corp.	a Florida corporation	CCA Golf Course Holdco, LLC	100%
Indigo Run Asset Corp.	a South Carolina corporation	CCA Golf Course Holdco, LLC	100%
Irving Club Acquisition Corp.	a Texas corporation	CCA Golf Course Holdco, LLC	100%
Isla Maya Club de Golf S.A. de C.V.	a foreign corporation, Mexico	ClubCorp Latin America, S.A. de C.V./ClubCorp Mexico, Inc.	99.99%/.01%
Kingwood Country Club, Inc.	a Texas corporation	CCA Golf Course Holdco, LLC	100%
Knollwood Country Club, Inc.	an Indiana corporation	CCA Golf Course Holdco, LLC	100%
La Vista Club de Golf S.A. de C.V.	a foreign corporation, Mexico	CG Inversiones, S.A. de C.V./ClubCorp Latin America, S.A. de C.V.	99.99%/0.01%
Lakeway Clubs, Inc.	a Texas corporation	CCA Golf Course Holdco, LLC	100%
Laurel Springs Holdco, LLC	a Delaware limited liability company	CCA Mezzanine Holdco, LLC	100%
LionsGate Golf Club, Inc.	a Kansas corporation	CCA Mezzanine Holdco, LLC	100%
Management Company for Eagle Ridge and The Preserve	a Florida corporation	CCA Mezzanine Holdco, LLC	100%
Manager for CCHH, Inc.	a South Carolina corporation	CCA Golf Course Holdco, LLC	100%
Monarch Country Club, Inc.	a Florida corporation	ClubCorp USA, Inc.	100%
New England Country Club Management, Inc.	a Massachusetts corporation	CCA Mezzanine Holdco, LLC	100%
Nicklaus Golf Club, L.P. at LionsGate	a Kansas limited partnership	Lionsgate Golf Club, Inc.	73.50%
Northwood Management Corp.	a Georgia corporation	CCA Golf Course Holdco, LLC	100%
Oak Pointe Country Club, Inc.	a Michigan corporation	CCA Golf Course Holdco, LLC	100%
Oakmont Management Corp.	a Texas corporation	CCA Golf Course Holdco, LLC	100%
Piedmont Golfers’ Club LLC	a South Carolina limited liability company	FFFC Golf Acquisitions, L.L.C.	100%
Quail Hollow Management, Inc.	an Ohio corporation	CCA Golf Course Holdco, LLC	100%
Queens Harbour Corporation	a Florida corporation	CCA Golf Course Holdco, LLC	100%
Richardson Country Club Corp.	a Texas corporation	CCA Golf Course Holdco, LLC	100%
River Creek Country Club, Inc.	a Virginia corporation	CCA Mezzanine Holdco, LLC	100%
Shady Valley Management Corp.	a Texas corporation	CCA Golf Course Holdco, LLC	100%
Silver Lake Management Corp.	an Ohio corporation	CCA Mezzanine Holdco, LLC	100%
Southern Trace Country Club of Shreveport, Inc.	a Louisiana corporation	CCA Golf Course Holdco, LLC	100%
Stonebriar Club, Inc.	a Texas corporation	CCA Mezzanine Holdco, LLC	100%
Stonebriar Country Club Joint Venture	a Texas general partnership	Stonebriar Club, Inc./Stonebriar Management Holdings, LLC	50%/50%
Stonebriar Management Corp.	a Texas corporation	CCA Mezzanine Holdco, LLC	100%
Stonebriar Management Holdings, LLC	a Delaware limited liability company	ClubCorp USA, Inc.	100%
Stonehenge Club, Inc.	a Virginia corporation	CCA Mezzanine Holdco, LLC	100%
Tampa Palms Club, Inc.	a Florida corporation	CCA Golf Course Holdco, LLC	100%
The Club at Cimarron, Inc.	a Texas corporation	CCA Golf Course Holdco, LLC	100%
Timarron Golf Club, Inc.	a Texas corporation	CCA Golf Course Holdco, LLC	100%
Treesdale Country Club, Inc.	a Pennsylvania corporation	CCA Golf Course Holdco, LLC	100%
Walnut Creek Management Corporation	a Texas corporation	CCA Golf Course Holdco, LLC	100%
Wildflower Country Club, Inc.	a Texas corporation	CCA Golf Course Holdco, LLC	100%
Willow Creek Management, Inc.	a Texas corporation	CCA Mezzanine Holdco, LLC	100%

ENTITY NAME	JURISDICTION	DIRECT PARENTS	OWNERSHIP %
Woodside Plantation Country Club, Inc.	a South Carolina corporation	CCA Golf Course Holdco, LLC	100%

Schedule 6.17

Dormant Subsidiaries

ENTITY	JURISDICTION OF ORGANIZATION
Aliso Community Center Management, Inc.	a California corporation
Aliso Viejo Commercial Property Joint Venture	a California partnership
Aliso Viejo Hotel Joint Venture	a California partnership
Apple Mountain Golf Club, LLC	a Delaware limited liability company
Applecross Beverage Management, LLC	a Delaware limited liability company
Applecross Golf Club, LLC	a Pennsylvania limited liability company
Bankers Club, Inc.	a Florida corporation
BirchRiver Golf Management, Inc.	a Georgia corporation
Birchriver Golf, L.P.	a Georgia limited partnership
Bloody Point Asset Corp.	a South Carolina corporation
BR GP, Inc.	a Georgia corporation
Broken Arrow Management Corp.	an Oklahoma corporation
Cape Cod Resort Management, LLC	a Massachusetts limited liability company
Carillon Beach Management, LLC	a Florida limited liability company
Chardonnay Golf Management Corp.	a California corporation
Club Consulting Netherlands, B.V.	a foreign corporation
Club Corporation of America (Singapore) PTE Ltd.	a foreign corporation
Club Corporation of America Limited (Hong Kong)	a foreign corporation
Club Corporation of America Limited (Thailand)	a foreign corporation
Club Corporation of America South Africa Pty Ltd.	a foreign corporation
Club Island Realty Corp.	a South Carolina corporation
ClubCorp Global Consulting, Inc.	a Delaware corporation
ClubCorp Global Holdings, Inc.	a Delaware corporation
ClubCorp International Resource Company	a Nevada corporation
ClubCorp of America Ltd. (Mauritius)	a foreign corporation
ClubCorp Philippine Holdings, Inc.	a Delaware corporation
ClubCorp Realty Barton Creek, Inc.	a Texas corporation
ClubCorp Realty Hilton Head, Inc.	a South Carolina corporation
ClubCorp Realty Homestead, Inc.	a Virginia corporation
ClubCorp South Africa Investment Holdings Pty Ltd.	a foreign corporation
ClubCorp U.K., Ltd.	a foreign corporation
ClubCorp USA GP, LLC	a Delaware limited liability company
ClubCorp USA LP, LLC	a Delaware limited liability company
Construction Company of Pinehurest, Inc.	a North Carolina corporation
Country Club of Pinewild Management, Inc.	a North Carolina corporation
Daufuskie Club, Inc.	a South Carolina corporation
DLGA Golf Academy, Inc.	a Florida corporation
El Capitan Club Management Corp.	a Delaware corporation
ELW Golf Group, Inc.	a Florida corporation
ELW Water Acquisition, L.L.C.	a Florida limited liability company
Errol Estate Management, Inc.	a Florida corporation
Errol Land Development Company	a Florida corporation

ENTITY	JURISDICTION OF ORGANIZATION
Exchange Club Management, Inc.	an Illinois corporation
Fairlane Manor, Inc.	a Michigan corporation
FCS Corp.	a Nevada corporation
Financial Casualty & Surety, Ltd.	a Bermuda corporation
First Federal Financial Corp.	a Texas corporation
Florida Golf Club of Gainesville, Inc.	a Florida corporation
GFO Partner, Inc	a Michigan corporation
Hilton Head Plantation Asset Corp.	a South Carolina corporation
Homestead Spring Water Company, Inc.	a Virginia corporation
LaCita Management Corp.	a Florida corporation
Le Glub, Inc.	a Wisconsin corporation
Legav Commercial Property Corporation	a California corporation
Legav Hotel Corporation	a California corporation
Los Lagos Country Club, Inc.	an Arizona corporation
Management Co. for the Hartford Club, Inc.	a Connecticut corporation
Management Company for Hammock Creek, Inc.	a Florida corporation
Management Company for Stoneridge Club, Inc.	a California corporation
Melrose Asset Corp.	a South Carolina corporation
Melrose Landing Corporation	a South Carolina corporation
Middletown Golf, Inc.	a Pennsylvania corporation
Mont-Sainte-Anne Realty Corp.	a Nevada corporation
Mont-Sainte-Anne Resort Corp.	a Nevada corporation
Northern Michigan Financial Corporation	a Michigan corporation
NV Club, LLC	a Delaware limited liability company
Ocean Vista Land Acquisition, L.L.C.	a Delaware limited liability company
Ocean Vista Land Company	a California corporation
Ocean Vista Land Company Stock Purchase Corp.	a Delaware corporation
Oceanside Golf Management Corp.	a California corporation
OK Abilene Club Management Corp.	an Oklahoma corporation
OK Akron Club Management Corp.	an Oklahoma corporation
OK Arlington City Club, Inc.	an Oklahoma corporation
OK Atlanta City Club, Inc.	an Oklahoma corporation
OK Atrium Club, Inc.	an Oklahoma corporation
OK Beckett Ridge Country Club, Inc.	an Oklahoma corporation
OK Bentwood Management Corp.	an Oklahoma corporation
OK CCC Holding, Inc.	an Oklahoma corporation
OK CCT, Inc.	an Oklahoma corporation
OK Century I Management Corp.	an Oklahoma corporation
OK Century II Club, Inc.	an Oklahoma corporation
OK Cipango Management Corporation	an Oklahoma corporation
OK City Club of Rockford, Inc.	an Oklahoma corporation
OK City Club of San Antonio Management, Inc.	an Oklahoma corporation
OK Clayton Club Management Corp.	an Oklahoma corporation
OK Club Metropolitan of Austin, Inc.	an Oklahoma corporation

ENTITY	JURISDICTION OF ORGANIZATION
OK Colonnade Club, Inc.	an Oklahoma corporation
OK Country Club at RiverPlace, Inc.	an Oklahoma corporation
OK Desert Oasis Golf Management Corp.	an Oklahoma corporation
OK DTC Management Corporation	an Oklahoma corporation
OK Dumfries Club, Inc.	an Oklahoma corporation
OK Forest Oaks Country Club, Inc.	an Oklahoma corporation
OK Heritage Club, Inc.	an Oklahoma corporation
OK Jefferson Club Management Corporation	an Oklahoma corporation
OK Lake Country Estates Country Club, Inc.	an Oklahoma corporation
OK Lakes Club, Inc.	an Oklahoma corporation
OK Lakeview Club, Inc.	an Oklahoma corporation
OK Landmark Club at Park Central, Inc.	an Oklahoma corporation
OK Los Gatos Tennis, Inc.	an Oklahoma corporation
OK Marina Club Management, Inc.	an Oklahoma corporation
OK MCC Management Corp.	an Oklahoma corporation
OK Metropolitan Club Management Corp.	an Oklahoma corporation
OK Monroe Street City Club, Inc.	an Oklahoma corporation
OK Mountainside Club Corporation	an Oklahoma corporation
OK Mountaintop Club Management, Inc.	an Oklahoma corporation
OK North Hills Management Co.	an Oklahoma corporation
OK Northshore Management Corp.	an Oklahoma corporation
OK Oak Meadow Management Corp.	an Oklahoma corporation
OK Pharaohs Management Corp.	an Oklahoma corporation
OK Pinewood Management Corp.	an Oklahoma corporation
OK Pinnacle Club, Inc.	an Oklahoma corporation
OK Plaza Athletic Club, Inc.	an Oklahoma corporation
OK Plaza Club - Tyler, Inc.	an Oklahoma corporation
OK Plaza Club Hawaii, Inc.	an Oklahoma corporation
OK Plaza Club of Bryan, Inc.	an Oklahoma corporation
OK Plaza Club of Tucson, Inc.	an Oklahoma corporation
OK Pre 01-01-2002 Operator of Quail Valley World of Clubs, Inc.	an Oklahoma corporation
OK Pre 06-15-04 Operator of The Ravinia Club, Inc.	an Oklahoma corporation
OK Pre 09-22-04 Operator of Jefferson Club, Inc.	an Oklahoma corporation
OK Pre 10-13-00 Operator of Willowbend Development Corporation of Wichita	an Oklahoma corporation
OK Pre 11-28-00 Operator of the Skyline Club, Inc.	an Oklahoma corporation
OK Pre 12-15-04 Operator of Capital Club, Inc.	an Oklahoma corporation
OK Pre 12-23-99 Owner Lafayette Club, Inc.	an Oklahoma corporation
OK Pre 12-30-98 Operator of Halifax Club, Inc.	an Oklahoma corporation
OK Pre 12-31-04 Operator of Tower Club, Inc.	an Oklahoma corporation
OK Pre 12-31-1997 Operator of Midland Plaza Club, Inc.	an Oklahoma corporation
OK Pre 1986 Operator of Treasure Island Tennis & Yacht Club, Inc.	an Oklahoma corporation
OK Pre 2.1.09 Owner/Operator of San Francisco Tennis Club	an Oklahoma corporation
OK Pre 2-1-95 Operator Company of Landmark Athletic Club	an Oklahoma corporation
OK Pre 2-28-01 Operator of The Meadow Club, Inc.	an Oklahoma corporation

ENTITY	JURISDICTION OF ORGANIZATION
OK Pre 3-16-01 Operator of Belle Terre Management Corp.	an Oklahoma corporation
OK Pre 5-18-01 Operator of Orange Park Country Club, Inc.	an Oklahoma corporation
OK Pre 5-3-00 Operator of The Walden Club, Inc.	an Oklahoma corporation
OK Pre 5-31-01 Operator of Inverrary Country Club, Inc.	an Oklahoma corporation
OK Pre 6-1-96 Operator of The Manager for Tower Ridge Country Club, Inc.	an Oklahoma corporation
OK Pre 7-4-96 Operator of Rodney Square Club, Inc.	an Oklahoma corporation
OK Pre 8-24-00 Operator of Pebble Creek Country Club of Greenville, Inc.	an Oklahoma corporation
OK Pre 9/23/07 Owner/Operator of Capital Club, Inc.	an Oklahoma corporation
OK Regency Club, Inc.	an Oklahoma corporation
OK River North Management Corp.	an Oklahoma corporation
OK RMPC Management Corporation	an Oklahoma corporation
OK Rolling Hills Management Corp.	an Oklahoma corporation
OK Royal Drive Country Club, Inc.	an Oklahoma corporation
OK San Angelo Heritage Club, Inc.	an Oklahoma corporation
OK Shenandoah Management Corp.	an Oklahoma corporation
OK Snee Farm Country Club, Inc.	an Oklahoma corporation
OK Standard Club Management, Inc.	an Oklahoma corporation
OK Summit Club, Inc.	an Oklahoma corporation
OK Sweetwater Country Club, Inc.	an Oklahoma corporation
OK The Capital Club, Inc.	an Oklahoma corporation
OK The Lakes Club, Inc.	an Oklahoma corporation
OK The Plaza Club of Phoenix, Inc.	an Oklahoma corporation
OK The Relay House Corporation	an Oklahoma corporation
OK Top Seed Management Corp.	an Oklahoma corporation
OK Tops’l Club, Inc.	an Oklahoma corporation
OK Two Thousand One Bryan Tower Club, Inc.	an Oklahoma corporation
OK University Club of Dallas, Inc.	an Oklahoma corporation
OK University Club of Houston, Inc.	an Oklahoma corporation
OK University Club of West Palm Beach, Inc.	an Oklahoma corporation
OK Vita Center Management Corp.	an Oklahoma corporation
Owners Club Telluride Realty, Inc.	a Colorado corporation
Panama City Club Holdings S.A.	a foreign corporation
Panama City Club Management, S.A.	a foreign corporation
Paradise Valley Management, Inc.	a California corporation
Pasadera CC Management Corp.	a California corporation
Pinewild Management, Inc.	a Virginia corporation
Plantation Services Inc.	a Texas corporation
Pre 01-07-00 Operator of Diamond Bar Management Corp.	a California corporation
Pre 01-17-03 Operator of The Presidential Country Club, Inc.	a Florida Corporation
Pre 10-04-02 Operator of Des Moines Club Management, Inc.	an Iowa corporation
Pre 10-04-02 Tenant of Des Moines Club Tenant Corp.	an Iowa corporation
Pre 12-21-05 Operator of The Greens Golf & Racquet Club, Inc.	an Oklahoma corporation
Pre 4-10-2003 Operator of Club at Glen Oaks, Inc.	an Iowa corporation
Premier Athletic Club, Inc.	a Louisiana corporation

ENTITY	JURISDICTION OF ORGANIZATION
Prince William Club Management, LLC	a Virginia limited liability company
Raintree Counry Club, Inc.	a North Carolina corporation
Renaissance Club, Inc.	an Arizona corporation
Republic Plaza City Club (Singapore)	a foreign corporation
Sabal Trace Corp.	a Florida corporation
San Jose Renaissance Club, Inc.	a California corporation
Saticoy Management, Inc.	a California corporation
Shangri-La Management Corp.	an Oklahoma corporation
Sixty-Six Group Limited Partnership	a South Carolina limited partnership
Surrey Hills Management Corp.	an Oklahoma corporation
Tampa Club Management, Inc.	a Florida corporation
Tescercom, S.A. (Ecuador)	a foreign corporation
The 410 Club Management Corp.	an Illinois corporation
The City Club of San Francisco, Inc.	a California corporation
The Club at Canyon Gate, Inc.	a Nevada corporation
The Lancers Club, Inc.	a Texas corporation
The Manager for Indigo Run, Inc.	a South Carolina corporation
The Manager for Westwood Country Club, Inc.	a Texas corporation
The River Club, Inc.	an Illinois corporation
Twelve Bridges Management Company	a California corporation
Twelve Oaks Club Management, LLC	a North Carolina limited liability company
UMASS Club Management, Inc.	a Massachusetts corporation
Virginia Hot Springs Golf and Tennis Club, Incorporated	a Virginia corporation

SCHEDULE 6.18

POST CLOSING MATTERS

Holdings and the Borrower (on behalf of itself and each of its Restricted Subsidiaries) hereby covenant and agree to do the following:

1. As soon as reasonably practicable, but in any case, no later than 30 days after the Closing Date (as such date may be extended in the sole discretion of the Administrative Agent), they shall (i) cause Anthem Golf, LLC (“Anthem”) to obtain and promptly record in the appropriate recorder’s office, a corrective deed correcting the boundary line of “Parcel 21” of the Material Real Property owned by Anthem, (ii) amend the applicable Mortgage such that the updated boundary line is represented within the legal description attached to such Mortgage, (iii) cause an updated policy to be issued for title insurance such that the insured property includes the revised boundary line and (iv) execute any documents necessary to effectuate the foregoing, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

2. As soon as reasonably practicable, but in any case, no later than 10 Business Days after the Closing Date (as such date may be extended in the sole discretion of the Administrative Agent), they shall cause the title company to issue zoning endorsements to the loan policies reasonably acceptable to the Administrative Agent.

3. As soon as reasonably practicable, but in any case, no later than 10 Business Days after the Closing Date (as such date may be extended in the sole discretion of the Administrative Agent), for each club listed on Table 1 of this Schedule 6.18, they shall cause each entity listed in the “Club Entity” column to enter into a management or concession agreement (as applicable) with the corresponding entity listed in the “Liquor License Holder” column, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

Table 1

Name of Club	Club Entity	Liquor License Holder
Currituck Club	Currituck Golf, LLC	ClubCorp Golf of North Carolina, L.L.C.
Le Club	Glendale Racquet Club, Inc.	Glendale Management Corp.
Rivers Club	Rivers Club, Inc.	Rivers Club
Tower Club — Dallas	Tower Club of Dallas, Inc.	Dallas Tower Club, Inc.
Westlake Club	Westlake City Club, Inc.	West Park Club, Inc.
Woodside Plantation Country Club	Woodside Plantation Country Club, Inc.	The Club at Woodside Plantation

4.  As soon as reasonably practicable, but in any case, no later than 30 days after the Closing Date (as such date may be extended in the sole discretion of the Administrative Agent), they shall (i) cause ClubCorp Symphony Towers, Inc. to obtain and deliver to the Administrative Agent a Deposit Account Control Agreement with respect to Wells Fargo,

N.A. account number #########, (ii) cause ClubCorp Mission Hills Country Club, Inc. to obtain and deliver to the Administrative Agent a Deposit Account Control Agreement with respect to Wells Fargo, N.A. account number #########, (iii) cause MH Villas, Inc. to obtain and deliver to the Administrative Agent a Deposit Account Control Agreement with respect to Wells Fargo, N.A. account number #########, (iv) cause ClubCorp USA, Inc. to obtain and deliver to the Administrative Agent a Deposit Account Control Agreement with respect to The Bank of New York Mellon, N.A. account numbers ######### and #########, (v) cause ClubCorp International, Inc. to obtain and deliver to the Administrative Agent a Deposit Account Control Agreement with respect to The Bank of Mellon New York, N.A. account number #########, (vi) cause ClubCorp Mezzanine Borrower, LLC to obtain and deliver to the Administrative Agent a Deposit Account Control Agreement with respect to Bank of America, N.A. account number #########, (vii) cause ClubCorp Mortgage Borrower, LLC to obtain and deliver to the Administrative Agent a Deposit Account Control Agreement with respect to Bank of America, N.A. account number ######### and (viii) cause ClubCorp USA, Inc. to obtain and deliver to the Administrative Agent a Securities Account Control Agreement with respect to The Bank of New York Mellon, N.A. account number #########.

2

Schedule 7.01(b)

I.  SUMMARY OF EXISTING LIENS

The following is a summary of liens that are described in more detail in the table set forth in Section II of this Schedule 7.01(b):

1.               Liens in favor of General Electric Capital Corporation on the assets of certain Restricted Subsidiaries, including:  (i) real property, (ii) certain leases, and (iii) equity interests in the Stonebriar Country Club Joint Venture and Monarch Country Club, Inc.

2.               Federal and local defendant suit lien with original file number DC-10-02350 on a Restricted Subsidiary in favor of various plaintiffs in an amount not to exceed $1,000,000

3.               Federal and local defendant suit lien with original file number D-2153-08-E on a Restricted Subsidiary in favor of a plaintiff in an amount not to exceed $1,000,000.

4.               Local judgment liens on the assets of certain Restricted Subsidiaries in favor of various plaintiffs.

5.               Lien on certain real property of CCS, LLC in favor of Atlantic Capital Bank.

6.               Liens in connection with deposit arrangements for Wells Fargo Accounts ######### (ClubCorp Mortgage Borrower, LLC), ######### (Fair Oaks Club Corp.) and ######### (ClubCorp Mezzanine Borrower, LLC).

7.               Liens in connection with deposit arrangements for JPMorgan Chase, N.A. Accounts ######### (ClubCorp Mortgage Borrower, LLC), ######### (ClubCorp Mortgage Borrower, LLC), ######### (ClubCorp Mezzanine Borrower, LLC), ######### (ClubCorp Mezzanine Borrower, LLC), ######### (Greenpoint Club, Inc.), ######### (Memorial Stadium Club Management Corp.) and ######### (Stonebriar Country Club Joint Venture) and ######### (Monarch Country Club, Inc.).

8.               The following liens in connection with purchase money equipment financings or leases of equipment:

a.                                       Liens on certain leases and equipment of Barton Creek Resort & Clubs, Inc. in favor of De Lage Landen Financial Services, Inc.

b.                                      Liens on certain leases and equipment of Brookhaven Country Club, Inc in favor of Texas Capital Bank, N.A.

c.                                       Liens on certain leases and equipment of ClubCorp Turkey Creek Golf Club, LLC in favor of Wells Fargo Equipment Finance, Inc.

d.                                      Liens in favor of Kubota Tractor Corporation on certain goods, equipment and inventory of ClubCorp USA, Inc., including, but not limited to, tractors, implements, mowers, backhoes, augers, skid steer loaders, compact track loaders, excavators, rough terrain vehicles and utility vehicles.

e.                                       Liens in favor of Marquette Equipment Finance on certain equipment, software and personal property of ClubCorp, Inc. (merged into ClubCorp USA, Inc. on the closing date), including, but not limited to, golf course maintenance equipment.

f.                                         Liens in favor of GPS Industries, LLC on certain equipment of Currituck Golf, LLC installed on golf carts, including, but not limited to, GPS units and related hardware and accessories.

g.                                      Lien in favor of Lane Equipment Company on a Taylor Yogurt Machine of Houston City Club, Inc.

h.                                      Lien in favor of IOS Capital related on certain leases and equipment of Stonebriar Country Club Joint Venture.

i.                                          Liens in favor of Textron Financial Corporation (and, in the case of GCC Asset Management, Inc., Gleneagles Country Club) on certain equipment and inventory of certain Restricted Subsidiaries, including, but not limited to, golf cars and utility vehicles.

j.                                          Liens in favor of General Electric Capital Corporation on certain assets of certain Restricted Subsidiaries including, but not limited to, equipment (and specifically Toro equipment), accounts, general intangibles and inventory.

k.                                       Liens in favor of National City Commercial Capital Company LLC on certain equipment of certain Restricted Subsidiaries.

l.                                          Lien in favor of IKON Financial SVCS on certain equipment of Anthem Golf Club, LLC.

2

Schedule 7.01(b)

II.  Existing Liens

Key codes:
A =	UCC Filings (may include fixture filings)
B =	Federal Tax Liens
C =	State Tax Liens
D =	Federal and Local Judgments
E =	Federal Local Litigation Search (Pending Suits)/Defendant Suits
F =	Fixture Filings
G =	Bankruptcy

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Akron Management Corp.	OH — Secretary of State	A	UCC-1	Textron Financial Corporation	All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)	06/04/2003	OH00064620080	03/12/2008	20080720056
			UCC-1	General Electric Capital Corporation

All equipment, described herein or otherwise, leased to or financed for the debtor by Security Party under that certain Master Lease Agreement No. 8320471-001 including all accessories, accessions, replacements, additions, substitutions, add-ons and upgrades thereto, and any proceeds therefrom.

						05/04/2007	OH00114794513
			UCC-1	National City Commercial Capital Company LLC	Equipment; Reference Lease No. 97403000	06/29/2007	OH00116735581

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Aliso Viejo Golf Club Joint Venture	CA — Secretary of State	A	UCC-1	Textron Financial Corporation

All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)

						04/04/2005	05-7021954043	02/22/2010	10-72235251 Continuation
			UCC-1	Textron Financial Corporation

All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)

						12/02/2005	05-7050994392	07/16/2010	10-72384742 Continuation
Anthem Golf, LLC	AZ — Secretary of State	A	UCC-1	General Electric Capital Corporation	As more fully described on Exhibit A attached hereto and made a part hereof and any and all additions, attachments, accessories and accessions and any and all substitutions, replacements or exchanges therefor, and any and all insurance and/or other proceeds thereof, securing Debtor’s obligations under that certain Lease Agreement between General Electric Capital Corporation and Del Webb Corporation.	01/03/2005	200513490181	08/07/2009 09/05/2009	200513490181 Continuation Amendment

2

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
			UCC-1	Textron Financial Corporation	All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)	01/30/2007	200714643499
			UCC-1	General Electric Capital Corporation	Toro Equipment per attached Exhibit A, including all accessories, accessions, replacements, additions, substitutions, add-ons and upgrades thereto.	02/22/2007	200714679968
			UCC-1	General Electric Capital Corporation	Toro Equipment per attached Exhibit A, including all accessories, accessions, replacements, additions, substitutions, add-ons and upgrades thereto.	02/22/2007	200714679979
			UCC-1	IKON Financial SVCS	All equipment now or hereafter leased in an equipment leasing transactions in connection with that certain Master Agreement No. 1017754, Product Schedule No. 1017754ML, as amended from time to time, between IOS Capital, LLC as Lessor and Debtor herein, including, without limit, the equipment listed below, and all additions, improvements, attachments, accessories, accessions, upgrades and replacements related thereto, and any and all substitutions or exchanges, and any and all products, insurance and/or other proceeds (cash and non-cash) there from.	11/20/2008	200815629702
			UCC-1	National City Commercial Capital Company LLC	Equipment; Reference Lease No. 116847000	12/02/2008	200815640785
			JUDGMENT	Plaintiff: Deutsche Bank National Trust Company	Judgment against Defendants including Anthem Golf (foreclosure)	04/02/2010	2010-0278747
	AZ — Maricopa Superior Court	D, E	JUDGMENT	Plaintiff: Deutsche Bank National Trust Company	Judgment against Defendants including Anthem Golf (foreclosure)	03/22/2010	CV2008-018283

3

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
April Sound Management Corp.	TX — Secretary of State	A	UCC-1	Textron Financial Corporation

All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)

						02/13/2003	03-0017276723	02/04/2008	08-00041649 Continuation
			UCC -1	Textron Financial Corporation

All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)

						02/17/2005	05-0005247689	02/03/2010	10-00031865 Continuation
Aspen Glen Golf Club Management Company	CO — Secretary of State	A	UCC-1	National City Commercial Capital Company, LLC	Equipment; Reference Lease No. 112476000	07/23/2008	2008F074247
AZ Club, LLC	AZ — Secretary of State	A	UCC-1	Textron Financial Corporation	All equipment and inventory financed by Textron Financial Corporation, wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, etc. (Lease Transaction)	02/25/2010	201016074399

4

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Barton Creek Resort & Clubs, Inc.	TX — Secretary of State	A	UCC -1	Textron Financial Corporation

All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)

						10/06/2003	04-0044133524	08/06/2008 09/09/2008	08-00263283 Amendment 08-00299178 Continuation
			UCC -1	Textron Financial Corporation

All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)

						05/12/2005	05-0015354679	04/01/2010	10-00092120 Continuation
			UCC-1	De Lage Landen Financial Services, Inc.

All equipment leased or financed by Secured Party to or for Debtor pursuant to Secured Party’s Contract Number 25025843 together with all additions, attachments, accessories and substitutions to or for the same, and all proceeds of the foregoing.

						03/16/2010	10-0007431208
Bay Oaks Country Club, Inc.	TX — Secretary of State	A	UCC -1	Textron Financial Corporation

All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)

						02/10/2003	03-0016652467	01/14/2008	08-00015520

5

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
			UCC-1	National City Commercial Capital Company, LLC	Equipment; Reference Lease No. 98293000	08/17/2007	07-0028165413
Bear’s Best Atlanta, L.P.	GA — Cooperative Authority	A	UCC-1	Textron Financial Corporation	All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)	02/14/2003	0072003001679	11/19/2007	007200723606 Continuation
			UCC-1	Textron Financial Corporation	All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)	06/28/2005	0072005009673	05/18/2010	0072010009271 Continuation
			UCC-1	National City Commercial Capital Company LLC	Equipment; Reference Lease No. 97356000	07/23/2007	672007008742
	GA — Gwinnett County Clerk of Superior Court	A	UCC-1	National City Commercial Capital Company LLC	Equipment; Reference Lease No. 97356000	07/23/2007	67-2007-8742

6

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Bear’s Best Las Vegas, Limited Partnership	NV- Secretary of State	A	UCC-1	Textron Financial Corporation

All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)

						02/23/2003	2003005218-4	02/21/2008	2008005657-4 Continuation
			UCC-1	Textron Financial Corporation

All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)

						10/15/2004	2004031453-6	10/08/2009	2009024389-0 Continuation
			UCC-1	National City Commercial Capital Company LLC	Equipment; Reference Lease No. 108290000	05/01/2008	2008014185-4
Bluegrass Club, LLC	TN- Department of State	A	UCC-1	Textron Financial Corporation	All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)	02/02/2006	206006432

7

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Brookhaven Country Club, Inc.	TX — Secretary of State	A	UCC-1	Textron Financial Corporation

All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)

						06/24/2005	05-0020019754	05/17/2010	10-00141644 Continuation
			UCC-1	National City Commercial Capital Company, LLC	Equipment; Lease No. 110375000	05/12/2008	08-0016244803
			UCC-1	Texas Capital Bank, N.A.

All of Debtor’s right, title and interest in and to (i) that certain Business Equipment Lease Agreement #22726 dated 01/19/09 and all addenda thereto entered into by and between Curry Auto Leasing, Inc., as lessor, and Brookhaven Country Club, Inc., as lessee, relating to the equipment described below and all renewals, extensions and amendments of said leave; together with all contract rights and rights to payment thereunder, all payments of every kind and character received pursuant thereto, including without limitation, all rentals, payments related to excessive mileage, hours or wear, deposits, charges and fees, all supporting obligations related thereto, all documents related thereto, and all products and proceeds thereof or any of the foregoing; and (ii) the equipment subject to said lease, being that certain 2009 Omni-Watch Various Security Equipment and all accessions and additions thereto and all proceeds thereof.  Exhibit A:  Equipment Description:  Security Equipment

						02/02/2009	09-0003176147
	TX — Dallas District Court	D	JUDGMENT	M.F., Individually and as Next Friend of N.A. (a Minor)	Judgment awarded to Plaintiff pursuant to Settlement Agreement	10/13/2004	DC-04-03923

8

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
			JUDGMENT	John and Jane Doe, Individually and as Next Friends of Jane Doe #2 and Jane Doe #3 (Minors)	Judgment awarded to Plaintiff pursuant to Settlement Agreement	12/16/2005	DC-04-10186
Canyon Gate at Las Vegas, Inc.	NV — Secretary of State	A	UCC-1	Textron Financial Corporation

All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)

						02/13/2003	2003004421-4	02/05/2008	2008003735-8 Continuation
			UCC-1	Textron Financial Corporation

All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)

						02/26/2003	2003005510-4	02/21/2008	2008005760-3 Continuation
			UCC-1	National City Commercial Capital Company, LLC	Equipment; Lease No. 110384000	05/12/2008	2008015291-0
CCS, LLC	DE- Secretary of State	A	UCC-1	Textron Financial Corporation	All equipment and inventory financed by Textron Financial Corporation, wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, etc. (Lease Transaction)	06/14/2010	02061079

9

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
	GA — Fulton County Clerk of Superior Court	A	UCC-1	Atlantic Capital Bank

Collateral more particularly described in the UCC Financing Statement Addendum attached.  All property described on Exhibit B, incorporated herein by reference, now owned or hereafter acquired by Debtor and used in connection with the operation of the real property described in Exhibit A. (Blanket Lien on property located in Fulton County, GA)

						10/27/2010	Bk 49497 Pg 550
ClubCorp Braemar Country Club, Inc.	DE — Secretary of State	A	UCC-1	Textron Financial Corporation	All equipment and inventory financed by Textron Financial Corporation, wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, etc. (Lease Transaction)	10/16/2007	73881694
.	CA — Secretary of State	A	UCC-1	National City Commercial Capital Company, LLC	Equipment; Lease No. 108939000	03/26/2008	087151934250
		D	JUDGMENT	Plaintiff: Mitchell Gabriel, a minor by Mitchell, John K. Father	Small Claims; Judgment entered in favor of Plaintiff in the amount of $2,000 plus $105 for costs	05/17/2010	10V00424
ClubCorp Canyon Crest Country Club, Inc.	DE — Secretary of State	A	UCC-1	Textron Financial Corporation	All equipment and inventory financed by Textron Financial Corporation, wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, etc.	06/06/2008	81944378
ClubCorp Coto Property Holdings, Inc.	DE — Secretary of State	A	UCC-1	National City Commercial Capital Company, LLC	Equipment; Lease No. 109404000	06/07/2008	81951217
			UCC-1	Textron Financial Corporation	All equipment and inventory financed by Textron Financial Corporation, wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, etc. (Lease Transaction)	06/18/2008	82084687

10

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
ClubCorp Crow Canyon Management Corp.	DE — Secretary of State	A	UCC-1	Textron Financial Corporation	All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)	02/05/2008	80428167
			UCC-1	National City Commercial Capital Company, Inc.	Equipment; Lease No. 110262000	07/10/2008	82359964
	CA — Secretary of State	A	UCC-1	Textron Financial Corporation

All equipment and inventory financed by Textron Financial Corporation, wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, etc. (Lease Transaction)

						01/22/2008	08-7144313798
ClubCorp Financial Management Company	OH — Franklin County Court of Common Pleas	D	JUDGMENT	State of Ohio Department of Taxation (Plaintiff)	Final assessment of withholding tax in the amount of $8,686.03	11/19/2002	02JG1120166
ClubCorp GCL Corporation	DE — Secretary of State	A	UCC-1	Textron Financial Corporation	All equipment and inventory financed by Textron Financial Corporation, wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, etc. (Lease Transaction)	04/21/2008	81370483
			UCC-1	National City Commercial Capital Company, Inc.	Equipment; Lease No. 109300000	04/23/2008	81424900

11

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
ClubCorp Golf of California, L.L.C.	DE — Secretary of State	A	UCC-1	Textron Financial Corporation	All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)	05/01/2003	31310765	03/04/2008	80782613 Continuation
ClubCorp Golf of Florida, L.L.C.	FL — Secured Transaction Registry	A	UCC-1	Textron Financial Corporation	All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)	03/02/2004	200406288176	02/03/2009	200909965038 Continuation
ClubCorp Golf of Georgia, L.P.	GA — Cooperative Authority	A	UCC-1	Textron Financial Corporation

All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc.

						03/06/2003	007-2003-002565	02/25/2008	007-2008-004095

12

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
			UCC-1	Textron Financial Corporation

All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)

						06/03/2003	007-2003-006110	03/13/2008	007-2008-005427
			UCC-1	National City Commercial Capital Company, Inc.	Equipment; Lease No. 97373000	07/31/2007	075-2007-001125
	GA — Henry County Clerk of Superior Court	A	UCC-1	National City Commercial Capital Company, Inc.	Equipment; Lease No. 97373000	07/31/2007	75-2007-1125
		D	JUDGMENT	Plaintiff: Scott Contracting	Awarded $16,338.00	06/22/2010	BK808/PG122
ClubCorp Golf of North Carolina, L.L.C.	DE — Secretary of State	A	UCC-1	Textron Financial Corporation	All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)	03/26/2003	30778293	03/03/2008	80751352 Continuation

13

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
ClubCorp Golf of Texas, L.P.	TX — Secretary of State	A	UCC-1	Textron Financial Corporation

All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)

						03/19/2003	03-0021181006	02/27/2008	08-0006905 Continuation
			UCC-1	Textron Financial Corporation

All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc.

						03/19/2003	03-0021199742	02/27/2008	08-00069026 Continuation
			UCC-1	Textron Financial Corporation

All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)

						06/17/2005	05-0019303314	05/06/2010	10-00130623 Continuation
			UCC-1	National City Commercial Capital Company, Inc.	Equipment; Lease No. 97317000	06/28/2007	07-0021937079
			UCC-1	National City Commercial Capital Company, Inc.	Equipment; Lease No. 97374000	07/30/2007	07-0025681089

14

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
			UCC-1	National City Commercial Capital Company, Inc.	Equipment; Lease No.	05/15/2008	08-0016640358
			UCC-1	National City Commercial Capital Company, Inc.	Equipment; Lease No. 109770000	06/09/2008	08-0019375689
	Travis District Court	D, E	JUDGMENT	Travis County, et al

Judgment of $24,934.51 entered against Harry & Lesley Jarbath  Additional defendants Mortgage Electronic Registration Systems, Inc. as nominee for Austin Partners in Lending, LP, ClubCorp Golf of Texas, LP and Hills of Lakeway Property Owners Association, Inc. are not personally liable for the sums due and owing and the Judgment is entered IN REM ONLY against said defendants.

						10/04/2006	D-L-GV-05-003944
ClubCorp, Inc.	DE — Secretary of State	A	UCC-1	Marquette Equipment Finance	All of the equipment, software and personal property generally described below (the “Property”), leased by Marquette Equipment Finance, LLC to Debtor pursuant to Lease Schedule No. 001, as it incorporates the terms and conditions of the Master Lease Agreement No. MEF0775. Property includes, but is not limited to the following: Golf Course Maintenance Equipment.	10/28/2009	93468821
ClubCorp IW Golf Club, Inc.	DE — Secretary of State	A	UCC-1	National City Commercial Capital Company, Inc.	Equipment; Lease No. 99118000	09/19/2007	73550406
			UCC-1	National City Commercial Capital Company, Inc.	Equipment; Lease No. 109320000	04/15/2008	81307261
			UCC-1	Textron Financial Corporation	All equipment and inventory financed by Textron Financial Corporation, wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, etc. (Lease Transaction)	07/28/2008	82570966

15

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
ClubCorp Porter Valley Country Club, Inc.	DE — Secretary of State	A	UCC-1	Textron Financial Corporation	All equipment and inventory financed by Textron Financial Corporation, wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, etc. (Lease Transaction)	08/15/2008	82799797
ClubCorp Spring Valley Lake Country Club, Inc.	DE — Secretary of State	A	UCC-1	Textron Financial Corporation	All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)	05/02/2007	71653566
			UCC-1	National City Commercial Capital Company, Inc.	Equipment; Lease No. 108936000	04/10/2008	81259058
ClubCorp Teal Bend Golf Club, LLC	DE — Secretary of State	A	UCC-1	Textron Financial Corporation	All equipment and inventory financed by Textron Financial Corporation, wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, etc. (Lease Transaction)	05/17/2007	71853158
ClubCorp Turkey Creek Golf Club, LLC	DE — Secretary of State	A	UCC-1	Textron Financial Corporation	All equipment and inventory financed by Textron Financial Corporation, wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, etc. (Lease Transaction)	07/28/2008	82571071
			UCC-1	Wells Fargo Equipment Finance, Inc.	Equipment leased under Lease Agreement dated 5/22/2009 between Debtor and AEL Financial, LLC	06/16/2009	91923793	10/08/2009 10/16/2009 07/14/2010	93237572 93332852 02452401

16

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
ClubCorp USA, Inc.	DE — Secretary of State	A	UCC-1	General Electric Capital Corporation	All equipment, described herein or otherwise, leased to or financed for the Debtor by Secured Party under certain Master Lease Agreement 8384147-001, including all accessories, accessions, replacements, additions, substitutions, add-ons and upgrades thereto, and any proceeds therefrom.	05/19/2008	81718053
			UCC-1	General Electric Capital Corporation	All right, title and interest in and to Debtors’ equity interests in Monarch Country Club, Inc., a Florida corporation, as more particularly set forth on Exhibit A attached hereto and incorporated herein by reference, which as of the date of filing in 100%.	07/28/2008	82571071
			UCC-1	General Electric Capital Corporation	All equipment, described herein or otherwise, leased to or financed for the Debtor by Secured Party under certain Master Lease Agreement 8434843-001, including all accessories, accessions, replacements, additions, substitutions, add-ons and upgrades thereto, and any proceeds therefrom.	12/02/2009	93838353
			UCC-1	General Electric Capital Corporation	Equipment described on Lease Schedule # 8434843004 attached thereto.	02/04/2010	00400550
			UCC-1	First National Capital Corporation	All equipment pursuant to a Master Equipment Lease Agreement between Debtor, as Lessee, including but not limited to the following: various golf course maintenance equipment. Plus all additions, accessions and attachments thereto, and all substitutions, replacements and proceeds (including insurance proceeds) thereof.	03/22/2010	00981930
			UCC-1	Kubota Tractor Corporation

All goods, equipment and inventory sold or to be sold by Secured Party to Debtor including without limitation all tractors, implements, mowers, backhoes, augers, skid steer loaders, compact track loaders, excavators, rough terrain vehicles, utility vehicles as well as all goods, equipment and inventory distributed by Secured Party (collectively, the “Goods”), all proceeds thereof, and all accounts, general intangibles, chattel paper, instruments and other evidences of indebtedness arising out of the sale, lease, or other disposition of the Goods or otherwise related to or arising out of the Goods.  This is a purchase-money security interest.

						06/16/2010	02103475

17

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
			UCC-1	General Electric Capital Corporation	Equipment described on Lease Schedule # 8434843003 attached thereto.	06/16/2010	02103632
	TX — Dallas District Court	D	JUDGMENT	John and Jane Doe, et al (Plaintiffs)	$10,000 judgment awarded in favor of Plaintiffs	12/16/2005	04-10186-G
			JUDGMENT	M.F. et al (Plaintiffs)	$12,500 judgment awarded in favor of Plaintiffs	10/13/2004	04-03923
Columbia Tower Club, Inc.	WA — King Superior Court	D	JUDGMENT	Daniel Alacantra (Plaintiff)	Class-wide settlement entered in favor of Plaintiffs and the Plaintiff Class in the amount of $759,991.50 (includes attorneys fees)	06/29/2001	98-2-14577-3
Countryside Country Club , Inc.	FL — Secretary of State	A	UCC-1	Textron Financial Corporation	All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)	02/17/2003	200303288645	02/07/2008	200807596661 Continuation
			UCC-1	Textron Financial Corporation	All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)	05/18/2004	200406946157	05/13/2009	20090051968X Continuation
			UCC-1	National City Commercial Capital Company, LLC	Equipment; Lease No. 109589000	10/08/2008	200809319827

18

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Currituck Golf, LLC	DE — Secretary of State	A	UCC-1	Textron Financial Corporation	All equipment and inventory financed by Textron Financial Corporation, wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, etc. (Lease Transaction)	04/13/2010	01268691
			UCC-1	GPS Industries, LLC

Equipment as described below installed on 75 golf carts at The Currituck Club located at 620 Currituck Clubhouse Dr., Corolla, NC  27927.  Any and all products now or hereafter acquired, leased or rented by debtor, wherever located and which are manufactured or distributed by or bearing the name or trademark of GPS Industries, LLC (“GPSI”), including without limitation the following:  GPSI Transmission Receivers, Displays, Antennae Devices, Course Management Computer, Communications controllers and Wireless Communication Network; GPSI GPS Base Station System and Computer/ Monitor and Computer accessories, Power Transmission Lines and other Supplemental Equipment; GPSI GPS Cart Mounted Display units, mounting hardware and accessories; Printers and all other accessories and attachments to any of the foregoing; and All Related Software Licenses.

						08/04/2010	02708448
DeBary Management Corp.	FL — Secretary of State	A	UCC-1	Textron Financial Corporation	All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)	02/12/2003	200303256417	02/06/2008	200807585031 Continuation

19

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
			UCC-1	Textron Financial Corporation

All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)

						02/20/2004	20040620634X	02/03/2009	200909965577C Continuation
Diamante Golf Club Management, Inc.	AR — Secretary of State	A	UCC-1	Textron Financial Corporation	All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)	02/11/2003	31247369803	01/28/2008 08/14/2009	7130236473 Continuation 40000000275674 Amendment
Diamond Run Club, Inc.	PA — Department of State	A	UCC-1	Textron Financial Corporation	All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)	02/06/2003	37060580	01/09/2008	2008011002207 Continuation

20

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
			UCC-1	Textron Financial Corporation	All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)	03/03/2006	2006030602638
			UCC-1	Textron Financial Corporation	All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)	05/15/2008	2008051502281
Empire Ranch, LLC	DE — Secretary of State	A	UCC-1	Textron Financial Corporation	All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)	02/13/2003	30391170	02/05/2008	80428571 Continuation

21

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
			UCC-1	Textron Financial Corporation	All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)	04/11/2005	51161752	03032010	00716369 Continuation
Fair Oaks Club Corp.	TX — Secretary of State	A	UCC-1	Textron Financial Corporation

All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)

						02/13/2003	03-0017278876	02/05/2008	08-00042331 Continuation
			UCC-1	Textron Financial Corporation

All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)

						03/28/2005	05-0009837961	02/22/2010	10-00050027 Continuation
			UCC-1	National City Commercial Capital Company, LLC	Equipment; Lease No. 98927000	09/11/2007	07-0030937645
			UCC-1	National City Commercial Capital Company, LLC	Equipment; Lease No. 110762000	06/06/2008	08-0020355922

22

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Fort Bend Acquisition Corp.	TX — Secretary of State	A	UCC-1	Textron Financial Corporation

All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)

						02/20/2003	03-0017976437	02/11/2008	08-00050676 Continuation
			UCC-1	Textron Financial Corporation

All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)

						06/10/2004	04-0071084498	06/09/2009	09-00163713 Continuation
GCC Asset Management, Inc.	TX — Secretary of State	A	UCC-1	Textron Financial Corporation

All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)

						02/12/2003	03-0017163061	02/02/2008	08-00040085 Continuation

23

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
			UCC-1	Textron Financial Corporation Additional Debtor: Gleneagles Country Club

All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)

						12/17/2003	04-0051430734	11/07/2008	08-00363691 Continuation
			UCC-1	National City Commercial Capital Company, LLC	Equipment; Lease No. 97404000	07/16/2007	07-0024006180
Granch Golf Club, Inc.	AZ — Secretary of State	A	UCC-1	Textron Financial Corporation	All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc.	02/05/2003	200312496921	01/02/2008	200312496921 Continuation
			UCC-1	Textron Financial Corporation	All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)	12/07/2004	200413455028	11/25/2009	200413455028 Continuation

24

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
			UCC-1	General Electric Capital Corporation	All Equipment, described herein or otherwise, leased to or financed for the Debtor by Secured Party under that certain Master Lease Agreement No. 4485993-001 including all accessories, accessions, replacements, additions, substitutions, add-ons and upgrades thereto, and any proceeds therefrom.	02/27/2007	200714688925
			UCC-1	General Electric Capital Corporation	All Equipment, described herein or otherwise, leased to or financed for the Debtor by Secured Party under that certain Master Lease Agreement No. 4485993-002 including all accessories, accessions, replacements, additions, substitutions, add-ons and upgrades thereto, and any proceeds therefrom.	04/20/2007	200714765645
			UCC-1	National City Commercial Capital Company, LLC	Equipment; Rental Schedule No. 109767000	09/19/2008	200815556704
			UCC-1	National City Commercial Capital Company, LLC	Equipment; Lease No. 109767000	10/07/2008	200815582217
Granite Bay Limited Partnership	CA — Secretary of State	A	UCC-1	Textron Financial Corporation	All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)	01/23/2004	0402960195	09/07/2004 12/11/2008	0410046360 Amendment 0871812909 Continuation
			UCC-1	Textron Financial Corporation	All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)	12/02/2005	057050981601	07/16/2010	1072384744 Continuation

25

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Greenbrier Country Club, Inc.	VA — State Corporation Com.	A	UCC-1	Textron Financial Corporation	All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)	02/19/2003	03021971034	02/11/2008	08021172244 Continuation
			UCC-1	National City Commercial Capital Company, LLC	Equipment; Lease No. 97423000	07/25/2007	07072570172
Hackberry Creek Country Club, Inc.	TX — Secretary of State	A	UCC-1	Textron Financial Corporation

All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)

						02/20/2003	03-0018051220	02/11/2008	08-00050659 Continuation
			UCC-1	General Electric Capital Corporation

All Equipment, described herein or otherwise, leased to or financed for the Debtor by Secured Party under that certain Equipment Lease Agreement No. 4441352-001 including all accessories, accessions, replacements, additions, substitutions, add-ons and upgrades thereto, and any proceeds therefrom.

						12/06/2006	06-0039737570
			UCC-1	National City Commercial Capital Company, LLC	Equipment; Rental Schedule No. 109588000	10/07/2008	08-0032865204

26

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Haile Plantation Management Corp.	FL — Secured Transaction Registry	A	UCC-1	Textron Financial Corporation

All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)

						11/19/2004	2004 0835785X	11/04/2009	200901473748 Continuation
	FL — Alachua County Circuit Court	D	JUDGMENT	Aurora Loan Services LLC

$439,129.27 — Judgment is a foreclosure on property owned by Jorelle L. Laakso.  Haile Plantation Management Corp. was named as a secondary Defendant due to a potential encumbrance it holds on the property.  The case is listed as closed, but the property has not yet sold in foreclosure and, therefore, the judgment is still open.

Hearthstone Country Club, Inc.	TX — Secretary of State	A	UCC-1	Textron Financial Corporation

All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)

						01/22/2004	04-0054868287	12/11/2008	08-00394060 Continuation
Hill Country Golf, Inc.	TX — Secretary of State	A	UCC-1	Textron Financial Corporation

All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)

						03/10/2004	04-0060170725	02/23/2009	09-00051591 Continuation

27

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
			UCC-1	Textron Financial Corporation

All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)

						07/09/2007	07-0023006735
Hills II of Lakeway Inc.	TX — Secretary of State	A	UCC-1	Textron Financial Corporation

All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)

						02/14/2003	03-0017401915	11/16/2007	07-00391024
			UCC-1	Textron Financial Corporation

All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)

						06/08/2006	06-0019394779
Houston City Club, Inc.	TX — Secretary of State	A	UCC-1	Lane Equipment Company	1 152x12 Taylor Yogurt Machine 115/60/1 Serial #J8067667	07/24/2006	06-0024913095

28

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Hunter’s Green Acquisition Corp.	FL — Secured Transaction Registry	A	UCC-1	Textron Financial Corporation	All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)	03/25/2005	200509278793	02/23/2010	20100204960X
Indigo Run Asset Corp.	SC — Secretary of State	A	UCC-1	Textron Financial Corporation

All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)

						08/26/2003	030826-0925123	05/16/2008	080516-1057180 Continuation
			UCC-1	General Electric Capital Corporation

All Equipment, described herein or otherwise, leased to or financed for the Debtor by Secured Party under that certain Master Lease Agreement No. 4490722-001 including all accessories, accessions, replacements, additions, substitutions, add-ons and upgrades thereto, and any proceeds therefrom.

						03/26/2007	070324-0939402
			UCC-1	National City Commercial Capital Company, LLC	Equipment; Lease No. 110041000	06/23/2008	080623-1025477+

29

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Irving Club Acquisition Corp.	TX — Secretary of State	A	UCC-1	Textron Financial Corporation

All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)

						02/17/2005	05-0005247801	02/03/2010	10-00032058 Continuation
	TX — Dallas District Court	E	DEFENDANT SUIT

Plaintiff: Jennifer Logan, individually and as Representative of the Estate of Christopher Logan, Deceased, and as Next Friend of Collin Logan, a Minor Additional Defendants: American Honda Motor Co Inc,  and Debbie Seeders and Dickie Seeders d/b/a A-Plus Golf Ball Retrieval

					Motor Vehicle Accident — Wrongful Death	03/01/2010	DC-10-02350
Kingwood Country Club, Inc.	TX — Secretary of State	A	UCC-1	Textron Financial Corporation

All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)

						11/07/2003	04-0047396518	09/29/2008	08-00318486 Continuation

30

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
			UCC-1	Textron Financial Corporation

All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc.

						06/19/2007	07-0020667472
			UCC-1	National City Commercial Capital Company, LLC	Equipment; Lease No. 97394000	09/26/2007	07-0032877791
			UCC-1	National City Commercial Capital Company, LLC	Equipment; Lease No. 109593000	05/23/2008	08-0017722411
			UCC-1	National City Commercial Capital Company, LLC	Equipment; Lease No.	05/23/2008	08-0017724786
			UCC-1	General Electric Capital Corporation	Equipment; Lease No. 7316560-004	03/11/2009	09-0006986816
	TX — Harris District Court	D	JUDGMENT	Plaintiff: Richard Hamilton	Default judgment against Kingwood County Club, Inc. and Clubcorp USA, Inc. – $215,000 + interest + court costs	09/08/2006	2006-57342
Laurel Springs Holdco, LLC	DE — Secretary of State	A	UCC-1	National City Commercial Capital Company, LLC	Equipment; Lease No. 113023000	08/20/2008	82848883
Manager for CCHH, Inc.	SC — Secretary of State	A	UCC-1	Textron Financial Corporation

All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)

						02/13/2003	030213-1213134	02/06/2008	080206-1400115 Continuation

31

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
			UCC-1	National City Commercial Capital Company, LLC	Equipment; Lease No. 110030000	07/01/2008	080701-1013058
Monarch Country Club, Inc.	FL — Secured Transaction Registry	A	UCC-1	Textron Financial Corporation

All personal property including equipment and inventory wherever located now owned or hereafter acquired, manufactured or distributed by Textron Golf, Turf & Specialty Products including but not limited to golf carts and utility vehicles, all present and future attachments, accessories, replacements, substitutes and all changes thereto and the proceeds of the foregoing including proceeds in the form of goods, accounts, chattel paper, documents, instruments and general intangibles, pursuant to the agreement between debtor and secured party, debtor has agreed not to encumber the personal property described above.  Equipment/Lease No. 70289

						02/01/2001	200100024239	11/04/2005	200501084981 Continuation
			UCC-1	Textron Financial Corporation	All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)	11/14/2003	200305456421	10/15/2008	200809359101 Continuation
			UCC-1	General Electric Capital Corporation	All of debtor’s now owned or existing and hereafter acquired or arising accounts, machinery, equipment fixtures, inventory, goods, chattel paper, investment property, general intangibles, instruments and documents, together with all accessions to, substitutions for and replacements, products and proceeds of all of the foregoing, as more particularly described on Exhibit B attached hereto and by this reference incorporated herein, located on the real estate described on Exhibit A attached hereto.	07/21/2008	200808788637

32

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
	FL — Martin County Circuit Court	A	UCC-1	General Electric Capital Corporation

All of debtor’s now owned or existing and hereafter acquired or arising accounts, machinery, equipment fixtures, inventory, goods, chattel paper, investment property, general intangibles, instruments and documents, together with all accessions to, substitutions for and replacements, products and proceeds of all of the foregoing, as more particularly described on Exhibit B attached hereto and by this reference incorporated herein, located on the real estate described on Exhibit A attached hereto.

						07/31/2008	BK2343 PG918
New England Country Club Management, Inc.	MA — Secretary of the Common-wealth	A	UCC-1	Textron Financial Corporation

All personal property including equipment and inventory wherever located now owned or hereafter acquired, manufactured or distributed by Textron Golf, Turf & Specialty Products including but not limited to golf carts and utility vehicles, all present and future attachments, accessories, replacements, substitutes and all changes thereto and the proceeds of the foregoing including proceeds in the form of goods, accounts, chattel paper, documents, instruments and general intangibles, pursuant to the agreement between debtor and secured party, debtor has agreed not to encumber the personal property described above.

						02/11/2003	200318282730	01/30/2008	200862867870 Continuation
			UCC-1	Textron Financial Corporation

All personal property including equipment and inventory wherever located now owned or hereafter acquired, manufactured or distributed by Textron Golf, Turf & Specialty Products including but not limited to golf carts and utility vehicles, all present and future attachments, accessories, replacements, substitutes and all changes thereto and the proceeds of the foregoing including proceeds in the form of goods, accounts, chattel paper, documents, instruments and general intangibles, pursuant to the agreement between debtor and secured party, debtor has agreed not to encumber the personal property described above.

						04/19/2005	200538258700	03/19/2010	201079061660 Continuation

33

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
			UCC-1	Textron Financial Corporation

All personal property including equipment and inventory wherever located now owned or hereafter acquired, manufactured or distributed by Textron Golf, Turf & Specialty Products including but not limited to golf carts and utility vehicles, all present and future attachments, accessories, replacements, substitutes and all changes thereto and the proceeds of the foregoing including proceeds in the form of goods, accounts, chattel paper, documents, instruments and general intangibles, pursuant to the agreement between debtor and secured party, debtor has agreed not to encumber the personal property described above.

						02/21/2006	200645796300
			UCC-1	National City Commercial Capital Company, LLC	Equipment; Lease No. 110172000	06/27/2008	200866687500
			UCC-1	General Electric Capital Corporation	All Equipment, described herein or otherwise, leased to or financed for the Debtor by Secured Party under that certain Lease Agreement No. 7620244-001 including all accessories, accessions, replacements, additions, substitutions, add-ons and upgrades thereto, and any proceeds therefrom.	07/21/2008	200808788637
Nicklaus Golf Club, L.P. at Lionsgate	KS — Secretary of State	A	UCC-1	Textron Financial Corporation

All personal property including equipment and inventory wherever located now owned or hereafter acquired, manufactured or distributed by Textron Golf, Turf & Specialty Products including but not limited to golf carts and utility vehicles, all present and future attachments, accessories, replacements, substitutes and all changes thereto and the proceeds of the foregoing including proceeds in the form of goods, accounts, chattel paper, documents, instruments and general intangibles, pursuant to the agreement between debtor and secured party, debtor has agreed not to encumber the personal property described above.

						06/25/2007	6375109
			UCC-1	National City Commercial Capital Company, LLC	Equipment; Lease No. 97415000	10/22/2007	95816478

34

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Northwood Management Corp.	GA — Cooperative Authority	A	UCC-1	Textron Financial Corporation

All personal property including equipment and inventory wherever located now owned or hereafter acquired, manufactured or distributed by Textron Golf, Turf & Specialty Products including but not limited to golf carts and utility vehicles, all present and future attachments, accessories, replacements, substitutes and all changes thereto and the proceeds of the foregoing including proceeds in the form of goods, accounts, chattel paper, documents, instruments and general intangibles, pursuant to the agreement between debtor and secured party, debtor has agreed not to encumber the personal property described above.

						01/12/2004	00704000425	12/09/2008	00708025429
Oak Pointe Country Club	MI — Department of State	A	UCC-1	Textron Financial Corporation

All personal property including equipment and inventory wherever located now owned or hereafter acquired, manufactured or distributed by Textron Golf, Turf & Specialty Products including but not limited to golf carts and utility vehicles, all present and future attachments, accessories, replacements, substitutes and all changes thereto and the proceeds of the foregoing including proceeds in the form of goods, accounts, chattel paper, documents, instruments and general intangibles, pursuant to the agreement between debtor and secured party, debtor has agreed not to encumber the personal property described above.

						02/13/2003	2003029238-4	02/05/2008	2008019622-7 Continuation
			UCC-1	Textron Financial Corporation

All personal property including equipment and inventory wherever located now owned or hereafter acquired, manufactured or distributed by Textron Golf, Turf & Specialty Products including but not limited to golf carts and utility vehicles, all present and future attachments, accessories, replacements, substitutes and all changes thereto and the proceeds of the foregoing including proceeds in the form of goods, accounts, chattel paper, documents, instruments and general intangibles, pursuant to the agreement between debtor and secured party, debtor has agreed not to encumber the personal property described above.

						02/13/2003	2003029262-5	02/05/2008	2008019623-9 Continuation

35

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
			UCC-1	Textron Financial Corporation

All personal property including equipment and inventory wherever located now owned or hereafter acquired, manufactured or distributed by Textron Golf, Turf & Specialty Products including but not limited to golf carts and utility vehicles, all present and future attachments, accessories, replacements, substitutes and all changes thereto and the proceeds of the foregoing including proceeds in the form of goods, accounts, chattel paper, documents, instruments and general intangibles, pursuant to the agreement between debtor and secured party, debtor has agreed not to encumber the personal property described above.

						03/24/2003	2003055602-9	03/03/2008	2008033859-6 Continuation
			UCC-1	National City Commercial Capital Company, LLC	Equipment; Lease No. 110095000	04/28/2008	2008066034-7
Oakmont Management Corp.	TX — Secretary of State	A	UCC-1	Textron Financial Corporation

All personal property including equipment and inventory wherever located now owned or hereafter acquired, manufactured or distributed by Textron Golf, Turf & Specialty Products including but not limited to golf carts and utility vehicles, all present and future attachments, accessories, replacements, substitutes and all changes thereto and the proceeds of the foregoing including proceeds in the form of goods, accounts, chattel paper, documents, instruments and general intangibles, pursuant to the agreement between debtor and secured party, debtor has agreed not to encumber the personal property described above.

						02/12/2003	03-0017157589	02/04/2008	08-00040515 Continuation
			UCC-1	Textron Financial Corporation

All personal property including equipment and inventory wherever located now owned or hereafter acquired, manufactured or distributed by Textron Golf, Turf & Specialty Products including but not limited to golf carts and utility vehicles, all present and future attachments, accessories, replacements, substitutes and all changes thereto and the proceeds of the foregoing including proceeds in the form of goods, accounts, chattel paper, documents, instruments and general intangibles, pursuant to the agreement between debtor and secured party, debtor has agreed not to encumber the personal property described above.

						02/03/2005	05-0003700247	01/28/2010	10-00025876 Continuation

36

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
	TX — Denton District Court	D	JUDGMENT	Plaintiff: City of Corinth	Judgment against Defendant for Court Costs ($240.00) and Abstractor’s Fees ($175.00)	05/19/2009	2008-1674-393
Pyramid Club Management, Inc.	PA — Philadelphia County Prothonotary	D	JUDGMENT	Commonwealth of Pennsylvania City of Philadelphia (Plaintiff)	Judgment awarded against Pyramid for Business Taxes due in the amount of $10,073.50	04/19/2004	CE-04-03-70-5005
Quail Hollow Management, Inc.	OH — Secretary of State	A	UCC-1	Textron Financial Corporation

All personal property including equipment and inventory wherever located now owned or hereafter acquired, manufactured or distributed by Textron Golf, Turf & Specialty Products including but not limited to golf carts and utility vehicles, all present and future attachments, accessories, replacements, substitutes and all changes thereto and the proceeds of the foregoing including proceeds in the form of goods, accounts, chattel paper, documents, instruments and general intangibles, pursuant to the agreement between debtor and secured party, debtor has agreed not to encumber the personal property described above.

						02/22/2005	OH00086634186	02/08/2010	20100390173
			UCC-1	Textron Financial Corporation

All personal property including equipment and inventory wherever located now owned or hereafter acquired, manufactured or distributed by Textron Golf, Turf & Specialty Products including but not limited to golf carts and utility vehicles, all present and future attachments, accessories, replacements, substitutes and all changes thereto and the proceeds of the foregoing including proceeds in the form of goods, accounts, chattel paper, documents, instruments and general intangibles, pursuant to the agreement between debtor and secured party, debtor has agreed not to encumber the personal property described above.

						04/18/2005	OH00088461392	03/19/2010	20100780356

37

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Queen’s Harbour Corporation	FL — Secured Transaction Registry	A	UCC-1	Textron Financial Corporation

All personal property including equipment and inventory wherever located now owned or hereafter acquired, manufactured or distributed by Textron Golf, Turf & Specialty Products including but not limited to golf carts and utility vehicles, all present and future attachments, accessories, replacements, substitutes and all changes thereto and the proceeds of the foregoing including proceeds in the form of goods, accounts, chattel paper, documents, instruments and general intangibles, pursuant to the agreement between debtor and secured party, debtor has agreed not to encumber the personal property described above.

						10/14/2003	200305203868	08/19/2008	200808977979 Continuation
Richardson Country Club Corp.	TX — Secretary of State	A	UCC-1	National City Commercial Capital Company, LLC	Equipment; Lease No. 109764000	10/22/2007	95816478
River Creek Country Club, Inc.	VA — State Corporation Commission	A	UCC-1	Textron Financial Corporation

All personal property including equipment and inventory wherever located now owned or hereafter acquired, manufactured or distributed by Textron Golf, Turf & Specialty Products including but not limited to golf carts and utility vehicles, all present and future attachments, accessories, replacements, substitutes and all changes thereto and the proceeds of the foregoing including proceeds in the form of goods, accounts, chattel paper, documents, instruments and general intangibles, pursuant to the agreement between debtor and secured party, debtor has agreed not to encumber the personal property described above.

						02/14/2003	03021471527	11/19/2007	07111973035 Continuation
			UCC-1	Textron Financial Corporation

All personal property including equipment and inventory wherever located now owned or hereafter acquired, manufactured or distributed by Textron Golf, Turf & Specialty Products including but not limited to golf carts and utility vehicles, all present and future attachments, accessories, replacements, substitutes and all changes thereto and the proceeds of the foregoing including proceeds in the form of goods, accounts, chattel paper, documents, instruments and general intangibles, pursuant to the agreement between debtor and secured party, debtor has agreed not to encumber the personal property described above.

						03/30/2005	05033072125	02/23/2010	10022370391 Continuation

38

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
			UCC-1	General Electric Capital Corporation	All Equipment, described herein or otherwise, leased to or financed for the Debtor by Secured Party under that certain Lease Agreement No. 4379415-001 including all accessories, accessions, replacements, additions, substitutions, add-ons and upgrades thereto, and any proceeds therefrom.	10/07/2005	05100770583	08/03/2010	10080339511 Continuation
			UCC-1	National City Commercial Capital Company, LLC	Equipment; Lease No. 97496000	08/14/2007	07081470436
Shady Valley Management Corp.	TX — Secretary of State	A	UCC-1	Textron Financial Corporation

All personal property including equipment and inventory wherever located now owned or hereafter acquired, manufactured or distributed by Textron Golf, Turf & Specialty Products including but not limited to golf carts and utility vehicles, all present and future attachments, accessories, replacements, substitutes and all changes thereto and the proceeds of the foregoing including proceeds in the form of goods, accounts, chattel paper, documents, instruments and general intangibles, pursuant to the agreement between debtor and secured party, debtor has agreed not to encumber the personal property described above.

						02/12/2003	030017148599	02/04/2008	0800041292 Continuation
			UCC-1	Textron Financial Corporation

All personal property including equipment and inventory wherever located now owned or hereafter acquired, manufactured or distributed by Textron Golf, Turf & Specialty Products including but not limited to golf carts and utility vehicles, all present and future attachments, accessories, replacements, substitutes and all changes thereto and the proceeds of the foregoing including proceeds in the form of goods, accounts, chattel paper, documents, instruments and general intangibles, pursuant to the agreement between debtor and secured party, debtor has agreed not to encumber the personal property described above.

						02/05/2004	040056433742	01/07/2009	0900005032 Continuation

39

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Silver Lake Management Corp.	OH — Secretary of State	A	UCC-1	Textron Financial Corporation

All personal property including equipment and inventory wherever located now owned or hereafter acquired, manufactured or distributed by Textron Golf, Turf & Specialty Products including but not limited to golf carts and utility vehicles, all present and future attachments, accessories, replacements, substitutes and all changes thereto and the proceeds of the foregoing including proceeds in the form of goods, accounts, chattel paper, documents, instruments and general intangibles, pursuant to the agreement between debtor and secured party, debtor has agreed not to encumber the personal property described above.

						01/26/2007	OH00111361038
Southern Trace Country Club of Shreveport, Inc.	LA - Database	A	UCC-1	Textron Financial Corporation

All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)

						2/13/2003	09-1018583	11/19/2007	09-1086328 Continuation
			UCC-1	Textron Financial Corporation

All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)

						6/24/2005	09-1044950	5/18/2010	09-1133660 Continuation

40

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
	LA — Caddo Parish	A/F	UCC-1	Textron Financial Corporation

All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)

						2/13/2003	09-1018583	11/19/2007	09-1086328 Continuation
			UCC-1	Textron Financial Corporation

All equipment and inventory financed by Textron Financial Corporation and/or manufactured and/or distributed by Textron Golf, Turf and Specialty Products, a division of Textron Inc. wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, whether or not bearing the E-Z-Go trademark or trade name, including, but not limited to, golf cars and utility vehicles etc. (Lease Transaction)

						6/24/2005	09-1044950	5/18/2010	09-1133660 Continuation
Stonebriar Club, Inc.	TX — Secretary of State	A	UCC-1	General Electric Capital Corporation

All right, title and interest in and to debtors’ equity interests in Stonebriar Country Club Joint Venture, a Texas general partnership, as more particularly set forth on Exhibit A attached hereto and incorporated herein by reference, which as of the date of filing is 50%.

						07/08/2008	08-0024195524
Stonebriar Country Club Joint Venture	TX — Secretary of State	A	UCC-1	Textron Financial Corporation

All personal property including equipment and inventory wherever located now owned or hereafter acquired, manufactured or distributed by Textron Golf, Turf & Specialty Products including but not limited to golf carts and utility vehicles, all present and future attachments, accessories, replacements, substitutes and all changes thereto and the proceeds of the foregoing including proceeds in the form of goods, accounts, chattel paper, documents, instruments and general intangibles, pursuant to the agreement between debtor and secured party, debtor has agreed not to encumber the personal property described above.

						11/21/2003	04-0048874237	10/21/2008	08-00343945 Continuation

41

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
			UCC-1	IOS Capital	All equipment now or hereafter leased in an equipment leasing transaction in connection with that certain Master Agreement No. 1014545, as amended from time to time.	01/19/2007	07-0001992876
			UCC-1	National City Commercial Capital Company, LLC	Equipment; Lease No. 111234000	07/14/2008	08-0023520525
			UCC-1	General Electric Capital Corporation

All of Debtor’s now owned or existing and hereafter acquired or arising accounts, machinery, equipment, fixtures, inventory, goods, chattel paper, investment property, general intangibles, instruments and documents, together with all accessions to, substitutions for and replacements, products and proceeds of all of the foregoing, as more particularly described on Exhibit B attached hereto and by this reference incorporated herein, located on the real estate described on Exhibit A attached hereto.

						07/08/2008	08-0024195524
Stonebriar Management Corp.	TX — Secretary of State	A	UCC-1	National City Commercial Capital Company, LLC	Equipment; Lease No. 100456000	12/04/2007	07-0040849476
Stonebriar Management Holdings, LLC	DE — Secretary of State	A	UCC-1	General Electric Capital Corporation	All right, title and interest in and to debtors’ equity interests in Stonebriar Country Club Joint Venture, a Texas general partnership, as more particularly set forth on Exhibit A attached hereto and incorporated herein by reference, which as of the date of filing is 50%.	07/18/2008	82487203
Stonehenge Club, Inc.	VA — State Corporation Commission	A	UCC-1	Textron Financial Corporation

All personal property including equipment and inventory wherever located now owned or hereafter acquired, manufactured or distributed by Textron Golf, Turf & Specialty Products including but not limited to golf carts and utility vehicles, all present and future attachments, accessories, replacements, substitutes and all changes thereto and the proceeds of the foregoing including proceeds in the form of goods, accounts, chattel paper, documents, instruments and general intangibles, pursuant to the agreement between debtor and secured party, debtor has agreed not to encumber the personal property described above.

						02/13/2003	03021371068	11/19/2007	07111973756 Continuation

42

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Tampa Palms Club, Inc.	FL — Secured Transaction Registry	A	UCC-1	Textron Financial Corporation

All personal property including equipment and inventory wherever located now owned or hereafter acquired, manufactured or distributed by Textron Golf, Turf & Specialty Products including but not limited to golf carts and utility vehicles, all present and future attachments, accessories, replacements, substitutes and all changes thereto and the proceeds of the foregoing including proceeds in the form of goods, accounts, chattel paper, documents, instruments and general intangibles, pursuant to the agreement between debtor and secured party, debtor has agreed not to encumber the personal property described above.

						02/13/2004	200408505956	09/29/2009	200901270138 Continuation
			UCC-1	National City Commercial Capital Company, LLC	Equipment; Lease No. 110751000	05/19/2008	200808350771
			UCC-1	Textron Financial Corporation	All equipment and inventory financed by Textron Financial Corporation, wherever located, in which Debtor now or hereafter has rights, none of which debtor is authorized to sell, lease or otherwise dispose of without the written consent of the secured party, etc. (Lease Transaction)	09/28/2009	200901263646
The Club at Cimarron, Inc.	TX — Secretary of State	A	UCC-1	Textron Financial Corporation

All personal property including equipment and inventory wherever located now owned or hereafter acquired, manufactured or distributed by Textron Golf, Turf & Specialty Products including but not limited to golf carts and utility vehicles, all present and future attachments, accessories, replacements, substitutes and all changes thereto and the proceeds of the foregoing including proceeds in the form of goods, accounts, chattel paper, documents, instruments and general intangibles, pursuant to the agreement between debtor and secured party, debtor has agreed not to encumber the personal property described above.

						02/06/2003	03-0016505676	01/07/2008	08-00007189 Continuation
			UCC-1	National City Commercial Capital Company, LLC	Equipment; Lease No. 109953000	06/09/2008	08-0019376488

43

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
	TX — Hidalgo District Court	E	DEFENDANT SUIT	Plaintiff: Idalia Rodriguez, individually and on behalf of Marcela Flores, a Minor	Personal Injury — Claim for maximum amount of $26,000,000 as combined damages.	09/18/2008	D-2153-08-E
The Owner’s Club at Hilton Head, L.P.	SC — Secretary of State	A	UCC-1	Textron Financial Corporation

All of Seller’s right, title and interest in and to the Timeshare Notes (as provided for in Exhibit A attached hereto), together with all accounts, accounts receivable, contract rights, general intangibles, chattel paper and other receivables, all as more particularly described in Exhibit A to this financing statement.

						04/23/1996	960423-111035A	01/07/2000 02/05/2001 02/26/2001 11/04/2005 05/14/2010	000107-143153A (A) 010205-125113A (A) 010226-132600A (C) 051104-0953446 (C) 100514-1121216 (A)
Timarron Golf Club, Inc.	TX — Secretary of State	A	UCC-1	Textron Financial Corporation

All personal property including equipment and inventory wherever located now owned or hereafter acquired, manufactured or distributed by Textron Golf, Turf & Specialty Products including but not limited to golf carts and utility vehicles, all present and future attachments, accessories, replacements, substitutes and all changes thereto and the proceeds of the foregoing including proceeds in the form of goods, accounts, chattel paper, documents, instruments and general intangibles, pursuant to the agreement between debtor and secured party, debtor has agreed not to encumber the personal property described above.

						05/04/2004	04-0066774892	05/04/2009	09-00126915 Continuation
Treesdale Country Club, Inc.	PA — Department of State	A	UCC-1	Textron Financial Corporation

All personal property including equipment and inventory wherever located now owned or hereafter acquired, manufactured or distributed by Textron Golf, Turf & Specialty Products including but not limited to golf carts and utility vehicles, all present and future attachments, accessories, replacements, substitutes and all changes thereto and the proceeds of the foregoing including proceeds in the form of goods, accounts, chattel paper, documents, instruments and general intangibles, pursuant to the agreement between debtor and secured party, debtor has agreed not to encumber the personal property described above.

						02/14/2003	37081399	11/16/2007	2007111601131 Continuation

44

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
			UCC-1	Textron Financial Corporation

All personal property including equipment and inventory wherever located now owned or hereafter acquired, manufactured or distributed by Textron Golf, Turf & Specialty Products including but not limited to golf carts and utility vehicles, all present and future attachments, accessories, replacements, substitutes and all changes thereto and the proceeds of the foregoing including proceeds in the form of goods, accounts, chattel paper, documents, instruments and general intangibles, pursuant to the agreement between debtor and secured party, debtor has agreed not to encumber the personal property described above.

						03/28/2003	20030288998	03/03/2008	2008030301507 Continuation
			UCC-1	National City Commercial Capital Company, LLC	Equipment; Lease No. 109697000	06/24/2008	2008062412877
Walnut Creek Management Corporation	TX — Secretary of State	A	UCC-1	Textron Financial Corporation

All personal property including equipment and inventory wherever located now owned or hereafter acquired, manufactured or distributed by Textron Golf, Turf & Specialty Products including but not limited to golf carts and utility vehicles, all present and future attachments, accessories, replacements, substitutes and all changes thereto and the proceeds of the foregoing including proceeds in the form of goods, accounts, chattel paper, documents, instruments and general intangibles, pursuant to the agreement between debtor and secured party, debtor has agreed not to encumber the personal property described above.

						02/20/2003	03-0017976760	02/11/2008	08-00050788 Continuation
			UCC-1	Textron Financial Corporation

All personal property including equipment and inventory wherever located now owned or hereafter acquired, manufactured or distributed by Textron Golf, Turf & Specialty Products including but not limited to golf carts and utility vehicles, all present and future attachments, accessories, replacements, substitutes and all changes thereto and the proceeds of the foregoing including proceeds in the form of goods, accounts, chattel paper, documents, instruments and general intangibles, pursuant to the agreement between debtor and secured party, debtor has agreed not to encumber the personal property described above.

						02/28/2003	03-0019086714	02/14/2008	08-00055203 Continuation

45

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
	TX — Tarrant District Court	D	JUDGMENT	Plaintiff: Allen Smith, et al	Judgment is the amount of $4,133.32 — appears judgment was paid but no release is on file.	09/01/2005	201699-03
Wildflower Country Club, Inc.	TX — Secretary of State	A	UCC-1	Textron Financial Corporation

All personal property including equipment and inventory wherever located now owned or hereafter acquired, manufactured or distributed by Textron Golf, Turf & Specialty Products including but not limited to golf carts and utility vehicles, all present and future attachments, accessories, replacements, substitutes and all changes thereto and the proceeds of the foregoing including proceeds in the form of goods, accounts, chattel paper, documents, instruments and general intangibles, pursuant to the agreement between debtor and secured party, debtor has agreed not to encumber the personal property described above.

						02/06/2003	03-0016537085	01/07/2008	08-0007188 Continuation
			UCC-1	Textron Financial Corporation

All personal property including equipment and inventory wherever located now owned or hereafter acquired, manufactured or distributed by Textron Golf, Turf & Specialty Products including but not limited to golf carts and utility vehicles, all present and future attachments, accessories, replacements, substitutes and all changes thereto and the proceeds of the foregoing including proceeds in the form of goods, accounts, chattel paper, documents, instruments and general intangibles, pursuant to the agreement between debtor and secured party, debtor has agreed not to encumber the personal property described above.

						01/22/2004	04-0054861139	12/11/2008	08-00394047 Continuation
			UCC-1	National City Commercial Capital Company, LLC	Equipment; Lease No. 110204000	06/09/2008	08-0019374113

46

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
Willow Creek Management, Inc.	TX — Secretary of State	A	UCC-1	Textron Financial Corporation

All personal property including equipment and inventory wherever located now owned or hereafter acquired, manufactured or distributed by Textron Golf, Turf & Specialty Products including but not limited to golf carts and utility vehicles, all present and future attachments, accessories, replacements, substitutes and all changes thereto and the proceeds of the foregoing including proceeds in the form of goods, accounts, chattel paper, documents, instruments and general intangibles, pursuant to the agreement between debtor and secured party, debtor has agreed not to encumber the personal property described above.

						12/23/2003	04-0052114077	12/01/2008	08-00382767 Continuation
			UCC-1	Textron Financial Corporation

All personal property including equipment and inventory wherever located now owned or hereafter acquired, manufactured or distributed by Textron Golf, Turf & Specialty Products including but not limited to golf carts and utility vehicles, all present and future attachments, accessories, replacements, substitutes and all changes thereto and the proceeds of the foregoing including proceeds in the form of goods, accounts, chattel paper, documents, instruments and general intangibles, pursuant to the agreement between debtor and secured party, debtor has agreed not to encumber the personal property described above.

						01/12/2004	04-0053912226	12/08/2008	08-00390868 Continuation
Woodside Plantation Country Club, Inc.	SC — Secretary of State	A	UCC-1	Textron Financial Corporation

All personal property including equipment and inventory wherever located now owned or hereafter acquired, manufactured or distributed by Textron Golf, Turf & Specialty Products including but not limited to golf carts and utility vehicles, all present and future attachments, accessories, replacements, substitutes and all changes thereto and the proceeds of the foregoing including proceeds in the form of goods, accounts, chattel paper, documents, instruments and general intangibles, pursuant to the agreement between debtor and secured party, debtor has agreed not to encumber the personal property described above.

						02/05/2003	030205-1107420	01/04/2008	080104-1010085 Continuation

47

Debtor	Jurisdiction	Scope of Search	Type of filing found	Secured Party	Collateral	Original File Date	Original File Number	Amdt. File Date	Amdt. File Number
			UCC-1	Textron Financial Corporation

All personal property including equipment and inventory wherever located now owned or hereafter acquired, manufactured or distributed by Textron Golf, Turf & Specialty Products including but not limited to golf carts and utility vehicles, all present and future attachments, accessories, replacements, substitutes and all changes thereto and the proceeds of the foregoing including proceeds in the form of goods, accounts, chattel paper, documents, instruments and general intangibles, pursuant to the agreement between debtor and secured party, debtor has agreed not to encumber the personal property described above.

						03/02/2005	050302-0923299	02/17/2010	100217-1111429 Continuation
			UCC-1	National City Commercial Capital Company, LLC	Equipment; Lease No. 110829000	07/18/2008	080718-1018109

48

Schedule 7.02(e)

Existing Investments

1. The following development loans and the accrued and accruing interest thereon:

LENDER	BORROWER	TOTAL INDEBTEDNESS (PRINCIPAL AND ACCRUED INTEREST)
GP Bear’s Best Atlanta, Inc.	Bear’s Best Atlanta, L.P.	$7,549,167
GP Bear’s Best Las Vegas, Inc.	Bear’s Best Las Vegas, Limited Partnership	$13,549,409
Lionsgate Golf Club, Inc.	Nicklaus Golf Club, L.P. at Lionsgate	$4,261,645
ClubCorp International, Inc.	CG Inversiones S.A. de C.V.	$8,701,321
ClubCorp Mexico, Inc.	Isla Maya Club de Golf, S.A. de C.V.	$1,323,932
ClubCorp Mexico, Inc.	La Vista Club de Golf, S.A. de C.V.	$11,930,064

2. The following equity investments:

INVESTOR	RECIPIENT	INVESTMENT
ClubCorp USA, Inc.	ClubCorp LSprings, L.P.	$8,001,037
ClubCorp USA, Inc.	CCS, LLC	$8,520,746
ClubCorp USA, Inc.	The Club at Woodside Plantation	$139,714
GP Bear’s Best Atlanta, Inc.	Bear’s Best Atlanta, L.P.	$871,962
GP Bear’s Best Las Vegas, Inc.	Bear’s Best Las Vegas, Limited Partnership	$3,582,371
Granite Bay Management, Inc.	Granite Bay Limited Partnership and Granite Bay Golf Club, Inc.	$14,671,479
Lionsgate Golf Club, Inc.	Nicklaus Golf Club, L.P. at Lions Gate	$9,289,066
ClubCorp Mexico, Inc.	ClubCorp Latin America, S.A. de C.V. and Club de Golf Financiero, S.A. de C.V.	$8,680,669
ClubCorp Mexico, Inc.	Promociones Turisticas Professionales, S.A. de C.V.	$247,507

Schedule 7.02(p)

Existing Joint Venture Investments

1.             Avendra, LLC

2.             Diamante’, a Private Membership Golf Club, LLC

3.             Capital Club Company Ltd.

4.             ClubCorp Golf Lipperswil, AG

5.             Golf Acquisition, L.L.C.

Schedule 7.03(c)

Existing Indebtedness

1              Indebtedness under that certain Note Purchase Agreement, dated as of April 8, 1996, by and among Textron Financial Corporation, as buyer, The Owners Club at Hilton Head, L.P., as seller, and The Manager of the Owner’s Club, Inc., as general partner, as amended by that certain Amendment Agreement, dated as of December 1, 1999, among The Owners Club at Hilton Head, L.P., as the Hilton Head Seller, The Owners Club at the Homestead, L.P., as the Homestead Seller, The Owners Club at Barton Creek, L.P., as the Barton Creek seller, and Textron Financial Corporation, as buyer, with an outstanding balance with respect to the Hilton Head Timeshare Notes (as defined in the Note Purchase Agreement) of $107,307.99.

2.             Ground Lease of Bluegrass Club, LLC pursuant to which Bluegrass Club, LLC is obligated to make payments on outstanding indebtedness to Volunteer State Bank in the amount of $1,484,087.15.

3.             Outstanding indebtedness of CCS, LLC pursuant to that certain Loan Agreement between CCS, LLC, as borrower, and Atlantic Capital Bank, as lender, dated as of October 15, 2010, as may be amended, amended and restated, supplemented or modified from time to time, with an outstanding balance of $4,002,491.67.

4.             Outstanding indebtedness of Stonebriar Country Club Joint Venture and Monarch Country Club, Inc. pursuant to that certain Loan Agreement among Stonebriar Country Club Joint Venture, as borrower, Monarch Country Club, Inc., as borrower and General Electric Capital Corporation, as lender, dated as of July 16, 2008, as may be amended, amended and restated, supplemented or modified from time to time, with an outstanding balance of $32,043,680.00.

5.             Outstanding obligations to JPMorgan Chase Bank, N.A. f/k/a Bank One, N.A. by ClubCorp USA, Inc., in relation to a corporate purchase card (P-Card), with an average daily balance of $250,000.

6.             Guaranty by ClubCorp USA, Inc. of an amount not to exceed $601,510.00 for FF&E expenses under that certain Amended and Restated Lease Agreement, dated September 16, 2009, between Citrus Club, Inc. and Parkway Orlando, LLC, as may be amended, amended and restated, supplemented or modified from time to time.

7.             Guaranty by ClubCorp International, Inc. for the benefit of AB&C Leasing de Mexico, S.A. de C.V., pursuant to that certain Guaranty, dated as of August 1, 2008, for equipment lease no. AP-0044 between AB&C Leasing de Mexico, S.A. de C.V. and La Vista Club de Golf, S.A. de C.V.

8.             Attributable Indebtedness in the aggregate amount of $17,991,786 as set forth below:

AB&C Leasing de Mexico	Cart Lease	$197,345
Advanced Imaging	Copiers	$1,424
AEL Financial	GPS System	$40,860
Agricredit Acceptance LLC	Utility Carts	$8,219
Cannon Financial Services	Copiers	$85,602
CHG El Camino S.A.P. I de CV	Cart Lease	$232,855
Equiverturf & Golf S.A. de C.V.	Golf Course Equipment	$37,053
GE Capital	Golf Course Equipment	$1,663,081
GPS Industries Inc.	GPS System	$132,829
IKON Financial Services	Copiers	$233,779
LCA Bank Corp	Radio System	$14,536
PNC Equipment Finance	Golf Course Equipment	$5,428,648
Proshot Investors, LLC	GPS System	$102,965
Suntrust Equipment Finance	Golf Course Equipment	$12,448
Textron Financial Corp.	Golf Carts	$9,784,319
Wells Fargo Financial Leasing	Golf Course Equipment	$15,823
	Total:	$17,991,786

9.             The following development loans:

ENTITY PROVIDING LOAN	ENTITY RECEIVING LOAN	PRINCIPAL	ACCRUED INTEREST	TOTAL INDEBTEDNESS
GP Bear’s Best Atlanta, Inc.	Bear’s Best Atlanta, L.P.	$4,287,129	$3,262,038	$7,549,167
GP Bear’s Best Las Vegas, Inc.	Bear’s Best Las Vegas, Limited Partnership at Lionsgate	$7,255,294	$6,294,115	$13,549,409
Lionsgate Golf Club, Inc.	Nicklaus Golf Club, L.P. at LionsGate	$2,509,744	$1,751,901	$4,261,645
ClubCorp International, Inc.	CG Inversiones S.A. de C.V.	$6,297,925	$2,403,396	$8,701,321
ClubCorp Mexico, Inc.	Isla Maya Club de Golf, S.A. de C.V.	$1,323,932	—	$1,323,932
ClubCorp Mexico, Inc.	La Vista Club de Golf, S.A. de C.V.	$5,920,912	$6,009,152	$11,930,064

Schedule 7.09
Burdensome Agreements

1.                                       Limited Partnership Agreement of Bear’s Best Atlanta, L.P., dated as of February 23, 2000, between GP Bear’s Best Atlanta, Inc. and Golden Bear Holdings, Ltd., as may be amended, amended and restated, supplemented or modified from time to time.

2.                                       Limited Partnership Agreement of Bear’s Best Las Vegas, L.P., dated as of April 3, 2000, between GP Bear’s Best Las Vegas, Inc. and Golden Bear Holdings, Ltd., as may be amended, amended and restated, supplemented or modified from time to time.

3.                                       Limited Partnership Agreement of ClubCorp LSprings, L.P., dated as of September 24, 1999, between Laurel Springs Holdco, LLC and Golden Bear Holdings, Ltd., as may be amended, amended and restated, supplemented or modified from time to time.

4.                                       Limited Partnership Agreement of Nicklaus Golf Club, L.P., at Lions Gate, dated as of December 15, 1998, between Lionsgate Golf Club, Inc. and Golden Bear Holdings, Ltd., as may be amended, amended and restated, supplemented or modified from time to time.

5.                                       LLC Member Operating Agreement, dated as of March 18, 1994, among Cooper Community, Inc., as developer, Diamante Golf Club Partners, Inc., as investor, and Diamante’, a Private Membership Golf Club, LLC, as club, as may be amended, amended and restated, supplemented or modified from time to time.

6.                                       Limited Partnership Agreement of Granite Bay Limited Partnership, dated as of August 1993, between Granite Bay Golf Club Partners and Granite Bay Golf Club, Inc., as may be amended, amended and restated, supplemented or modified from time to time.

7.                                       Cooperative Joint Venture Contract, dated as of October 19, 1994, between Capital Mansion & Club Corporation of America, as may be amended, amended and restated, supplemented or modified from time to time.

8.                                       Shareholders’ Agreement, dated as of November 28, 2001, between ClubCorp International, Inc. and Ernst Goehner Stiftung, as may be amended, amended and restated, supplemented or modified from time to time.

9.                                       Amended and Restated Limited Liability Company Agreement of Avendra, LLC, dated as of March 31, 2001, among MI Procurement Holdings, LLC, HT-Avendra, L.L.C., Avendra Holdings, Inc., Bass Hotels & Resorts, Inc., ClubCorp Aven Holdings, Inc., Fairmont Hotels & Resorts (U.S.) Inc., Dennis M. Baker, Mark Berey and Brian Weed, as may be amended, amended and restated, supplemented or modified from time to time.

10.                                 Loan Agreement among Stonebriar Country Club Joint Venture, as borrower, Monarch Country Club, Inc., as borrower and General Electric Capital Corporation, as lender, dated as of July 16, 2008, as may be amended, amended and restated, supplemented or modified from time to time.

11.                                 Loan Agreement between CCS, LLC, as borrower, and Atlantic Capital Bank, as lender, dated as of October 15, 2010, as may be amended, amended and restated, supplemented or modified from time to time.

Schedule 10.02
Notices

The Borrower:	c/o ClubCorp Club Operations, Inc. 3030 LBJ Freeway Suite 600 Dallas, TX 75234 Attn: General Counsel Facsimile: 972-888-6271

with a copy to:	Bruce A. Bonjour Perkins Coie LLP 131 S. Dearborn Street Chicago, IL 60603 Facsimile: 312-324-9650

EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

Date:  [•]

To:          Citicorp North America, Inc., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of November [    ], 2010 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among CCA Club Operations Holdings, LLC, a Delaware limited liability company, ClubCorp Club Operations, Inc., a Delaware corporation (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and Citicorp North America, Inc., as Administrative Agent, Swing Line Lender and L/C Issuer.

I, the undersigned Responsible Officer, hereby certify, solely in my capacity as an officer of the Borrower and not in an individual capacity, as of the date hereof, that I am the                                                                                     of the Borrower, and that, as such, I am authorized to execute and deliver this Committed Loan Notice (the “Notice”) to the Administrative Agent on behalf of the Borrower pursuant to Section 2.02(a) of the Credit Agreement, and that:

A.            The undersigned hereby request[s] (select one):

A Borrowing of:

☐            Revolving Credit Loans

☐            Term B Loans

OR

☐            A conversion or continuation of [Revolving Credit] [Term B] Loans

1.             On                                                                          (a Business Day).

2.             In the amount of                                                 .(1)

3.             Comprised of                                                                               .

[Class and Type of Loan requested](2)

(1)  Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a minimum principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof.  Except as provided in Section 2.03(c)(i) and Section 2.04(c)(i) of the Credit Agreement, each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $250,000 or a whole multiple of $50,000 in excess thereof.

4.             For Eurodollar Rate Loans:  with an Interest Period of        months.(3)

5.             [To the account designated below:

 [                                                                                         ](4)

[B.           After giving effect to any Revolving Credit Borrowing, the aggregate Outstanding Amount of the Revolving Credit Loans of the Borrower plus the aggregate Outstanding Amount of all L/C Obligations plus the aggregate Outstanding Amount of all Swing Line Loans does not exceed $50,000,000.](5)

[C.           Upon acceptance of any or all of the Loans offered by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Section[s 4.01 and](6) 4.02 of the Credit Agreement have been satisfied. ](7)

(2)  To be Base Rate Loans, if not specified.

(3)  To be one (1) month if not specified.

(4)  Applicable with respect to a Borrowing only.

(5)  Applicable with respect to a Borrowing of Revolving Credit Loans only.

(6)  Applicable with respect to initial Borrowing on the Closing Date only.

(7)  Applicable with respect to a Borrowing only.

2

IN WITNESS WHEREOF, the undersigned has executed this Notice as of the date first written above herein.

CLUBCORP CLUB OPERATIONS, INC.,
as Borrower

By:
Name:
Title:

[Signature page to COMMITTED Loan Notice]

EXHIBIT B

FORM OF SWING LINE LOAN NOTICE

To:          Citicorp North America, Inc., as Swing Line Lender and Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of November [    ], 2010 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among CCA Club Operations Holdings, LLC, a Delaware limited liability company, ClubCorp Club Operations, Inc., a Delaware corporation (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and Citicorp North America, Inc., as Administrative Agent, Swing Line Lender and L/C Issuer.

I, the undersigned Responsible Officer, hereby certify, solely in my capacity as an officer of the Borrower and not in an individual capacity, as of the date hereof, that I am the                                                                                     of the Borrower, and that, as such, I am authorized to execute and deliver this Swing Line Loan Notice (the “Notice”) to the Administrative Agent on behalf of the Borrower pursuant to Section 2.04(b) of the Credit Agreement, and that:

A.                                   The undersigned hereby requests a Swing Line Loan:

1.                                       On                                                                        (a Business Day).

2.                                       In the amount of $                                              .(1)

3.                                       To the account designated below:

                                                [                                        ]

B.                                     After giving effect to any Swing Line Borrowing, the aggregate Outstanding Amount of the Revolving Credit Loans of the Borrower plus the aggregate Outstanding Amount of all L/C Obligations plus the aggregate Outstanding Amount of all Swing Line Loans does not exceed $50,000,000.

C.                                     Upon acceptance of the Swing Line Loan offered by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Section 4.02 of the Credit Agreement have been satisfied.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

(1)  This amount must be a minimum of $100,000.

B-1

IN WITNESS WHEREOF, the undersigned has executed this Notice as of the date first written above herein.

CLUBCORP CLUB OPERATIONS, INC.,
as Borrower

By:
Name:
Title:

[signature page to Swing Line Loan Notice]

EXHIBIT C-1

FORM OF TERM NOTE

Date:  [•]

FOR VALUE RECEIVED, the undersigned, hereby promise to pay to                                            or its registered assigns (the “[New] Term Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the aggregate unpaid principal amount of each [New] Term [B] Loan made by the [New] Term Lender to the Borrower under that certain Credit Agreement, dated as of November [    ], 2010 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among CCA Club Operations Holdings, LLC, a Delaware limited liability company, ClubCorp Club Operations, Inc., a Delaware corporation (the “Borrower”), each lender from time to time party thereto and Citicorp North America, Inc., as Administrative Agent, Swing Line Lender and L/C Issuer.

The Borrower promises to pay interest on the aggregate unpaid principal amount of each [New]Term [B] Loan made by the [New] Term Lender to the Borrower under the Credit Agreement from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the [New] Term Lender in Dollars and in immediately available funds.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This [New] Term Note is one of the [New] Term Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  This [New] Term Note is also entitled to the benefits of the Guaranty and Security Agreement and is secured by the Collateral.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this [New] Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement.  [New] Term [B] Loans made by the [New] Term Lender shall be evidenced by one or more loan accounts or records maintained by the [New] Term Lender in the ordinary course of business.  The [New] Term Lender may also attach schedules to this [New] Term Note and endorse thereon the date, amount and maturity of its [New] Term [B] Loans and payments with respect thereto.

The Borrower, for itself and its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this [New] Term [B] Note.

C-1-1

THIS [NEW] TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES EXCEPT AS SET FORTH IN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

CLUBCORP CLUB OPERATIONS, INC.,
as Borrower

By:
Name:
Title:

[signature page to Term Note]

[NEW] TERM [B] LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Term [B] Loan Made	Amount of Term [B] Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT C-2

FORM OF REVOLVING CREDIT NOTE

Date:  [•]

FOR VALUE RECEIVED, the undersigned, hereby promises to pay to                              or its registered assigns (the “[New] Revolving Credit Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the aggregate unpaid principal amount of each Revolving Credit Loan from time to time made by the [New] Revolving Credit Lender to the Borrower under that certain Credit Agreement, dated as of November [    ], 2010 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among CCA Club Operations Holdings, LLC, a Delaware limited liability company, ClubCorp Club Operations, Inc., a Delaware corporation (the “Borrower”), each lender from time to time party thereto and Citicorp North America, Inc., as Administrative Agent, Swing Line Lender and L/C Issuer.

The Borrower promises to pay interest on the aggregate unpaid principal amount of each Revolving Credit Loan from time to time made by the [New] Revolving Credit Lender to the Borrower under the Credit Agreement from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement.  All payments of principal and interest shall be made to the Administrative Agent (or, in the case of Swing Line Loans, to the Swing Line Lender) for the account of the [New] Revolving Credit Lender in Dollars and in immediately available funds.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This [New] Revolving Credit Note (the “[New] Revolving Credit Note”) is one of the [New] Revolving Credit Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  This [New] Revolving Credit Note is also entitled to the benefits of the Guaranty and Security Agreement and is secured by the Collateral.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this [New] Revolving Credit Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement.  Revolving Credit Loans made by the [New] Revolving Credit Lender shall be evidenced by one or more loan accounts or records maintained by the Revolving Credit Lender in the ordinary course of business.  The [New] Revolving Credit Lender may also attach schedules to this [New] Revolving Credit Note and endorse thereon the date, amount and maturity of its Revolving Credit Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this [New] Revolving Credit Note.

C-2-1

THIS [NEW] REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES EXCEPT AS SET FORTH IN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

CLUBCORP CLUB OPERATIONS, INC.,
as Borrower

By:
Name:
Title:

[Signature Page to Revolving Note]

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Currency and Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

                     , 20

Financial Statement Date:  [•]

To:          [Citicorp North America, Inc.], as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of November [    ], 2010 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among CCA Club Operations Holdings, LLC, a Delaware limited liability company, ClubCorp Club Operations, Inc., a Delaware corporation (the “Borrower”), each lender from time to time party thereto and Citicorp North America, Inc., as Administrative Agent, Swing Line Lender and L/C Issuer.

I, the undersigned Responsible Officer, hereby certify, solely in my capacity as an officer of the Borrower and not in an individual capacity, as of the date hereof, that I am the                                                                                       of the Borrower, and that, as such, I am authorized to execute and deliver this Compliance Certificate (the “Certificate”) to the Administrative Agent on behalf of the Borrower pursuant to Section 6.02(b) of the Credit Agreement, and that:

[Use following paragraph 1 for fiscal year end financial statements]

1.             (a) Attached hereto as Schedule 1 is the consolidated balance sheet of Holdings and its Restricted Subsidiaries as of the Financial Statement Date listed above, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year and the figures contained in the forecasts for the previous fiscal year provided pursuant to Section 6.01(c) of the Credit Agreement, as required by Section 6.01(a) of the Credit Agreement for the fiscal year of Holdings and its Restricted Subsidiaries ended as of the Financial Statement Date listed above, all in reasonable detail and prepared in accordance with GAAP (other than with respect to forecasts as applicable), together with a report and opinion of Deloitte & Touche LLP or any other independent certified public accountant of nationally recognized standing (to the extent required by 6.01(a) of the Credit Agreement).  Attached hereto as Schedule 2 are the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements as required by Section 6.01(d) of the Credit Agreement.

(b) Attached hereto as Schedule 1 is a certificate of an independent certified public accountant certifying all financial statements being delivered herein and stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default under Section 7.10 of the Credit Agreement or, if any such Default or Event of Default exists, stating the nature and status of such event.

[Use following paragraph 1 for fiscal quarter-end financial statements.]

1.             Attached hereto as Schedule 1 is the consolidated balance sheet of Holdings and its Restricted Subsidiaries as of the Financial Statement Date listed above, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the fiscal year of the Borrower then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year, the corresponding portion of the previous fiscal year and the figures contained in the forecasts for the previous fiscal year provided pursuant to Section 6.01(c) of the Credit Agreement, as required by Section 6.01(b) of the Credit Agreement for the fiscal quarter of the Holdings and its Restricted Subsidiaries ended as of the Financial Date listed above, all in reasonable detail, and such consolidated balance sheet and consolidated statements attached hereto as Schedule 1 fairly present in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of Holdings and its Restricted Subsidiaries in accordance with GAAP (other than with respect to forecasts as applicable), subject only to normal year-end audit adjustments and the absence of footnotes.  Attached hereto as Schedule 2 are the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements as required by Section 6.01(d) of the Credit Agreement.

2.             The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under [his/her] supervision, a review of the activities of Holdings and its Restricted Subsidiaries during such fiscal period.

[select one:]

3.             Based on the examination described in paragraph 2 above and the knowledge of the undersigned no Default has occurred and is continuing.

-or-

[The following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status (including what actions have been taken and what actions are proposed to be taken):]

4.             The financial covenant analyses and information demonstrating compliance with Section 7.10 of the Credit Agreement, set forth on Schedule 3 attached hereto, are delivered in compliance with Section 6.02(b) of the Credit Agreement.

5.             Attached hereto as Schedule 4 is a description of all events, conditions or circumstances during the [fiscal quarter][fiscal year] ended as of the Financial Statement Date listed above requiring a mandatory prepayment under Section 2.05(b) of the Credit Agreement [and a calculation of Excess Cash Flow](1).

(1)  In the case of any delivery of financial statements under Section 6.01(a) of the Credit Agreement in respect of any fiscal year ending on or after December 27, 2011.

6.             Attached hereto as Schedule 5 are Membership Reports for each of the golf club and non-golf club (i.e., business and sporting club) businesses.(2)

[Use following paragraph for Certificate delivered with fiscal year end financial statements]

6.             Attached hereto as Schedule 6 is a list of all Patents (as defined in the Security Agreement) and Trademarks (as defined in the Security Agreement) registered or pending with the United States Patent and Trademark Office and registered or pending Copyrights (as defined in the Security Agreement) with the United States Copyright Office, in each case constituting After-Acquired Intellectual Property (as defined in the Security Agreement) that is Material Intellectual Property owned by any Guarantor as of the last day of the period for which this Compliance Certificate is delivered, to the extent that such After-Acquired Intellectual Property that is Material Intellectual Property is not covered by any previous Intellectual Property Security Agreement so signed and delivered by the Borrower or any other Guarantor, as applicable.

(2)  For quarterly deliveries.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above herein.

CLUBCORP CLUP OPERATIONS, INC.,
as Borrower

By:
Name:
Title:

[Signature page to Clubcorp Compliance Certificate]

Schedule 1 to
Exhibit D

[AUDITED FINANCIAL STATEMENTS
(as required by Section 6.01(a) of the Credit Agreement)]

[UNAUDITED FINANCIAL STATEMENTS
(as required by Section 6.01(b) of the Credit Agreement)]

[Signature Page to Clubcorp Compliance Certificate]

Schedule 2 to
Exhibit D

[CONSOLIDATING FINANCIAL STATEMENTS
(as required by Section 6.01(d) of the Credit Agreement)]

[Signature Page to Clubcorp Compliance Certificate]

Schedule 3 to
Exhibit D

For the [Quarter/Year] ended                                        (“Statement Date”)

($ in 000’s)

[Calculations demonstrating compliance with Section 7.10 of the Credit Agreement]

Schedule 4 to
Exhibit D

[(a) Description of all events, conditions or circumstances during the fiscal quarter ended as of the Financial Statement Date listed above requiring a mandatory prepayment under Section 2.05(b) of the Credit Agreement.]

[(b) Calculation of Excess Cash Flow(1)]

(1)  In the case of any delivery of financial statements under Section 6.01(a) of the Credit Agreement in respect of any fiscal year ending on or after December 27, 2011.

Schedule 5 to
Exhibit D

[Membership Reports for each of the golf club and non-golf club (i.e., business and sporting club) businesses.]

Schedule 6 to
Exhibit D

[PATENTS][TRADEMARKS][COPYRIGHTS]

[Include complete identification information for all Registrations/Applications/Licenses]

EXHIBIT E

FORM OF
ASSIGNMENT AND ASSUMPTION

Reference is made to that certain Credit Agreement, dated as of [                       ], 2010 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among CCA Club Operations Holdings, LLC, a Delaware limited liability company, ClubCorp Club Operations, Inc., a Delaware corporation (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and Citicorp North America, Inc., as Administrative Agent, Swing Line Lender and L/C Issuer.

The Assignor identified on Schedule I hereto (the “Assignor”) and the Assignee identified on Schedule I hereto (the “Assignee”) agree as follows:

1.                                       The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule I hereto (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule I hereto (individually, an “Assigned Facility”; collectively, the “Assigned Facilities”), in a principal amount for each Assigned Facility as set forth on Schedule I hereto.

2.                                       The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Affiliates or any other obligor or the performance or observance by the Borrower, any of its Affiliates or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto.

3.                                       The Assignee (a) represents and warrants that it is (i) legally authorized to enter into this Assignment and Assumption and (ii) is not an Affiliate of Holdings or any of its Restricted Subsidiaries and is otherwise an Eligible Assignee; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 6.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption; (c) agrees that it will, independently and without reliance upon the Assignor, the Agents or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or

E-1

thereto; (d) appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agents by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including its obligations pursuant to Section 10.15 of the Credit Agreement.

4.                                       The effective date of this Assignment and Assumption shall be the Effective Date of Assignment described in Schedule I hereto (the “Effective Date”).  Following the execution of this Assignment and Assumption, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

5.                                       Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date.

6.                                       From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Lender under the Credit Agreement and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Credit Agreement.

7.                                       This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York (without regard to conflicts of law principles except as set forth in Section 5-1401 and 5-1402 of the New York General Obligations Law).

8.                                       This Assignment and Assumption may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery by telecopier of an executed counterpart of a signature page to this Assignment and Assumption shall be effective as delivery of an original executed counterpart of this Assignment and Assumption.  The Agents may also require that any such documents and signatures delivered by telecopier be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

E-2

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed as of the date first above written by their respective duly authorized officers on Schedule I hereto.

[Consented to and] Accepted for Recordation in the Register:	Required Consents (if any):

[Citicorp North America, Inc.] as Administrative Agent, [L/C Issuer] [and Swing Line Lender]	CLUBCORP CLUB OPERATIONS, INC.

By:	By:
Name:	Name:
Title:	Title:

[SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION]

Schedule I

Assignment and Assumption with respect to that certain Credit Agreement, dated as of November [    ], 2010 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among CCA Club Operations Holdings, LLC, a Delaware limited liability company, ClubCorp Club Operations, Inc., a Delaware corporation (the “Borrower”), each lender from time to time party thereto and Citicorp North America, Inc., as Administrative Agent, Swing Line Lender and L/C Issuer.

Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

Credit Facility Assigned	Principal Amount Assigned	Commitment Percentage Assigned

Term Loan Facility	$		%

Revolving Credit Facility	$		%

[Name of Assignor]		[Name of Assignor]

By:		By:
	Title:		Title:

E-2

EXHIBIT F

FORM OF GUARANTY AND SECURITY AGREEMENT

[see separately executed document]

F-1

EXHIBIT G

FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT, dated as of                         , 20       (this “Agreement”), by and among [NEW REVOLVING CREDIT LENDER][NEW TERM LENDER] (each, an “Additional Lender” and, collectively, the “Additional Lenders”), CLUBCORP CLUB OPERATIONS, INC. (the “Borrower”), and CITICORP NORTH AMERICA, INC. (the “Administrative Agent”).

RECITALS:

WHEREAS, reference is hereby made to that certain Credit Agreement, dated as of November [    ], 2010 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined) , among CCA Club Operations Holdings, LLC, a Delaware limited liability company, the Borrower, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and Citicorp North America, Inc., as Administrative Agent, Swing Line Lender and L/C Issuer;

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may establish [Increased Revolving Credit Commitments][New Term Commitments] (the “Additional Commitments”) with existing Lenders and/or Additional Lenders; and

WHEREAS, subject to the terms and conditions of the Credit Agreement, Additional Lenders shall become Lenders pursuant to one or more Joinder Agreements;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Each Additional Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the most recently delivered financial statements delivered pursuant to Section 6.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Additional Lender or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender (including Section 10.15).

Upon (i) the execution of a counterpart of this Agreement by each Additional Lender, the Administrative Agent and the Borrower and (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of telecopy or other electronic transmission) hereof, each of the undersigned Additional Lenders shall become Lenders under the Credit Agreement.

G-1

For purposes of the Credit Agreement, the initial notice address of each Additional Lender shall be as set forth below its signature below.

For each Additional Lender, delivered herewith to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Additional Lender may be required to deliver to the Administrative Agent pursuant to Section 10.15 of the Credit Agreement.

This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

This Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES EXCEPT AS SET FORTH IN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

If any provision of this Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery by telecopier of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.  The Agents may also require that any such documents and signatures delivered by telecopier be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.

G-2

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.

[NAME OF ADDITIONAL LENDER]

By:
Name:
Title:

Notice Address:

Attention:
Telephone:
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EXHIBIT H

FORM OF ADMINISTRATIVE QUESTIONNAIRE

Please accurately complete the following information and return via fax to the attention of Agency Administration at Citicorp North America, Inc. as soon as possible, at Fax No. 212-994-0961

LENDER LEGAL NAME TO APPEAR IN DOCUMENTATION:

GENERAL INFORMATION - DOMESTIC LENDING OFFICE:

Institution Name:

Street Address:

City, State, Zip Code:

GENERAL INFORMATION - EURODOLLAR LENDING OFFICE:

Institution Name:

Street Address:

City, State, Zip Code:

POST-CLOSING, ONGOING CREDIT CONTACTS/NOTIFICATION METHODS:

CREDIT CONTACTS:

Primary Contact:

Street Address:

City, State, Zip Code:

Phone Number:

Fax Number:

Backup Contact:

Street Address:

City, State, Zip Code:

Phone Number:

Fax Number:

TAX WITHHOLDING:

Nonresident Alien Y* N

* Form W-8BEN or W-8ECI Enclosed

Tax ID Number

POST-CLOSING, ONGOING ADMIN. CONTACTS / NOTIFICATION METHODS:

ADMINISTRATIVE CONTACTS - BORROWINGS, PAYDOWNS, FEES, ETC.

Contacts:

Street Address:

City, State, Zip Code:

Phone Number:

Fax Number:

PAYMENT INSTRUCTIONS:

Name of Bank to which funds are to be transferred:

Routing Transit/ABA number of Bank to which funds are to be transferred:

Name of Account, if applicable:

Account Number:

Additional information:

MAILINGS:

Please specify the person to whom the Borrower should send financial and compliance information received subsequent to the closing (if different from primary credit contact):

Name:

Street Address:

City, State, Zip Code:

It is very important that all the above information be accurately completed and that this ques-tionnaire be returned to the person specified in the introductory paragraph of this questionnaire as soon as possible.  If there is someone other than yourself who should receive this question-naire, please notify us of that person’s name and fax number and we will fax a copy of the ques-tionnaire.  If you have any questions about this form, please call Agency Administration at Citicorp North America, Inc.

EXHIBIT I-1

[FORM OF]
SECTION 10.15(a) US TAX CERTIFICATE (THE “CERTIFICATE”)
(For Non-US Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

                     , 20

Reference is hereby made to that certain Credit Agreement, dated as of November [    ], 2010 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among CCA Club Operations Holdings, LLC, a Delaware limited liability company, ClubCorp Club Operations, Inc., a Delaware corporation (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and Citicorp North America, Inc., as Administrative Agent, Swing Line Lender and L/C Issuer.

Pursuant to the provisions of Section 10.15(a) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Code Section 871(h)(3)(B), (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and Administrative Agent in writing and (2) the undersigned shall furnish the Borrower and Administrative Agent with a duly and properly completed and signed certificate and IRS Form W-8BEN in either the calendar year in which any payment is to be made to the undersigned, or in either of the two calendar years preceding such payment, after the occurrence of any event requiring a change in the most recent form, certificate or evidence previously delivered by it to the Borrower and the Administrative Agent and from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent.

IN WITNESS WHEREOF, each of the parties hereto has caused this Certificate to be duly executed and delivered as of the date first above written.

[LENDER]

By:
Name:
Title:

[SIGNATURE PAGE TO US TAX CERTIFICATE – NON US LENDERS THAT ARE NOT PARTNERSHIPS]

EXHIBIT I-2

[FORM OF]
SECTION 10.15(a) US TAX CERTIFICATE (THE “CERTIFICATE”)
(For Non-US Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

                      , 20

Reference is hereby made to that certain Credit Agreement, dated as of November [    ], 2010 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among CCA Club Operations Holdings, LLC, a Delaware limited liability company , ClubCorp Club Operations, Inc., a Delaware corporation (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and Citicorp North America, Inc., as Administrative Agent, Swing Line Lender and L/C Issuer.

Pursuant to the provisions of Section 10.15(a) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s), (iii) neither the undersigned nor any of its partners/members is a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), (iv) none of its partners/members is a 10-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) or 881(c)(3)(B) of the Code, (v) none of its partners/members is a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with a U.S. trade or business conducted by the undersigned or its partners/members.

The undersigned has furnished the Borrower and Administrative Agent with Internal Revenue Service (“IRS”) Form W-8IMY accompanied by an IRS Form W-8BEN from each of its partners/members claiming the portfolio interest exemption; provided that, for the avoidance of doubt, the foregoing shall not limit the obligation of the undersigned to provide, in the case of a partner/member not claiming the portfolio interest exemption, an IRS Form W-8ECI, IRS Form W-9 or IRS Form W-8IMY (including appropriate underlying certificates from each interest holder of such partner/member), in each case establishing any exemption from U.S. federal withholding tax available to such partner/member. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and Administrative Agent in writing and (2) the undersigned shall furnish the Borrower and Administrative Agent with a duly and properly completed and signed certificate and IRS Form W-8IMY and accompanying IRS Forms W-8BEN in either the calendar year in which any payment is to be made to the undersigned, or in either of the two calendar years preceding such payment, after the occurrence of any event requiring a change in the most recent form, certificate or evidence previously delivered by it to the Borrower and the Administrative Agent and from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent.

IN WITNESS WHEREOF, each of the parties hereto has caused this Certificate to be duly executed and delivered as of the date first above written.

[LENDER]

By:
Name:
Title:

[SIGNATURE PAGE TO US TAX CERTIFICATE – NON US LENDERS THAT ARE PARTNERSHIPS]

EXHIBIT I-3

[FORM OF]
SECTION 10.15(a) US TAX CERTIFICATE (THE “CERTIFICATE”)
(For Non-US Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

                      , 20

Reference is hereby made to that certain Credit Agreement, dated as of [                       ], 2010 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among CCA Club Operations Holdings, LLC, a Delaware limited liability company, ClubCorp Club Operations, Inc., a Delaware corporation (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and Citicorp North America, Inc., as Administrative Agent, Swing Line Lender and L/C Issuer.

Pursuant to the provisions of Sections 10.7(d) and 10.15(a) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) it is not a 10-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) or 881(c)(3)(B) of the Code, (v) it is not a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with a U.S. trade or business conducted by the undersigned.

The undersigned has furnished the Lender granting it a participation with Internal Revenue Service (“IRS”) Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall furnish such Lender with a duly and properly completed and signed certificate IRS Form W-8BEN in either the calendar year in which any payment is to be made to the undersigned, or in either of the two calendar years preceding such payment, after the occurrence of any event requiring a change in the most recent form, certificate or evidence previously delivered by it to such Lender and from time to time thereafter if reasonably requested by such Lender..

IN WITNESS WHEREOF, each of the parties hereto has caused this Certificate to be duly executed and delivered as of the date first above written.

[NAME OF PARTICIPANT]

By:
Name:
Title:

[SIGNATURE PAGE TO US TAX CERTIFICATE – NON US PARTICIPANTS THAT ARE NOT PARTNERSHIPS]

EXHIBIT I-4

[FORM OF]
SECTION 10.15(a) US TAX CERTIFICATE (THE “CERTIFICATE”)
(For Non-US Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

                      , 20

Reference is hereby made to that certain Credit Agreement, dated as of [                       ], 2010 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among CCA Club Operations Holdings, LLC, a Delaware limited liability company, ClubCorp Club Operations, Inc., a Delaware corporation (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and Citicorp North America, Inc., as Administrative Agent, Swing Line Lender and L/C Issuer.

Pursuant to the provisions of Sections 10.07(d) and 10.15(a) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its partners/members is a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), (iv) none of its partners/members is a 10-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) or 881(c)(3)(B) of the Code, (v) none of its partners/members is a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with a U.S. trade or business conducted by the undersigned or its partners/members.

The undersigned has furnished the Lender granting it a participation with Internal Revenue Service (“IRS”) Form W-8IMY accompanied by an IRS Form W-8BEN from each of its partners/members claiming the portfolio interest exemption; provided that, for the avoidance of doubt, the foregoing shall not limit the obligation of the undersigned to provide, in the case of a partner/member not claiming the portfolio interest exemption, an IRS Form W-8ECI, IRS Form W-9 or IRS Form W-8IMY (including appropriate underlying certificates from each interest holder of such partner/member), in each case establishing any exemption from U.S. federal withholding tax available to such partner/member. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall furnish such Lender with a duly and properly completed and signed certificate and IRS Form W-8IMY and accompanying IRS Forms W-8BEN in either the calendar year in which any payment is to be made to the undersigned, or in either of the two calendar years preceding such payment, after the occurrence of any event requiring a change in the most recent form, certificate or evidence previously delivered by it to such Lender and from time to time thereafter if reasonably requested by such Lender.

IN WITNESS WHEREOF, each of the parties hereto has caused this Certificate to be duly executed and delivered as of the date first above written.

[NAME OF PARTICIPANT]

By:
Name:
Title:

[SIGNATURE PAGE TO US TAX CERTIFICATE – NON US PARTICIPANTS THAT ARE PARTNERSHIPS]

EXHIBIT J

FORM OF
AFFILIATED LENDER ASSIGNMENT AND ASSUMPTION

Reference is made to that certain Credit Agreement, dated as of November [    ], 2010 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among CCA Club Operations Holdings, LLC, a Delaware limited liability company, ClubCorp Club Operations, Inc., a Delaware corporation (the “Borrower”), each lender from time to time party thereto (individually, a “Lender” and collectively, the “Lenders”) and Citicorp North America, Inc., as Administrative Agent, Swing Line Lender and L/C Issuer (the “Administrative Agent”).

The Assignor identified on Schedule I hereto (the “Assignor”) and the Assignee identified on Schedule I hereto (the “Assignee”) agree as follows:

1.                                       The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignee, as of the Effective Date (as defined below), the interest described in Schedule I hereto (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Credit Agreement with respect to those Term Loans contained in the Credit Agreement as are set forth on Schedule I hereto (individually, an “Assigned Facility” and collectively, the “Assigned Facilities”), in a principal amount for each Assigned Facility as set forth on Schedule I hereto.

2.                                       The Assignor [(a)] makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim and (ii) the financial condition of the Borrower, any of its Affiliates or any other obligor or the performance or observance by the Borrower, any of its Affiliates or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto[, and (b) represents and warrants that (i) it is an Affiliated Lender under and as defined in the Credit Agreement and (ii) except as previously disclosed in writing to the Administrative Agent and the Term Lenders, as of the date hereof, neither it nor the Sponsor has any material non-public information (“MNPI”) with respect to Holdings, any of its Subsidiaries or their respective securities that has not been disclosed to the Assignee, the Administrative Agent and the Lenders (other than those Lenders that do not wish to receive MNPI with respect to Holdings, any of its Subsidiaries or their respective securities) prior to the Effective Date to the extent such information could reasonably be expected to have a material effect upon, or otherwise be material, to Assignor’s decision to assign its Term Loans to such Affiliated Lender.](12).

(12)                            Include if Assignor will be an Affiliated Lender.

3.                                       The Assignee represents and warrants that [(a)] it is legally authorized to enter into this Assignment and Assumption[, (b) it is an Affiliated Lender under and as defined in the Credit Agreement, (c) as of the date hereof, neither such Assignee nor the Sponsor to which the Assignee is an Affiliate, has any MNPI with respect to Holdings, any of its Subsidiaries or their respective securities that has not been disclosed to the Assignor, the Administrative Agent and the Lenders (other than those Lenders that do not wish to receive MNPI with respect to Holdings, any of its Subsidiaries or their respective securities) prior to the Effective Date, to the extent that such information could reasonably be expected to have a material effect upon, or otherwise be material to Assignee’s decision to purchase and assume the Assignor’s rights and obligations under the Credit Agreement with respect to those Term Loans contained in the Credit Agreement as are set forth on Schedule I hereto and (d) after giving affect to its purchase and assumption of the Assigned Interest, the aggregate principal amount of all Loans held by Affiliated Lenders will not exceed 20% of the aggregate principal amount of all Loans and Commitments outstanding under the Credit Agreement.] (13)

4.                                       The Assignee (a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 6.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption; (b) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (c) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (d) agrees that it will be bound by the provisions of the Credit Agreement including, without limitation, Section 10.07(j)(iv), and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including its obligations pursuant to Sections 10.07(j) or 10.15 of the Credit Agreement.

5.                                       The effective date of this Assignment and Assumption shall be the Effective Date of Assignment described in Schedule I hereto (the “Effective Date”).  Following the execution of this Assignment and Assumption, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

6.                                       Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date.

(13)                            Include if Assignee will be an Affiliated Lender.

7.                                       From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Lender under the Credit Agreement and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Credit Agreement.

8.                                       This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York (without regard to conflicts of law principles except as set forth in Section 5-1401 and 5-1402 of the New York General Obligations Law).

9.                                       This Assignment and Assumption may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery by telecopier of an executed counterpart of a signature page to this Assignment and Assumption shall be effective as delivery of an original executed counterpart of this Assignment and Assumption.  The Administrative Agent may also require that any such documents and signatures delivered by telecopier be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed by their respective duly authorized officers as of the Effective Date set forth on Schedule I hereto.

Acknowledged by and Accepted for Recordation in the Register:	Acknowledged by:

CITICORP NORTH AMERICA, INC., as Administrative Agent	CLUBCORP CLUB OPERATIONS, INC.

By:	By:
Name:	Name:
Title:	Title: